PRIVILEGED AND CONFIDENTIAL

SIDLEY DRAFT 8/31/23

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AVID TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2023

[       ], 2023

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders (as may be postponed or adjourned from time to time, the “special meeting”) of Avid Technology, Inc., a Delaware corporation (“Avid”), which will be held on [       ], 2023 at [       ] Eastern Time at [       ]. The purpose of the special meeting is to consider and vote on proposals relating to the proposed acquisition of Avid by Artisan Bidco, Inc., a Delaware corporation (“Parent”), for $27.05 per share of Avid common stock, par value $0.01 per share (“Avid common stock”) in cash, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement (as defined below). Parent is an affiliate of STG Partners, LLC, a private equity firm focused on fueling innovative software, data and analytics market leaders in the mid-market. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares by mail, by telephone or through the Internet following the procedures outlined below.

On August 9, 2023, Avid entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”) with Parent and Artisan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing that, on the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Avid (the “merger”), whereupon Avid will continue as the surviving corporation and a wholly-owned subsidiary of Parent. At the special meeting, Avid will ask you to adopt the merger agreement and approve other proposals related to the merger.

At the effective time of the merger (the “effective time”), each share of Avid common stock issued and outstanding immediately prior to the effective time (other than shares of Avid common stock that are (i) held in treasury by Avid, (ii) owned of record by Avid or any Avid subsidiary, (iii) owned of record by Parent, Merger Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) held by stockholders who are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law concerning the right of stockholders to require appraisal of their shares of Avid common stock) will be cancelled and automatically converted into the right to receive $27.05 per share in cash, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement, including the annexes attached to it and the documents and information incorporated by reference in it. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

Avid’s board of directors (the “Board”) carefully reviewed and considered numerous factors, as more fully described in the proxy statement, including the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) determined and declared that the merger agreement and the consummation by Avid of the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Avid and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and, subject to the adoption of the merger agreement by Avid stockholders, the consummation by Avid of the transactions contemplated by the merger agreement, including the merger, (iii) directed that a proposal to adopt the merger agreement be submitted to a vote at a special meeting of Avid stockholders and (iv) upon the terms and subject to the conditions set forth in the merger agreement, resolved to recommend that Avid stockholders adopt the merger agreement and vote “FOR” the other proposals described in the accompanying proxy statement. Accordingly, the Board has unanimously recommended a vote “FOR” the proposal to adopt the merger agreement and the other proposals related to the merger described in the accompanying proxy statement.

Your vote is very important. Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement and the other proposals related to the merger described in the accompanying proxy statement are important, regardless of the number of shares that you own, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting. The failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Even if you plan to attend the special meeting, after reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as voting against the adoption of the merger agreement.

If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from such bank, broker, trust or other nominee to vote your shares. Your bank, broker, trust or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, which will have the same effect as voting against the adoption of the merger agreement.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Jeff Rosica Chief Executive Officer and President

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [       ], 2023, and, together with the enclosed form of proxy card, is first being mailed to Avid stockholders on or about [       ], 2023.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2023

AVID TECHNOLOGY, INC.

75 Blue Sky Drive
Burlington, Massachusetts 01803

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [       ], 2023

To the stockholders of Avid Technology, Inc.:

A special meeting (as may be postponed or adjourned from time to time, the “special meeting”) of stockholders of Avid Technology, Inc. (“Avid”) will be held on [       ], 2023 at [       ] Eastern Time at [       ], for the following purposes:

1.	To consider and vote on a proposal (the “Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger, dated as of August 9, 2023 (as may be amended from time to time, the “merger agreement”), by and among Avid, Artisan Bidco, Inc., a Delaware corporation (“Parent”), and Artisan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”);

2.	To consider and vote on a proposal (the “Non-Binding Compensation Advisory Proposal”) to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Avid’s named executive officers that is based on, or otherwise relates to, the merger of Merger Sub with and into Avid, as contemplated by the merger agreement (the “merger”); and

3.	To consider and vote on a proposal (the “Adjournment Proposal”) to adjourn the special meeting from time to time to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Stockholders of record at the close of business on [       ], 2023 are entitled to notice of, and to vote at, the special meeting.

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

Avid’s board of directors (the “Board”) unanimously recommends that at the special meeting you vote “FOR” the Merger Agreement Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please fill in your vote and sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are a stockholder of record voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting. If your shares are held in “street name” through a bank, broker, trust or other nominee, you should instruct your bank, broker, trust or other nominee on how to vote your shares in accordance with the voting instructions furnished by your bank, broker, trust or other nominee as soon as possible. Your bank, broker, trust or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, which will have the same effect as voting against the adoption of the merger agreement. Your proxy is being solicited by the Board.

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of the accompanying proxy statement or the enclosed proxy card or voting instructions, please call Avid’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8772.

If you fail to return your proxy, vote by telephone or through the Internet or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

By Order of the Board

Alessandra Melloni Corporate Secretary

Burlington, Massachusetts
[       ], 2023

Please Vote—Your Vote is Very Important

TABLE OF CONTENTS

i

ii

Annex A – Agreement and Plan of Merger

Annex B – Opinion of Goldman Sachs & Co. LLC

Annex C – Voting Agreement

iii

SUMMARY TERM SHEET

This summary term sheet highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. Accordingly, you are encouraged to read this proxy statement carefully and in its entirety, including the annexes attached to this proxy statement and the documents and information incorporated by reference in this proxy statement for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Avid Technology, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 121. This proxy statement is dated [       ], 2023 and is first being mailed to Avid stockholders on or about [       ], 2023.

Introduction

On August 9, 2023, Avid Technology, Inc., a Delaware corporation (“Avid”) agreed to be acquired by an affiliate of STG Partners, LLC (“STG”). STG is a private equity firm focused on fueling innovative software, data and analytics market leaders in the mid-market. If the merger (as defined below) is completed, each outstanding share of Avid common stock will be converted into the right to receive an amount in cash equal to $27.05 per share (without interest and subject to any applicable withholding taxes).

The Parties

Avid develops, markets, sells and supports software and integrated solutions for video and audio content creation, management and distribution. Avid is a leading technology provider that powers the media and entertainment industry. Avid does this by providing an open and efficient platform for digital media, along with a comprehensive set of creative software tools and workflow solutions. Its solutions are used in production and post-production facilities; film studios; network, affiliate, independent and cable television stations; recording studios; live-sound performance venues; advertising agencies; government and educational institutions; corporate communications departments; and by independent video and audio creative professionals, as well as aspiring professionals. Projects produced using Avid’s tools, platform and ecosystem include feature films, television programming, live events, news broadcasts, sports productions, commercials, music, video and other digital media content. With over one million creative users and thousands of enterprise clients relying on its technology platforms and solutions around the world, Avid enables the industry to thrive in today’s connected media and entertainment world. Avid’s principal executive offices are located at 75 Blue Sky Drive, Burlington, Massachusetts 01803, and its telephone number is (978) 640-6789.

Artisan Bidco, Inc., a Delaware corporation (“Parent”), is an affiliate of STG and was formed on August 4, 2023, solely for the purpose of serving as the holding company for Avid upon completion of the merger (as defined below) and engaging in the transactions contemplated by the merger agreement (as defined below). Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities undertaken in connection with Parent’s proposed acquisition of Avid and other transactions contemplated by the merger agreement. Parent’s principal executive offices are located at c/o STG Partners, LLC, 1300 El Camino Real, Suite 300, Menlo Park, California 94025, and its telephone number is (650) 935-9500.

Artisan Merger Sub, Inc., a Delaware corporation (“Merger Sub”), is a wholly-owned subsidiary of Parent and was formed on August 4, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of Avid. Upon completion of the merger, Merger Sub will merge with and into Avid, and Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o STG Partners, LLC, 1300 El Camino Real, Suite 300, Menlo Park, California 94025, and its telephone number is (650) 935-9500.

See the section of this proxy statement entitled “Parties to the Merger” beginning on page 21 for more information.

The Merger

On August 9, 2023, Avid entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”) with Parent and Merger Sub, providing that, on the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Avid (the “merger”), whereupon Avid will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the effective time of the merger (the “effective time”): (i) Merger Sub will merge with and into Avid; (ii) the separate corporate existence of Merger Sub will cease; and (iii) Avid will continue as the surviving corporation of the merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, the term “surviving corporation” is used to refer to Avid as the surviving corporation following the merger.

The effective time will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Avid, Parent, and Merger Sub may agree and specify in the certificate of merger).

If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger. At the effective time, each share of Avid common stock issued and outstanding immediately prior to the effective time (other than shares of Avid common stock that are (i) held in treasury by Avid, (ii) owned of record by Avid or any Avid subsidiary, (iii) owned of record by Parent, Merger Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) held by stockholders who are entitled to appraisal rights under Section 262 of DGCL concerning the right of stockholders to require appraisal of their shares of Avid common stock) will be cancelled and will be automatically converted into the right to receive $27.05 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.

As a result of the merger, Avid will cease to be a publicly-traded company, and shares of Avid common stock will no longer be listed or traded on Nasdaq or any other public market. In addition, the registration of shares of Avid common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

See the section of this proxy statement entitled “The Merger” beginning on page 30 for more information.

The Special Meeting

The special meeting of Avid stockholders will be held on [       ], 2023 at [       ] Eastern Time at [       ], for the following purposes:

1.	To consider and vote on a proposal (the “Merger Agreement Proposal”) to adopt the merger agreement;

2.	To consider and vote on a proposal (the “Non-Binding Compensation Advisory Proposal”) to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Avid’s named executive officers that is based on, or otherwise relates to, the merger; and

3.	To consider and vote on a proposal (the “Adjournment Proposal”) to adjourn the special meeting from time to time to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

See the section of this proxy statement entitled “The Special Meeting” beginning on page 22 for more information on the special meeting, including how to vote your shares of Avid common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement

Each holder of record of shares of Avid common stock as of the close of business on [       ], 2023, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Avid common stock that you owned on the record date for the special meeting. As of the record date for the special meeting, there were [       ] shares of Avid common stock issued and outstanding and entitled to vote at the special meeting. The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting.

The presence at the special meeting, in person or by proxy, of the holders of [       ] shares of Avid common stock (a majority of the shares of Avid common stock issued and outstanding as of the record date for the special meeting) constitutes a quorum for the special meeting.

See the sections of this proxy statement entitled “The Special Meeting--Record Date and Quorum” and “The Special Meeting--Vote Required for Approval; Abstentions” beginning on page 22 and page 23, respectively, for more information.

How to Vote

Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which voting options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on [       ], 2023, the day before the special meeting.

If you wish to vote at the special meeting in person and your shares are held in the name of a bank, broker, trust or other nominee, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other nominee authorizing you to vote at the special meeting. Under applicable stock exchange rules, banks, brokers, trusts or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are all non-routine matters, and banks, brokers, trusts and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker, trust or other nominee on how you wish to vote your shares.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Avid common stock will be mailed to those stockholders who hold certificated shares if the merger is completed.

If you have any questions about how to vote or direct a vote in respect of your shares of Avid common stock, you may contact Avid’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8772.

See the section of this proxy statement entitled “The Special Meeting—How to Vote” beginning on page 24 for more information.

The Board’s Reasons for Recommending the Adoption of the Merger Agreement

Avid’s board of directors (the “Board”) carefully reviewed and considered numerous factors, including the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Avid and its stockholders, and approved and declared advisable the execution, delivery and performance of the merger agreement and, subject to receiving Avid stockholder approval, the consummation by Avid of the transactions contemplated by the merger agreement, including the merger. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Avid’s named executive officers that is based on, or otherwise relates to, the merger and “FOR” the proposal to adjourn the special meeting from time to time to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

See the section of this proxy statement entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 49 for more information.

Opinion of Avid’s Financial Advisor

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its oral opinion to the Board, subsequently confirmed in writing, that, as of August 9, 2023, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to Avid stockholders pursuant to the merger agreement was fair from a financial point of view to such Avid stockholders.

The full text of the written opinion of Goldman Sachs, dated August 9, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement. The summary of Goldman Sachs’ opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transactions contemplated by the merger agreement. Goldman Sachs’ opinion is not a recommendation as to how any Avid stockholder should vote with respect to the Merger Agreement Proposal or any other matter. Pursuant to an engagement letter between Avid and Goldman Sachs, Avid has agreed to pay Goldman Sachs a transaction fee of approximately $20,000,000, payment of which is contingent upon consummation of the merger.

See the section of this proxy statement entitled “The Merger—Opinion of Avid’s Financial Advisor” beginning on page 59 for more information.

Market Price and Dividend Data

Shares of Avid common stock are listed on Nasdaq and trade under the symbol “AVID.” On May 23, 2023, the last trading day prior to the release of initial media reports that Avid may be exploring a sale, the closing price for Avid common stock was $20.47 per share. On August 2, 2023, the last trading day prior to the release of subsequent media reports that Avid may be exploring a sale, the closing price for Avid common stock was $23.08 per share. On [       ], 2023, the latest practicable trading day before the filing of this proxy statement, the closing price for Avid common stock was $[       ] per share.

See the section of this proxy statement entitled “Market Price and Dividend Data” beginning on page 114 for more information.

Voting Agreement

In connection with the execution of the merger agreement, Impactive Capital LLC, Impactive Capital GP LLC, Impactive Capital LP, Lauren Taylor Wolfe and Christian Asmar (collectively, the “Impactive Capital stockholders” and each an “Impactive Capital stockholder”) entered into a voting agreement with Avid and Parent. Subject to its terms, the voting agreement obligates the Impactive Capital stockholders to, among other things, vote shares subject to the voting agreement and owned by the Impactive Capital stockholders in favor of the adoption of the merger agreement and, subject to certain exceptions, not transfer any shares of Avid common stock prior to the termination of the voting agreement.

The voting agreement terminates and expires upon the earliest of: (i) the termination of the merger agreement; (ii) the effective time; (iii) any amendment, modification or supplement to the merger agreement that has, or could have, certain enumerated effects; (iv) a change of Avid recommendation (as defined in the section of this proxy statement entitled “Summary Term Sheet—Termination of the Merger Agreement—Parent Termination Rights”); and (v) with respect to any Impactive Capital stockholder, the termination of the voting agreement by written agreement of each of Parent, Avid and such Impactive Capital stockholder.

See the section of this proxy statement entitled “The Voting Agreement” beginning on page 117 for more information.

Consequences if the Merger is Not Completed

If the proposal to adopt the merger agreement does not receive the required approval from Avid stockholders or if the merger is not completed for any other reason holders of shares of Avid common stock will not receive any consideration from Parent or Merger Sub for their shares of Avid common stock. Instead, Avid will remain a publicly-traded company, and Avid common stock will continue to be listed and traded on Nasdaq. In addition, if the merger agreement is terminated under specified circumstances, Avid will be obligated to pay Parent a termination fee of $39,800,000 (the “Avid termination fee”). Upon termination of the merger agreement under certain other specified circumstances, Parent will be obligated to pay Avid a termination fee of $84,500,000 (the “Parent termination fee”).

See the section of this proxy statement entitled “The Merger—Consequences if the Merger is Not Completed” beginning on page 70 for more information.

Treatment of Outstanding Equity Awards

Pursuant to the terms of the merger agreement:

●	At the effective time, each outstanding restricted stock unit (“RSU”) award, including each award of performance-based RSUs, that is vested at the effective time (but not yet settled) or that vests as a result of the consummation of the transactions contemplated by the merger agreement (each, a “vested RSU award”) will be cancelled and, in exchange therefor, each holder of any such cancelled vested RSU award will be solely entitled to receive, in consideration of the cancellation of such vested RSU award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the number of RSUs subject to such vested RSU award immediately prior to the effective time multiplied by (ii) the merger consideration (less any required tax withholdings in accordance with the terms of the merger agreement).

●	At the effective time, each outstanding RSU that is not a vested RSU award (each, an “unvested RSU award”) will automatically be cancelled and converted solely into the contingent right to receive from Parent or the surviving corporation a payment in cash (without interest) equal to the product of (i) the number of RSUs subject to such unvested RSU awards immediately prior to the effective time multiplied by (ii) the merger consideration (each, a “converted cash award”) (less any required tax withholdings in accordance with the terms of the merger agreement). Each such converted cash award assumed and converted pursuant to the terms of the merger agreement will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding RSU immediately prior to the effective time, with payment forfeited to the extent vesting is not satisfied. However, in the event that Parent or any of its affiliates (including the surviving corporation) terminates the employment or service of the holder of a converted cash award without “cause” (as defined in the section of this proxy statement entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans”), the unvested portion of the holder’s converted cash award will become vested upon such termination and, with respect to unvested RSU awards with a performance-based vesting schedule, the vesting of such awards will be determined based on the current vesting schedules and performance conditions, except that the “ending Company stock price” (for purposes of determining Avid’s total shareholder return) will be equal to $27.05. Parent will pay any portion of a converted cash award that vests to the applicable holder as promptly as practicable following the date on which such portion vests, but in any event within two payroll periods following the date on which the converted cash award vested.

The merger agreement provides that as of the effective time, the Avid Technology, Inc. 2014 Stock Incentive Plan, as amended (the “Avid stock plan”), will terminate, and no further rights with respect to shares of Avid common stock or any other awards will be granted thereunder. The merger agreement also provides that immediately prior to and effective as of the effective time, Avid will terminate the Avid Technology, Inc. Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended (the “Avid stock purchase plan”).

See the section of this proxy statement entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans” beginning on page 81 for more information.

Interests of Directors and Executive Officers in the Merger

In considering the recommendations of the Board with respect to the merger, Avid stockholders should be aware that the directors and executive officers of Avid have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Avid stockholders generally. The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, approving the merger agreement and the transactions contemplated thereby, and in making its recommendation that Avid stockholders vote “FOR” the Merger Agreement Proposal.

See the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 64 for more information.

Conditions to the Merger

The respective obligations of each of Avid, Parent and Merger Sub to effect the merger are subject to the satisfaction (or to the extent permitted by law, mutual waiver by both Avid and Parent) at or prior to the effective time of each of the following conditions:

●	the Avid stockholder approval having been obtained;

●	the waiting period (and any extensions thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) having expired or been terminated and approval by the German Federal Cartel Office and any waivers, consents, agreements or approvals applicable under any investment screening law set forth in the Company disclosure letter (as defined below) having been obtained or the applicable waiting period having expired or been terminated; and

●	no governmental entity of competent jurisdiction having issued or entered any order, injunction or decree and no law (other than any antitrust law or investment screening law) having been enforced, enacted, entered or deemed applicable to the merger, in each case that is in effect and prohibits, enjoins or otherwise prevents the consummation of the merger.

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of each of the following additional conditions, any of which may be waived by Parent:

●	the accuracy of Avid’s representations and warranties contained in the merger agreement, subject to applicable materiality and other qualifiers, as of the closing date of the merger or the date in respect of which such representation or warranty was specifically made;

●	Avid having performed or complied in all material respects with all obligations and covenants required by the merger agreement to be performed or complied with by Avid on or before the closing date;

●	no Company material adverse effect (as defined below) having occurred after the date of the merger agreement that is continuing as of the closing date; and

●	Parent having received a certificate signed on behalf of Avid by an executive officer of Avid as to the satisfaction of the conditions described above.

The obligations of Avid to effect the merger are also subject to the satisfaction or waiver by Avid at or prior to the effective time of each of the following additional conditions, any of which may be waived by Avid:

●	the accuracy of Parent’s and Merger Sub’s representations and warranties contained in the merger agreement, subject to applicable materiality and other qualifiers, as of the closing date of the merger or the date in respect of which such representation or warranty was specifically made;

●	each of Parent and Merger Sub having performed or complied in all material respects with all obligations and covenants required by the merger agreement to be performed or complied with by Parent and Merger Sub, respectively, on or before the closing date; and

●	Avid having received a certificate signed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub as to the satisfaction of the conditions described above.

See the section of this proxy statement entitled “The Agreement and Plan of Merger—Conditions to the Merger” beginning on page 102 for more information.

Regulatory Approvals

Under the merger agreement, the respective obligations of Avid, Parent and Merger Sub to complete the merger are subject to, among other things, (i) the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and approval by the German Federal Cartel Office, (ii) the receipt of certain consents or approvals under applicable investment screening laws (or the expiration or termination of any applicable waiting period thereunder) and (iii) the absence of any order or law (other than any antitrust law or investment screening law) prohibiting, making illegal, voiding, enjoining or otherwise preventing the consummation of the merger.

See the section of this proxy statement entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 76 for more information.

Financing of the Merger

Avid anticipates that the total funds needed to complete the merger, including the funds needed to pay Avid stockholders and holders of RSU awards the amounts due to them under the merger agreement, the funds needed to pay all transaction costs and expenses and the funds needed to repay or refinance indebtedness required in connection with the transactions contemplated by the merger agreement, will be approximately $[       ] billion based upon the number of shares of Avid common stock and RSU awards outstanding as of [       ], 2023, and will be funded through a combination of up to $660,000,000 of debt financing and up to $960,990,025.55 of equity financing. See the section of this proxy statement entitled “Financing of the Merger” beginning on page 71 for more information.

Limited Guarantee

To induce Avid to enter into the merger agreement, STG VII, L.P., STG VII-A, L.P., STG VII Executive Fund, L.P. and STG AV, L.P. (together, the “guarantors”) executed a limited guaranty, dated as of August 9, 2023, in favor of Avid (the “limited guarantee”). Under the limited guarantee, subject to the limitations described therein, each guarantor has guaranteed its respective portion of the following based on its pro rata percentage of the guaranteed obligations, as set forth in the limited guarantee: the due, punctual and full performance and discharge of payment to Avid of the Parent termination fee, if, as and when it becomes payable under the merger agreement, certain reimbursement and indemnification obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement, damages for a willful breach by Parent or Merger Sub and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) paid or incurred by Avid in enforcing its rights against the guarantors under the limited guarantee; provided, however, that the obligations of the guarantors are subject to an aggregate cap on all monetary damages to which Parent and its related parties are exposed (other than pursuant to the confidentiality agreement) equal to the Parent termination fee as described in the section of this proxy statement entitled “The Agreement and Plan of Merger – Expenses; Termination Fees” beginning on page 106.

See the section of this proxy statement entitled “The Agreement and Plan of Merger—Limited Guarantee” beginning on page 100 for more information.

Restrictions on Solicitation of Competing Proposals

Until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, Avid has agreed that it will not, and will cause its and the Avid subsidiaries’ directors, officers, legal and financial advisors not to, and will direct and use its reasonable best efforts to cause the other representatives of Avid not to:

●	initiate, solicit, knowingly encourage or knowingly facilitate the submission of any competing proposal;

●	furnish any non-public information regarding Avid or any of the Avid subsidiaries to any third person in connection with or in response to a competing proposal made, or reasonably expected to be made, by such third person;

●	participate in, engage in, or knowingly facilitate any discussions or negotiations with any third person with respect to any competing proposal made, or reasonably expected to be made, by such third person;

●	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, a competing proposal; or

●	enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to a competing proposal, other than, in each case, an acceptable confidentiality agreement (as defined below).

Notwithstanding anything to the contrary, if, at any time after the date of the merger agreement and prior to the earlier of obtaining the Avid stockholder approval or the termination of the merger agreement in accordance with its terms, if Avid receives a written competing proposal that did not result from a material breach of the non-solicitation provisions described above and the Board determines in good faith that such proposal is or could reasonably be expected to lead to a superior proposal, then Avid can engage in discussions and negotiations with a person with respect to such competing proposal.

See the section of this proxy statement entitled “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” beginning on page 91 for more information.

Termination of the Merger Agreement

Termination Rights Exercisable by Either Parent or Avid

The merger agreement may be terminated at any time prior to the effective time by ether Parent or Avid:

●	by mutual written consent of Parent and Avid;

●	if the Merger is not consummated on or before 11:59 p.m. (California time) on February 9, 2024 (the “outside date”) but, if all of the conditions to closing, other than the conditions as described in the second and third bullet points in the section of this proxy statement entitled “The Agreement and Plan of Merger — Conditions to the Merger — Conditions to Each Party’s Obligations” have been satisfied or are capable of being satisfied at such time, the outside date will automatically extend to 11:59 p.m. (California time) on May 9, 2024. Parent or Avid, as the case may be, is not be permitted to terminate the merger agreement under the circumstances described in this bullet point if the material breach by Parent or Merger Sub (in the case of termination by Parent) or Avid (in the case of termination by Avid) of any of its representations, warranties, covenants or obligations contained in the merger agreement materially contributed to the failure to consummate the merger by such date;

●	if Avid did not obtain the Avid stockholder approval upon a vote taken at the stockholder meeting, including any adjournments or postponements thereof. However, the right to terminate the merger agreement pursuant to this bullet point will not be available to Avid if its action or failure to act (which action or failure to act constitutes a breach by Avid of the merger agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Avid stockholder approval; or

●	if any governmental entity of competent jurisdiction issues or enters any order, injunction or decree or any law (other than with respect to antitrust laws or investment screening laws) is enforced, enacted, entered or deemed applicable to the merger, in each case that is in effect and prohibits, enjoins or otherwise prevents the consummation of the merger, and such order or law becomes final and non-appealable. However, the right to terminate the merger agreement under the circumstances described in this bullet point will not be available to any party that has failed in any material respect to comply with its obligations to use reasonable best efforts to consummate the transactions contemplated by the merger agreement before asserting the right to terminate under the circumstances described in this bullet point.

See the section of this proxy statement entitled “The Agreement and Plan of Merger—Termination Rights Exercisable by Avid and Parent” beginning on page 104 for more information.

Avid Termination Rights

Avid may terminate the merger agreement:

●	at any time prior to obtaining the Avid stockholder approval, if (i) the Board (or a committee thereof) has determined that Avid has received a superior proposal, (ii) the Board (or a committee thereof) has authorized Avid to enter immediately upon termination of the merger agreement into a definitive agreement to consummate the superior proposal, (iii) Avid has complied in all material respects with its applicable obligations in the merger agreement in respect of such superior proposal and (iv) Avid pays, or causes to be paid, the Avid termination fee;

●	at any time prior to the effective time, if: (i) Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, which breach or failure to perform would give rise to the failure of an applicable condition to the merger described above to be satisfied, (ii) Avid has delivered to Parent written notice of such breach or failure to perform and (iii) either such breach or failure to perform is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform has not been cured prior to the expiration of such 30 day period. However, Avid is not permitted to terminate the merger agreement under the circumstances described in this bullet point if Avid has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, such that an applicable condition to the merger described above would not be satisfied; or

●	at any time prior to the effective time, if (i) all of the applicable conditions to the merger described above (other than those conditions that by their nature are only capable of being satisfied on the closing date, each of which is capable of being satisfied if the closing were on the date of such termination, or that have failed to be satisfied as a result of Parent’s or Merger Sub’s material breach or failure to perform any of their respective representations, warranties, covenants or agreements contained in the merger agreement) have been satisfied or waived, (ii) Avid has notified Parent in writing at least three business days prior to such termination stating that Avid is ready, willing and able to consummate the closing and (iii) Parent and Merger Sub have failed to consummate the closing by the end of such three business day period.

See the section of this proxy statement entitled “The Agreement and Plan of Merger—Termination Rights Exercisable by Avid” beginning on page 104 for more information.

Parent Termination Rights

Parent may terminate the merger agreement:

●	at any time prior to obtaining the Avid stockholder approval, if (i) the Board or any committee thereof (a) adopts, authorizes, approves or recommends any competing proposal or (b) withholds, withdraws, qualifies, modifies or amends, or publicly proposes to withhold, withdraw, amend, qualify or modify, in a manner adverse to Parent, the Board’s recommendation that Avid stockholders adopt the merger agreement (the “Avid recommendation”) or fails to include the Avid recommendation in this proxy statement (and it will be considered a modification adverse to Parent if (1) any competing proposal structured as a tender or exchange offer is commenced and the Board fails to publicly recommend against acceptance of such tender or exchange offer by the stockholders of avid within ten business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any competing proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Board fails to issue a public press release within ten business days following such public announcement providing that the Board reaffirms the Avid recommendation (provided that the Board will not be required to make any reaffirmation more than one time with respect to any competing proposal unless there has been a publicly disclosed change to the terms and conditions of such competing proposal in any material respect (it being understood that any change in the consideration thereof will be deemed such a modification in any material respect)) (any which action set forth in the foregoing clause (a) or (b), a “change of Avid recommendation”) or (ii) there has been a willful breach by Avid of the non-solicitation provisions under the merger agreement and such breach involved a director or named executive officer of Avid and had material consequences; or

●	at any time prior to the effective time, if: (i) Avid breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, which breach or failure to perform would give rise to the failure of an applicable condition to the merger described above to be satisfied, (ii) Parent has delivered to Avid written notice of such breach or failure to perform and (iii) either such breach or failure to perform is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to Avid and such breach or failure to perform has not been cured prior to the expiration of such 30-day period. However, Parent is not permitted to terminate the merger agreement under the circumstances described in this bullet point if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, such that an applicable condition to the merger described above would not be satisfied.

See the section of this proxy statement entitled “The Agreement and Plan of Merger—Termination Rights Exercisable by Parent” beginning on page 105 for more information.

Termination Fees

Upon termination of the merger agreement under specified circumstances, Avid will be obligated to pay Parent the Avid termination fee of $39,800,000. Upon termination of the merger agreement under certain other specified circumstances, Parent will be obligated to pay Avid the Parent termination fee of $84,500,000. See the section of this proxy statement entitled “The Agreement and Plan of Merger—Expenses; Termination Fees” beginning on page 106 for more information.

Appraisal Rights

Under Delaware law, holders of shares of Avid common stock are entitled to appraisal rights in connection with the merger, provided that such holders satisfy all of the conditions set forth in Section 262 of the DGCL. A holder of Avid common stock who properly seeks appraisal and complies with the applicable requirements under Delaware law, and does not thereafter lose his, her or its right to, or properly withdraw his, her or its demand for, appraisal rights will forego the merger consideration and instead receive a cash payment equal to the fair value of his, her or its shares of Avid common stock in connection with the merger. Fair value will be determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) following an appraisal proceeding. Dissenting stockholders will not know the appraised fair value at the time such holders must elect whether to seek appraisal. The ultimate amount dissenting stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the merger agreement.

To seek appraisal, an Avid stockholder of record must deliver a written demand for appraisal to Avid before the vote on the merger agreement at the special meeting, not vote in favor of the proposal to adopt the merger agreement, continuously hold the shares of Avid common stock through the effective time, not withdraw their demand for appraisal or otherwise lose their rights to appraisal and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under Delaware law may result in the loss of appraisal rights. Pursuant to Section 262 of the DGCL, assuming that immediately prior to the merger shares of Avid common stock continue to be listed on Nasdaq, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal rights exceeds 1% of the outstanding shares of Avid common stock eligible for appraisal or (ii) the value of the merger consideration provided in the merger for such total number of shares exceeds $1,000,000.

See the section of this proxy statement entitled “Appraisal Rights” beginning on page 109 for more information.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash in exchange for shares of Avid common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined below) who receives cash in exchange for shares of Avid common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Avid common stock (that is, shares acquired for the same cost in a single transaction). See the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 73 for more information, and you should consult your tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Where You Can Find More Information

You can find more information about Avid in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”), including the documents incorporated by reference in this proxy statement, without charge through the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of Avid stockholders and the merger. These questions and answers do not address all questions that may be important to you as an Avid stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 121.

Q:	Why am I receiving this proxy statement?

A:	On August 9, 2023, Avid entered into the merger agreement with Parent and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other proposals related to the merger described in this proxy statement.

Q:	As a stockholder, what will I receive in the merger?

A:	At the effective time, each share of Avid common stock issued and outstanding immediately prior to the effective time (other than shares of Avid common stock that are (i) held in treasury by Avid, (ii) owned of record by Avid or any Avid subsidiary, (iii) owned of record by Parent, Merger Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) held by stockholders who are entitled to appraisal rights under Section 262 of the DGCL concerning the right of stockholders to require appraisal of their shares of Avid common stock) will be cancelled and automatically converted into the right to receive $27.05 per share in cash, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.

The receipt of cash in exchange for shares of Avid common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined below) who receives cash in exchange for shares of Avid common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Avid common stock (that is, shares acquired for the same cost in a single transaction). See the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 73 for more information, and you should consult your tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:	What will happen to outstanding Avid equity compensation awards in the merger?

A:	See the section of this proxy statement entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards and Equity Plans” beginning on page 81 for information regarding the treatment of outstanding Avid equity awards.

Q:	Where and when will the special meeting of stockholders be held?

A:	The special meeting of Avid stockholders will be held on [ ], 2023 at [ ] Eastern Time at [ ].

Q:	How do I attend the special meeting in person?

A:	If you wish to attend the special meeting, you may be asked to present valid photo identification. If you hold your shares of Avid common stock in “street name,” you will need to present a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date for the special meeting and check in at the registration desk at the special meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the special meeting without the approval of Avid.

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of Avid common stock as of the close of business on [ ], 2023, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Avid common stock that you held on the record date for the special meeting.

Q:	What proposals will be considered at the special meeting?

At the special meeting, you will be asked to consider and vote on:

●	Merger Agreement Proposal—a proposal to adopt the merger agreement;

●	Non-Binding Compensation Advisory Proposal—a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Avid’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger – Golden Parachute Compensation” beginning on page 68; and

●	Adjournment Proposal—a proposal to adjourn the special meeting from time to time to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	What vote is required to approve each of the proposals?

A:	The approval of the Merger Agreement Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting. Abstentions from voting and failures to vote will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the total number of votes cast on such matter at the special meeting. The vote is advisory only and, therefore, is not binding on Avid or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Avid stockholders and the merger is completed, the compensation that is based on, or otherwise relates to, the merger will be payable to Avid’s named executive officers even if the Non-Binding Compensation Advisory Proposal is not approved. Abstentions from voting and failures to vote will have no effect on the Non-Binding Compensation Advisory Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the total number of votes cast on such matter at the special meeting. Abstentions from voting and failures to vote will have no effect on the Adjournment Proposal. Additionally, if a quorum is not present at the special meeting, the special meeting may be adjourned to another place, date or time by the affirmative vote of the holders of a majority of the total number of votes cast by holders present in person or by proxy at the special meeting and entitled to vote at the special meeting. In this case, abstentions from voting and failures to vote will have no effect on the vote to adjourn the special meeting.

Q:	How does the Board recommend that I vote on the proposals?

A:	Upon careful consideration, including discussions with Avid’s management and Avid’s legal and financial advisors, the Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Avid and its stockholders, and has unanimously recommended that you vote “FOR” the Merger Agreement Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

See the section of this proxy statement entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 49 for a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of Avid’s directors and executive officers have interests that may be different from, or in addition to, the interests of Avid stockholders generally. See the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 64 for more information.

Q:	Do I need to attend the special meeting in person?

A:	No. It is not necessary for you to attend the special meeting in person in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:	How many shares need to be represented at the special meeting to constitute a quorum?

A:	The presence at the special meeting, in person or by proxy, of the holders of [ ] shares of Avid common stock (a majority of the shares of Avid common stock issued and outstanding as of the record date for the special meeting) constitutes a quorum for the special meeting. Each holder of record of shares of Avid common stock as of the close of business on [ ], 2023, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Avid common stock that you owned on the record date for the special meeting. If you sell or transfer your shares of Avid common stock after the record date for the special meeting but before the special meeting, you will transfer the right to receive merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of Avid common stock, but you will retain your right to vote those shares at the special meeting. As of the record date for the special meeting, there were [ ] shares of Avid common stock issued and outstanding.

If you are an Avid stockholder of record and you vote by mail, by telephone or through the Internet or in person at the special meeting, then your shares of Avid common stock will be counted as part of the quorum. If you are a “street name” holder of shares of Avid common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of Avid common stock held by stockholders of record that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned to another place, date or time by the affirmative vote of the holders of a majority of the total number of votes cast by holders present in person or by proxy at the special meeting and entitled to vote at the special meeting.

Q:	Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Avid’s named executive officers that is based on, or otherwise relates to, the merger?

A:	The SEC has adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to, certain corporate transactions, such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Avid is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Avid’s named executive officers in connection with the merger. See the section of this proxy statement entitled “Proposal 2: Non-Binding Compensation Advisory Proposal” beginning on page 28 for more information.

Q:	What will happen if Avid stockholders do not approve the Non-Binding Compensation Advisory Proposal?

A:	The vote to approve the Non-Binding Compensation Advisory Proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the Non-Binding Compensation Advisory Proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on Avid or Parent or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by Avid stockholders and the merger is completed, the compensation that is based on, or otherwise relates to, the merger will be payable to Avid’s named executive officers even if this proposal is not approved.

Q:	What do stockholders need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes attached to this proxy statement and the documents and information incorporated by reference into this proxy statement, please vote your shares of Avid common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Avid common stock that you owned on the record date for the special meeting.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote by:

●	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

●	submitting your proxy by using the telephone number printed on each proxy card you receive;

●	submitting your proxy through the Internet by following the voting instructions printed on each proxy card you receive; or

●	by attending the special meeting in person and voting (your attendance at the special meeting will not, by itself, constitute a vote or submission of your proxy).

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting at the special meeting in person. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your shares of Avid common stock are represented at the special meeting.

If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the Merger Agreement Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

If you wish to vote at the special meeting in person and your shares are held for you in “street name” by a bank, broker, trust or other nominee, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other nominee authorizing you to vote at the special meeting.

Q:	If my shares are held for me in “street name” by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals without my direction?

A:	No. If your shares of Avid common stock are held in “street name,” you are not the “stockholder of record” of such shares. If this is the case, this proxy statement has been forwarded to you by your bank, broker, trust or other nominee. You, as the beneficial holder, generally have the right to direct your bank, broker, trust or other nominee as to how to vote your shares of Avid common stock. Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Avid common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. If you are a “street name” holder of shares of Avid common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:	Your bank, broker, trust or other nominee will NOT be able to vote your shares of Avid common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers, trusts or other nominees have the discretion to vote your shares of Avid common stock on routine matters if you fail to instruct your bank, broker, trust or other nominee on how to vote your shares of Avid common stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers, trusts and other nominees cannot vote on these proposals without your instructions. It is important that you instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. Because the Merger Agreement Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Furthermore, if you fail to provide your nominee with any voting instructions, your shares will not be included in the calculation of the number of shares of Avid common stock present at the special meeting for purposes of determining whether a quorum is present. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options. You are invited to attend the special meeting even if you are not a stockholder of record. However, if you are not a stockholder of record, you may not vote your shares at the special meeting in person unless you obtain a legal proxy, executed in your favor, from such bank, broker, trust or other nominee authorizing you to vote at the special meeting.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:	Yes. You may revoke your proxy or change your vote at any time before your shares are voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by delivering a signed written notice of revocation stating that your proxy is revoked and bearing a date later than the date of your proxy to Avid’s Corporate Secretary at Avid Technology, Inc., 75 Blue Sky Drive, Burlington, Massachusetts 01803. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Avid common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting in person and voting. However, simply attending the special meeting without voting will not revoke or change your proxy; you must vote in person at the special meeting. “Street name” holders of shares of Avid common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being voted at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it means that you hold shares of Avid common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of Avid common stock are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:	What happens if I sell or otherwise transfer my shares of Avid common stock after the record date for the special meeting but before the special meeting? What happens if I sell or otherwise transfer my shares of Avid common stock after the special meeting but before the effective time?

A:	The record date for the special meeting is earlier than the date of the special meeting and earlier than the expected date of the merger. If you own shares of Avid common stock as of the close of business on the record date for the special meeting, but transfer your shares prior to the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger. If you sell or transfer your shares of Avid common stock after the special meeting but before the effective time, the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time. In order to receive the merger consideration, you must hold your shares of Avid common stock through the completion of the merger.

Even if you sell or otherwise transfer your shares of Avid common stock after the record date for the special meeting, Avid encourages you to sign, date and return the enclosed proxy or submit your proxy to vote via the Internet or by telephone, or, if your shares are held in “street name” through a bank, broker, trust or other nominee, instruct your bank, broker, trust or other nominee on how to vote your shares using the instructions provided by your bank, broker, trust or other nominee.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:	Yes. Under Delaware law, holders of shares of Avid common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL, which are summarized in this proxy statement. In order to exercise your appraisal rights under Section 262 of the DGCL, if the merger is effected, you must (i) properly submit a written demand to Avid prior to the stockholder vote on the adoption of the merger agreement, (ii) not vote in favor of the adoption of the merger agreement, (iii) continue to hold your shares of Avid common stock through the effective time and (iv) not thereafter withdraw your demand for appraisal of such shares or otherwise lose your appraisal rights, in each case, in accordance with the DGCL. The appraisal amount could be greater than, less than or the same as the merger consideration of $27.05 per share you would be entitled to receive under the terms of the merger agreement. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. See the section of this proxy statement entitled “Appraisal Rights” beginning on page 109 for more information. Failure to timely and properly comply with the procedures specified in Section 262 of the DGCL may result in the loss of appraisal rights under the DGCL. A person who loses, his, her or its appraisal rights will still be entitled to receive the merger consideration of $27.05 per share.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, stockholders holding certificated shares of Avid common stock will be sent a letter of transmittal that includes detailed written instructions on how to return such stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES NOW.

Q:	What will happen to my Avid restricted stock unit awards?

A:	At the effective time, your vested RSU awards will be automatically cancelled and, in exchange therefor, you will be entitled to receive a payment in cash of an amount equal to the product of (i) the number of RSUs subject to such vested RSU award immediately prior to the effective time multiplied by (ii) the merger consideration, which will be paid, less any required tax withholding, as promptly as practicable following the effective time of the merger. At the effective time, any unvested RSU awards will automatically be cancelled and converted solely into the contingent right to receive from Parent (or the surviving corporation) a payment in cash (without interest) equal to the product of (i) the number of RSUs subject to such unvested RSU awards immediately prior to the effective time multiplied by (ii) the merger consideration (less any required tax withholding), subject to satisfaction of the applicable vesting criteria. See the section of this proxy statement entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards and Equity Plans” beginning on page 81 for more information.

Q:	When is the merger expected to be completed?

A:	Avid and Parent are working toward completing the merger as quickly as reasonably possible. Avid currently anticipates that the merger will be completed during the fourth quarter of 2023, subject to Avid stockholder approval, regulatory approvals and the satisfaction of other customary closing conditions, but Avid cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived). See the section of this proxy statement entitled “The Agreement and Plan of Merger—Conditions to the Merger” beginning on page 102 for more information.

Q:	What happens if the merger is not completed?

A:	If the Merger Agreement Proposal is not approved by the stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting or if the merger is not completed for any other reason you will not receive any consideration from Parent or Merger Sub for your shares of Avid common stock. Instead, Avid will remain a publicly-traded company, and Avid common stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq. Avid expects that its management will operate its business in a manner similar to that in which it is being operated today and that holders of shares of Avid common stock would continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Avid common stock. Upon termination of the merger agreement under specified circumstances, Avid will be obligated to pay Parent the Avid termination fee of $39,800,000. Upon termination of the merger agreement under certain other specified circumstances, Parent will be obligated to pay Avid the Parent termination fee of $84,500,000. See the section of this proxy statement entitled “The Merger— Consequences if the Merger is Not Completed” beginning on page 70 for more information.

Q:	Who will count the votes?

A:	The votes will be counted by the inspector of elections appointed for the special meeting.

Q:	Where can I find the voting results of the special meeting?

A:	Avid intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Avid files with the SEC are publicly available when filed. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 121 for more information.

Q:	Where can I find more information about Avid?

A:	Avid files periodic reports, proxy statements and other information with the SEC. Avid’s SEC filings are available to the public at the SEC’s website at www.sec.gov. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 121 for a more detailed description of the information available.

Q:	Who can help answer my questions?

A:	For additional questions about the merger or the special meeting, assistance in submitting proxies or voting shares of Avid common stock, or additional copies of the proxy statement or the enclosed proxy card(s), please contact Innisfree M&A Incorporated, Avid’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders may call toll free: (877) 825-8772
Banks and Brokers may call collect: (212) 750-5833

If your shares of Avid common stock are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the transactions contemplated by the merger agreement, including the effect of the merger and the transactions, if consummated, and the sufficiency of the equity and debt financing commitments. These statements are based on Avid’s current expectations of future events and may include words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “should,” “seek,” “will” and “would,” or other comparable terms, but the absence of these words does not mean a statement is not forward-looking. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Avid’s expectations. Risks and uncertainties include, but are not limited to:

●	the risk that the transactions contemplated by the merger agreement may not be completed in a timely manner, or at all;

●	the failure to satisfy the conditions to the consummation of the transactions contemplated by the merger agreement, including the receipt of stockholder and regulatory approvals;

●	unanticipated difficulties or expenditures relating to the transactions contemplated by the merger agreement;

●	the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Avid’s plans, business relationships, operating results and operations;

●	potential difficulties retaining employees as a result of the announcement and pendency of the transactions contemplated by the merger agreement;

●	the response of customers, channel partners and suppliers to the announcement of the transactions contemplated by the merger agreement;

●	risks related to diverting management’s attention from Avid’s ongoing business operations;

●	legal proceedings, including those that may be instituted against Avid, its board of directors, its executive officers or others following the announcement of the transactions contemplated by the merger agreement; and

●	risks regarding the failure to obtain the necessary financing to complete the transactions contemplated by the merger agreement.

The foregoing list is not exhaustive, and readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect Avid’s businesses described in the “Risk Factors” sections of Avid’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, and Avid’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 9, 2023, and other reports and documents filed by Avid from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and ir.avid.com. Forward-looking statements speak only as of the date of this proxy statement. Readers are cautioned not to put undue reliance on forward-looking statements, and Avid assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

PARTIES TO THE MERGER

Avid

Avid, a Delaware corporation, develops, markets, sells and supports software and integrated solutions for video and audio content creation, management and distribution. Avid is a leading technology provider that powers the media and entertainment industry. Avid does this by providing an open and efficient platform for digital media, along with a comprehensive set of creative software tools and workflow solutions. Its solutions are used in production and post-production facilities; film studios; network, affiliate, independent and cable television stations; recording studios; live-sound performance venues; advertising agencies; government and educational institutions; corporate communications departments; and by independent video and audio creative professionals, as well as aspiring professionals. Projects produced using Avid’s tools, platform and ecosystem include feature films, television programming, live events, news broadcasts, sports productions, commercials, music, video and other digital media content. With over one million creative users and thousands of enterprise clients relying on its technology platforms and solutions around the world, Avid enables the industry to thrive in today’s connected media and entertainment world.

Avid became a publicly-traded company in 1993. Shares of Avid common stock are listed on Nasdaq and trade under the symbol “AVID.”

Avid’s principal executive offices are located at 75 Blue Sky Drive, Burlington, Massachusetts 01803, and its telephone number is (978) 640-6789. Avid’s website address is www.Avid.com. The information provided on Avid’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to Avid’s website in this proxy statement.

Additional information about Avid is contained in Avid’s public filings, which are incorporated by reference in this proxy statement. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 121 for more information.

Parent

Parent is an affiliate of STG, a private equity firm focused on fueling innovative software, data and analytics market leaders in the mid-market, and was formed on August 4, 2023, solely for the purpose of serving as the holding company for Avid upon completion of the merger and engaging in the transactions contemplated by the merger agreement. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities undertaken in connection with Parent’s proposed acquisition of Avid and other transactions contemplated by the merger agreement. Parent’s principal executive offices are located at c/o STG Partners, LLC, 1300 El Camino Real, Suite 300, Menlo Park, California 94025, and its telephone number is (650) 935-9500.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Parent and was formed on August 4, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of Avid. Upon completion of the merger, Merger Sub will merge with and into Avid, and Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o STG Partners, LLC, 1300 El Camino Real, Suite 300, Menlo Park, California 94025, and its telephone number is (650) 935-9500.

THE SPECIAL MEETING

Avid is furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held on [       ], 2023 at [       ] Eastern Time at [       ].

Avid stockholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that, if you hold your shares of Avid common stock in “street name,” you will need to present a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date for the special meeting and check in at the registration desk at the special meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the special meeting without the approval of Avid.

Purpose of the Special Meeting

At the special meeting, Avid stockholders of record as of the record date for the special meeting will be asked to consider and vote on the following three proposals:

●	Merger Agreement Proposal—a proposal to adopt the merger agreement;

●	Non-Binding Compensation Advisory Proposal—a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Avid’s named executive officers that is based on, or otherwise relates to, the merger; and

●	Adjournment Proposal—a proposal to adjourn the special meeting from time to time to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Recommendation of the Board

The Board carefully reviewed and considered numerous factors, as more fully described in this proxy statement, including the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) determined and declared that the merger agreement and the consummation by Avid of the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Avid and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and, subject to the adoption of the merger agreement by Avid stockholders, the consummation by Avid of the transactions contemplated by the merger agreement, including the merger, (iii) directed that a proposal to adopt the merger agreement be submitted to a vote at a special meeting of Avid stockholders and (iv) upon the terms and subject to the conditions set forth in the merger agreement, resolved to recommend that Avid stockholders adopt the merger agreement and vote “FOR” the other proposals described in this proxy statement. Accordingly, the Board has unanimously recommended a vote “FOR” the Merger Agreement Proposal.

The Board has unanimously recommended a vote “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

Record Date and Quorum

Each holder of record of shares of Avid common stock as of the close of business on [       ], 2023, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Avid common stock that you owned on the record date for the special meeting. If you sell or transfer your shares of Avid common stock after the record date for the special meeting but before the special meeting, you will transfer the right to receive merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of Avid common stock, but you will retain your right to vote those shares at the special meeting. As of the record date for the special meeting, there were [       ] shares of Avid common stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of [       ] shares of Avid common stock (a majority of the shares of Avid common stock issued and outstanding and entitled to vote as of the record date for the special meeting) constitutes a quorum for the special meeting.

If you are an Avid stockholder of record and you vote by mail, by telephone or through the Internet or in person at the special meeting, then your shares of Avid common stock will be counted as part of the quorum. If you are a “street name” holder of shares of Avid common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of Avid common stock held by stockholders of record that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned to another place, date or time by the affirmative vote of the holders of a majority of the total number of votes cast by holders present in person or by proxy at the special meeting and entitled to vote at the special meeting.

Vote Required for Approval; Abstentions

Merger Agreement Proposal. The approval of the Merger Agreement Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting. Abstentions from voting and failures to vote will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Non-Binding Compensation Advisory Proposal. The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the total number of votes cast on such matter at the special meeting. The vote is advisory only and, therefore, is not binding on Avid or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Avid stockholders and the merger is completed, the compensation that is based on, or otherwise relates to, the merger will be payable to Avid’s named executive officers even if the Non-Binding Compensation Advisory Proposal is not approved. Abstentions from voting and failures to vote will have no effect on the Non-Binding Compensation Advisory Proposal.

Adjournment Proposal. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the total number of votes cast on such matter at the special meeting. Abstentions from voting and failures to vote will have no effect on the Adjournment Proposal. Additionally, if a quorum is not present at the special meeting, the special meeting may be adjourned to another place, date or time by the affirmative vote of the holders of a majority of the total number of votes cast by holders present in person or by proxy at the special meeting and entitled to vote at the special meeting. In this case, abstentions from voting and failures to vote will have no effect on the vote to adjourn the special meeting.

Effect of Broker Non-Votes

A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust or other nominee will NOT be able to vote your shares of Avid common stock on any of the proposals, and your shares will not be counted as present in determining the presence of a quorum, unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the Merger Agreement Proposal requires the affirmative vote of Avid stockholders holding a majority of the outstanding shares entitled to vote thereon at the special meeting, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Because the approval of each of the Non-Binding Compensation Advisory Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the total number of votes cast on such matter at the special meeting, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either such proposal.

How to Vote

Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which voting options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on [       ], 2023, the day before the special meeting.

If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of Avid common stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on the Merger Agreement Proposal, it will have the same effect as a vote “AGAINST” that proposal. If you indicate “ABSTAIN” on the Non-Binding Compensatory Advisory Proposal or the Adjournment Proposal, it will have no effect on the proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Avid common stock, your bank, broker, trust or other nominee will NOT be able to vote your shares on any of the proposals.

If you wish to vote at the special meeting in person and your shares are held in the name of a bank, broker, trust or other nominee, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other nominee authorizing you to vote at the special meeting.

If you do not submit a proxy or otherwise vote your shares of Avid common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but will have no effect on approval of the Non-Binding Compensation Advisory Proposal or the Adjournment Proposal.

If you have any questions about how to vote or direct a vote in respect of your shares of Avid common stock, you may contact Avid’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8772.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Avid common stock will be mailed to those stockholders who hold certificated shares if the merger is completed.

Revocation of Proxies

Any proxy given by an Avid stockholder of record may be revoked at any time before it is voted at the special meeting by doing any of the following:

●	by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Avid’s Corporate Secretary at Avid Technology, Inc., 75 Blue Sky Drive, Burlington, Massachusetts 01803;

●	by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the enclosed proxy card;

●	by submitting a later-dated proxy card relating to the same shares of Avid common stock; or

●	by attending the special meeting in person and voting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

“Street name” holders of shares of Avid common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time, if necessary or appropriate, including to solicit additional proxies in favor of the adoption of the merger agreement. Your shares will be voted on any adjournment proposal submitted to stockholders in accordance with the instructions indicated in your proxy or, if no instructions are provided, “FOR” the Adjournment Proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned if the Adjournment Proposal receives the affirmative vote of a majority of the total number of votes cast on such matter at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned to another place, date or time by the affirmative vote of the holders of a majority of the total number of votes cast by holders present in person or by proxy at the special meeting and entitled to vote at the special meeting. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting of the adjourned meeting’s time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to notice of and to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to adopt the merger agreement, then Avid may seek to adjourn the special meeting. Under the merger agreement, Avid may, in its reasonable discretion, adjourn, recess or postpone the special meeting and may change the record date thereof, (i) to the extent necessary, in the judgment of the Board, to ensure that any required supplement or amendment to this proxy statement is provided to Avid stockholders within a reasonable amount of time in advance of the special meeting, (ii) if as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of Avid common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or to the extent that at such time Avid has not received proxies sufficient to allow the Avid stockholder approval to be obtained at the special meeting or (iii) to the extent Avid determines in good faith that failure to do so would be inconsistent with Avid’s obligations under applicable law.

Solicitation of Proxies

Avid is soliciting proxies on behalf of the Board, and Avid will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Avid and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

Avid has retained Innisfree M&A Incorporated to assist in the proxy solicitation process. Avid will pay Innisfree M&A Incorporated a fee of approximately $25,000 plus reimbursement of certain specified fees and expenses. Avid also has agreed to indemnify Innisfree M&A Incorporated against various liabilities and expenses arising out of or relating to the services it provides to Avid (subject to certain exceptions).

Avid will ask banks, brokers, trusts and other nominees to forward Avid’s proxy solicitation materials to the beneficial owners of shares of Avid common stock held of record by such banks, brokers, trusts or other nominees. Avid will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Stockholder List

A list of Avid stockholders entitled to vote at the special meeting will be available for examination by any Avid stockholder at the special meeting. At least ten days prior to the date of the special meeting, this stockholder list will be available for inspection by Avid stockholders, subject to compliance with applicable provisions of Delaware law, in accordance with Delaware law and Avid’s by-laws.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Avid’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8772.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL

As discussed elsewhere in this proxy statement, at the special meeting, Avid stockholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety, including the annexes attached to this proxy statement and the documents and information incorporated by reference in this proxy statement, for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. See the sections of this proxy statement entitled “The Merger” beginning on page 30 and “The Agreement and Plan of Merger” beginning on page 77 for more information.

The Board has unanimously recommended that Avid stockholders vote “FOR” the Merger Agreement Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Avid common stock represented by such proxy card will be voted “FOR” the Merger Agreement Proposal.

The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Avid is required to provide stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Avid’s named executive officers that is based on, or otherwise relates to, the merger, as disclosed in the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 68, including the table entitled “Golden Parachute Compensation” and accompanying footnotes. Accordingly, Avid stockholders are being provided with the opportunity to cast a non-binding advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Avid or Parent or any of their respective subsidiaries, and approval of this proposal is not a condition to completion of the merger. Because the executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with the named executive officers, such compensation will not be affected by the outcome of this non-binding advisory vote, if the merger agreement is adopted by Avid stockholders and the merger is completed (subject only to the contractual conditions applicable thereto). However, Avid seeks your support and believes that your support is appropriate because Avid has a comprehensive executive compensation program designed to link the compensation of Avid’s executives with Avid’s performance and the interests of its stockholders. Accordingly, Avid asks that you vote on the following resolution:

“RESOLVED, that the stockholders of Avid Technology, Inc. approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to the named executive officers of Avid Technology, Inc. that is based on, or otherwise relates to, the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading of Avid Technology, Inc.’s proxy statement entitled “The Merger —Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 68 thereof (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The Board has unanimously recommended that Avid stockholders vote “FOR” the approval of the Non-Binding Compensation Advisory Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Avid common stock represented by such proxy card will be voted “FOR” the approval of the Non-Binding Compensation Advisory Proposal.

The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the total number of votes cast on such matter at the special meeting. The approval of the Non-Binding Compensation Advisory Proposal is a vote separate and apart from the vote to approve the Merger Agreement Proposal and does not affect whether the Merger Agreement Proposal is approved. The vote is advisory only and, therefore, is not binding on Avid or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Avid stockholders and the merger is completed, the compensation that is based on, or otherwise relates to, the merger will be payable, upon the terms and subject to the conditions of the underlying contractual arrangements and plans, to Avid’s named executive officers even if the Non-Binding Compensation Advisory Proposal is not approved.

PROPOSAL 3: ADJOURNMENT PROPOSAL

Avid may seek to adjourn the special meeting to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The Board has unanimously recommended that Avid stockholders vote “FOR” the approval of the Adjournment Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Avid common stock represented by such proxy card will be voted “FOR” the approval of the Adjournment Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Avid special meeting. If a quorum is not present at the special meeting, the affirmative vote of the holders of a majority of the voting shares present in person or by proxy at the Avid special meeting may adjourn the meeting to another place, date or time.

THE MERGER

Overview

Avid is seeking the adoption by Avid stockholders of the merger agreement. Under the terms of the merger agreement, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Avid, whereupon the separate corporate existence of Merger Sub will cease, and Avid will continue as the surviving corporation and a wholly-owned subsidiary of Parent. The Board has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and has unanimously recommended that Avid stockholders vote “FOR” the Merger Agreement Proposal.

At the effective time, each share of Avid common stock issued and outstanding immediately prior to the effective time (other than shares of Avid common stock that are (i) held in treasury by Avid, (ii) owned of record by Avid or any Avid subsidiary, (iii) owned of record by Parent, Merger Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) held by stockholders who are entitled to appraisal rights under Section 262 of the DGCL concerning the right of stockholders to require appraisal of their shares of Avid common stock) will be cancelled and will be automatically converted into the right to receive $27.05 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.

Following the completion of the merger, shares of Avid common stock will no longer be listed or traded on Nasdaq or any other public market. In addition, the registration of shares of Avid common stock under the Exchange Act will be terminated.

Background of the Merger

As part of Avid’s strategic planning process, the Board regularly reviews, together with the senior management team, Avid’s near-term and long-term strategy, performance, positioning and operating prospects with a view toward enhancing stockholder value. In addition, the Board and senior management team actively monitor and assess industry trends, Avid’s near- and long-term performance, Avid’s share price performance and potential strategic initiatives. The Board and senior management team also periodically discuss actual and potential challenges that Avid faces in executing its near- and long-term strategy.

On August 4, 2022, the Board held a regularly scheduled in-person meeting in Burlington, Massachusetts, during which the Board discussed Avid’s strategic plan and strategic direction as well as the possibility of initiating a process to explore strategic alternatives and determined to further discuss Avid’s strategic plan and strategic direction and the possibility of initiating a strategic alternatives process at the next regularly scheduled Board meeting.

On November 15, 2022, the Board held a regularly scheduled in-person meeting in Burlington, Massachusetts, during which the Board reviewed and discussed Avid’s strategic plan and strategic direction. In connection with this discussion, the Board invited to the meeting representatives of Goldman Sachs, an investment banking firm that had historically worked with Avid and was familiar with Avid’s business, strategy and industry. At the meeting, such representatives discussed with the Board, based on public information, certain perspectives on various strategic and financial alternatives, and provided, based on public information, their perspectives on Avid, the strategic landscape and potential participants in a potential strategic alternatives process, including potential participants in a potential sale of Avid (a “Potential Transaction”). Following these discussions, the Board requested Goldman Sachs to continue exploring the strategic landscape, including surveying of potential counterparties who might be interested and capable of pursuing a Potential Transaction if the Board were ultimately to determine to commence a strategic alternatives process.

On December 4, 2022, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Avid’s outside legal counsel, Sidley Austin LLP (“Sidley Austin”), in attendance. During the meeting, a representative of Sidley Austin discussed with the Board, among other matters, its fiduciary duties in connection with a potential strategic alternatives process. In addition, the representatives of Goldman Sachs discussed with the Board a list of potential counterparties to a Potential Transaction that the Board could consider directing Goldman Sachs to contact at the appropriate time. After discussion, the Board determined that it was not the right time to initiate a strategic alternatives process. However, the Board requested that Goldman Sachs continue surveying potential counterparties who might be interested in and capable of pursuing a Potential Transaction if the Board were ultimately to determine to initiate a strategic alternatives process, as well as to continue exploring general market sentiment regarding Avid, such that the Board would have further information to assess whether or not to commence a strategic alternatives process at the appropriate time.

On December 16, 2022, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Goldman Sachs provided updated perspectives regarding the strategic landscape and general market sentiment regarding Avid, and also provided a financing market update. During the meeting, the Board decided to defer any determination as to whether to proceed with a strategic alternatives process until, at the earliest, January 2023, following receipt of updated market perspectives from Goldman Sachs.

On January 18, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs provided updated perspectives regarding the strategic landscape and general market sentiment regarding Avid, and provided a general and financing market update. Following discussion with its advisors, the Board determined to defer any determination as to whether to proceed with a strategic alternatives process until, at the earliest, the Board’s next regularly scheduled meeting in March 2023, among other things, to assess the strategic landscape after other software companies and Avid released their fourth quarter and full-year earnings results for the 2022 fiscal year.

On January 31, 2023, the Board held a videoconference meeting during which the Board, as part of its ordinary course activities, discussed Avid’s 2023 annual operating plan and five-year plan, including key underlying assumptions.

After market close on March 1, 2023, Avid released its fourth quarter and full-year results for the 2022 fiscal year. In connection with these results, Avid announced that it had recorded a one-time, non-cash adjustment to revenue related to a corrective change in methodology for calculating standalone selling price for subscription term-based licenses (the “Adjustment”).

On March 2, 2023, the closing price per share of Avid common stock was $28.79.

On March 10, 2023, the Board held a videoconference meeting with representatives from management and Sidley Austin in attendance. At the meeting, Jeff Rosica, Avid’s Chief Executive Officer and President, and Kenneth Gayron, Avid’s Chief Financial Officer and Executive Vice President, presented an updated 2023 annual operating plan (the “March AOP”) and an updated five-year plan (the “March Financial Projections”) and explained that the key differences implemented in such updates were to reflect actual results through February 2023 and changes as a result of the Adjustment. The Board accepted the March AOP and the March Financial Projections and directed management to provide the March Financial Projections to Goldman Sachs for purposes of preparing a preliminary financial analysis of Avid.

On March 15, 2023, the Board held a regularly scheduled in-person meeting in Los Angeles with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, a representative of Sidley Austin discussed the Board’s fiduciary duties in connection with a decision to explore a potential strategic transaction, including a Potential Transaction, and the Board’s fiduciary duties in connection with any potential change in control transaction, among other matters. Mr. Rosica then discussed with the Board certain challenges facing Avid over the next five years and the potential advantages to Avid of not remaining a publicly-traded company. The representatives of Goldman Sachs then discussed their preliminary financial analysis of Avid based on the March Financial Projections. The representatives of Goldman Sachs also discussed with the Board and management their views regarding potential counterparties in a Potential Transaction, including each such party’s potential interest in, and financial capacity to undertake, a Potential Transaction, and, following discussion, the Board and management, in consultation with Goldman Sachs, determined a preliminary list of potential counterparties for potential outreach by Goldman Sachs.

After discussion, the Board unanimously determined to initiate a strategic alternatives process with respect to a Potential Transaction. In connection therewith, the Board established a working group of the Board (the “Working Group”), chaired by Daniel B. Silvers and also comprised of Nancy Hawthorne, Christian A. Asmar, John P. Wallace and Peter M. Westley (though, as a matter of Avid policy, all members of the Board were generally invited to attend any meeting of the Working Group), to act as a resource for management with respect to the strategic alternatives process between meetings of the Board. The Working Group was not granted authority to approve or authorize any potential transaction, the entry into a definitive agreement with respect to any potential transaction or the engagement of any advisor in connection with any potential transaction.

On March 24, 2023, the Working Group held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Goldman Sachs provided an update regarding market conditions and discussed with the Working Group commencing outreach to potential counterparties early in the week of March 27, 2023.

On March 27, 2023, as authorized by the Board, Goldman Sachs began contacting potential counterparties in connection with a Potential Transaction. Between April 2, 2023 and April 11, 2023, 16 of the 31 potential counterparties contacted by Goldman Sachs entered into customary confidentiality agreements with Avid.

On April 3, 2023, the Working Group held a videoconference meeting with representatives from management and Sidley Austin in attendance. During the meeting, Mr. Rosica provided an update regarding the outreach to potential counterparties. The Working Group also discussed the terms of Goldman Sachs’ proposed engagement letter for a Potential Transaction.

On April 6, 2023, Avid made available to each of the 16 potential counterparties that had entered into a confidentiality agreement with Avid a management presentation that contained general background and confidential non-public business and financial information of Avid and the March Financial Projections (the “initial diligence materials”).

Between April 11 and April 13, 2023, management, along with representatives of Goldman Sachs, held in-person and videoconference meetings with eight of such 16 potential counterparties to discuss the initial diligence materials, Avid and its business and other matters related to a Potential Transaction.

On April 14, 2023, Goldman Sachs sent each of the 16 potential counterparties an initial phase process letter requesting the submission, by May 1, 2023, of written non-binding indications of interest with respect to a Potential Transaction (the “initial IOIs”). The process letter also contemplated that the strategic alternatives process would, in the Board’s discretion, entail one or more phases, including a subsequent phase in which potential counterparties would submit final definitive written proposals with respect to a Potential Transaction.

Between April 25 and April 28, 2023, management, along with representatives of Goldman Sachs, held additional in-person and videoconference meetings with five more of such 16 potential counterparties to discuss the initial diligence materials, Avid and its business and other matters related to a Potential Transaction.

On April 28, 2023, the Working Group held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance to discuss whether it would be beneficial to the strategic alternatives process to offer potential counterparties the opportunity to obtain from management direction with respect to Avid’s anticipated first quarter earnings results for the 2023 fiscal year in advance of the May 1, 2023 deadline for the initial IOIs. During the meeting, the Working Group determined that Goldman Sachs should offer calls with Mr. Rosica to all of the potential counterparties then engaged in the strategic alternatives process for this purpose prior to the May 1, 2023 deadline, and between April 28, 2023 and May 1, 2023, Mr. Rosica held videoconference meetings with five of such potential counterparties.

On May 1, 2023, Goldman Sachs received, on behalf of the Board, initial IOIs from two financial sponsors, including STG and another financial sponsor (which we refer to as “Bidder A”). Each of the initial IOIs received contemplated an acquisition of all of Avid’s outstanding fully-diluted shares of common stock. STG’s initial IOI indicated an offer price in the range of $40.00 to $45.00 per share, whereas Bidder A’s initial IOI indicated an offer price in the range of $36.00 to $39.00 per share.

On May 2, 2023, the WGA strike commenced.

On May 3, 2023, the Working Group held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. After reviewing the two initial IOIs that had been received, the Working Group determined to recommend to the Board that both STG and Bidder A be invited to the next phase of the strategic alternatives process.

Later in the day on May 3, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Goldman Sachs provided an overview of the initial IOIs submitted by both STG and Bidder A. The representatives of Goldman Sachs also stated that two other financial sponsors (one of which we refer to as “Bidder B”) had indicated to Goldman Sachs the potential to submit an initial IOI following Avid’s release of its financial results for the first quarter of the 2023 fiscal year on May 4, 2023. Following discussion with its advisors, the Board decided that the receipt of the initial IOIs from STG and Bidder A was sufficient to proceed with the strategic alternatives process and determined to permit STG and Bidder A to proceed to the next phase of the strategic alternatives process and to consider any initial IOI submitted by Bidder B or such other financial sponsor if and when received.

On May 3, 2023, the closing price per share of Avid common stock was $26.52.

On May 4, 2023, Goldman Sachs held separate videoconference meetings with each of STG and Bidder A to discuss their respective initial IOIs and process matters, during which Goldman Sachs informed each of STG and Bidder A that they were invited to proceed to the next phase of the strategic alternatives process.

After market close on May 4, 2023, Avid released its financial results for the first quarter of the 2023 fiscal year, which results were on the low end of Avid’s prior guidance.

On May 5, 2023, the closing price per share of Avid common stock was $22.11.

On May 8, 2023, the Working Group held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. Among other matters, the representatives of Goldman Sachs advised the Working Group that Goldman Sachs had been contacted by a strategic party (which we refer to as “Bidder C”) regarding its interest in a Potential Transaction. Following discussion with the representatives of Goldman Sachs regarding Bidder C’s estimated ability to fund an acquisition of Avid and catch up to STG and Bidder A in the strategic alternatives process, the Working Group instructed Goldman Sachs to provide a draft confidentiality agreement to Bidder C, which agreement was ultimately executed on May 12, 2023 (following which Bidder C was provided access to the initial diligence materials).

On May 9, 2023, Goldman Sachs received, on behalf of the Board, an initial IOI from Bidder B, which contemplated an acquisition of all of Avid’s outstanding fully-diluted shares of common stock at a price in the range of $29.00 to $32.00 per share.

On May 10, 2023, Goldman Sachs opened the virtual data room containing additional due diligence materials provided by Avid and provided access to STG and Bidder A.

On May 12, 2023, Goldman Sachs provided a customary relationship disclosure letter to Avid that disclosed certain relationships between Goldman Sachs and each of STG, Bidder A, Bidder B and Impactive Capital LP and its affiliates (including, if applicable, any portfolio companies of the foregoing but excluding Avid and Avid subsidiaries), which at such time, together with the other Impactive Capital stockholders, beneficially owned approximately 16.3% of the outstanding shares of Avid common stock.

Also on May 12, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs provided an overview of the IOI that Bidder B had submitted on May 9, 2023. After discussion with its advisors regarding Bidder B’s initial IOI and Bidder B’s level of engagement in the process and consideration of other factors, the Board directed Goldman Sachs to assess Bidder B’s level of interest in the process and inform Bidder B that its continued involvement in the strategic alternatives process would require an increase in offer price.

The representatives of Sidley Austin then discussed the key terms of the proposed engagement letter with Goldman Sachs and a customary relationship disclosure letter made available by Goldman Sachs to the Board.

On May 15, 2023, Goldman Sachs held a call with representatives from Bidder B to assess Bidder B’s level of interest in the process and convey to Bidder B it would need to increase its offer price to remain in the strategic alternatives process, and in response, Bidder B indicated to Goldman Sachs that it was generally not interested in participating in a competitive sale process.

That week, management, along with representatives of Goldman Sachs, met, separately, with representatives of each of Bidder A (on May 16, 2023) and STG (on May 18, 2023) to discuss Avid and its business and other matters related to a Potential Transaction, including to respond to commercial due diligence questions from each such party.

On May 19, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Sidley Austin discussed with the Board a proposed form of auction draft merger agreement for a Potential Transaction, and the representatives of Sidley Austin and Goldman Sachs provided their respective recommendations with respect to deal protections and various other terms. Following discussion, the Board approved the form of auction draft merger agreement to be provided to potential counterparties at the appropriate time in the strategic alternatives process. During the meeting, the Board also approved the engagement of Goldman Sachs as Avid’s financial advisor in connection with a Potential Transaction on the terms discussed with the Board on May 12, 2023.

On May 23, 2023, the closing price per share of Avid common stock was $20.47.

During the trading day on May 24, 2023, there were media reports (the “May media reports”) stating that Avid was exploring a strategic alternatives process with Goldman Sachs as its financial advisor and that Avid had requested binding offers from interested parties.

The closing price per share of Avid common stock on May 24, 2023 was $25.16.

Between May 24, 2023 and June 2, 2023, following the May media reports, a total of 11 additional potential counterparties, consisting of both financial sponsors and strategic parties, contacted Goldman Sachs and/or Avid in connection with their interest in exploring a strategic transaction.

On May 25, 2023, the Board held a regularly scheduled in-person meeting in Burlington, Massachusetts, with representatives from management in attendance and representatives from Goldman Sachs and Sidley Austin in attendance by videoconference. During the meeting, the representatives of Goldman Sachs provided an update on the status of the strategic alternatives process, including STG’s, Bidder A’s and Bidder C’s ongoing due diligence review. In particular, the representatives of Goldman Sachs noted that STG had indicated that it would likely require at least three weeks to complete its due diligence review following access to certain additional customer data, which was expected to be provided within the next day, and that Bidder C was expecting to provide Goldman Sachs with a list of follow-up due diligence questions by the end of the week. The Board then discussed the potential deadline for submission of final definitive written proposals and the timing for making available the auction draft merger agreement. Following discussion, the Board determined to defer determination of any offer deadline until at least the week of May 28, 2023, at which point Goldman Sachs expected to have additional feedback from Bidder A with respect to its due diligence review that would help inform a deadline that would best foster competitive tension in the strategic alternatives process.

During the meeting, Mr. Rosica also updated the Board that, following the May media reports, Avid had at such time been contacted by representatives of three new potential counterparties (out of the total of 11 potential counterparties that were to contact Goldman Sachs and/or Avid following the May media reports), including an additional financial sponsor (which we refer to as “Bidder D”) and an additional strategic party (which we refer to as “Bidder E”). The Board discussed these developments, and the directors and management confirmed they were not aware of any other potential counterparties that had at any time expressed any credible interest in acquiring Avid and had not been contacted or considered in connection with the strategic alternatives process. Following discussion, the Board authorized Avid to enter into customary confidentiality agreements with, and provide the initial diligence materials to, any additional potential counterparties whom management and Goldman Sachs believed were credible potential counterparties in terms of ability to finance a Potential Transaction and level of interest.

During the meeting, the Board also discussed with management the March Financial Projections and developments that had occurred since the March 15, 2023 Board meeting, and management confirmed that management remained confident with the assumptions underlying the March Financial Projections. Following the discussion, the Board concluded that no changes to the March Financial Projections were appropriate at the time.

Between May 25 and June 2, 2023, Goldman Sachs had various discussions with the potential counterparties that had contacted Avid or Goldman Sachs since the release of the May media reports, with respect to, among other matters, each such party’s interest in a Potential Transaction and ability to move expeditiously in the strategic alternatives process.

On May 30, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Goldman Sachs provided an update regarding the due diligence investigations of each of STG, Bidder A and Bidder C (including that Bidder C had not provided a list of follow-up due diligence questions as previously indicated), as well as the outreach from three additional potential counterparties, including both financial sponsors and strategic parties, since the May 25, 2023 Board meeting (bringing the total number of new potential counterparties since the May media reports to six (out of the total of 11 potential counterparties that were to contact Goldman Sachs and/or Avid following the May media reports)). In light of the status of the due diligence investigations and the additional outreach, the Board determined to defer determination of any offer deadline at least until its next meeting.

Between May 31, 2023 and June 8, 2023, Avid entered into separate customary confidentiality agreements (on the dates indicated) with, and thereafter provided the initial diligence materials to, the following six (of the total of 11) potential counterparties that had contacted Avid or Goldman Sachs since the May media reports: Bidder D (May 31), Bidder F (June 1), Bidder G (June 7), Bidder H (June 7) and Bidder I (June 8).

On June 2, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Goldman Sachs provided an update regarding STG’s and Bidder A’s respective due diligence investigations and engagement with nine potential counterparties (including two potential counterparties that Goldman Sachs had initially contacted in early April in connection with the strategic alternatives process) with which Goldman Sachs had engaged in preliminary discussions since the May media reports (out of the total of 11 potential counterparties that had contacted Goldman Sachs and/or Avid following the May media reports). In addition, the representatives of Goldman Sachs noted that Bidder B had not contacted Goldman Sachs since the May 15, 2023 call described above and the Board, after consultation with its advisors, determined that any further outreach by Avid to Bidder B at such time would likely not be beneficial to the strategic alternatives process, absent further developments. Among other matters relating to the strategic alternatives process, the Board discussed with representatives of Goldman Sachs and management the new potential counterparties and whether to deliver a formal process letter to such potential counterparties at such time, in light of their more recent engagement in the strategic alternatives process. Following discussion, the Board instructed management and Goldman Sachs not to deliver a formal process letter to the potential counterparties, other than STG and Bidder A, at such time.

On June 2, 2023, Goldman Sachs sent each of STG and Bidder A a second phase process letter requesting submission of a final definitive written proposal with respect to a Potential Transaction by June 22, 2023 (the “June offer deadline”), as well as a markup of the auction draft merger agreement and related disclosure letter by June 15, 2023. Later in the day on June 2, 2023, Goldman Sachs provided each of STG and Bidder A with the auction draft merger agreement and related disclosure letter via the virtual data room.

On June 5, 2023, representatives of Goldman Sachs held various videoconference meetings with potential counterparties, including two potential counterparties that had engaged since the May media reports, discussing, among other matters relating to a Potential Transaction, the initial diligence materials, follow-up diligence questions and Avid and its business.

On June 5, 2023, representatives of Bidder C informed Goldman Sachs that Bidder C would not be continuing in the strategic alternatives process.

On June 14, 2023, representatives of Bidder A informed Goldman Sachs that Bidder A would not be continuing in the strategic alternatives process at such time, but that Bidder A remained interested in reengaging in the strategic alternatives process in the event that Avid did not receive a compelling offer by the June offer deadline.

Also on June 14, 2023, representatives of Bidder H informed Goldman Sachs that Bidder H would not be continuing in the strategic alternatives process.

On June 16, 2023, the Working Group held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. Among other matters, the representatives of Goldman Sachs provided a status update regarding the strategic alternatives process, including that no strategic parties remained in the strategic alternatives process.

On June 19, 2023, representatives of Bidder E informed Goldman Sachs that Bidder E would not be continuing in the strategic alternatives process.

On June 19, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs provided an update on the strategic alternatives process consistent with that provided at the June 16, 2023 meeting of the Working Group and the Board discussed with its advisors steps to maintain competitive tension in the strategic alternatives process.

On June 22, 2023, STG submitted a written offer (the “June STG proposal”) of $25.00 per fully-diluted share of Avid common stock, together with a markup of the auction draft merger agreement and related disclosure letter and three highly confident letters from reputable banks with respect to STG’s expected debt financing. The markup of the auction draft merger agreement contemplated, among other things, the execution and delivery “by certain stockholders” of voting agreements supporting the transaction. The June STG proposal included a request for a 30-day exclusivity period, a list of commercial and legal due diligence requests (some of which management did not expect were feasible for Avid to satisfy) and a list of issues purportedly uncovered in the course of STG’s due diligence review underlying the decrease in STG’s offer price from the range of $40.00 to $45.00 per share contained in STG’s initial IOI.

On June 23, 2023, the Working Group held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs provided an overview of the June STG proposal. Following discussion, the Working Group determined to instruct Goldman Sachs to contact STG to convey that it had to increase its offer price before exclusivity could be considered, and Bidder A to ascertain whether it remained interested in a Potential Transaction. The Working Group also determined to discuss potential outreach to Bidder B at the next Board meeting.

Later in the day on June 23, 2023, Goldman Sachs contacted representatives of each of STG and Bidder A and conveyed the messages as instructed by the Working Group. In response, Bidder A indicated that it would consider the opportunity and revert to Goldman Sachs with a response.

On June 24, 2023, representatives of STG contacted Goldman Sachs to inform Goldman Sachs that, after further internal discussion, STG was not expecting to materially increase its $25.00 per share offer price, though a modest price increase remained a possibility.

On June 25, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Goldman Sachs provided an update regarding the strategic alternatives process and the June STG proposal, consistent with that provided to the Working Group on June 23, 2023. The representatives of Goldman Sachs noted that, as instructed by the Working Group, Goldman Sachs had contacted the representatives of Bidder A to ascertain whether Bidder A remained interested in a Potential Transaction. Following discussion, the Board determined to direct Goldman Sachs to contact Bidder B and deliver a message similar to that delivered to Bidder A regarding its reengagement in the strategic alternatives process, as well as to continue to engage with Bidder A and the other potential counterparties that had expressed continued interest in a Potential Transaction and make clear that the opportunity and time remained to move forward in the strategic alternatives process. The Board also determined to direct management to provide the Board with a formal response to each item raised in the June STG proposal underlying the reduction in STG’s offer price, such that the Board could form a more complete view as to the legitimacy of the points raised and any impact on valuation, and the Board requested Goldman Sachs to prepare an updated preliminary financial analysis of Avid to reflect then-current market conditions.

On June 26, 2023, representatives of Bidder A confirmed to Goldman Sachs that Bidder A remained interested in a Potential Transaction and that they expected that Bidder A could provide a revised proposal with respect to a Potential Transaction in approximately two weeks, assuming full access to due diligence materials and management.

Also on June 26, 2023, Goldman Sachs discussed with representatives of Bidder B Bidder B’s interest in reengaging in the strategic alternatives process, and in response, they confirmed that Bidder B would consider the opportunity and revert to Goldman Sachs with a response.

On June 27, 2023, representatives of Bidder D informed Goldman Sachs that, based on the trading price of Avid common stock and Avid’s free cash flow, Bidder D did not expect to be able to submit a proposal that the Board would find compelling, and representatives of Bidder F similarly informed Goldman Sachs that Bidder F would not be continuing in the strategic alternatives process.

Also on June 27, 2023, representatives of Bidder I informed Goldman Sachs that Bidder I would require a few weeks to submit an indication of interest with respect to a Potential Transaction but that Bidder I remained interested in pursuing a Potential Transaction.

Also during the evening of June 27, 2023, Goldman Sachs contacted STG to reiterate that the offer price contained in the June STG proposal was not acceptable to the Board, the strategic alternatives process remained competitive and STG would need to reevaluate its offer price.

On June 28, 2023, management, along with representatives of Goldman Sachs, met in person with representatives of Bidder I to discuss Avid and its business and other matters related to a Potential Transaction, including certain of Bidder I’s commercial due diligence questions.

On June 29, 2023, following further discussions between representatives of STG and Goldman Sachs between June 27 and 29, 2023, representatives of STG informed Goldman Sachs that STG desired to remain engaged in the strategic alternatives process and would work to increase its offer price. STG further requested calls with management to address its outstanding commercial due diligence questions and to better understand Avid’s outlook for the second half of the 2023 fiscal year.

Also on June 29, 2023, representatives of Bidder I contacted Mr. Rosica to confirm Bidder I’s strong interest in a Potential Transaction. The representatives of Bidder I also reiterated their expectation that Bidder I would need approximately two weeks to submit an indication of interest.

Also on June 29, 2023, representatives of Bidder B contacted Goldman Sachs to confirm that Bidder B was interested in pursuing a Potential Transaction and reengaging in the strategic alternatives process and that Bidder B would recommence its due diligence review. The representatives of Bidder B noted that they expected Bidder B would require at least two weeks to submit a revised indication of interest.

On July 1, 2023, management provided the Board with management’s response to each item raised in the June STG proposal underlying its reduction in offer price, and the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs provided an update regarding the strategic alternatives process, noting that each of STG, Bidder A, Bidder B and Bidder I remained engaged and that since the previous Board meeting on June 25, 2023, both Bidder D and Bidder F had determined not to continue in the strategic alternatives process. The representatives of Goldman Sachs also stated that, based on the limited engagement to date, Bidder G was not expected to continue in the strategic alternatives process.

The representatives of Goldman Sachs also discussed an updated preliminary financial analysis of Avid, reflecting then current market conditions and based on the March Financial Projections. Discussion of management’s responses to the items raised in the June STG proposal was deferred to provide the Board adequate time to review those responses. However, in executive session, the independent directors discussed various matters relating to the strategic alternatives process, including the challenges facing Avid’s business (including as a result of the WGA strike, the increasing risk of a SAG-AFTRA strike and the aftermath of such strikes), concerns with Avid’s business noted by the bidders (including as set forth in the June STG proposal) and the assumptions underlying the March Financial Projections. In the course of the discussion, the independent directors noted that certain financial information compiled by management in response to the commercial due diligence requests in the strategic alternatives process, including detailed customer data, was not previously available and warranted consideration. As a result, the independent directors determined to direct management to revisit the assumptions underlying the March Financial Projections and to prepare revised financial projections. Also, noting that any deadline for indications of interest would depend on management’s ability to provide potential counterparties with preliminary second quarter financial results in advance of such deadline and would need to follow the delivery of any revised financial projections, the independent directors directed management in consultation with Goldman Sachs to determine the appropriate deadline for the receipt of offers from the remaining potential counterparties.

On July 5, 2023, representatives of Bidder E contacted Goldman Sachs and requested to reengage in the strategic alternatives process. Based on discussions with representatives of Bidder E, who indicated their belief that Bidder E could access capital for an all-cash transaction, Goldman Sachs provided Bidder E with a draft confidentiality agreement (which was ultimately executed on July 7, 2023) and, following execution thereof, the initial diligence materials.

On July 6, 2023, STG’s outside counsel, Paul Hastings LLP (“Paul Hastings”), contacted Sidley Austin to inquire about the status of STG’s outstanding priority legal due diligence requests, which requests were included with the June STG proposal and further to STG’s commercial and legal due diligence review that had been ongoing since April 2023.

On July 10, 2023, Goldman Sachs sent each of Bidder A, Bidder B, Bidder E and Bidder I a process letter (the “July process letter”) requesting the submission, by July 20, 2023 (the “July proposal deadline”), of a written non-binding indication of interest with respect to a Potential Transaction, including, at a minimum, a proposed per share offer price. The July process letter also stated that any additional information provided by a potential counterparty, including with respect to financing and the auction draft merger agreement, would further differentiate its proposal, and that Avid expected to move expeditiously in the process following the July proposal deadline. As STG had already submitted the June STG proposal, Goldman Sachs did not provide STG with the July process letter.

Between July 10 and July 19, 2023, Goldman Sachs and management held a series of telephonic and videoconference meetings with representatives of each of STG, Bidder A, Bidder B, Bidder E and Bidder I to discuss Avid, its business and other matters related to a Potential Transaction, including, in some cases, responses to commercial due diligence questions.

On July 14, 2023, the SAG-AFTRA strike commenced.

On July 18, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Goldman Sachs updated the Board that STG, Bidder A, Bidder B, Bidder E and Bidder I remained engaged in the strategic alternatives process and that, in coordination with management and the Working Group, Goldman Sachs had sent the July process letter to each of Bidder A, Bidder B, Bidder E and Bidder I.

During the meeting, management discussed its responses to the matters raised in the June STG proposal, noting that although management disagreed with many of the matters STG raised, some of the matters raised were valid and, as such, had been factored into the July Financial Projections (as defined below).

Also during the meeting, management provided an overview of Avid’s preliminary second quarter results (the “July Flash Numbers”). Messrs. Rosica and Gayron also presented an updated five-year plan (the “July Financial Projections”) and explained the key differences between the March Financial Projections and the July Financial Projections, including lower subscription growth assumptions for Avid’s Video & Media subscription business, more moderate views on the Integrated Solutions portfolio and revisions to working capital assumptions (in particular in 2026 and 2027) and management’s view regarding current and expected future market conditions, industry trends and preliminary financial results through June 2023. The Board approved the July Financial Projections, directed Goldman Sachs to use and rely upon the July Financial Projections for purposes of its financial analysis and opinion and authorized management and Goldman Sachs to provide the July Flash Numbers and the July Financial Projections to STG and each other actively engaged potential counterparty.

On July 19, 2023, representatives of Bidder E informed Goldman Sachs that Bidder E would not be continuing in the strategic alternatives process unless Avid were willing to engage in a transaction involving consideration not comprised entirely of cash, and representatives of Bidder I informed Goldman Sachs that Bidder I would not be continuing in the strategic alternatives process.

Also on July 19, 2023, Goldman Sachs provided each of STG, Bidder A and Bidder B with the July Flash Numbers and the July Financial Projections and held discussions with each such party with respect thereto.

On July 20, 2023, representatives of Sidley Austin had a call with Paul Hastings to provide feedback regarding the key issues raised by STG’s markup of the auction draft merger agreement.

Also on July 20, 2023, Goldman Sachs received, on behalf of the Board, a non-binding indication of interest from Bidder B (the “Bidder B July IOI”), which contemplated an acquisition of all of Avid’s outstanding fully-diluted shares of common stock at an offer price in the range of $26.00 to $28.00 per share. The Bidder B July IOI stated that Bidder B would require approximately four weeks to complete its due diligence review and requested a period of exclusivity for Bidder B to do so. The Bidder B July IOI did not include a markup of the auction draft merger agreement or any other proposed transaction documents.

On July 21, 2023, Goldman Sachs had various discussions with representatives of Bidder A during which the representatives of Bidder A indicated that, if desired, Bidder A would continue to work towards a Possible Transaction, but that Bidder A did not intend to submit a non-binding indication of interest at that time.

On July 22, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs provided an update regarding the strategic alternatives process, including an overview of the Bidder B July IOI, and reported that STG had conditioned its continued engagement on obtaining responses to its outstanding commercial due diligence information requests and that the representatives of Goldman Sachs were uncertain if STG would be able to execute definitive transaction documents by Avid’s second quarter earnings announcement (which announcement was expected to be made on or prior to August 9, 2023) because of the significant work required to respond to those requests. The representatives of Goldman Sachs informed the Board that Bidder I had formally exited the strategic alternatives process and that Bidder E was not expected to further engage in the process, absent an indication from Avid that it would be willing to engage in a non-all-cash transaction (and, in response, the Board confirmed that at such time it was not interested in pursuing a non-all-cash transaction with Bidder E given the significantly smaller market capitalization of Bidder E relative to Avid and the risks and uncertainties involved in such a transaction). Also during the meeting, the representatives of Goldman Sachs discussed Goldman Sachs’ preliminary financial analysis based on the July Financial Projections. Following discussion, the Board directed Goldman Sachs to (i) inform STG that it would need to raise its offer price to ensure that Avid would not enter into exclusivity with any other party and (ii) request from Bidder B a detailed workplan to reach execution of definitive transaction documents and inform Bidder B that any exclusivity period with Bidder B would be conditioned on Avid’s receipt of an acceptable markup of the auction draft merger agreement.

On the evening of July 22, 2023, Goldman Sachs contacted representatives of Bidder B and delivered the messages as instructed by the Board at the July 22 Board meeting. Between July 23 and July 25, 2023, Goldman Sachs further engaged with representatives of Bidder B, and on July 25, 2023, Bidder B provided the requested diligence workplan, which contemplated a four-week period for the parties to reach execution of definitive transaction documents. Bidder B also informed Goldman Sachs that it did not plan to provide a markup of the auction draft merger agreement until it had conducted its legal due diligence review, which it expected to commence the following week.

On July 25, 2023, Goldman Sachs contacted representatives of STG to deliver the message as instructed by the Board at the July 22 Board meeting.

During the evening of July 25, 2023, STG sent a letter to the Board in care of Goldman Sachs (the “STG Letter”), expressing STG’s willingness to improve its offer price of $25.00 per share, if it were to receive responses to certain commercial diligence requests. In the STG Letter, STG indicated that it had otherwise completed its commercial due diligence investigation and was nearing completion of its confirmatory financial and legal due diligence workstreams.

In the morning of July 26, 2023, the Working Group held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. Goldman Sachs discussed the STG Letter and provided an update regarding Goldman Sachs’ receipt of Bidder B’s due diligence workplan. The members of the Working Group provided their view that, based on the prior meeting of the Board, they did not expect that the Board would be amenable to entering into exclusivity with Bidder B prior to receiving a markup of the auction draft merger agreement. Following discussion, the Working Group directed Goldman Sachs to inform Bidder B that Avid would work towards execution of definitive transaction documents on Bidder B’s proposed timeline but that exclusivity would remain conditioned on Avid’s receipt of a constructive markup of the auction draft merger agreement. With respect to STG, the Working Group requested that Messrs. Rosica and Wallace work with management and Sidley Austin to finalize a formal response to the STG Letter.

In the afternoon of July 26, 2023, Mr. Wallace sent a letter to STG stating that the Board had been and remained actively engaged in all aspects of the strategic alternatives process (including understanding the nature and extent of STG’s outstanding commercial due diligence requests as well as the responses to those requests) and that the Board had instructed management to provide all reasonably available information and that he believed that management had done so. In addition, Mr. Wallace indicated that management was available to discuss STG’s remaining due diligence requests upon receipt of an improved indication of value.

During the evening of July 26, 2023, representatives of STG sent an email to Goldman Sachs, increasing STG’s offer price from $25.00 to $26.25 per share of Avid common stock.

In the morning of July 27, 2023, the Working Group, joined by all other members of the Board, held a videoconference meeting, with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs discussed the improved STG offer and indicated that STG had subsequently informed Goldman Sachs that it was committed to executing definitive transaction documents by Avid’s second quarter earnings announcement. Following discussion, the Working Group/Board directed Goldman Sachs to inform STG that the increase in its offer price was not sufficient but that Mr. Rosica would be available to speak with a representative of STG, and the Working Group/Board instructed Mr. Rosica to deliver the message in any such discussion that STG would need to increase its offer price. With respect to Bidder B, the Working Group/Board directed Goldman Sachs to continue to progress Bidder B’s due diligence review and encourage Bidder B to commit to providing a firm offer price and a markup of the auction draft merger agreement. The Working Group/Board instructed Mr. Rosica to deliver the message that, to obtain exclusivity, STG would need to increase its offer price to above $28.00 per share. The Working Group/Board also specifically instructed Mr. Rosica not to have any discussions with STG regarding any post-closing employment or compensation matters, and Mr. Rosica expressly confirmed his understanding of this instruction and that such matters would not be discussed with STG.

On July 27, 2023, following the meeting of the Working Group, Goldman Sachs contacted representatives of STG to convey that the increase in STG’s offer price to $26.25 per share was not sufficient but that Mr. Rosica would be available for a call with a representative of STG to further discuss the matter and STG’s key remaining due diligence requests.

Later in the day on July 27, 2023, Mr. Rosica, as instructed by the Working Group/Board, spoke with a representative of STG to discuss the path forward with respect to STG’s remaining due diligence requests and the terms of a Potential Transaction, with Mr. Rosica stating that, in his personal view, if STG could get “above $28.00 per share,” the parties could get a deal done, and that the Board expected that the terms of any transaction would need to be closer to Avid’s proposed terms in the auction draft merger agreement. In response, a representative of STG informed Mr. Rosica that STG could increase its offer price to $27.00 per share but could not offer more at that time. Mr. Rosica indicated that the offer price would need to be above $28.00 per share in order to obtain exclusivity, and a representative of STG confirmed that STG would be able to execute definitive transaction documents by Avid’s second quarter earnings announcement.

In the afternoon of July 27, 2023, the Working Group, joined by three additional members of the Board (including Mr. Rosica), held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. Mr. Rosica provided an update regarding his discussion with a representative of STG. Following discussion, the Working Group and the other members of the Board in attendance instructed Goldman Sachs to inform STG that the due diligence information discussed between Mr. Rosica and a representative of STG would be provided later that day and that Avid would await STG’s revised offer. With respect to Bidder B, the Working Group and the other members of the Board in attendance instructed management and Goldman Sachs to continue to engage with Bidder B on Bidder B’s due diligence review and continue to push Bidder B for a firm commitment on offer price and a markup of the auction draft merger agreement.

In the evening of July 27, 2023, a representative of STG informed Mr. Rosica that STG expected to send a revised proposal to Avid by the next day.

On July 27 and 28, 2023, Goldman Sachs continued to engage with Bidder B, including on several commercial due diligence calls among Bidder B, Goldman Sachs and management, and representatives of Goldman Sachs and STG engaged in various discussions with respect to STG’s outstanding commercial due diligence requests.

On July 28, 2023, representatives of Bidder B informed Goldman Sachs that Bidder B was aware that Avid was in discussions with another party but that Bidder B remained committed to undertaking a transaction, would be sending a revised indication of interest, including a markup of the auction draft merger agreement, in the next 24-48 hours, and that such indication of interest would include a request for an exclusivity period.

Later in the day on July 28, 2023, STG delivered a revised offer letter to Goldman Sachs on behalf of Avid, which indicated STG’s best and final offer price of $27.05 per share and requested an exclusivity period through the later of (i) 5:30 pm Eastern time on August 9, 2023, and (ii) Avid’s second quarter earnings announcement, subject to extension.

In the morning of July 29, 2023, the Working Group, joined by three additional members of the Board (including Mr. Rosica), held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs updated the Working Group regarding the terms of the latest STG proposal and developments with respect to Bidder B. The representatives of Goldman Sachs also noted that Bidder B had stated that it did not expect to narrow the range or provide an offer price above the range of $26.00 to 28.00 per share previously indicated, and the representatives of Goldman Sachs further noted that Bidder B’s timing for a transaction remained unchanged and that Bidder B remained behind STG in terms of its due diligence review. The representatives of Sidley Austin also discussed the key issues with STG’s markup of the auction draft merger agreement and discussed potential responses thereto, including that the effects of the WGA and SAG-AFTRA strikes be excluded for purposes of determining whether there has been a “Company Material Adverse Effect.” Following discussion, the Working Group and the other members of the Board in attendance instructed (i) management to engage with STG to complete its remaining due diligence requests, (ii) Sidley Austin to send a revised draft of the merger agreement to STG’s counsel in line with the positions discussed during the meeting and (iii) Goldman Sachs to convey to STG that Avid would not enter into an exclusivity agreement before receiving STG’s response to Avid’s revised draft of the merger agreement and that any exclusivity period would terminate no later than August 6, 2023.

Between July 29 and August 9, 2023, representatives of Goldman Sachs and STG engaged in various discussions with respect to the strategic alternatives process and STG’s outstanding commercial due diligence requests.

On July 29, 2023, Sidley Austin delivered a revised draft of the merger agreement to Paul Hastings.

In the early morning of July 31, 2023, Sidley Austin received from Bidder B’s outside counsel a preliminary markup of the auction draft merger agreement, much of which remained subject to further due diligence, and a proposed form of exclusivity agreement that contemplated a three-week exclusivity period.

In the afternoon of July 31, 2023, the Working Group, joined by all other members of the Board, held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs updated the Working Group/Board regarding the status of discussions with each of STG and Bidder B. The representatives of Goldman Sachs also noted that Bidder B had not provided a higher or firmer offer price despite having been presented with multiple opportunities to do so. The Working Group/Board instructed (i) Goldman Sachs and management to continue to engage with STG to complete its remaining due diligence, (ii) Goldman Sachs to obtain greater clarity with respect to the status of STG’s equity and debt financing and transaction timing and to convey to Bidder B that, at the Board meeting scheduled for the evening of August 1, the Board planned to make a determination with respect to Avid’s entry into an exclusivity agreement and that Bidder B would need to provide as firm and high of an offer price as possible to be best positioned with respect to that determination and (iii) Sidley Austin to assess STG’s revised draft merger agreement, once received, to determine whether any material issues would require resolution prior to entering into an exclusivity agreement with STG.

Later in the day on July 31, 2023, representatives of Bidder B indicated to Goldman Sachs that Bidder B was expecting to enter into exclusivity in the near term for it to continue to dedicate resources to evaluating a Potential Transaction. The representatives of Goldman Sachs then delivered the message as instructed by the Working Group/Board. In response, the representatives of Bidder B indicated that the Board should view Bidder B’s offer as a true range, not the lowest price in the range. The representatives of Bidder B also informed Goldman Sachs that Bidder B’s timing remained unchanged and its positions in its preliminary markup of the auction draft merger agreement, as well as its ultimate offer price, remained subject to further due diligence.

In the evening of July 31, 2023, Sidley Austin received from Paul Hastings a revised draft of the merger agreement, which included a request that Impactive Capital and each director and executive officer of Avid sign a voting agreement in support of the transaction, and a proposed form of exclusivity agreement.

In the morning of August 1, 2023, the Working Group, joined by two additional members of the Board (including Mr. Rosica), held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs updated the Working Group regarding the developments with respect to STG and Bidder B, including that representatives of STG had indicated that they would work toward executing definitive transaction documents by Avid’s second quarter earnings announcement if Avid were to enter into an exclusivity agreement with STG. Discussion followed, including with respect to the key issues in the draft merger agreements received from each of STG and Bidder B. The Working Group and the other members of the Board in attendance instructed Goldman Sachs to inform STG that if STG agreed to Avid’s position on certain key provisions in the draft merger agreement, STG would be best positioned when the Board considered later that day whether to grant exclusivity to any party.

In the afternoon of August 1, 2023, Goldman Sachs contacted a representative of STG and conveyed the message as instructed by the Working Group. During the call, the representatives of Goldman Sachs provided feedback regarding various provisions of the draft merger agreement that pertained to deal certainty, and the representative of STG indicated that STG would not be able to respond to the points raised prior to the Board meeting that evening. However, the representative of STG stated that STG would work constructively in good faith to reach positions acceptable to both parties and reiterated that STG desired to execute definitive transaction documents within a week.

Also in the afternoon of August 1, 2023, Paul Hastings provided Sidley Austin with initial drafts of the equity commitment letter, the limited guarantee and the voting agreement.

Also in the afternoon of August 1, 2023, management held two videoconference meetings with representatives of Bidder B to discuss Bidder B’s commercial due diligence questions.

In the evening of August 1, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. The representatives of Goldman Sachs updated the Board that STG’s best and final offer remained at $27.05 per share, it continued to progress its due diligence review and appeared committed and able to execute definitive transaction documents by Avid’s second quarter earnings announcement and that though Bidder B continued to refer to its range of $26.00 to $28.00 per share, when pressed for greater specificity earlier that day, the representatives of Bidder B stated that, given the status of Bidder B’s due diligence, its indication remained a range, but that if a single value was required for comparison purposes, Bidder B’s offer could be viewed as the midpoint of that range (i.e., $27.00 per share). The Board then discussed with the representatives of Goldman Sachs whether Avid should pursue a transaction with STG, among other things, as STG’s offer price of $27.05 remained higher than the midpoint of Bidder B’s range, STG had substantially progressed the draft merger agreement, the other transaction documents and its due diligence review (whereas Bidder B had at least three weeks of remaining due diligence, Bidder B had not conducted any legal due diligence and there was no assurance that, after conducting its due diligence, Bidder B would submit an offer higher than $27.05 per share, or at all) and, as a result, STG’s proposal offered greater certainty of execution at a higher price. After the representatives of Sidley Austin provided an overview of the key open issues in STG’s July 31, 2023 draft of the merger agreement, the Board determined not to authorize Avid to enter into exclusivity with either STG or Bidder B at such time. The Board instructed Mr. Rosica to convey to STG that if STG were willing to address the Board’s key issues regarding deal certainty in the draft merger agreement, Avid would work toward executing definitive transaction documents with STG by Avid’s second quarter earnings announcement but that the Board had not authorized exclusive negotiations at this time. The Board also instructed the representatives of Goldman Sachs to relay the Board’s determination that Avid would not be entering into an exclusivity agreement with Bidder B at the time, but that Bidder B should remain in the strategic alternatives process and progress its due diligence review, in order to have an opportunity to execute a Potential Transaction.

Later in the evening of August 1, 2023, Goldman Sachs informed the representatives of Bidder B that Avid was not entering exclusivity with any potential counterparty and that Bidder B remained competitive in the strategic alternatives process. Bidder B then confirmed that it would continue to progress its due diligence review but that it remained unchanged with respect to offer price and timing.

In the morning of August 2, 2023, Mr. Rosica, as instructed by the Board, informed a representative of STG of the Board’s position, and Messrs. Rosica and a representative of STG also discussed having Sidley Austin and Paul Hastings narrow the remaining issues in the draft merger agreement.

Later in the day of August 2, 2023, Sidley Austin delivered to Paul Hastings revised drafts of the merger agreement, which included a request to specify which non-director individuals were expected to sign a voting agreement, equity commitment letter and limited guarantee.

Later in the day of August 2, 2023, representatives of Bidder B informed Goldman Sachs that Bidder B had determined to pause spending money on due diligence efforts for a week but that it would be ready to resume work expeditiously if Avid did not announce a transaction in connection with Avid’s second quarter earnings announcement.

Prior to the open of trading on August 3, 2023, Avid issued a press release announcing that it would be releasing its second quarter earnings and holding a conference call to discuss such earnings after the close of trading on August 9, 2023.

On August 3, 2023, the Board held a regularly scheduled in-person meeting in Burlington, Massachusetts, which representatives of Goldman Sachs and Sidley Austin attended by videoconference, and during which the Board reviewed and discussed various matters, including the strategic alternatives process and the recent developments with respect thereto. During the meeting, the representatives of Goldman Sachs provided an update regarding the status of discussions with each of STG and Bidder B, including STG’s timeline for obtaining financing commitments by August 8, 2023. The members of the Board discussed the path forward in the strategic alternatives process and the ongoing preparation for all potential scenarios, including in the event that a transaction was not executed prior to Avid’s second quarter earnings announcement or at all.

During the trading day on August 3, 2023, there were media reports that Avid was in advanced discussions with respect to a potential sale process with STG and another potential counterparty (the “August media reports”).

On August 3, 2023, the closing price per share of Avid common stock was $27.32 per share.

In the afternoon of August 3, 2023, Sidley Austin and Paul Hastings, along with Alessandra Melloni, Avid’s Chief Legal Officer, discussed the draft merger agreement and the key remaining issues therein.

In the afternoon of August 3, 2023, the Impactive Capital stockholders’ outside counsel provided Sidley Austin with comments on the draft voting agreement, which Sidley Austin forwarded to Paul Hastings.

In the evening of August 3, 2023, Paul Hastings sent Sidley Austin revised drafts of the merger agreement, which specified which non-director individuals STG expected to sign a voting agreement, the equity commitment letter and the limited guarantee.

On August 3, 2023, representatives of Goldman Sachs and a representative of STG discussed the August media reports and other matters relating to the strategic alternatives process.

In the morning of August 4, 2023, the Working Group held two videoconference meetings, with representatives from management, Goldman Sachs and Sidley Austin in attendance. The members of the Working Group discussed Goldman Sachs’ recent discussions with STG following the August media reports, the impact of the August media reports on the strategic alternatives process and the recent call between Sidley Austin and Paul Hastings on the draft merger agreement, including that a number of open points remained in the draft merger agreement that impacted deal certainty. The members of the Working Group and the representatives of Sidley Austin also discussed the open issue as to which, if any, non-director individuals would be required to execute voting agreements. Following discussion, the Working Group determined that Mr. Rosica would convey to STG that Avid had a preference, but not a need, to execute definitive transaction documents by Avid’s second quarter earnings announcement and given STG’s offer price, Avid was not prepared to enter into a transaction on what Avid believed to be unfavorable deal terms relating to deal certainty and other matters.

On August 4, 2023, Mr. Rosica, as instructed by the Working Group, spoke with a representative of STG regarding the status of the transaction and negotiations, and Mr. Rosica delivered the messages as instructed by the Working Group.

On August 4, 2023, representatives of Paul Hastings, Sidley Austin and the Impactive Capital stockholders’ outside counsel held a videoconference meeting to discuss the Impactive Capital stockholders’ comments on the draft voting agreement. Later that day, Paul Hastings confirmed that STG had agreed to the form of voting agreement as revised by the Impactive Capital stockholders.

On August 5, 2023, Sidley Austin sent Paul Hastings revised drafts of the merger agreement, which included a note indicating that only the directors of Avid and Impactive Capital would be signing voting agreements, equity commitment letter and limited guarantee.

On August 6, 2023, Paul Hastings sent Sidley Austin revised drafts of the equity commitment letter and limited guarantee, which Sidley Austin and Paul Hastings thereafter agreed as the substantially final forms of the equity commitment letter and the limited guarantee.

In the early morning of August 7, 2023, Paul Hastings sent Sidley Austin drafts of the debt commitment letter and fee letter.

In the morning of August 7, 2023, representatives of Avid, STG, Sidley Austin and Paul Hastings held a videoconference meeting to discuss the key remaining issues in the draft merger agreement (principally related to deal certainty) and the parties’ respective positions thereon.

In the afternoon of August 7, 2023, Paul Hastings sent Sidley Austin a revised draft of the merger agreement, and Sidley Austin sent Paul Hastings comments on the debt commitment letter and fee letter.

On August 7, 2023, prior to the Board meeting, Avid and Goldman Sachs executed the Goldman Sachs engagement letter, which reflected the terms that the Board had approved on May 19, 2023.

In the evening of August 7, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, the representatives of Sidley Austin discussed with the Board the Board’s fiduciary duties in connection with a potential change in control and related matters. The representatives of Sidley Austin also discussed the terms of the draft merger agreement and other transaction documents, noting differences from the auction draft and open issues, several of which pertained to deal certainty. The representatives of Sidley Austin also noted that, based on earlier discussions with Paul Hastings, STG was willing to accept as part of a compromise on the key remaining issues that for purposes of determining whether there has been a “Company Material Adverse Effect” the effects of the WGA and SAG-AFTRA strikes would be excluded (and without regard to any disproportionate impact on Avid as compared to other companies in Avid’s industry). The Board provided guidance with respect to the open issues, emphasizing that the Board was not willing to authorize Avid to enter into a transaction without sufficient deal certainty. The Board also expressed an expectation that STG would indemnify any of Avid’s directors or officers who executed voting agreements for any liability resulting from such agreements.

During the meeting, management confirmed that there had been no changes to Avid’s projections since the July Financial Projections had been accepted by the Board, and Mr. Rosica confirmed that no discussions had taken place regarding post-closing roles or compensation of management. After a discussion of the updated relationship disclosure letter that had been delivered by Goldman Sachs to the Board (which was substantially similar to the relationship disclosure letter provided in May 2023), the representatives of Goldman Sachs then reviewed Goldman Sachs’ updated preliminary financial analysis, which was based on the July Financial Projections.

Following the Board meeting, the representatives of Sidley Austin delivered to Paul Hastings a list of remaining issues in the draft merger agreement and Avid’s position thereon, as discussed at the August 7 Board meeting. In the evening of August 7, representatives of Sidley Austin and Paul Hastings discussed, among other matters, the Board’s request that STG indemnify any of Avid’s directors or officers who executed voting agreements for any liability resulting from such agreements, with the representatives of Paul Hastings conveying STG’s position that STG would not be providing any such indemnity.

In the morning of August 8, 2023, a representative of Paul Hastings informed Sidley Austin that STG did not expect to be in a position to execute definitive transaction documents until after the close of trading on August 9. During the course of the day on August 8, discussions ensued among members of the Working Group, management and the representatives of Sidley Austin and Goldman Sachs regarding next steps in the strategic alternatives process and the change in STG’s timing. Following discussion, the Working Group directed Mr. Rosica to speak with STG to gather further information with respect to STG’s ability to execute definitive transaction documents prior to Avid’s second quarter earnings announcement, as well as to speak with the representatives of Bidder B to ascertain Bidder B’s willingness to reengage in the strategic alternatives process if Avid did not announce on August 9 that it had entered into a Potential Transaction.

Also that morning, each of Avid, STG and Goldman Sachs were contacted by a reporter about a potential story regarding the potential sale of Avid to STG for more than $27.00 per share.

Later that day, Mr. Rosica, as instructed by the Working Group, spoke with representatives of STG. The parties discussed the leak of information and the status of STG’s financing. After Mr. Rosica told the representatives of STG that if Avid did not announce a transaction with STG prior to Avid’s second quarter earnings announcement, “all bets were off,” and the representatives of STG indicated that they believed STG could finalize its financing by 4:00 p.m. EDT the next day.

During the afternoon of August 8, 2023, Mr. Rosica, as instructed by the Working Group, spoke with a representative of Bidder B to determine whether Bidder B would be interested in reengaging in the strategic alternatives process if Avid did not announce the next day that it had entered into definitive agreements with respect to a Potential Transaction, and the representative of Bidder B indicated that, although it would take a few days for Bidder B’s advisors to reengage, Bidder B would be willing to reengage in the strategic alternatives process.

In the evening of August 8, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, Mr. Rosica provided an update regarding developments with STG and Bidder B. Following discussion, including with respect to a detailed timeline for August 9, the Board determined to give STG until 2:00 p.m. EDT to resolve all remaining issues in the draft merger agreement and deliver STG’s signature pages to all transaction documents to be held in escrow pending Board approval of the transaction and the release of Avid’s signature pages. The Board also provided guidance regarding the remaining open terms of the draft merger agreement and determined that, given that STG was not prepared to indemnify any of Avid’s directors or officers in connection therewith, none of Avid’s directors (other than Mr. Asmar in his capacity as an Impactive Capital representative and stockholder) or officers would enter into a voting agreement with STG. The Board also determined that if STG did not deliver its signature pages by the deadline, Avid would (i) announce in connection with its second quarter earnings that the Board was actively pursuing strategic alternatives and (ii) engage with Bidder B, potentially on an exclusive basis. Further, the Board directed that each of Mr. Wallace, on behalf of the Board, and Goldman Sachs and Sidley Austin contact the representatives of STG and Paul Hastings, respectively, to relay the Board’s position regarding timing and consequences of failing to meet the 2:00 p.m. EDT deadline, which each did shortly following the conclusion of the meeting.

In response to the outreach following the Board meeting, representatives of STG confirmed that STG was committed to working toward execution of definitive transaction documents shortly following the close of trading on August 9 and that STG would work with Avid to resolve all remaining issues in the draft merger agreement expeditiously.

Later in the evening of August 8, 2023, representatives of Avid, STG, Sidley Austin and Paul Hastings held a videoconference meeting to discuss the key remaining issues in the draft merger agreement and the parties’ respective positions with respect thereto, during which STG agreed that none of Avid’s directors (other than Mr. Asmar in his capacity as an Impactive Capital representative and stockholder) or officers would enter into a voting agreement with STG.

In the early morning of August 9, 2023, Paul Hastings sent Sidley Austin a revised draft of the merger agreement reflecting the discussions among the parties during the evening of August 8, including that for purposes of determining whether there has been a “Company Material Adverse Effect” the effects of the WGA and SAG-AFTRA strikes would be excluded.

Later in the morning of August 9, 2023, Sidley Austin confirmed with Paul Hastings that no material issues remained in the draft merger agreement and it was in substantially final form. In addition, Paul Hastings sent Sidley Austin an executed debt commitment letter and fee letter from Sixth Street and Silver Point and confirmed to Sidley Austin that its equity financing was also secured.

In the afternoon of August 9, 2023, Paul Hastings and Sidley Austin confirmed that all transaction documents were in final form and Paul Hastings provided Sidley Austin with STG’s signature pages in escrow prior to the 2:00 p.m. EDT deadline.

During the trading day on August 9, 2023, there were media reports that STG was nearing a deal to acquire Avid for “just over $27 per share in cash.” The closing price per share of Avid common stock on August 9, 2023 was $26.55.

In the afternoon of August 9, 2023, the Board held a videoconference meeting with representatives from management, Goldman Sachs and Sidley Austin in attendance. During the meeting, representatives of Goldman Sachs and Sidley Austin provided an update regarding negotiations with STG, and the representatives of Sidley Austin reviewed with the Board the key changes to the transaction documents since the August 7 Board meeting, noting that no open issues remained. The representatives of Goldman Sachs reviewed Goldman Sachs’ financial analysis of the $27.05 in cash per share of Avid common stock to be paid to the holders of Avid common stock pursuant to the merger agreement. The representatives of Goldman Sachs delivered to the Board Goldman Sachs’ oral opinion, subsequently confirmed in writing, that, as of August 9, 2023 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to Avid stockholders pursuant to the merger agreement was fair from a financial point of view to such Avid stockholders. See the section of this proxy statement entitled “—Opinion of Avid’s Financial Advisor” beginning on page 59 for a detailed discussion of Goldman Sachs’ opinion.

Following discussion, the Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement shortly following the close of trading.

Following the conclusion of the Board meeting, concurrently with the delivery of the voting agreement executed by the Impactive Capital stockholders and the equity commitment letter, the parties executed the merger agreement, the limited guarantee and the voting agreement.

Shortly thereafter, Avid issued a press release announcing the execution of the merger agreement.

Recommendation of the Board

At the special meeting of the Board held on August 9, 2023, after careful consideration, including discussions with Avid’s management and Avid’s legal and financial advisors, the Board unanimously:

●	determined and declared that the merger agreement and the consummation by Avid of the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Avid and its stockholders;

●	approved and declared advisable the execution, delivery and performance of the merger agreement and, subject to the adoption of the merger agreement by Avid stockholders, the consummation by Avid of the transactions contemplated by the merger agreement, including the merger;

●	directed that a proposal to adopt the merger agreement be submitted to a vote at a special meeting of Avid stockholders; and

●	upon the terms and subject to the conditions set forth in the merger agreement, resolved to recommend that Avid stockholders vote “FOR” the adoption of the merger agreement.

Reasons for Recommending the Adoption of the Merger Agreement

In the course of evaluating the merger agreement and the transactions contemplated by the merger agreement, including the merger, and in determining to recommend that Avid stockholders adopt the merger agreement, the Board consulted with Avid’s senior management team, Avid’s outside legal counsel, Sidley Austin, and Avid’s independent financial advisor, Goldman Sachs, and considered and evaluated a variety of factors over the course of 21 meetings of the Board and an additional 13 meetings of the Transaction Working Group since the Board began preliminary discussions regarding the possibility of exploring strategic alternatives on November 15, 2022, including the following factors, each of which the Board believes supports its unanimous determination:

●	Merger Consideration. The Board evaluated the attractiveness of the merger consideration and the financial terms of the merger agreement. In particular, the Board considered the following:

○	The per share merger consideration represented:

■	A 32.1% premium over the closing price per share of Avid common stock on May 23, 2023 (the last trading day prior to the release of initial media reports that Avid may be exploring a sale);

■	A premium of 12.8% to the 30-day volume-weighted average closing price per share of Avid common stock reported prior to May 23, 2023 (the last trading day prior to the release of initial media reports that Avid may be exploring a sale);

■	A premium of 7.3% to the 30-day volume-weighted average closing price per share of Avid common stock reported prior to August 2, 2023 (the last trading day prior to the release of subsequent media reports that Avid may be exploring a sale);

■	A discount of 19.0% to the highest closing price per share of Avid common stock, and a premium of 36.7% to the lowest closing price per share of Avid common stock, over the 52-week period ended August 9, 2023; and

■	An implied total enterprise value of $1.404 billion, which represents a multiple of 13.9x EV / ‘23E Adj. EBITDA.

○	The $27.05 per share merger consideration is a fixed cash amount, providing Avid’s stockholders with certainty of value and liquidity immediately upon the closing of the merger, eliminating the risks and uncertainties for Avid’s stockholders of long-term business and execution risk, as well as risks related to the financial markets generally (including the potential recessionary pressures in the U.S. and in Europe, the Middle East and Africa (EMEA), the increased volatility resulting from escalating political and global trade tensions and industry conditions, and the current and potential impact of such factors in both the near term and long term on the industries in which Avid operates), in comparison to the risks and uncertainties that would be inherent in remaining a stand-alone public company or in engaging in a transaction in which all or a portion of the consideration is payable in stock or in which Avid sold one or more of its product lines.

○	The Board’s belief that the $27.05 per share merger consideration represented the best and highest risk-adjusted return reasonably available to Avid’s stockholders, taking into account the indications of interest received by Avid in the strategic alternatives process and Avid’s financial plan, prospects and market position and overall industry conditions, including that the compression of valuation multiples for the industry could be prolonged.

○	The $27.05 per share merger consideration was the result of negotiations and two price increases by Parent from its June 22, 2023 offer of $25.00 per share of Avid common stock and the Board’s belief that the $27.05 per share merger consideration represented the best and highest consideration that Parent was willing to pay and there was substantial risk of losing STG’s final offer of $27.05 per share if Avid continued to pursue a higher price.

○	The $27.05 per share merger consideration was in excess of the midpoint of the range of potential prices per share submitted by Bidder B in its non-binding indication of interest and without the related risks and uncertainties.

●	Sales Process; Potential Counterparties. The Board considered the competitive exploratory process engaged in by Avid, in which representatives of Goldman Sachs, at the direction of Avid, contacted 30 parties that the Board determined, after consultation with Goldman Sachs, as the most likely to have the interest and financial resources to undertake and complete a strategic transaction with Avid, Avid entered into confidentiality agreements with 22 potential counterparties, including both financial and strategic potential acquirers, and Avid received written initial indications of interest from three potential counterparties (inclusive of STG). The Board also considered that, although 11 additional potential counterparties contacted Avid or Goldman Sachs following the May 24, 2023 initial release of media reports regarding a possible sale of Avid and Avid entered into confidentiality agreements with six of such potential counterparties, none of such potential counterparties submitted a written indication of interest. The Board also considered the universe of potential purchasers in light of Avid’s size and unique line of business, as well as the ability of such potential purchasers to obtain committed acquisition financing in the current economic climate and interest rate environment. Given such process and the fact that any other potentially interested parties likely would have contacted Avid or Goldman Sachs after the May 24, 2023 and August 3, 2023 releases of media reports regarding a possible sale of Avid, the Board believed that it was unlikely that any other potential counterparty would be willing to acquire Avid at an all-cash price in excess of the $27.05 per share merger consideration. Further, the Board considered that it had received a non-binding indication of interest from Bidder B for a possible transaction at a range of $26.00 to $28.00 per share but that Bidder B’s due diligence was in its preliminary phases and required several more weeks to complete, the markup of the auction draft of the merger agreement received from Bidder B was largely incomplete and there was no assurance that Bidder B would ever acquire all of the outstanding fully-diluted shares of Avid common stock, including for more than $27.05 per share, or at all.

●	Historical Performance, Stand-Alone Company Risks and Prospects and Strategic Alternatives.

○	The Board considered Avid’s current and historical financial condition, results of operations, assets and business, Avid’s financial plan and prospects if it were to remain an independent public company, the risks associated with achieving and executing upon Avid’s financial plan, Avid’s historical experience in achieving its projections and the other risks disclosed under the section entitled “Risk Factors” in Avid’s most recent annual report on Form 10-K.

○	The Board considered the possibility of continuing to operate Avid as an independent public company, including the related risks and uncertainties and the prospects for Avid going forward as an independent public company, including the following:

■	The risks and benefits of remaining independent and the uncertainties associated with pursuing Avid’s strategic business plan in the near and long term, including Avid’s ability to develop and market new products, expand its cloud offerings, transition to a recurring revenue-based model through a combination of subscription offerings, maintenance contracts and long-term agreements and generate revenues in line with market expectations and the Financial Projections;

■	Potential expansion opportunities, including into new business or product lines, through acquisitions or through internal research and development efforts, and the costs, benefits and risks that may be attendant thereto;

■	The potential constraints on Avid’s leverage as a publicly traded company and their impact on Avid’s ability to access capital markets and pursue organic and inorganic growth opportunities;

■	Avid’s market position and overall industry conditions, including Avid’s current and planned product offerings, the need to consistently offer innovative products and solutions in response to a dynamic, highly competitive and rapidly evolving market demand, customer pricing pressures, deceleration in Avid’s revenue the depth of resources of certain of Avid’s competitors and the ongoing WGA and SAG-AFTRA strikes;

■	General industry, economic and market risks and conditions, including challenging global macroeconomic conditions, that could reduce the market price of shares of Avid common stock, including whether the public markets will appropriately value Avid’s ongoing progress executing its business plan and whether the market price for Avid common stock would remain volatile; and

■	The Board’s belief that, following the May 24, 2023 and August 3, 2023 releases of media reports regarding a possible sale of Avid, entering into the merger agreement in the third quarter of 2023 would help to limit the negative effects of such media reports on Avid’s relationships with its employees, customers, suppliers and channel partners, among other parties, as well as other disruption to Avid’s business caused by such media reports, and thereby to increase the consideration reasonably available to Avid’s stockholders in a potential transaction.

○	The Board also considered the strategic review process conducted by the Board, which included in addition to a possible sale of Avid:

■	A review of other strategic alternatives, including the possibility of Avid continuing to operate as a public company under various alternative strategic plans;

■	A review of the range of possible benefits to Avid’s stockholders of the various strategic alternatives and the timing and the costs, risks and likelihood of accomplishing the goals of any of these alternatives;

■	An assessment by the Board of the likelihood of the above-described strategic alternatives presenting superior opportunities for Avid, or being reasonably likely to create greater value for Avid’s stockholders, than the merger; and

■	The Board’s belief that none of the above-described strategic alternatives were more favorable to Avid’s stockholders than the merger.

●	Fairness Opinion from Goldman Sachs. The Board considered the financial analyses reviewed and discussed with the Board by representatives of Goldman Sachs on August 9, 2023 and the oral opinion of Goldman Sachs delivered to the Board, subsequently confirmed in writing, that, as of August 9, 2023 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to Avid stockholders pursuant to the merger agreement was fair from a financial point of view to such Avid stockholders (as described in the section of this proxy statement entitled “—Opinion of Avid’s Financial Advisor” beginning on page 59).

●	Terms of the Merger Agreement. The Board considered the terms and conditions of the merger agreement and the course of extensive negotiations of the key provisions thereof with Parent, including Avid’s and Parent’s respective representations, warranties and covenants, the conditions to their respective obligations to consummate the merger and their ability to terminate the merger agreement (as described in the section of this proxy statement entitled “The Agreement and Plan of Merger” beginning on page 77). In particular, the Board considered the following:

○	Conditions to Closing the Merger; Likelihood of Closing. The Board considered that the merger was likely to be consummated, including that the merger agreement is subject to specific and limited closing conditions that are customary in nature, Parent’s obligations to use reasonable best efforts to cause the conditions to the merger to be satisfied as promptly as practicable (including, among other things, Parent’s obligation to take any and all actions necessary or advisable with respect to Parent and its subsidiaries (including Avid following the closing) to obtain all consents or approvals under certain competition or antitrust laws) and the expectation that Avid’s stockholders will adopt the merger agreement.

○	Specific Performance Right. The Board considered the fact that Avid is entitled, subject to certain conditions, to specifically enforce the merger agreement, in addition to any other remedies to which Avid may be entitled, and the Board considered the fact that Avid would have the right to specifically enforce, subject to certain conditions, Parent’s rights under the equity commitment letter.

○	Structure; Stockholder Approval. The Board considered that the structure of the transaction as a one-step statutory merger will result in detailed public disclosure and a substantial period of time prior to consummation of the merger during which an unsolicited superior proposal could be submitted to the Board. The Board also considered that completion of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Avid common stock.

○	No Financing Condition. The Board considered the absence of a financing condition and the fact that Parent had represented that, assuming the financing is funded in accordance with the financing commitments, Parent will have sufficient available funds to fund all of the amounts required to be provided by Parent under the merger agreement for the consummation of the transactions contemplated by the merger agreement. As such, the Board considered the fact that, concurrently with the execution of the merger agreement, Parent delivered (i) an equity commitment letter that names Avid as a third-party beneficiary pursuant to which, immediately prior to the closing, the sponsors would provide Parent with an aggregate cash contribution of up to $960,990,025.55 as necessary for Parent to fund the transactions contemplated by the merger agreement and (ii) the limited guarantee in favor of Avid pursuant to which the guarantors guaranteed certain payment obligations of Parent under the merger agreement up to a cap of each guarantor’s pro rata percentage of the guaranteed obligations set forth in the limited guarantee.

○	Committed Financing. The Board considered the fact that Parent has obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing and the reputation of the financing sources, the obligation of Parent to use its commercially reasonable efforts to consummate the financing and Avid’s ability to cause the equity financing sources to fund their contributions as contemplated by the merger agreement and the equity commitment letter, provided that the debt financing has been funded or will fund if the equity funds and all the conditions to closing are satisfied. The Board also considered the requirement that, if the debt financing is not obtained, Parent has an obligation to use commercially reasonable efforts to obtain alternative financing. The Board considered that the terms of the debt commitment letters made it reasonably likely the debt financing would be consummated. The Board also believed that the financing sources would be sufficient to fund the aggregate merger consideration, all fees and expenses payable by Parent, Merger Sub or Avid on the anticipated closing date and the repayment of indebtedness required to be repaid on the closing date.

○	Avid Termination Fee. The Board considered the fact that the Board believed that the Avid termination fee of $39,800,000 payable by Avid to Parent under the merger agreement in certain specified circumstances, or approximately 3.25% of the aggregate equity value of the transactions contemplated by the merger agreement, is reasonable and not preclusive of other offers.

○	Parent Termination Fee. The Board considered the fact that the merger agreement provides that, in the event of a failure of the closing of the merger under certain other specified circumstances, Parent will be obligated pay Avid the Parent termination fee of $84,500,000, or approximately 6.90% of the aggregate equity value of the transactions contemplated by the merger agreement, the payment of which, subject to the limitations described in the limited guarantee, each guarantor has guaranteed its respective portion of based on its pro rata percentage of the guaranteed obligations (as described in the section of this proxy statement entitled “The Agreement and Plan of Merger—Limited Guarantee” beginning on page 100).

○	Regulatory Undertaking. The Board considered that the merger is subject to a waiting period under the HSR Act and certain foreign antitrust and foreign direct investment approvals and clearances and that Parent is obligated to use its reasonable best efforts to consummate the transactions contemplated by the merger agreement, subject to certain limited exceptions.

○	Ability to Respond to Certain Unsolicited Acquisition Proposals. The Board considered Avid’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party if the Board (or any committee thereof) determines in good faith, after consultation with Avid’s outside financial advisors and outside legal counsel, that the third party has made a competing proposal that constitutes or could reasonably be expected to lead to a superior proposal.

○	Ability to Change Recommendation. The Board considered that the merger agreement provides that in certain circumstances, the Board is permitted to change its recommendation that Avid’s stockholders vote in favor of the adoption of the merger agreement and is permitted to terminate the merger agreement, including to enter into an agreement with respect to a superior proposal (as defined in the merger agreement and described in the section of this proxy statement entitled “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” beginning on page 91), subject to the payment to Parent of the Avid termination fee of $39,800,000 in connection with the termination of the merger agreement.

○	Voting Agreement. The Board considered the support for the merger of the Impactive Capital stockholders, which beneficially own approximately 16.3% of the outstanding shares of Avid common stock, as evidenced by the voting agreement. The Board considered that the voting agreement would terminate under certain circumstances, including upon a change of Avid recommendation, thereby permitting the Impactive Capital stockholders to support a superior proposal. The Board also considered that the voting agreement expressly does not preclude any stockholder from exercising its fiduciary duties as an Avid director.

○	Treatment of Employees. The Board considered that the merger agreement included customary provisions related to the treatment by Parent of Avid’s employees after consummation of the merger, which the Board concluded would be of assistance in retaining Avid’s employees prior to closing.

○	Appraisal Rights. The Board considered that completion of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Avid common stock and the availability of appraisal rights under Section 262 of the DGCL to Avid stockholders who do not vote in favor of the adoption of the merger agreement and comply with all of the required procedures under Delaware law, which provides those eligible Avid stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than or the same as the amount such stockholders would have received under the merger agreement.

●	No Management Agreements. The Board considered that, as of the execution of the merger agreement, no members of management (including any members of senior management) were party to any agreements with Parent regarding their post-closing employment with or equity participation in the surviving corporation or its affiliates.

In the course of its deliberations, the Board also considered certain risks and other potentially negative factors concerning the transactions contemplated by the merger agreement, including:

●	No Solicitation of Competing Proposals. The merger agreement prohibits the Board from soliciting or, subject to certain limited exceptions, considering unsolicited proposals, and Parent’s matching rights and Avid’s obligation to pay Parent the Avid termination fee of $39,800,000 if the merger agreement is terminated under certain circumstances could discourage other potential acquirers from making a competing proposal to acquire Avid.

●	Taxable Consideration. For United States federal income tax purposes, the $27.05 per share merger consideration will be taxable to Avid’s stockholders who are entitled to receive such consideration.

●	Financing Failure. The merger may not occur if the financing contemplated by the financing commitments is not obtained (as described in the section of this proxy statement entitled “The Merger—Financing of the Merger” beginning on page 71).

●	No Direct Ongoing Participation in the Surviving Corporation’s Potential Upside. Following the merger, Avid will no longer exist as an independent public company, and Avid’s existing stockholders will not have an opportunity to continue participating in the surviving corporation’s upside as a stand-alone company, including future earnings or growth of the surviving corporation, and will not benefit from any synergies resulting from the consummation of the transactions contemplated by the merger agreement.

●	Specific Performance; Cap on Damages. If the transactions contemplated by the merger agreement are not consummated, Avid’s sole monetary remedy in the event of a breach of the merger agreement by Parent or Merger Sub is generally limited to the receipt of the Parent termination fee of $84,500,000. It may be expensive and difficult to collect or enforce such Parent termination fee, and the success of any such action may be uncertain. Avid is limited to obtaining specific performance or damages in an amount up to the Parent termination fee in the event that Parent does not close when required, and Avid is not able to seek other monetary damages.

●	Interim Restrictions. The merger agreement generally requires Avid to use its reasonable best efforts to conduct its operations in the ordinary course of business and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its material assets, properties, material contracts and business organizations, keep available the services of its current officers and key employees (subject to terminations for “cause”) and maintain existing relations with material customers, suppliers, channel partners, distributors, lessors, licensors, licensees, creditors, contractors and other key persons with whom Avid has significant relationships (subject to certain exceptions), and the merger agreement restricts Avid, without Parent’s consent (not to be unreasonably withheld, delayed or conditioned), from taking certain specified actions until the merger is completed, which restrictions may affect Avid’s ability to execute its business strategies, respond effectively to competitive pressures and industry developments, pursue alternative business opportunities, make appropriate changes to its business and attain its financial and other goals, all of which may adversely impact Avid’s financial condition and results of operations.

●	Potential Failure to Consummate the Merger. The merger might not be consummated in a timely manner or at all, due to a failure of certain closing conditions, many of which are not within Avid’s control, to be satisfied or (if permissible under applicable law) waived, including certain regulatory approvals, and if the merger is not consummated any resulting public announcement of termination of the merger agreement might have a negative effect on the trading price of shares of Avid common stock and Avid’s business operations.

●	Transaction Expenses; Disruption to Operations. Avid has incurred and will incur substantial expenses in connection with entering into the merger agreement and completing the transactions contemplated by the merger agreement, and Avid’s management team and other employees will have expended extensive time and effort and will have experienced significant distractions from their work, potentially disrupting Avid’s business operations, during the pendency of the merger, in each case, regardless of whether the merger is consummated. Moreover, the announcement of the merger agreement and pendency of the merger, or the failure to consummate the merger, may harm Avid’s relationships with its employees and financial professionals (including making it more difficult to attract and retain such employees and financial professionals) and Avid’s relationships with existing and prospective customers, channel partners and suppliers and other third parties.

●	Interests of Directors and Officers. Avid’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Avid’s stockholders (such as change-in-control or termination payments) (as described in the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 64).

●	Fixed Merger Consideration. The transactions contemplated by the merger agreement have a potential outside date as late as six months from the date of the merger agreement (which may be extended in certain circumstances to nine months from the date of the merger agreement), and there is no interest payable on the merger consideration or adjustment for inflation or any other purchase price adjustment regardless of Avid’s performance during the pendency of the merger.

●	Risks of Challenge. Stockholders or others may object to and challenge the merger and take actions that may prevent or delay the closing, including, in the case of stockholders, voting against the adoption of the merger agreement.

The Board concluded that the potentially negative factors associated with the merger were outweighed by the potential benefits that it expected Avid’s stockholders would receive as a result of the merger, including the belief that the merger would maximize the value received by Avid’s stockholders and eliminate the risks and uncertainties affecting Avid’s future prospects as a stand-alone company.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with the Board’s evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented, including the factors described above. The factors above are not necessarily presented in order of importance to the Board and its deliberations. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 20.

Certain Avid Unaudited Prospective Financial Information

Although Avid has from time to time provided limited financial guidance to investors, Avid does not, as a matter of course, otherwise publicly disclose internal projections as to future performance, earnings or other results beyond the then-current annual period (other than key long-term model target ranges) due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of underlying assumptions and estimates. However, in the ordinary course, management prepares a long-term strategic plan, which is periodically updated and reviewed with the Board and reflects Avid management’s financial and business outlook for Avid.

In the ordinary course of business, in January 2023, management discussed with the Board management’s 2023 annual operating plan and five-year plan. In March 2023, management updated the 2023 annual operating plan and five-year plan to reflect more challenging global macroeconomic conditions and the impact of the Adjustment, resulting in a reduction in 2023 revenue largely related to subscription and overall storage revenue, additional cost savings measures, spend reduction programs and revised working capital and tax assumptions for 2023. This update resulted in the March Financial Projections that were accepted by the Board at the March 10, 2023 meeting of the Board, as discussed above in the section of this proxy statement entitled “The Merger – Background of the Merger” beginning on page 30.

At the March 10, 2023 meeting of the Board, the Board directed management to share the March Financial Projections with potential counterparties, including STG, in connection with their consideration and evaluation of a Potential Transaction.

In July 2023, at the request of the Board, management updated the March Financial Projections in light of recent developments with respect to Avid’s business as well as additional information and data gathered by management during the due diligence process with the potential counterparties. Management considered current and expected future market conditions, evolving industry trends and preliminary financial results through June 2023 and determined that it was appropriate to revise the March Financial Projections by, among other things, (1) reducing the forecasted growth rate of Video & Media subscription revenue in the short term to reflect the impact of anticipated industry headwinds, such as the WGA and the SAG-AFTRA strikes and over the longer term due to increasing pressure on media budgets, (2) reducing the projected growth rate of integrated solutions revenue and (3) making revisions to the working capital assumptions resulting in lower cash generated by operating activities. These updates resulted in the July Financial Projections that were accepted by the Board at the July 18, 2023 meeting of the Board, as discussed above in the section of this proxy statement entitled “The Merger – Background of the Merger” beginning on page 30. We refer to the March Financial Projections and the July Financial Projections together as the “Financial Projections.”

At the July 18, 2023 Board meeting, the Board directed management to share the July Financial Projections with the potential counterparties who remained engaged in the strategic alternatives process, including STG, in connection with their consideration and evaluation of a Potential Transaction. The Board further directed representatives of Goldman Sachs to use and rely on the July Financial Projections in connection with Goldman Sachs’s financial analysis and opinion, as described in the section entitled “The Merger – Opinion of Avid’s Financial Advisor” beginning on page 59.

None of the Financial Projections were intended for public disclosure. Nonetheless, a summary of the Financial Projections is included below to provide Avid stockholders with access to information that was made available to the Board, Goldman Sachs, STG and other potential counterparties. Additionally, while Avid management included “Unlevered Free Cash Flow” as a separate line item in the March Financial Projections or the July Financial Projections provided to potential counterparties, this line item was not explicitly included in the March Financial Projections and the July Financial Projections accepted by the Board, which instead included other enterprise cash flow metrics and, with respect to the March Financial Projections, detailed projected financial information with respect to Avid’s future cash flow, including the metrics from which “Unlevered Free Cash Flow” can be calculated.

The Financial Projections

The following is a summary of the March Financial Projections, with dollars in millions:

Summary of the March Financial Projections(1)

	2023F	2024F	2025F	2026F	2027F
Strategic Revenue	$296.4	$363.7	$450.3	$512.9	$574.4
Total Revenue	$461.0	$521.2	$590.1	$652.0	$717.4
Gross Profit	$316.2	$360.7	$419.2	$469.5	$520.0
Adjusted EBITDA	$102.1	$124.2	$160.4	$189.2	$221.4
Unlevered Free Cash Flow	$65.0	$84.7	$120.8	$160.9	$197.3
(1)	See the footnotes to the Summary of the July Financial Projections table below for definitions of Strategic Revenue, Adjusted EBITDA and Unlevered Free Cash Flow.

The following is a summary of the July Financial Projections, with dollars in millions:

Summary of the July Financial Projections

	2023F	2024F	2025F	2026F	2027F
Strategic Revenue(1)	$292.4	$345.0	$414.0	$472.0	$528.6
Total Revenue	$460.6	$506.6	$552.3	$593.7	$632.3
Gross Profit	$305.4	$346.0	$384.4	$414.8	$443.6
Adjusted EBITDA(2)	$101.3	$123.7	$146.8	$158.5	$171.2
Unlevered Free Cash Flow(3)	$59.0	$84.1	$109.0	$122.4	$132.9

(1)	Strategic Revenue represents subscription revenue and maintenance revenue.

(2)	Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, stock-based compensation, restructuring costs, early retirement program costs, acquisition, integration and other costs, efficiency program costs and digital transformation costs.

(3)	Unlevered Free Cash Flow represents Adjusted EBITDA plus non-cash expenses less taxes, capital expenditures and change in working capital.

Important Information Regarding the Financial Projections

The inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by Avid, Goldman Sachs or any other person that the information is material. Moreover, the inclusion of the Financial Projections in this proxy statement should not be regarded as an indication that Avid or the Board, Goldman Sachs or any other recipient of this information, considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and the Financial Projections should not be relied on as such.

The Financial Projections are unaudited and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or United States generally accepted accounting principles (which we refer to as “GAAP”) or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither BDO USA, P.C., Avid’s independent registered public accounting firm (“BDO”), nor any other accounting firm, has compiled, examined or performed any procedures with respect to the Financial Projections, nor has BDO expressed any opinion or any other form of assurance with respect to the Financial Projections or their achievability. The report of BDO USA, LLP (n/k/a BDO USA, P.C.) incorporated by reference in this proxy statement relates to Avid’s historical financial information. It does not extend to any prospective financial information contained in this proxy statement, including the Financial Projections, and should not be read to do so.

Adjusted EBITDA, Non-GAAP Earnings Per Share and Unlevered Free Cash Flow are non-GAAP financial measures. Please see the tables above for a description of how Avid defines these non-GAAP financial measures for purposes of the Financial Projections. Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP Earnings Per Share and Unlevered Free Cash Flow, have limitations as analytical tools, and you should not consider any non-GAAP financial measure in isolation from or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Some of these limitations include the omission of certain material costs, such as depreciation, amortization and interest, necessary to operate Avid’s business. Other companies, including companies in Avid’s industry, may calculate similarly titled non-GAAP financial measures differently, which reduces their usefulness as a comparative measure. You should consider Avid’s non-GAAP financial measures alongside other financial performance measures, including various cash flow metrics, net income and Avid’s other GAAP results.

SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the Financial Projections) in connection with a proposed transaction like the merger when the disclosure is included in a document like this proxy statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not provided to or relied upon by Goldman Sachs for purposes of its financial analysis and opinion or by the Board in connection with its consideration and evaluation of the merger. Further, Avid did not provide STG or any other potential counterparty with a reconciliation of the non-GAAP financial measures included in the Financial Projections to the relevant GAAP financial measures. Accordingly, Avid has not provided in this proxy statement or otherwise a reconciliation of the non-GAAP financial measures included in the Financial Projections to the relevant GAAP financial measures.

The Financial Projections and the underlying assumptions upon which the Financial Projections were based are subjective in many respects and subject to multiple interpretations and frequent revisions attributable to the dynamics of Avid’s industry and based on actual experience and business developments. Although presented with numerical specificity, the Financial Projections are forward-looking statements and reflect various estimates and assumptions, all of which are difficult to predict, subject to significant risks and uncertainties and beyond Avid’s control, including, among others, those described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 20, that could cause the Financial Projections or the underlying assumptions to be inaccurate and for actual results to differ materially from the Financial Projections. Accordingly, there can be no assurance that the projected results contemplated by the Financial Projections will be realized or that actual results will not differ materially from the results contemplated by the Financial Projections, and the Financial Projections cannot be considered a guarantee of future operating results and should not be relied upon as such. The Financial Projections also cover multiple fiscal years, and such information by its nature becomes less reliable with each successive year.

Some or all of the assumptions that have been made in connection with the preparation of the Financial Projections may have changed since the dates on which the Financial Projections were prepared. Neither Avid nor any of its affiliates nor any of their respective officers, directors, advisors or other representatives has made or makes any representation to any Avid stockholder or to Parent or Merger Sub in the merger agreement or otherwise regarding the Financial Projections or Avid’s ultimate performance compared to the information contained in the Financial Projections or that the Financial Projections will be achieved.

Some or all of the assumptions that have been made in connection with the preparation of the Financial Projections may have changed since the dates on which the Financial Projections were prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results contemplated by the Financial Projections will be achieved. The Financial Projections have not been updated or revised to reflect information or results after the dates on which the Financial Projections were prepared or as of the date of this proxy statement, including the impact of negotiating or executing the merger agreement, the effect on Avid of any business or strategic decision or action that has been or will be taken as a result of the execution of the merger agreement or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Financial Projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed in any manner in that context.

Except as required by applicable law, neither Avid, Parent nor any of Avid’s or Parent’s respective affiliates or any other person intends to, and each of them disclaims any obligation to, update, revise or correct the Financial Projections to reflect circumstances existing or events occurring after the dates on which the Financial Projections were prepared or to reflect the existence of future circumstances or the occurrence of future events, even in the event that any or all of the assumptions underlying the Financial Projections are or become wrong or no longer appropriate. These considerations should be taken into account in reviewing the Financial Projections, which were prepared as of earlier dates.

For the foregoing reasons, and considering that the Special Meeting will be held several months after the Financial Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Financial Projections. The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Avid contained in Avid’s public filings with the SEC. Avid urges all of its stockholders to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 121.

Opinion of Avid’s Financial Advisor

Goldman Sachs delivered its oral opinion to the Board, subsequently confirmed in writing, that, as of August 9, 2023, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to Avid stockholders pursuant to the merger agreement was fair from a financial point of view to such Avid stockholders.

The full text of the written opinion of Goldman Sachs, dated August 9, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement. The summary of Goldman Sachs’ opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transactions contemplated by the merger agreement. Goldman Sachs’ opinion is not a recommendation as to how any Avid stockholder should vote with respect to the Merger Agreement Proposal or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

●	the merger agreement;

●	annual reports to stockholders and Annual Reports on Form 10-K of Avid for the five years ended December 31, 2022;

●	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Avid;

●	certain other communications from Avid to its stockholders;

●	certain publicly available research analyst reports for Avid; and

●	the July Financial Projections, which include certain internal financial analyses and forecasts for Avid prepared by Avid’s management, as approved for Goldman Sachs’ use by the Board. See the section of this proxy statement entitled “The Merger—Certain Avid Unaudited Prospective Financial Information” beginning on page 55 for more information regarding the July Financial Projections.

Goldman Sachs also held discussions with members of Avid’s senior management regarding their assessment of the past and current business operations, financial condition and future prospects of Avid; reviewed the reported price and trading activity for the shares of Avid common stock; compared certain financial and stock market information for Avid with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology, media and telecommunications industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the consent of the Board, that the July Financial Projections were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Avid. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Avid or any of its subsidiaries, and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on the expected benefits of such transactions in any way meaningful to its analysis. Goldman Sachs also assumed that the transactions contemplated by the merger agreement will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Avid to engage in the transactions contemplated by the merger agreement, or the relative merits of such transactions as compared to any other strategic alternatives that may be available to Avid (including a non-binding indication of interest from a third party for a possible transaction at range of potential prices per share of Avid common stock that included in the upper portion of such range prices greater than the merger consideration, which non-binding indication of interest, the Board advised Goldman Sachs, it determined not to further pursue because of risks and uncertainties concerning such non-binding indication of interest, including that the midpoint of such range of potential prices per share of Avid common stock was lower than the merger consideration); nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to Avid stockholders, as of the date of the opinion, of the merger consideration to be paid to such Avid stockholders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transactions contemplated by the merger agreement or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with such transactions, including the fairness of such transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Avid; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Avid, or class of such persons, in connection with the transactions contemplated by the merger agreement, whether relative to the merger consideration to be paid to Avid stockholders pursuant to the merger agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Avid common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Avid, Parent or the transactions contemplated by the merger agreement or as to the impact of such transactions on the solvency or viability of Avid or Parent or the ability of Avid or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion, and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 8, 2023, the last trading day before the execution of the merger agreement, and is not necessarily indicative of current market conditions.

Illustrative Present Value of Future Share Price Analysis. Using the July Financial Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Avid common stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for Avid as of December 31 for each of calendar years 2023 through 2025, by applying a range of multiples of illustrative enterprise value (“EV”) to next twelve months’ (“NTM”) adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (which multiples are referred to as “EV/NTM EBITDA” for purposes of this section) of 9.0x to 13.0x to estimates of Avid’s NTM Adjusted EBITDA for each of calendar years 2023 through 2025. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Avid and current and historical trading multiples for certain publicly traded companies, as described in the section of this proxy statement entitled “Opinion of Avid’s Financial Advisor—Selected Publicly Traded Companies Trading Multiples” beginning on page 62. Goldman Sachs then subtracted the amount of Avid’s total debt and added the amount of Avid’s cash and cash equivalents for each of calendar years 2023 through 2025, each as provided by and approved for Goldman Sachs’ use by the management of Avid, from the respective implied enterprise values in order to derive a range of implied equity values as of December 31 for Avid for each of calendar years 2023 through 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Avid common stock for each of calendar years 2023 through 2025, calculated using information provided by and approved for Goldman Sachs’ use by the management of Avid, to derive a range of implied future values per share of Avid. Goldman Sachs then discounted these implied future equity values per share of Avid to June 30, 2023, using an illustrative discount rate of 11.8%, reflecting an estimate of Avid’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $21.59 to $36.02 per share of Avid common stock.

Illustrative Discounted Cash Flow Analysis. Using the July Financial Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Avid to derive a range of illustrative present values per share of Avid common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 11.0% to 12.0%, reflecting estimates of Avid’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2023 (i) estimates of unlevered free cash flow for Avid for calendar years 2023 through 2027 as reflected in the July Financial Projections and (ii) a range of illustrative terminal values for Avid, which were calculated by applying terminal year exit EBITDA multiples ranging from 9.0x to 13.0x, to a terminal year estimate of the Adjusted EBITDA to be generated by Avid, as reflected in the July Financial Projections (which analysis implied perpetuity growth rates ranging from 4.5% to 7.4%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading multiples of Avid and of certain publicly traded companies, as described in the section of this proxy statement entitled “Opinion of Avid’s Financial Advisor—Selected Publicly Traded Companies Trading Multiples” beginning on page 62. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including Avid’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Avid, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived a range of illustrative enterprise values for Avid by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Avid the amount of Avid’s total debt and added the amount of Avid’s cash and cash equivalents, in each case, as of June 30, 2023, and provided by and approved for Goldman Sachs’ use by the management of Avid, to derive a range of illustrative equity values for Avid. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Avid, as provided by and approved for Goldman Sachs’ use by the management of Avid, to derive a range of illustrative present values per share ranging from $21.16 to $31.56.

Premia Paid Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from January 1, 2016 through August 8, 2023 involving a public company in the technology industry globally as the target where the disclosed enterprise values for the transactions contemplated by the merger agreement were $500 million and above. For the entire period, using publicly available information, Goldman Sachs calculated the top third and bottom third premiums of the price paid in the 140 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the applicable transaction. This analysis indicated a top third premium of 45% and a bottom third premium of 28% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 28% to 45% to the closing price per share of Avid common stock of $20.47 as of May 23, 2023 (the last trading day prior to the release of initial media reports that Avid may be exploring a sale) and calculated a range of implied equity values per share of Avid common stock of $26.12 to $29.68.

Selected Publicly Traded Companies Trading Multiples. Using publicly available data, Goldman Sachs reviewed and compared certain financial information for Avid to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the technology, media and telecommunications industry (the “Selected Companies”):

●	Brightcove Inc.

●	Corsair Gaming, Inc.

●	Dolby Laboratories, Inc.

●	Evertz Technologies Limited

●	EVS Broadcast Equipment S.A.

●	Focusrite PLC

●	Haivision Systems Inc.

●	Harmonic Inc.

●	IMAX Corporation

●	Logitech International S.A.

●	Quantum Corporation

●	Seachange International, Inc.

●	Vantiva S.A.

●	Veritone, Inc.

●	Yamaha Corporation

Although such companies are not directly comparable to Avid, such companies were chosen because they are publicly traded companies in the technology, media and telecommunications industry with certain operations, financial characteristics or growth characteristics that, for purposes of analysis, may be considered similar to certain operations, financial characteristics or growth characteristics of Avid.

For Avid and each of the Selected Companies, Goldman Sachs calculated and compared EV/Adjusted EBITDA multiples for calendar years 2023 and 2024, as well as historical EV/NTM EBITDA multiples as of January 1, 2022, March 15, 2023 (the date on which representatives of Goldman Sachs first discussed with the Board their preliminary financial analysis of Avid based on the March Financial Projections), May 1, 2023 (the date on which the initial IOIs were due), May 3, 2023 (the last trading day prior to the date on which Avid released its financial results for the first quarter of the 2023 fiscal year), May 5, 2023 (the trading day immediately following the date on which Avid released its financial results for the first quarter of the 2023 fiscal year) and May 23, 2023 (the last trading day prior to the release of initial media reports that Avid may be exploring a sale), the median of the EV/NTM EBITDA multiples (based on the daily closing prices for such Selected Company) since January 2022, the one-year median of the EV/NTM EBITDA multiples (based on the daily closing prices for such Selected Company) for the one-year period prior to August 8, 2023 and the median of the EV/NTM EBITDA multiples (based on the daily closing prices for such Selected Company) for the period between January 1, 2023 and August 8, 2023 (which are referred to in the table below as “EV/CY 2023 EBITDA,” “EV/CY 2024 EBITDA,” “1/1/2022 EV/NTM EBITDA,” “3/15/2023 EV/NTM EBITDA,” “5/1/2023 EV/NTM EBITDA,” “5/3/2023 EV/NTM EBITDA,” “5/5/2023 EV/NTM EBITDA,” “5/23/2023 EV/NTM EBITDA,” “Median EV/NTM EBITDA Since January 2022,” “1-Year Median EV/NTM EBITDA” and “YTD Median EV/NTM EBITDA,” respectively).

The results of these calculations are summarized as follows:

	EV/CY 2023 EBITDA	EV/CY 2024 EBITDA	1/1/2022 EV/NTM EBITDA	3/15/2023 EV/NTM EBITDA	5/1/2023 EV/NTM EBITDA	5/3/2023 EV/NTM EBITDA	5/5/2023 EV/NTM EBITDA	5/23/2023 EV/NTM EBITDA	Median EV/NTM EBITDA Since January 2022	1-Year Median EV/NTM EBITDA	YTD Median EV/NTM EBITDA
Avid	13.5x	11.0x	18.4x	14.3x	13.9x	13.0x	11.3x	10.5x	14.6x	14.3x	14.1x
Median of Selected Companies	10.6	8.9x	12.9x	9.8x	10.7x	9.8x	9.6x	10.1x	10.6x	10.5x	10.0x

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Avid or Parent or the transactions contemplated by the merger agreement.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view of the merger consideration to be paid to Avid stockholders. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Avid, Parent, Goldman Sachs or any other person assumes responsibility if actual future results are materially different from forecasted future results.

The merger consideration was determined through arm’s-length negotiations between Avid and STG Partners, LLC, an affiliate of Parent (“STG”), and was approved by the Board. Goldman Sachs provided advice to Avid during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Avid or the Board or that any specific amount of consideration constituted the only appropriate merger consideration.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Avid, Parent, any of their respective affiliates and third parties, including Impactive Capital LP, a significant stockholder of Avid (“Impactive”), and STG and any of their respective affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs acted as financial advisor to Avid in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. During the two-year period ended on the date of its opinion, Goldman Sachs’ investment banking business unit (“Goldman Sachs Investment Banking”) has not been engaged by Avid or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended on the date of its opinion, Goldman Sachs Investment Banking has not been engaged by Parent or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to STG and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to RSA Security LLC, a portfolio company of STG, in connection with its sale of a minority stake in August 2021 and as financial advisor to Archer Integrated Risk Management, Inc., a portfolio company of STG, in connection with its sale in April 2023. During the two-year period ended on the date of its opinion, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to STG and/or its affiliates and portfolio companies of approximately $10 million. During the two-year period ended on the date of its opinion, Goldman Sachs Investment Banking has not been engaged by Impactive and/or its affiliates and portfolio companies to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Avid, Parent, STG, Impactive and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs also may have co-invested with STG and Impactive and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of STG or Impactive from time to time and may do so in the future.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement, dated August 7, 2023, Avid engaged Goldman Sachs to act as its financial advisor in connection with the transactions contemplated by the merger agreement. The engagement letter between Avid and Goldman Sachs provides for a transaction fee of approximately $20,000,000, payment of which is contingent upon consummation of the merger. In addition, Avid has agreed to reimburse Goldman Sachs for certain of its reasonable and documented out-of-pocket expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of Directors and Executive Officers in the Merger

In considering the recommendations of the Board with respect to the merger, Avid stockholders should be aware that the directors and executive officers of Avid have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Avid stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby, and in resolving to recommend that Avid stockholders vote “FOR” the adoption of the merger agreement, upon the terms and subject to the conditions set forth therein. For the purposes of the plans and agreements described below, to the extent applicable, the completion of the merger will constitute a change of control, change in control or any term of similar meaning.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

●	the assumed effective time is [ ], 2023, which is the assumed date of the closing of the merger solely for purposes of this merger-related compensation disclosure (the “assumed effective time”);

●	the relevant price per Avid share is $27.05, the Avid cash consideration pursuant to the merger agreement;

●	each executive officer is terminated by Parent without “cause” or resigned for “good reason” (as applicable, and as such terms are defined in the relevant plans and agreements), in each case immediately following the assumed effective time;

●	quantification of outstanding RSUs is calculated based on the outstanding RSUs expected to be held by each executive officer as of the assumed effective time;

●	all unvested RSU awards that are expected to be held by each executive officer as of [ ], 2023 remain unvested as of the assumed effective time;

●	the amounts set forth in the tables below regarding executive officer compensation are based on expected compensation levels as of [ ], 2023; and

●	the board of directors and management team of Parent following the consummation of the merger will consist of the individuals set forth in the section of this proxy statement entitled “The Agreement and Plan of Merger — Organizational Documents; Directors and Officers” beginning on page 78.

Treatment of Outstanding RSU Awards

The merger agreement provides for the following treatment of outstanding RSU awards, including those held by Avid’s directors and executive officers as of the effective time:

●	each vested RSU award will be cancelled and, in exchange therefor, each holder of any such cancelled vested RSU award will be solely entitled to receive, in consideration of the cancellation of such vested RSU award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the number of RSUs subject to such vested RSU award immediately prior to the effective time multiplied by (ii) the merger consideration (less any required tax withholdings in accordance with the terms of the merger agreement).

●	each unvested RSU award will automatically be cancelled and converted solely into a converted cash award (less any required tax withholdings in accordance with the terms of the merger agreement). Each such converted cash award assumed and converted pursuant to the terms of the merger agreement will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding RSU immediately prior to the effective time, with payment forfeited to the extent vesting is not satisfied. However, in the event that Parent or any of its affiliates (including the surviving corporation) terminates the employment or service of the holder of a converted cash award without “cause” (as defined in the section of this proxy statement entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans”), the unvested portion of the holder’s converted cash award will become vested upon such termination and, with respect to unvested RSU awards with a performance-based vesting schedule, the vesting of such awards will be determined based on the current vesting schedules and performance conditions, except that the “ending Company stock price” (for purposes of determining Avid’s total shareholder return) will be equal to $27.05. Parent will pay any portion of a converted cash award that vests to the applicable holder as promptly as practicable following the date on which such portion vests, but in any event within two payroll periods following the date on which the converted cash award vested.

In addition to their outstanding equity awards, which are described in more detail below, Avid’s directors and executive officers may beneficially own shares of Avid common stock. Details regarding the beneficial ownership of Avid’s directors’ and executive officers’ Avid common stock are set out in the section of this proxy statement entitled “Stock Ownership” beginning on page 115.

Summary Tables

Non-Employee Directors

The following table sets forth the outstanding RSUs held by each of Avid’s non-employee directors as of the assumed effective time and the estimated value of such RSUs, based on the merger consideration. Depending on when the effective time occurs, certain of these RSUs may vest or be cancelled, in each case, prior to the effective time in accordance with their terms and independent of the occurrence of the merger. All RSU numbers have been rounded to the nearest whole number.

Non-Employee Director Unvested RSU Awards Summary Table

Non-Employee Director	Number of Unvested Restricted Stock Units (#)	Value of Unvested Restricted Stock Units ($)[1]
Christian A. Asmar	6,203	$167,791
Robert M. Bakish	6,203	$167,791
Paula E. Boggs	6,203	$167,791
Elizabeth M. Daley	6,203	$167,791
Nancy Hawthorne	6,203	$167,791
Daniel B. Silvers	6,203	$167,791
John P. Wallace	6,203	$167,791
Peter M. Westley	6,203	$167,791

Executive Officers

The following table sets forth the unvested RSU awards held by each of Avid’s executive officers as of the assumed effective time (assuming no additional grants are made prior to the effective time) and the estimated value of such unvested RSU awards based on the merger consideration. Depending on when the effective time occurs, certain of these RSUs may vest or be cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All RSU numbers and values have been rounded to the nearest whole number.

Executive Officer Unvested RSU Awards Summary Table

Executive Officer	Number of Unvested Restricted Stock Units (#)	Value of Unvested Restricted Stock Units ($)[1]
Jeff Rosica	197,324	$5,337,614
Kenneth L. Gayron	77,228	$2,089,017
Tom Cordiner	56,602	$1,531,084
Kevin W. Riley	58,705	$1,587,970
Timothy Claman	43,067	$1,164,962
David Toomey	35,694	$965,522
Mariesa Victoria	11,316	$306,097

(1)	Under the merger agreement, each unvested RSU award held by a non-employee director will be automatically cancelled and will become a converted cash award, which is a contingent right to receive from Parent or the surviving corporation a cash payment equal to the product of (i) the number of RSUs subject to such unvested RSU award immediately prior to the effective time multiplied by (ii) $27.05. Such converted cash award shall generally be subject to the same vesting terms that apply to the RSU award prior to the effective time, but with certain accelerated vesting if the holder’s service is terminated by Parent or the surviving corporation without “cause” (as defined in the section of this proxy statement entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans”) prior to the time when such converted cash award is scheduled to vest. It is assumed for purposes hereof that the services of the non-employee directors will be terminated without “cause” immediately at the effective time and the non-employee directors will, therefore, become fully vested in their converted cash awards as of the effective time.

Change in Control Severance Benefits in Executive Officer Employment Arrangements

Employment Agreements and Amended and Restated Offer Letters. Prior to the date of the merger agreement, Avid entered into employment agreements with each of Jeff Rosica and Kenneth Gayron, and amended and restated offer letters with each of Tom Cordiner, Kevin Riley, Timothy Claman, David Toomey and Mariesa Victoria, which provide for certain payments and benefits if such executive officers are terminated by Avid (or a successor) without “cause” or they resign for “good reason” (in each case as defined in the applicable employment agreement or amended and restated offer letter) (each, a “qualifying termination”) within 12 months following a “change in control” of Avid (as defined in the applicable employment agreement or amended and restated offer letter). Specifically, the executive officers are eligible to receive the following benefits upon such qualifying termination, provided that they sign a severance and release agreement provided by Avid within 45 days after their qualifying termination and do not revoke such agreement within that time.

Severance Payment. Within 60 days following the executive officer’s termination of employment, the executive officer will receive a lump sum payment equal to (i) 1.5 times the executive officer’s base salary in effect as of the termination date (2.0 times for Mr. Rosica and 1.0 times for Ms. Victoria), (ii) 1.5 times the executive officer’s target annual bonus in effect as of the termination date (2.0 times for Mr. Rosica and 1.0 times for Ms. Victoria) and (iii) an amount equal to the executive officer’s target annual bonus in effect as of the termination date, pro-rated for the number of months during which the executive officer was employed during the year.

Health Benefits. If an executive officers elect to continue group health coverage under Avid’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the executive officer will receive a lump sum payment equal to the excess of the total monthly premiums for the coverage elected by the executive officer, over the monthly amount that Avid requires similarly situated employees to pay for the same type of coverage, plus any administrative fees, for a period of 18 months (24 months for Mr. Rosica and 12 months for Ms. Victoria). Such lump sum is payable within 60 days after the executive officer’s termination date (74 days for Mr. Rosica).

Outplacement Assistance. The executive officers will receive outplacement assistance with a total value not to exceed $5,000 ($30,000 for Mr. Rosica), with such outplacement assistance services to be provided by the end of the year following the year in which the termination date occurs.

Equity Vesting Acceleration. As described above, in connection with the executive officer’s termination of employment, the executive officer will receive full accelerated vesting of his or her unvested RSU awards as of the executive officer’s last day of employment, with any vesting requirements conditioned upon the achievement of performance goals to be deemed satisfied at the greater of (i) the target level or (ii) the level of performance actually achieved as of the executive officer’s last day of employment; provided that Ms. Victoria’s performance-based RSUs will vest at the target level in all circumstances.

Value of Payments Under Employment Agreements and Amended and Restated Offer Letters

For an estimate of the value of the payments and benefits described above that would become payable to named executive officers under their employment agreements and amended and restated offer letters, see the section of this proxy statement entitled “— Golden Parachute Compensation” below.

Retention RSU Award

In connection with the merger, Avid entered into a retention RSU award (the “retention award”) with Ms. Victoria, under which Avid granted her RSUs with respect to 4,892 shares of Avid common stock subject to the terms and conditions of the retention award. Under the terms of the retention award, 50% of the RSUs will vest as of the effective time, and the remaining 50% will vest on the earliest of (i) the date that is 45 days after the effective time, (ii) the first anniversary of the grant date of the retention award or (iii) a termination of Ms. Victoria’s employment by Avid or one of its subsidiaries without “cause” (as defined in the retention award), provided that she remains employed with Avid or its subsidiaries as of such dates. Based on the assumptions referenced above, it is expected that the retention award will have a value equal to $132,328.60.

Golden Parachute Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of Avid’s named executive officers that is based on, or otherwise relates to, the merger. See the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 64 for additional details regarding the terms of the payments described below.

As discussed above, all of the named executive officers are eligible for certain severance payments and benefits if they are terminated by Avid without “cause” or resign for “good reason” within 12 months following a “change in control” of Avid under the terms of their employment agreements or amended and restated offer letters. The merger will constitute a change in control under the employment agreements and the amended and restated offer letters referenced above.

The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the merger pursuant to all applicable compensation plans or agreements, assuming:

●	the effective time is [ ], 2023 (the assumed effective time);

●	each named executive officer incurs a qualifying termination immediately after the effective time;

●	all unvested RSU awards expected to be held by each named executive officer as of the effective time (and the converted cash awards relating thereto) have not already vested as of such date; and

●	expected compensation levels as of the assumed effective time.

Golden Parachute Compensation

Name	Cash ($)[1]	Equity ($)[2]	Pension/ NQDC ($)	Perquisites/ Benefits ($)[3]	Tax Reimbursement ($)	Other ($)	Total ($)
Jeff Rosica	$2,915,000	$5,337,614		$76,668			$8,329,282

Kenneth L. Gayron	$1,185,000	$2,089,017		$40,001			$3,314,018

Tom Cordiner	$1,228,904	$1,531,084		$16,700			$2,776,688

Kevin W. Riley	$1,114,350	$1,587,970		$32,608			$2,734,928

Timothy Claman	$945,000	$1,164,962		$38,783			$2,148,745

(1)	Cash. The amounts reported in the “Cash” column are attributable to the double-trigger severance arrangements (i.e., the amounts are triggered by the change in control that will occur upon completion of the merger and payment is conditioned upon the named executive officer’s qualifying termination of employment within 12 months following the change in control) under the employment agreements or amended and restated offer letters that Avid entered into with the named executive officers. As discussed in the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 64, such amounts are comprised of a lump sum payment equal to: (i) 1.5 times the named executive officer’s base salary in effect as of the termination date (2.0 times for Mr. Rosica) (base salaries for the named executive officers as of the effective time are: $550,000 for Mr. Rosica, $400,000 for Mr. Gayron, $367,668 for Mr. Cordiner, $234,600 for Mr. Riley and $360,000 for Mr. Claman), (ii) 1.5 times the named executive officer’s target annual bonus in effect as of the termination date (2.0 times for Mr. Rosica) (target bonuses for the named executive officers as of the effective time are: $660,000 for Mr. Rosica, $260,000 for Mr. Gayron, $220,600 for Mr. Cordiner, $234,600 for Mr. Riley and $180,000 for Mr. Claman) and (iii) an amount equal to the named executive officer’s target annual bonus in effect as of the termination date, pro-rated for the number of months during which the named executive officers were employed during the year (with the assumption that such pro-ration will be based on nine months of the current year). Mr. Cordiner is a resident of the United Kingdom and his compensation is paid in British Pounds. The calculations of Mr. Cordiner’s cash payments are based on his salary of £289,051 and his target bonus equal to 60% thereof, which were converted from British Pounds into United States Dollars as of August 30, 2023. It is also assumed that Mr. Cordiner’s cash payments will include his sales commission payments, prorated for nine months of the year, which is equal to $181,052.

(2)	Equity. The amounts reported in the “Equity” column are attributable to converted cash awards payable to the named executive officers with respect to their unvested RSU awards. As discussed in the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 64, named executive officers’ employment agreements or amended and restated offer letters provide for accelerated vesting of unvested RSU awards (including converted cash awards received in the merger with respect to unvested RSU awards) if they experience a qualifying termination within 12 months after a change of control of Avid. The merger will constitute a change in control of Avid under the terms of the employment agreements and amended and restated offer letters, and it is assumed that each of the named executive officers will experience a qualifying termination immediately after the effective time. Therefore, it is assumed that each of the named executive officers will become fully vested in his converted cash awards as of the effective time, and it is further assumed that any converted cash award relating to RSUs that contain performance-based vesting conditions will vest at the greater of (i) the target level or (ii) the level of actual performance as of the effective time.

(3)	Perquisites/Benefits. The amounts reported in the “Perquisites/Benefits” column are attributable to payments for COBRA benefits that the named executive officers are eligible to receive under the terms of their employment agreements or offer letters following their qualifying termination within 12 months after a change in control of Avid. As discussed in the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 64, such amounts are comprised of a payment equal to the excess of the total monthly premiums for the coverage elected by the named executive officer, over the monthly amount that Avid requires similarly situated employees to pay for the same type of coverage, plus any administrative fees, for a period of 18 months (24 months for Mr. Rosica). It is assumed for purposes of the calculation of such amounts that the monthly premium amount plus administrative fees for the coverage elected by the named executive officers (including medical, dental, and vision insurance, as applicable) is $2,703 for Messrs. Rosica and Gayron, $3,166 for Mr. Cordiner, $1,928 for Mr. Riley, and $2,782 for Mr. Claman, and the amount of the monthly premiums that Avid generally requires similarly situated employees to pay for the same type of coverage is $758 for the coverage elected by Messrs. Rosica and Gayron, $2,516 for the coverage elected by Mr. Cordiner, $394 for the coverage elected by Mr. Riley, and $905 for the coverage elected by Mr. Claman. This amount also includes outplacement assistance benefits equal to $5,000 per named executive officer ($30,000 for Mr. Rosica) pursuant to the terms of their employment agreements or offer letters.

Certain Effects of the Merger

If the Merger Agreement Proposal is approved by the affirmative vote of stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting, and the other conditions to the closing are either are satisfied (or, to the extent permitted, waived), Merger Sub will be merged with and into Avid, whereupon the separate corporate existence of Merger Sub will cease, and Avid will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

Following the completion of the merger, all of Avid’s equity interests will be beneficially owned by Parent, and, by virtue of the merger, none of Avid’s current stockholders will have any ownership interest in, or be a stockholder of, Avid, the surviving corporation or Parent. As a result, Avid’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Avid common stock. Following the merger, Parent will benefit from any increase in Avid’s value and also will bear the risk of any decrease in Avid’s value.

At the effective time, each share of Avid common stock issued and outstanding immediately prior to the effective time (other than shares of Avid common stock that are (i) held in treasury by Avid, (ii) owned of record by Avid or any Avid subsidiary, (iii) owned of record by Parent, Merger Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) held by stockholders who are entitled to appraisal rights under Section 262 of the DGCL concerning the right of stockholders to require appraisal of their shares of Avid common stock) will be cancelled and will be automatically converted into the right to receive $27.05 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.

See the sections of this proxy statement entitled “The Merger — Interests of Directors and Executive Officers in the Merger” beginning on page 64 and “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards and Equity Plans” beginning on page 81 for information regarding the effects of the merger on Avid’s outstanding equity awards and Avid’s equity plans.

Avid common stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “AVID.” Following the completion of the merger, shares of Avid common stock will no longer be listed or traded on Nasdaq or any other public market. In addition, the registration of shares of Avid common stock under the Exchange Act will be terminated, and Avid will no longer be required to file periodic and other reports with the SEC with respect to Avid common stock. Termination of registration of Avid common stock under the Exchange Act will reduce the information required to be furnished by Avid to Avid stockholders and the SEC, and will make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Avid, to the extent that such provisions apply solely as a result of the registration of Avid common stock under the Exchange Act.

Consequences if the Merger is Not Completed

If the Merger Agreement Proposal is not approved by the affirmative vote of stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting or if the merger is not completed for any other reason, then holders of shares of Avid common stock will not receive any consideration from Parent or Merger Sub for their shares of Avid common stock. Instead, Avid will remain a publicly-traded company, and Avid common stock will continue to be listed and traded on Nasdaq. Avid expects that its management will operate its business in a manner similar to that in which it is being operated today and that the holders of shares of Avid common stock would continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Avid common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Avid common stock, including the risk that the market price of Avid common stock may decline to the extent that the current market price of Avid common stock reflects a market assumption that the merger will be completed. If the Merger Agreement Proposal is not approved by the affirmative vote of stockholders holding a majority of the outstanding shares of Avid common stock entitled to vote thereon at the special meeting or if the merger is not completed for any other reason there can be no assurance that any other transaction acceptable to us will be offered or that Avid’s business, prospects or results of operations will not be adversely impacted.

In addition, if the merger agreement is terminated under specified circumstances, Avid will be obligated to pay Parent the Avid termination fee of $39,800,000. Upon termination of the merger agreement under certain other specified circumstances, Parent will be obligated to pay Avid the Parent termination fee of $84,500,000. See the section of this proxy statement entitled “The Agreement and Plan of Merger — Expenses; Termination Fees” beginning on page 106 for more information.

Financing of the Merger

Avid anticipates that the total funds needed to complete the merger, including the funds needed to pay Avid stockholders and holders of RSU awards the amounts due to them under the merger agreement, the funds needed to pay all transaction costs and expenses and the funds needed to repay or refinance indebtedness required in connection with the transactions contemplated by the merger agreement, will be approximately $[       ] billion based upon the number of shares of Avid common stock and RSU awards outstanding as of [       ], 2023, and will be funded through a combination of up to $660,000,000 of debt financing and up to $960,990,025.55 of equity financing.

Equity Financing

In connection with the equity financing and as contemplated by the merger agreement, Parent has entered into an equity financing commitment letter, dated as of August 9, 2023 (the “equity financing commitment letter”), by and among STG VII, L.P., STG VII-A, L.P., STG VII Executive Fund, L.P. and STG AV, L.P. (together, the “sponsors”) and Parent.

The equity financing commitment letter obligates the sponsors to provide financing to Parent by purchasing, or causing the purchase of, certain equity securities of Parent with an aggregate purchase price up to $960,990,025.55, solely for the purpose of enabling Parent to fund a portion of the financing required to be paid by Parent or Merger Sub under the merger agreement at the closing, including the fees and expenses related to the transactions contemplated by the merger agreement.

Avid is an express third-party beneficiary of the equity financing commitment letter and for the purpose of causing Parent to enforce the obligations of the sponsors, and, upon the terms and subject to the conditions of the equity financing commitment letter and the merger agreement, has the ability to obtain a decree or order for injunctive relief or specific performance of Parent’s obligations to enforce the equity financing commitment letter if (i) all of the conditions to Parent’s obligations to consummate the merger (other than those conditions that by their terms are only capable of being satisfied on the date of the closing) have been satisfied (or waived) at the time when the closing would have been required to occur pursuant to the terms of the merger agreement, (ii) the debt financing has been funded or would be funded at or prior to the closing if the equity financing is funded at or prior to the closing, (iii) Avid has confirmed in writing that, if specific performance is granted and if the equity financing and debt financing are funded, then it would take all actions required to be taken by Avid to consummate the closing in accordance with the terms hereof and (iv) Parent has failed to consummate the closing within three business days following the later of (A) the date on which the notice described in clause (iii) of this sentence is delivered by Avid and (B) the time when the closing should have occurred pursuant to the terms of the merger agreement.

Debt Financing

Parent has entered into a debt commitment letter, dated as of August 9, 2023 (as may be amended from time to time, the “debt commitment letter”), with Sixth Street Partners, LLC and Silver Point Capital L.P. (each acting for and on behalf of its affiliated funds, related funds and investment vehicles, and together with any additional arrangers appointed pursuant to the terms thereof, collectively the “debt commitment parties”). Pursuant to and subject to the terms and conditions of the debt commitment letter, the debt commitment parties committed to provide a $660,000,000 senior secured credit facility consisting of a $600,000,000 term loan facility (the “Term Facility”) and a $60,000,000 revolving credit facility (the “Revolving Facility”, and together with the Term Facility, collectively the “debt financing”).

The proceeds of the Term Facility will be used (i) to finance all or a portion of the transactions contemplated by the merger agreement (including the payment of fees, premiums, expenses and other transaction costs incurred in connection with the transactions contemplated by the merger agreement and debt financing and the refinancing of certain existing indebtedness of Avid) and (ii) to the extent any such proceeds remain after being applied in accordance with the foregoing clause (i), for working capital purposes.

The proceeds of the Revolving Facility will be used (a) on the closing date (i) to replace, backstop or cash collateralize existing or issue new letters of credit, guarantees or performance or similar bonds, (ii) to provide for ordinary course working capital needs, (iii) to fund the merger and pay transaction costs and expenses and (iv) to fund currency conversion and foreign exchange costs in connection with any borrowing in currency other than U.S. dollars, in an aggregate amount for purposes of clauses (a)(ii) through (iv) not to exceed $15,000,000 and (b) after the closing date for working capital, capital expenditures and other general corporate purposes (including permitted acquisitions and the payment of permitted dividends).

The debt commitment letter terminates automatically on the earliest to occur of (i) the closing date of the merger, (ii) the termination by Parent of the merger agreement prior to the closing of the merger, (iii) five days after the outside date (as defined in the merger agreement as in effect on the date of the commitment letter, including giving effect to extensions contemplated by such definition as in effect on the date of the commitment letter) and (iv) the consummation of the merger without the use of any of the debt financing. To the knowledge of Avid, as of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made as a result of the debt financing described in this proxy statement not being available.

The completion of the merger is not conditioned upon Parent’s or Merger Sub’s receipt of financing.

Limited Guarantee

To induce Avid to enter into the merger agreement, the guarantors executed the limited guarantee. Under the limited guarantee, subject to the limitations described therein, each guarantor has guaranteed its respective portion of the following based on its pro rata percentage of the guaranteed obligations, as set forth in the limited guarantee: the due, punctual and full performance and discharge of payment to Avid of the Parent termination fee, if, as and when it becomes payable under the merger agreement, certain reimbursement and indemnification obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement, damages for a willful breach by Parent or Merger Sub and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) paid or incurred by Avid in enforcing its rights against the guarantors under the limited guarantee provided, however, that the obligations of the guarantors are subject to an aggregate cap on all monetary damages to which Parent and its related parties are exposed (other than pursuant to the confidentiality agreement) equal to the Parent termination fee.

See the section of this proxy statement entitled “The Agreement and Plan of Merger — Limited Guarantee” beginning on page 100 for additional detail regarding the limited guarantee.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the U.S. federal income tax consequences of the merger to beneficial owners of Avid common stock who receive cash for their shares of Avid common stock in the merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of shares in light of such beneficial owner’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation). This summary only addresses shares of Avid common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “Code”) (generally, property held for investment). This summary does not address the U.S. federal income tax consequences to Avid stockholders who demand appraisal rights under Section 262 of the DGCL. This summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. This summary also does not address tax considerations applicable to any stockholder that may be subject to special treatment under the U.S. federal income tax laws, including:

●	a bank, insurance company or other financial institution;

●	a tax-exempt organization or governmental organization;

●	a retirement plan or other tax-deferred account;

●	a partnership, an S corporation or other entity treated as a pass-through entity for U.S. federal income tax purposes (or an investor in such an entity);

●	a mutual fund;

●	a real estate investment trust or regulated investment company;

●	a personal holding company;

●	a dealer or broker in stocks and securities or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of shares of Avid common stock subject to the alternative minimum tax provisions of the Code;

●	a holder of shares of Avid common stock that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

●	a U.S. holder (as described below) that has a functional currency other than the U.S. dollar;

●	a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to avoid U.S. federal income tax;

●	a holder of Avid common stock that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or

●	a U.S. expatriate or a former citizen or long-time resident of the United States.

This summary is based on the Code, the Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect an Avid stockholder. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO AN AVID STOCKHOLDER. WE URGE BENEFICIAL OWNERS OF SHARES OF AVID COMMON STOCK TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY, INCLUDING POSSIBLE CHANGES IN SUCH LAWS OR TREATIES.

The term “U.S. holder” means a beneficial owner of shares of Avid common stock that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

●	an estate that is subject to U.S. federal income tax on its income regardless of its source.

The term “non-U.S. holder” means a beneficial owner of Avid common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns shares of Avid common stock and receives cash for its shares of Avid common stock in the merger, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. The terms “U.S. holder” and “non-U.S. holder” as defined above do not include entities treated as partnerships for U.S. federal income tax purposes. A partner in a partnership holding shares of Avid common stock should consult such partner’s tax advisor regarding the tax consequences to it of receiving cash for its shares of Avid common stock in the merger.

U.S. Holders

General. A U.S. holder’s receipt of cash in exchange for shares of Avid common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder who receives cash in exchange for shares of Avid common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares exchanged. If a U.S. holder acquired a share by purchase, the U.S. holder’s adjusted tax basis in the share generally will be equal to the amount the U.S. holder paid for the share, less any returns of capital that the U.S. holder might have received with regard to the share. Gain or loss will be determined separately for each block of shares of Avid common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the shares is more than one year at the effective time. Long-term capital gain recognized by individuals and other non-corporate persons that are U.S. holders generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting with respect to the U.S. holder’s receipt of cash in exchange for shares of Avid common stock pursuant to the merger. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, properly demonstrates this fact) or (ii) provides a taxpayer identification number (“TIN”) and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign the IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely and appropriate manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

Non-U.S. Holders

General. A non-U.S. holder’s receipt of cash for shares of Avid common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

●	the non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met;

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

●	Avid is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held shares of Avid common stock, and, in the case where shares of Avid common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of the total shares of Avid common stock at any time within the shorter of the five-year period preceding the merger or such non-U.S. holder’s holding period for the shares of Avid common stock.

Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), net of applicable U.S.-source losses from sales or exchanges of other capital assets recognized by such non-U.S. holder during the taxable year even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise properly establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of cash to a non-U.S. holder pursuant to the merger that is effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment effected outside the United States by such a broker if it has certain relationships within the United States. A non-U.S. holder must generally submit an IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely and appropriate manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption. Copies of information returns that are filed with the IRS may also be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR AVID STOCKHOLDERS. AVID STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF AVID COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals Required for the Merger

At any time before or after the effective time, the U.S. Department of Justice (the “DOJ”), the U.S. Federal Trade Commission (the “FTC”), antitrust or investment screening authorities outside of the United States or U.S. state attorneys general could take action under applicable antitrust laws or investment screening laws, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of Avid’s or Parent’s (or its affiliates’) assets or the termination of existing relationships and contractual rights, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws or investment screening laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust or investment screening grounds will not be made or, if such a challenge is made, that it would not be successful.

Completion of the merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and approval by the German Federal Cartel Office, the receipt of certain consents or approvals under applicable investment screening laws (or the expiration or termination of any applicable waiting period thereunder) and the absence of any order or law (other than any antitrust law or investment screening law) prohibiting, making illegal, voiding, enjoining or otherwise preventing the consummation of the merger.

Avid currently expects to obtain during the third and fourth calendar quarter of 2023 all regulatory approvals that are required for the completion of the merger. However, Avid cannot guarantee when any such approvals will be obtained or that they will be obtained at all.

THE AGREEMENT AND PLAN OF MERGER

Explanatory Note Regarding the Merger Agreement

The material provisions of the merger agreement summarized below and elsewhere in this proxy statement are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully in its entirety, as well as this proxy statement in its entirety, including the annexes attached to this proxy statement and the documents and information incorporated by reference in this proxy statement, before making any decisions regarding the merger.

The rights and obligations of the parties to the merger agreement and governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Avid, Parent or Merger Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of Avid, in the public filings that Avid makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 121.

The representations, warranties, covenants and agreements made in the merger agreement by Avid, Parent and Merger Sub are qualified and subject to important limitations agreed to by Avid, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the primary purposes of (i) establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue to a specified degree, due to a change in circumstance or otherwise, and (ii) allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases are qualified by the disclosure letter delivered by Avid in connection with the merger agreement (the “Company disclosure letter”), which such disclosures are not reflected in the text of the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may or may not have been included in this proxy statement. Avid stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Avid, Parent or Merger Sub or any of their respective affiliates or businesses. None of the representations and warranties will survive the effective time, and, therefore, they will have no legal effect under the merger agreement after the effective time. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Avid, Parent and Merger Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the Avid disclosure letter or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

Date of the Merger Agreement

The merger agreement was executed by Avid, Parent and Merger Sub on August 9, 2023 (the “date of the merger agreement”).

The Merger

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into Avid, whereupon the separate corporate existence of Merger Sub will cease, and Avid will continue as the surviving corporation (the “surviving corporation”), and all the property, rights, immunities, powers and franchises of Merger Sub and Avid will vest in the surviving corporation, and all of the debts, liabilities, duties and obligations of Avid and Merger Sub will become the debts, liabilities, duties and obligations of the surviving corporation, in each case, in accordance with Section 259 of the DGCL.

Closing; Effective Time of the Merger

The closing of the merger will take place on the third business day after the date on which each of the conditions set forth in the merger agreement are satisfied, or to the extent permitted by law, waived by the party entitled to waive such condition (other than those conditions that by their terms are only capable of being satisfied on the closing date, but subject to the satisfaction or, if permissible, waiver of such conditions by the party entitled to waive such conditions), by the exchange of electronic signatures and documents, at the officers of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 (or remotely via the electronic exchange of documents), or at such other date, place or time agreed to in writing by the parties to the merger agreement.

Concurrently with the closing, Avid will file a certificate of merger with respect to the merger with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the DGCL. The merger will become effective on the date and time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such other date and time as is agreed between the parties to the merger agreement and specified in the certificate of merger.

Organizational Documents; Directors and Officers

The merger agreement provides that, at the effective time, (i) subject to the terms of the merger agreement with respect to directors and officers indemnification and insurance, Avid’s certificate of incorporation, as in effect immediately prior to the effective time, shall, by virtue of the merger, be amended and restated so as to read in its entirety in the form attached to the merger agreement, and as so amended and restated, will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with applicable law and the applicable provisions of the certificate of incorporation of the surviving corporation, and (ii) the amended and restated by-laws of Avid will be amended and restated in their entirety to read as the by-laws of Merger Sub, as in effect immediately prior to the effective time, and as so amended and restated, will thereafter be the by-laws of surviving corporation (except that references to the name of Merger Sub will be replaced by references to the name of the surviving corporation) until thereafter amended in accordance with applicable law and the applicable provisions of the certificate of incorporation and the by-laws of the surviving corporation.

Additionally, the merger agreement provides that the board of directors of the surviving corporation effective as of, and immediately following, the effective time will consist of the members of the board of directors of Merger Sub as of immediately prior to the effective time, each to hold office in accordance with the applicable provisions of the certificate of incorporation and the by-laws of the surviving corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal. Furthermore, from and after the effective time, the officers of Avid as of immediately prior to the effective time will be the officers of the surviving corporation, each to hold office in accordance with the applicable provisions of the certificate of incorporation and the by-laws of the surviving corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.

Merger Consideration

Outstanding Avid Common Stock

At the effective time, by virtue of the merger and without any action on the part of Parent, Merger Sub, Avid, the holders of any capital stock of Avid or Merger Sub or any other person, except as described below, each share of Avid common stock issued and outstanding immediately prior to the effective time, other than shares of Avid common stock that are (i) held in treasury by Avid, (ii) owned of record by Avid or any Avid subsidiary, (iii) owned of record by Parent, Merger Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) held by stockholders who are entitled to appraisal rights under Section 262 of the DGCL concerning the right of stockholders to require appraisal of their shares of Avid common stock, will be automatically cancelled and converted into the right to receive $27.05 in cash, without any interest thereon and less any required tax withholdings in accordance with the terms of the merger agreement.

Avid-Owned and Parent-Owned Avid Common Stock

At the effective time, by virtue of the merger and without any action on the part of Parent, Merger Sub, Avid, the holders of any capital stock of Avid or Merger Sub or any other person, all shares of Avid common stock that are held in the treasury of Avid or owned of record by Avid or any subsidiary of Avid and all shares of Avid common stock owned of record by Parent, Merger Sub or any of their respective subsidiaries (other than, in each case, such shares held on behalf of a third party) will be cancelled and will cease to exist, with no payment being made with respect thereto.

Merger Sub Capital Stock

At the effective time, by virtue of the merger and without any action on the part of Parent, Merger Sub, Avid, the holders of any capital stock of Avid or Merger Sub or any other person, each issued and outstanding share of capital stock of Merger Sub will be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

Merger Consideration Adjustment

Notwithstanding anything in the merger agreement to the contrary, if, prior to the effective time, the number of outstanding shares of Avid common stock has been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon has been declared with a record date and payment date within said period, the merger consideration will be appropriately adjusted to provide the holders of shares of Avid common stock the same economic effect as contemplated by the merger agreement prior to such event.

Exchange Procedures

The merger agreement provides that prior to the effective time, Parent will deposit with Computershare Trust Company N.A. or another nationally recognized financial institution reasonably acceptable to Avid to act as agent (the “paying agent”), by wire transfer of immediately available funds, an amount in cash equal to the aggregate merger consideration to which Avid stockholders will become entitled in connection with the merger (the “exchange fund”). The exchange fund will be for the benefit of the holders of shares of Avid common stock that are entitled to receive the merger consideration. For purposes of determining the aggregate amount to be so deposited, Parent will assume that no stockholder of Avid will perfect any right to appraisal of such stockholder’s shares of Avid common stock. In the event the exchange fund is insufficient to make the payments contemplated by the merger agreement, Parent will promptly deposit, or cause to be deposited, with the paying agent, by wire transfer of immediately available funds, an amount in cash such that the exchange fund becomes sufficient to make such payments. Funds made available to the paying agent shall be invested by the paying agent, as directed by Parent, in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than 30 days, pending payment thereof by the paying agent to the holders of shares of Avid common stock pursuant to the merger agreement; provided that no investment of such deposited funds will relieve Parent, the surviving corporation or the paying agent from promptly making the payments required by the merger agreement, and following any losses from any such investment, Parent shall promptly deposit with the paying agent by wire transfer of immediately available funds, for the benefit of the holders of shares of Avid common stock, an amount in cash equal to the amount of such losses, which additional funds will be held and disbursed in the same manner as funds initially deposited with the paying agent to make the payments contemplated by the merger agreement. Any interest or income produced by such investments will be payable to Merger Sub or Parent, as Parent directs. Parent shall direct the paying agent to hold the exchange fund for the benefit of the persons entitled to the merger consideration and to make payments from the exchange fund in accordance with the merger agreement. The exchange fund shall not be used for any purpose other than to fund payments pursuant to the merger agreement.

As promptly as practicable after the effective time (but in no event later than the second business day following the effective time), Parent will cause the paying agent to mail to each holder of record of a stock certificate whose shares of Avid common stock were converted into the right to receive the merger consideration pursuant to the merger agreement: (i) a letter of transmittal in customary form (agreed to by Parent and Avid prior to the effective time), which will specify that delivery will be effected, and risk of loss and title to the stock certificates will pass, only upon delivery of the stock certificates (or affidavits of loss in lieu thereof) to the paying agent and (ii) instructions for effecting the surrender of the stock certificates in exchange for the merger consideration. Upon surrender of any stock certificates (or affidavits of loss in lieu thereof) for cancellation to the paying agent, if applicable, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such stock certificates, the holder of such stock certificates will be entitled to receive in exchange therefor the merger consideration into which the shares of Avid common stock formerly represented by such stock certificates were converted pursuant to the merger agreement, and the stock certificates so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of Avid common stock that is not registered in the transfer records of Avid, payment may be made and merger consideration may be issued to a person other than the person in whose name the stock certificates so surrendered is registered, if such stock certificate is properly endorsed or is otherwise in proper form for transfer and the person requesting such payment either pays to the paying agent any transfer and other similar taxes required by reason of the payment of the merger consideration or any other merger consideration to a person other than the registered holder of the stock certificate so surrendered or establishes to the reasonable satisfaction of the paying agent that such taxes either have been paid or are not required to be paid.

Any holder of non-certificated shares of Avid common stock represented by book-entry whose shares were converted into the right to receive the merger consideration at the effective time pursuant to the merger agreement will not be required to deliver a stock certificate or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each such registered holder of non-certificated shares of Avid common stock represented by book-entry will automatically upon the effective time be entitled to receive the merger consideration, and the surviving corporation will cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time (but in no event more than two business days thereafter), the merger consideration for each non-certificated shares of Avid common stock represented by book-entry. Payment of the merger consideration with respect to non-certificated shares of Avid common stock represented by book-entry will only be made to the person in whose name such shares are registered.

No interest will be paid or accrue on any portion of the merger consideration payable upon surrender of any stock certificate (or affidavit of loss in lieu thereof) or in respect of any non-certificated shares of Avid common stock represented by book-entry.

You should not send in your stock certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to stockholders holding certificated shares of Avid common stock if the merger is completed.

Transfer Books; No Further Ownership Rights in Shares.

As of the effective time, the stock transfer books of Avid will be closed, and thereafter there will be no further registration of transfers of shares of Avid common stock on the records of Avid. The merger consideration received will be deemed to have been received in full satisfaction of all rights pertaining to such shares of Avid common stock. After the effective time, the holders of shares of Avid common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares of Avid common stock except as otherwise provided for in the merger agreement or by applicable law. If, after the effective time, any stock certificates formerly representing shares of Avid common stock or any shares of Avid common stock represented by book-entry are presented to the surviving corporation or the paying agent for any reason, they shall be cancelled and exchanged as provided in the merger agreement.

Termination of Exchange Fund; Abandoned Property; No Liability.

At any time following the first anniversary of the effective time, the surviving corporation shall be entitled to require the paying agent to deliver to it any portion of the exchange fund (including any interest received with respect thereto) not disbursed to or claimed by holders of shares of Avid common stock, and thereafter such holders shall be entitled to look only to the surviving corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the merger consideration payable in respect of their shares of Avid common stock in accordance with the procedures set forth in the merger agreement, without interest. None of Parent, the surviving corporation or the paying agent will be liable to any holder of a share of Avid common stock for merger consideration properly delivered to a public official in accordance with any applicable abandoned property, escheat or similar law.

Lost, Stolen or Destroyed Certificates.

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the paying agent) of that fact by the person claiming such stock certificate to be lost, stolen or destroyed, the paying agent or the surviving corporation, as applicable, will issue in exchange for such lost, stolen or destroyed stock certificate the merger consideration into which the shares of Avid common stock formerly represented by such certificate were converted pursuant to the terms of the merger agreement. However, the paying agent may, in its reasonable discretion and as a condition precedent to the payment of any merger consideration, require the owner of such lost, stolen or destroyed certificate to provide a bond in a customary amount.

Treatment of Outstanding Equity Awards and Equity Plans

Vested RSU Awards

The merger agreement provides that at the effective time, and without any action on the part of Parent, Merger Sub, Avid, the holders of any capital stock of Avid or Merger Sub or any other person, each vested RSU award will be cancelled and, in exchange therefor, each holder of any such cancelled vested RSU award will be solely entitled to receive, in consideration of the cancellation of such vested RSU award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the number of RSUs subject to such vested RSU award immediately prior to the effective time multiplied by (ii) the merger consideration (less any required tax withholdings in accordance with the terms of the merger agreement).

Unvested RSU Awards

The merger agreement provides that at the effective time, and without any action on the part of Parent, Merger Sub, Avid, the holders of any capital stock of Avid or Merger Sub or any other person, each unvested RSU award will automatically be cancelled and converted solely into the contingent right to receive from Parent or the surviving corporation a converted cash award (less any required tax withholdings in accordance with the terms of the merger agreement). Each such converted cash award assumed and converted pursuant to the terms of the merger agreement will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding RSU immediately prior to the effective time, with payment forfeited to the extent vesting is not satisfied. However, (x) in the event that Parent or any of its affiliates (including the surviving corporation) terminates the employment or service of the holder of the converted cash award without “cause”, the unvested portion of the holder’s converted cash award will become vested upon such termination; and (y) with respect to unvested RSU awards with a performance-based vesting schedule, the vesting of such awards will be determined based on the current vesting schedules and performance conditions, except that the “ending Company stock price” (for purposes of determined Avid’s total shareholder return) will be equal to the value of the merger consideration.

For purposes of the merger agreement, “cause” has the same meaning as set forth in any unexpired employment, service or offer letter agreement between Parent or one of its affiliates (including the surviving corporation) and the holder of a converted cash award for purposes of providing severance upon a termination without “cause” or, if no such definition for “cause” exists, misconduct including, but not limited to: (a) indictment for, conviction of, or entry of a plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude or dishonesty; (b) participation in a fraud, embezzlement or act of dishonesty to the detriment of Parent or one of its affiliates (including the surviving corporation); (c) material breach of any policy of Parent or one of its affiliates (including the surviving corporation); (d) gross negligence or willful misconduct; (e) material breach of any agreement between the holder and Parent or one of its affiliates (including the surviving corporation), including the holder’s non-disclosure and invention assignment agreement and the surviving corporation’s code of business conduct and ethics; (f) failure by the holder to substantially perform the holder’s duties with Parent or one of its affiliates (including the surviving corporation) (other than any such failure resulting from the holder’s incapacity due to physical or mental illness); or (g) failing or refusing to cooperate, as reasonably requested in writing by Parent or one of its affiliates (including the surviving corporation), in any internal or external investigation of any matter in which Parent or one of its affiliates (including the surviving corporation) has a material interest (financial or otherwise) in the outcome of the investigation.

Stock Plan and Employee Stock Purchase Plan

The merger agreement provides that as of the effective time, the Avid stock plan will terminate, and no further rights with respect to shares of Avid common stock or any other awards will be granted thereunder.

With respect to the Avid stock purchase plan, as promptly as reasonably practicable after the date of the merger agreement and prior to the effective time, the Board (or the compensation committee of the Board) will adopt resolutions or take other actions as may be required to provide that (i) “offerings” (as defined in the Avid stock purchase plan) will be suspended as of the first “offering commencement date” (as defined in the Avid stock purchase plan scheduled to occur after the date of the merger agreement, (ii) no new participants will be permitted to participate in the Avid stock purchase plan from and after the date of the merger agreement and (iii) participants will not be permitted to increase their rate or amount of payroll deductions under the Avid stock purchase plan. Further, prior to the effective time, Avid will take all actions to the extent reasonably necessary to, effective as of the effective time: (x) cause the “exercise date” (as defined in the Avid stock purchase plan) with respect to any “plan period” (as defined in the Avid stock purchase plan) that would otherwise occur on or after the effective time, if any, to occur no later than the earlier of (A) five business days prior to the date on which the effective time occurs or (B) the date on which such plan period otherwise would end (such earlier date, the “final exercise date”), (y) make any pro rata adjustments to the extent reasonably necessary to reflect the shortened plan period, but otherwise treat such shortened plan period as a fully effective and completed plan period for all purposes pursuant to the Avid stock purchase plan and (z) cause the exercise, as of the final exercise date, of each outstanding purchase right pursuant to the Avid stock purchase plan. On the final exercise date, Avid will apply the funds credited as of such date pursuant to the Avid stock purchase plan within each participant’s payroll withholding account to the purchase of whole shares of Avid common stock in accordance with the terms of the Avid stock purchase plan and will cause the remaining accumulated but unused payroll deductions to be distributed to the relevant participants, without interest, as promptly as reasonably practicable following the final exercise date. Immediately prior to and effective as of the effective time, Avid will terminate the Avid stock purchase plan.

Dissenting Shares

Any issued and outstanding shares of Avid common stock held by a person who is entitled to appraisal rights under Section 262 of the DGCL and has complied with all the provisions of the DGCL concerning the right of holders of shares of Avid common stock to require appraisal of such shares (the “dissenting shares”) will not be converted into the right to receive the merger consideration, but will instead become the right to receive such consideration as may be determined to be due to such dissenting stockholder pursuant to the procedures set forth in Section 262 of the DGCL. If such dissenting stockholder withdraws such dissenting stockholder’s demand for appraisal or fails to perfect or otherwise loses its right of appraisal with respect to such shares of Avid common stock, in any case pursuant to the DGCL, such shares of Avid common stock will be deemed not to be dissenting shares and will be deemed to be converted as of the effective time into the right to receive the merger consideration for each such share of Avid common stock, without interest and less any required tax withholdings in accordance with the terms of the merger agreement, and the surviving corporation will remain liable for delivery of the merger consideration for such shares of Avid common stock.

The merger agreement provides that Avid will give Parent (i) prompt notice of any written demands for appraisal of shares of Avid common stock received by Avid, withdrawals of such demands and any other instruments served on Avid pursuant to Section 262 of the DGCL and (ii) the opportunity to participate, at Parent’s sole cost and expense, in all negotiations and proceedings with respect to demands for appraisal pursuant to the DGCL. Avid will not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. “Participate” means that Parent will be kept apprised of the proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of any dissenting shares (to the extent that the attorney-client privilege between Avid and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

Representations and Warranties

Avid, on the one hand, and Parent and Merger Sub, on the other hand, have each made representations and warranties to each other in the merger agreement. The representations and warranties referenced below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to Avid stockholders and may be subject to limitations agreed upon by the parties to the merger agreement, including being qualified by Avid’s disclosures filed with or furnished to the SEC and confidential disclosures made by Avid to Parent and Merger Sub in the Company disclosure letter. The representations and warranties contained in the merger agreement should not be relied upon as characterizations of the actual state of facts or conditions of Avid, Parent, Merger Sub or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the merger agreement will expire at the effective time.

Representations and Warranties of Avid

Avid has made customary representations and warranties to Parent and Merger Sub in the merger agreement regarding aspects of Avid’s business and operations and various other matters pertinent to the merger. The topics covered by Avid’s representations and warranties include, among others, the following:

●	the organization, qualification to do business and good standing of Avid;

●	the Avid subsidiaries, including, among other things, the organization, qualification to do business, good standing, capital structure and absence of restrictions with respect to the capital stock of such subsidiaries;

●	the capital structure, and the absence of restrictions or obligations with respect to the capital stock and other securities, of Avid;

●	Avid’s authority to enter into, and, subject to receipt of the Avid stockholder approval, consummate the transactions contemplated by the merger agreement, including the merger;

●	the absence of conflicts with, or violations of, or consents required under, organizational documents, laws or material contracts, in each case as a result of Avid’s execution or delivery of the merger agreement or the performance by Avid of its covenants and obligations under, or the consummation by Avid of the transactions contemplated by, the merger agreement;

●	the governmental and regulatory approvals required to complete the merger;

●	Avid’s and the Avid subsidiaries’ governmental permits and compliance with law;

●	Avid’s SEC filings since January 1, 2021 and Avid’s financial statements contained in such filings;

●	The information contained in this proxy statement;

●	Avid’s and the Avid subsidiaries’ systems of internal control over financial reporting and disclosure controls and procedures;

●	the absence of any Company material adverse effect (as defined below) since December 31, 2022 and the absence of certain other changes or events since December 31, 2022;

●	the absence of liabilities not disclosed in Avid’s financial statements or otherwise disclosed in the Company disclosure letter;

●	the absence of pending or threatened suits, claims, actions, proceedings or arbitrations or governmental orders;

●	employee benefits matters related to Avid and the Avid subsidiaries;

●	employee and labor matters related to Avid and the Avid subsidiaries;

●	tax matters related to Avid and the Avid subsidiaries;

●	Avid’s and the Avid subsidiaries’ owned and leased real property;

●	matters related to Avid’s and the Avid subsidiaries’ tangible assets;

●	environmental matters related to Avid and the Avid subsidiaries;

●	Avid’s and the Avid subsidiaries’ intellectual property;

●	contracts that would be required to be filed by Avid pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, and other contracts related to Avid and the Avid subsidiaries that are described in the material contracts representations and warranties in the merger agreement (the “material contracts”);

●	matters related to Avid’s and the Avid subsidiaries’ material contracts with material customers, material channel partners and material suppliers;

●	matters related to Avid’s and the Avid subsidiaries’ products;

●	privacy and data security matters related to Avid and the Avid subsidiaries;

●	anti-bribery, anti-corruption and export compliance matters related to Avid and the Avid subsidiaries;

●	insurance coverage related to Avid and the Avid subsidiaries;

●	the opinion of Avid’s financial advisor;

●	the inapplicability of takeover statutes to the merger;

●	the vote of holders of Avid common stock required to approve the merger;

●	the absence of fees or commissions related to brokers, finders or investment bankers, other than those payable to Avid’s financial advisors in connection with the transactions contemplated by the merger agreement;

●	the absence of transactions between Avid or any of the Avid subsidiaries and any affiliate of Avid (but not include any subsidiary of Avid) that would be required to be reported by Avid pursuant to Item 404 of Regulation S-K promulgated under the Securities Act; and

●	matters related to Avid’s and the Avid subsidiaries’ contracts with governmental entities.

Some of Avid’s representations and warranties are qualified by the concept of a “Company material adverse effect.” Under the terms of the merger agreement, a Company material adverse effect means any change, circumstance, event or effect (each, an “effect”) that has had, or would reasonably be expected to have, individually or in the aggregate together with all other effects, a material adverse effect on the business, financial condition or results of operations of Avid and the Avid subsidiaries, taken as a whole. However, none of the following, and no effect arising out of or resulting from the following will constitute or be taken into account in determining whether there has been, a “Company material adverse effect”

●	the entry into or the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement, the performance by Avid or any of its subsidiaries of the merger agreement or the consummation of the transactions contemplated by the merger agreement, in each case, including (i) by reason of the identity of, or any facts or circumstances relating to, Parent, Merger Sub, the guarantors, the sponsors or any of their respective affiliates or any source of debt or equity financing, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of Avid or any of the Avid subsidiaries following the effective time and (iii) the impact of any of the foregoing on any of Avid’s or any of the Avid subsidiaries relationships (contractual or otherwise) with its respective customers, suppliers, vendors, partners (including channel partners), employees or regulators

●	any change in or effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates or any changes therein), or any change in or effect generally affecting any business or industries in which Avid or any of the Avid subsidiaries operates;

●	the suspension of trading in securities generally on the Nasdaq;

●	any development or change in applicable law or GAAP or the interpretation of any of the foregoing;

●	any action taken by Avid or any of the Avid subsidiaries that is expressly contemplated or required by the merger agreement or with Parent’s written consent or at Parent’s request or the failure of Avid or any of the Avid subsidiaries to take any action resulting from Parent’s failure to grant any approval or consent requested by Avid take any action restricted or prohibited by the merger agreement, in and of itself;

●	the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism, or any escalation or worsening of acts of terrorism, armed hostilities or war;

●	any proceeding or actions or claims made or brought by any of the current or former Avid stockholders (or on their behalf or on behalf of Avid, but in any event only in their capacities as current or former stockholders) arising out of the merger agreement or any of the transactions contemplated by the merger agreement;

●	the existence, occurrence, continuation or escalation of any acts of God, force majeure events, any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or weather-related events or any national, international or regional calamity or any civil unrest or any disease outbreak, pandemic (including any effect with respect to COVID-19 or any effects with respect to measures in response to COVID-19) or epidemic;

●	the 2023 Writers Guild of America strike or the 2023 Screen Actors Guild – American Federation of Television and Radio Artists strike; and

●	any changes in the market price or trading volume of the shares of Avid common stock, any changes in the ratings or the ratings outlook for Avid or any of its subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to Avid or any of the Avid subsidiaries or any failure of Avid or any of the Avid subsidiaries to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period ending on or after the date of the merger agreement. The exceptions in this bullet point will not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by the proceeding bullet points) from being taken into account in determining whether a Company material adverse effect has occurred and this bullet point will not be construed as implying that Avid is making any representation or warranty with respect to any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period.

However, with respect to the exceptions described in the second, third, fourth, sixth and eighth bullet points above, such effects may be taken into account to the extent they disproportionately adversely affect Avid and the Avid subsidiaries, taken as a whole, compared to other similarly situated companies operating primarily in the same industries in which Avid and the Avid subsidiaries operate, in which case the incremental adverse impact may be taken into account in determining whether a Company material adverse effect has occurred or would be expected to occur.

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub made customary representations and warranties to Avid in the merger agreement, in each case, subject to customary qualifications and limitations, including representations and warranties relating to the following:

●	the organization and good standing of Parent and Merger Sub;

●	each of Parent’s and Merger Sub’s authority to enter into and consummate the transactions contemplated by the merger agreement;

●	the absence of conflicts with, or violations of, or consents required under, laws, organizational documents or contracts and permits to which Parent or Merger Sub is a party, in each case as a result of Parent’s and Merger Sub’s execution or delivery of the merger agreement or the performance by Parent and Merger Sub of their respective covenants and obligations under, or the consummation by Parent and Merger Sub of the transactions contemplated by, the merger agreement;

●	the governmental and regulatory approvals required to complete the merger;

●	the information contained in this proxy statement;

●	the absence of pending or threatened litigation and outstanding orders which would reasonably be expected to prevent or materially delay the merger;

●	the ownership of Merger Sub by Parent;

●	Merger Sub’s lack of operating activities;

●	the equity financing commitment letter and the equity financing;

●	the debt commitment letter and the debt financing;

●	the limited guarantee;

●	the solvency of Parent, certain affiliates of Parent, the surviving corporation and each subsidiary of the surviving corporation at and immediately following the effective time;

●	the absence of fees or commissions related to brokers, finders or investment bankers in connection with the transactions contemplated by the merger agreement;

●	other than the debt commitment letter, the equity financing commitment letters and the voting agreement, the absence of certain contracts or commitments to enter into a contract between Parent, Merger Sub or any of their respective affiliates, on the one hand, and any director, officer, employee, the specified stockholders or any other Avid stockholder, on the other hand;

●	the absence of ownership of shares of Avid common stock by Parent, Merger Sub or any of their respective affiliates or associates; and

●	the absence of certain foreign ownership and control, including with respect to the governance and operations of Parent.

Covenants Regarding Conduct of Business by Avid Prior to the Merger

Under the merger agreement, Avid agreed that, until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, except (i) as set forth in the Company disclosure letter, (ii) as expressly contemplated or required by any other provision of the merger agreement, (iii) as required by applicable law, any governmental entity of competent jurisdiction or the rules or regulations of the Nasdaq or (iv) with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned), Avid will, and will cause each of the Avid subsidiaries to, use its reasonable best efforts to conduct its operations in the ordinary course of business and, to the extent consistent therewith, Avid will, and will cause each of its subsidiaries to, use its reasonable best efforts to (x) preserve intact its material assets, properties, material contracts and business organizations, (y) keep available the services of its current officers and key employees, subject to terminations for “cause” and (z) maintain existing relations with material customers, suppliers, channel partners, distributors, lessors, licensors, licensees, creditors, contractors and other key persons with whom Avid and the Avid subsidiaries have significant relationships to the extent that Avid or one of the Avid subsidiaries has not, as of the date of the merger agreement, already notified any such person of its intent to modify or terminate such relations. However, no action with respect to the matters addressed by any of the following bullet points will constitute a breach of the foregoing obligations unless such action would constitute a breach of the following bullet points.

Further, Avid agreed that, until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, except as set forth in the Company disclosure letter, as expressly contemplated or required by any other provision of the merger agreement, as required by applicable law, any governmental entity of competent jurisdiction or the rules or regulations of the Nasdaq, Avid will not, and will not permit any of the Avid subsidiaries to, do any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned):

●	amend Avid’s certificate of incorporation or by-laws;

●	except as required by any contract or pursuant to the terms of the Avid stock purchase plan, issue or authorize the issuance of any equity securities in Avid or any Avid subsidiary, or securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights of any kind to acquire any such equity securities or such convertible or exchangeable securities, other than (A) grants of RSU awards in connection with contracts in effect on the date of the merger agreement, including annual grants, new hire grants, promotion grants and retention grants (with all such contracts being set forth in the Company disclosure letter), (B) the issuance of shares of Avid common stock upon the vesting of RSU awards outstanding as of the date of the merger agreement or otherwise permitted to be granted under the merger agreement and (C) the issuance of securities by a subsidiary of Avid to Avid or another Avid subsidiary;

●	adjust, split, combine, recapitalize or reclassify any capital stock or other equity interest of Avid;

●	other than in the ordinary course of business, sell, pledge, dispose of, transfer, lease, license or encumber any property or assets of Avid or any of its subsidiaries that are material to Avid and the Avid subsidiaries, taken as a whole, except (A) sales or dispositions made in connection with any transaction between or among Avid and any of the Avid subsidiaries or between or among the subsidiaries of Avid, (B) for properties or assets not currently used in Avid’s business or (C) in the case of liens, as required in connection with any indebtedness (as defined in the merger agreement) permitted to be incurred pursuant to the ninth bullet point below or that constitutes a permitted lien (as defined in the merger agreement);

●	(A) declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of Avid, whether payable in cash, stock, property or a combination thereof, other than as between Avid and any of the Avid subsidiaries or between the Avid subsidiaries, (B) pledge or encumber any of its capital stock or other equity or voting interests (other than permitted liens) or (C) modify the terms of any of its capital stock or other equity or voting interests;

●	other than (A) in respect of the Avid subsidiaries or (B) in connection with the payment of related withholding taxes, by net exercise or by tendering of shares (or tax withholdings on the vesting or payment of RSU awards), reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of Avid’s equity securities or any options, warrants, securities or other rights exercisable for or convertible into any such equity securities;

●	merge or consolidate Avid or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Avid, other than (A) the merger of one or more Avid subsidiaries with or into one or more other Avid subsidiaries or Avid or (B) in connection with any disposition permitted by the fourth bullet point above;

●	make or offer to make any acquisition of a material business (including by merger, consolidation or acquisition of stock or assets) or enter into any joint venture, partnership or similar arrangement with any third person;

●	incur any indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned Avid subsidiary) for borrowed money, except (A) in connection with restatements, replacements or refinancings of existing indebtedness, (B) for borrowings (including letters of credit (and related guarantees) and surety and performance bonds) in the ordinary course of business, (C) indebtedness between or among Avid and the Avid subsidiaries or between or among the Avid subsidiaries or any credit facility of Avid hereafter created, whether term or revolving indebtedness, on terms substantially the same as those governing Avid’s existing credit facility as it may have been amended, restated, amended and restated, replaced, refinanced, modified or supplemented consistent with this bullet point, (D) indebtedness under any credit facility of Avid in existence as of the date of the merger agreement, (E) for any guarantee by Avid of indebtedness of the Avid subsidiaries or any guarantee by such subsidiaries of indebtedness of Avid or any of the Avid subsidiaries or (F) with respect to any indebtedness not in accordance with the foregoing clauses (A) through (E), for any indebtedness incurred after the date of the merger agreement to fund operations of the business in the ordinary course of business or as expressly contemplated, permitted or required by any provision of the merger agreement, not to exceed $1,000,000 in the aggregate outstanding at any one time;

●	make any loans, advances or capital contributions to, or investments in, any other person (other than any subsidiary of Avid) other than (A) loans made in the ordinary course of business consistent with past practice, (B) loans solely between Avid or any of the Avid subsidiaries or between the Avid subsidiaries, (C) as required pursuant to the terms of any existing contract in effect as of the date of the merger agreement, (D) extended payment terms granted to customers or clients in the ordinary course of business or (E) advances for travel and other out-of-pocket expenses to officers, directors or employees of Avid or any of the Avid subsidiaries in the ordinary course of business;

●	except to the extent required by or to comply with law or the terms of any Avid benefit plan, or as specifically contemplated by the terms of the merger agreement: (A) other than increases in salary and annual bonuses in the ordinary course of business consistent with past practice and changes to broad-based Avid benefit plans in the ordinary course of business consistent with past practice, materially increase the compensation or benefits payable or to become payable to Avid’s directors, officers or employees with an annual base salary less than or equal to $300,000 (or the local currency equivalent thereof), (B) other than in the ordinary course of business in connection with open enrollment periods with respect to any Avid benefit plan or actions otherwise permitted by this bullet point, establish, adopt, enter into, terminate or amend, any material Avid benefit plan (or any plan, policy, contract or arrangement that would be a material Avid benefit plan if in effect on the date of the merger agreement) or take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Avid benefit plan (or any plan, policy, agreement, contract or arrangement that would be an Avid benefit plan if in effect on the date of the merger agreement), (C) grant to any of its current or former employees or service providers any change in control, retention, transaction, stay bonus, tax gross-up, special remuneration, equity or equity-based award, bonus, severance or termination pay, (D) enter into, terminate, amend or modify any employment, consulting, change in control, retention, severance or termination agreement with any of its employees or individual service providers with annual base compensation in excess of $200,000 (or the local currency equivalent thereof) or (E) terminate, engage or hire any employee or individual service provider with an annual base compensation in excess of $200,000 (or the local currency equivalent thereof), other than terminations for cause or terminations of employment in the ordinary course of business of employees or hiring employees to fill positions that are open as of the date of the merger agreement;

●	other than as required by applicable law, enter into, terminate or, other than in the ordinary course of business outside the United States, amend, in any material respect, any collective bargaining, union or works council agreement or other contract with any employee representative body;

●	except to the extent necessary to preserve enforceability of a contract or as otherwise required by applicable law, intentionally waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement obligation of any employee or individual service provider of Avid or any of the Avid subsidiaries;

●	effectuate a “plant closing” or “mass layoff” (each as defined in the Worker Adjustment and Retraining Notification Act of 1988 and all similar applicable laws);

●	(A) make any material change in accounting policies or procedures or (B) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, in each case other than as required by GAAP, applicable law or any governmental entity with competent jurisdiction;

●	make any capital expenditures that in the aggregate exceed $10,000,000, other than capital expenditures contemplated by Avid’s annual budget or forecast;

●	except for non-exclusive licenses granted in the ordinary course of business, sell, license, sublicense, covenant not to assert, assign, transfer, abandon, allow to lapse, exclusively license, otherwise dispose of or grant any rights in any intellectual property material to the business of Avid and the Avid subsidiaries as currently conducted;

●	disclose or abandon any trade secret or confidential information that is intellectual property owned by Avid and material to the business of Avid and the Avid subsidiaries as currently conducted or disclose, make available or deliver any source code for any software of Avid to any person except to a third-party service provider or other agent obligated in writing to (A) maintain the confidentiality of, and not disclose, such source code and (B) use such source code only in the provision of services to Avid and the Avid subsidiaries;

●	engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Avid or other person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would reasonably be expected to have a Company material adverse effect;

●	(A) make or change any tax election or change any method of tax accounting, (B) settle or compromise any tax liability or claim relating to a material amount of taxes, (C) enter into any closing agreement relating to any tax, (D) other than as a result of extending the due date to file a tax return, agree to an extension of a statute of limitations with respect to any tax, (E) surrender any right to claim a material tax refund, (F) prepare any tax return in a manner inconsistent with the past practices of Avid or the Avid subsidiaries with respect to the treatment of items on prior tax returns or (G) file any tax return in a jurisdiction where Avid or any of its subsidiaries did not file a tax return of the same type in the immediately preceding tax period (unless necessitated by new operations in such jurisdiction), in each case described in clauses (A) through (G), that would, individually or in the aggregate, reasonably be expected to be material to Avid and the Avid subsidiaries, taken as a whole;

●	commence any proceeding that is reasonably likely to be material to Avid and the Avid subsidiaries, taken as a whole, other than a proceeding as a result of a proceeding commenced against Avid or any of the Avid subsidiaries, or compromise, settle or agree to settle any proceeding other than (A) compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of the amount set forth in the Company disclosure letter, other than any settlement or conciliation that is covered by insurance or indemnification (which Avid is reasonably expected to receive) above such amount set forth in the Company disclosure letter, in any case, without the imposition of any equitable relief on, or the admission of wrongdoing by, Avid or (B) compromises, settlements or agreements of litigation brought by Avid stockholders and any other third-party litigation against Avid or its directors, officers or other representatives arising out of or relating to the merger in compliance with the terms of the merger agreement;

●	except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other bullet point, (A) enter into any contract which if entered into prior to the date of the merger agreement would be a material contract of a type specified in the merger agreement or (B) modify or amend any material rights under any material contract or terminate any material contract (other than any material contract that has expired in accordance with its terms or terminations in connection with the enforcement of rights as a result of breach of such material contract by the counterparty), in each case in a manner that is adverse in any material respect to Avid or any of the Avid subsidiaries, as applicable;

●	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice, in each case, in any material respect;

●	other than in the ordinary course of business, grant any refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor that exceed $100,000 individually;

●	other than in the ordinary course of business, make any material change to Avid’s or any of the Avid subsidiaries’ written policies or procedures with respect to their processing of personal information, except (A) to remediate any privacy or security issue that Avid or any of the Avid subsidiaries reasonably believes is material, (B) to comply with applicable privacy laws (but with respect to privacy laws that consist of contractual obligations, solely those that are in effect until the earlier of the effective time and the termination of the merger agreement in accordance with its terms (however, any such contractual obligations entered into after the date of the merger agreement must be entered into in accordance with the terms of the merger agreement)) or (C) as otherwise directed or required by a governmental entity;

●	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property; or

●	enter into any contract to do any of the foregoing.

Nothing contained in the merger agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of Avid prior to the effective time. Prior to the effective time, Avid shall exercise, consistent with the terms and conditions of the merger agreement, complete unilateral control and supervision over its business operations.

Restriction on Solicitation of Competing Proposals

Except as set forth below, until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, (i) Avid will, and will cause its and the Avid subsidiaries’ directors, officers, legal and financial advisors to, and will direct and use its reasonable best efforts to cause the other representatives of Avid to, cease and cause to be terminated any solicitations, discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any persons that may be ongoing as of the execution of the merger agreement with respect to any competing proposal made by such person or any of its representatives, or that would reasonably be expected to lead to a competing proposal by such person or its representatives, and (ii) Avid will not, and will cause its and the Avid subsidiaries’ directors, officers, legal and financial advisors not to, and will direct and use its reasonable best efforts to cause the other representatives of Avid not to, (A) initiate, solicit, knowingly encourage or knowingly facilitate the submission of any competing proposal, (B) furnish any non-public information regarding Avid or any of the Avid subsidiaries to any third person in connection with or in response to a competing proposal made, or reasonably expected to be made, by such third person, (C) participate in any discussions or negotiations with any third person with respect to any competing proposal made, or reasonably expected to be made, by such third person, (D) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, a competing proposal or (E) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to a competing proposal, other than, in each case, an acceptable confidentiality agreement.

Notwithstanding anything to the contrary, if, at any time after the date of the merger agreement and prior to the earlier of obtaining the Avid stockholder approval or the termination of the merger agreement in accordance with its terms, (i) Avid has received a written competing proposal from a third person after date of the merger agreement that did not result from a material breach of the non-solicitation provisions described above and (ii) the Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such competing proposal constitutes or could reasonably be expected to lead to a superior proposal, then Avid, the Avid subsidiaries and its representatives may (A) furnish information (including any non-public information), including with respect to Avid and the Avid subsidiaries, to, (B) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Avid and the Avid subsidiaries to, (C) participate or engage in discussions or negotiations with or (D) otherwise facilitate the making of a superior proposal by, in each case, the person making such competing proposal and its representatives in connection with such person’s competing proposal. However, Avid will not, will cause its and the Avid subsidiaries’ directors, officers, legal and financial advisors not to, and will not direct, authorize or knowingly permit other representatives of Avid to, take any of the actions set forth in clauses (A) to (D) above (other than the negotiation of an acceptable confidentiality agreement) until there is an acceptable confidentiality agreement in place. Avid will reasonably promptly (and, in any event, within one business day) provide Parent a non-redacted copy of each acceptable confidentiality agreement that Avid has executed and any non-public information provided to any such person and which was not previously provided to Parent. Avid will not provide (and will not permit any representatives of Avid to provide) any non-public information that Avid’s outside counsel reasonably determines to be competitively sensitive in connection with the actions permitted by the foregoing, except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on Avid.

Except as set forth below, until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, neither the Board nor any committee thereof will (i) effect a change of Avid recommendation or (ii) allow Avid or any of the Avid subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement to effect any competing proposal (other than an acceptable confidentiality agreement) or requiring Avid to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement.

A “competing proposal” is defined in the merger agreement to mean, other than the transactions contemplated by the merger agreement, any indication of interest, proposal or offer from any person, persons or group (other than Parent, Merger Sub or any of their respective affiliates) relating to:

●	any direct or indirect acquisition or purchase from Avid or the Avid subsidiaries, in a single transaction or a series of transactions (whether or not concurrently and whether or not in connection with a single or multiple definitive agreements with such person or persons with respect to such transaction or series of transactions), of (A) 15% or more (based on the fair market value thereof, as determined by the Board (or any committee thereof) in good faith) of assets (including capital stock of the Avid subsidiaries, and by means of any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction to which Avid or any of the Avid subsidiaries is a party) of Avid and the Avid subsidiaries, taken as a whole, (B) 15% or more of the outstanding shares of Avid common stock, or (C) 15% or more (as determined by the Board (or any committee thereof) in good faith) of the consolidated business, revenues or net income of Avid and the Avid subsidiaries, taken as a whole;

●	any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, 15% or more of the outstanding shares of Avid common stock; or

●	any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction to which Avid or any of the Avid subsidiaries is a party pursuant to which (A) any person, persons or group (or the shareholders of any such person(s)) would own, directly or indirectly, 15% or more of the voting securities of Avid or of the surviving entity in a merger involving Avid or the resulting direct or indirect parent of Avid or such surviving entity, other than, in each case, the transactions contemplated by the merger agreement or (B) the owners of outstanding Shares immediately prior to such transaction would own less than 85% of the voting securities of Avid or of the surviving entity in a merger involving Avid or the resulting direct or indirect parent of Avid or such surviving entity, other than, in each case, the transactions contemplated by the merger agreement.

A “superior proposal” is defined in the merger agreement to mean a written competing proposal (with all percentages in the definition of competing proposal changed to 50%) made by any person or persons or group on terms that the Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, and considering such factors as the Board (or any committee thereof) considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), would result in a transaction or series of related transactions that is or are more favorable from a financial point of view to the stockholders of Avid than the transactions contemplated by the merger agreement (including after taking into account: (i) any applicable Avid termination fee and (ii) any revisions to the merger agreement made or proposed in a binding irrevocable written offer to Avid by Parent prior to the time of such determination).

An “acceptable confidentiality agreement” is defined in the merger agreement to mean a confidentiality agreement that contains confidentiality terms no less favorable to Avid than those contained in the letter agreement regarding confidentiality between Avid and STG, dated April 2, 2023 (the “confidentiality agreement”). However, an acceptable confidentiality agreement need not contain a standstill or restriction on exclusive arrangement with financing sources and will not prohibit compliance by Avid with the merger agreement.

Obligations of the Board with Respect to Its Recommendation

Notwithstanding anything to the contrary, at any time prior to obtaining the Avid stockholder approval, the Board (or any committee thereof) may make a change of Avid recommendation (and, if so desired by the Board (or any committee thereof), terminate the merger agreement, in accordance with its terms, in order to cause Avid to enter into a definitive agreement with respect to a superior proposal) if:

●	a competing proposal (that did not result from a material breach of the non-solicitation provisions described above) is made to Avid by a third person and the Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such competing proposal constitutes a superior proposal (it being agreed that such determination in itself by the Board (or a committee thereof) will not constitute a change of Avid recommendation);

●	Avid provides Parent prior written notice at least five business days in advance (the “notice period”) of the intention of the Board (or any committee thereof) to make a change of Avid recommendation (a “notice of change of Avid recommendation”) in response to such superior proposal, which notice will include the material terms and conditions of, and the identity of the person making, such superior proposal, and contemporaneously furnishes copies of the substantially final proposed definitive documents setting forth such superior proposal and any other relevant transaction documents (subject to customary redactions to debt financing commitments) (it being agreed that neither the delivery of the notice of change of Avid recommendation by Avid nor any public announcement that the Board (or any committee thereof) is considering making a change of Avid recommendation will constitute a change of Avid recommendation);

●	if requested by Parent, Avid has negotiated, and directed any applicable representatives of Avid to negotiate, in good faith, with Parent and its representatives during the notice period to make such adjustments to the terms and conditions of the merger agreement and the other transaction documents so that such superior proposal would cease to constitute a superior proposal; and

●	at the end of the notice period, after taking into account any changes to the terms and conditions of the merger agreement and the debt and equity financing commitments proposed by Parent in a binding irrevocable written offer to Avid pursuant to the third bullet point above, the Board (or any committee thereof) has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (A) such superior proposal continues to constitute a superior proposal and (B) the failure to make a change of Avid recommendation in response to such superior proposal would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law, even if such changes irrevocably offered in writing by Parent were to be given effect. However, any material amendment, revision, update or supplement to the terms of such superior proposal (whether or not in response to any changes irrevocably offered in writing by Parent pursuant to the third bullet point above) will require a new notice of change of Avid recommendation and an additional three business day “notice period” from the date of such notice during which the terms of the third bullet point above and this bullet point will apply mutatis mutandis (other than the number of days).

Other than in connection with a competing proposal, prior to obtaining the Avid stockholder approval, nothing in the merger agreement will prohibit or restrict the Board (or any committee thereof) from effecting a change of Avid recommendation in response to the occurrence of an intervening event if the Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to effect a change of Avid recommendation in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law(it being agreed that such a determination in itself by the Board (or a committee thereof) will not constitute a change of Avid recommendation); provided, that:

●	Avid provides Parent with a notice of change of Avid recommendation in response to the occurrence of such intervening event, which notice will describe in reasonable detail the basis for such change of Avid recommendation and the intervening event (it being agreed that neither the delivery of the notice of change of Avid recommendation by Avid nor any public announcement that the Board (or any committee thereof) is considering making a change of Avid recommendation will constitute a change of Avid recommendation);

●	if requested by Parent, Avid has negotiated, and directed any applicable representatives of Avid to negotiate, in good faith, with Parent and its representatives during the five business days after the date of such notice of change of Avid recommendation (the “event notice period”) with respect to any changes to the terms and conditions of the merger agreement and the debt and equity financing commitments proposed by Parent in a binding irrevocable written offer to Avid; and

●	following such event notice period, after taking into account any changes to the terms and conditions of the merger agreement and the debt and equity financing commitments proposed by Parent in a binding irrevocable written offer to Avid pursuant to the second bullet point above, the Board (or any committee thereof) has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to make a change of Avid recommendation in response to the occurrence of such intervening event would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law, even if such changes proposed by Parent were to be given effect. However, each time that material modifications or developments with respect to the intervening event occur (as reasonably determined by the Board in good faith), Avid will notify Parent of such modification and the time period set forth in the preceding second bullet point will recommence and last for three business days from the latter of (A) the delivery of such written notice to Parent or (B) the end of the original event notice period.

Notice of Competing Proposals

Until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, Avid has further agreed to promptly (and, in any event, within 24 hours after the receipt thereof) notify Parent in writing if a competing proposal is, to the knowledge of Avid, received by Avid or any of its representatives or, to the knowledge of Avid, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Avid or any of its representatives, which requests, discussions or negotiations would reasonably be expected to lead to a competing proposal. Such notice will include (i) the identity of the person or group making such proposal or request; (ii) a copy of such proposal or request, if in writing, or a summary of the material terms and conditions of such proposal or request, if not in writing, and (iii) copies of any material agreements, documents or other written materials submitted in connection therewith. Thereafter, until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, Avid will keep Parent reasonably informed, on a reasonably prompt basis (and in any event within 48 hours of any material development with respect to or material amendment of such proposal or request), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing copies of any new or amended material agreements, documents or other written materials submitted in writing in connection therewith. Until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, Avid will reasonably promptly (and in any event within 48 hours) make available to Parent or its representatives any non-public information concerning Avid and the Avid subsidiaries that is provided to any such person or group or its representatives that was not previously made available to Parent or its representatives.

Obligations with Respect to this Proxy Statement and the Special Meeting

Under the merger agreement, Avid agreed to, as promptly as reasonably practicable after the date of the merger agreement, prepare and file a preliminary proxy statement in connection with the Avid stockholder meeting with the SEC (and to cause such filing to be made within 20 business days after the date of the merger agreement, to the extent reasonably practicable). Subject to the exceptions set forth in the merger agreement, the proxy statement will include the Avid recommendation. Parent is required to cooperate with Avid in the preparation of the proxy statement, and to furnish all information concerning Parent, Merger Sub, the guarantors, any of their affiliates and any transaction any of them have or are contemplating entering into in connection with the merger agreement that is necessary or appropriate in connection with the preparation of the proxy statement, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the proxy statement. The parties to the merger agreement are required to use their respective reasonable best efforts to have the proxy statement cleared by the SEC as promptly as reasonably practicable after filing with the SEC.

As promptly as reasonably practicable, following the (i) confirmation by the SEC that it has no further comments or (ii) expiration of the ten-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, Avid has agreed to cause the proxy statement in definitive form to be mailed to the stockholders of Avid. Subject to the exceptions set forth in the merger agreement, Avid will, as promptly as reasonably practicable after the proxy statement is cleared by the SEC for mailing to the Avid stockholders, duly call, give notice of, convene and hold the special meeting for the purpose of seeking the Avid stockholder approval. Subject to the exceptions set forth in the merger agreement, the Board will recommend that Avid stockholders adopt the merger agreement, and Avid will, unless there has been a change of Avid recommendation or the merger agreement has been terminated in accordance with its terms, use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement.

Access to Information

Until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, Avid, and will cause each of the Avid subsidiaries to: (i) provide to Parent and Merger Sub and their respective representatives reasonable access (at Parent’s sole cost and expense), upon reasonable notice, during normal business hours and in such a manner as not to unreasonably interfere with the operation of any business conducted by Avid or any of the Avid subsidiaries, to the books, records, officers, employees, properties, offices and other facilities of Avid; and (ii) furnish promptly such information concerning the business, properties, contracts, assets and liabilities of Avid and the Avid subsidiaries as Parent or its representatives may reasonably request to the extent related to any reasonable business purpose related to the consummation of the transactions contemplated by the merger agreement or post-closing integration matters. However, Avid is not required to (or to cause any of the Avid subsidiaries to) afford such access or furnish such information to the extent that Avid believes reasonably and in good faith that doing so would: (A) result in the loss of attorney-client privilege (but Avid has agreed to use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (B) violate any confidentiality obligations of Avid or any of the Avid subsidiaries to any third person or otherwise breach, contravene or violate any then effective contract to which Avid or any of the Avid subsidiaries is party, (C) breach, contravene or violate any applicable law (including the HSR Act or any other antitrust law or any investment screening law) or any measures in response to COVID-19 or (D) jeopardize the health and safety of any employee of Avid or the Avid subsidiaries, in light of COVID-19 or any measures in response to COVID-19. However, in the case of (A) through (D) above, Avid is required to give notice to Parent of the fact that it is withholding such information or documents, and use reasonable best efforts to make appropriate substitute disclosure arrangements to permit the disclosure of such information without implicating the foregoing restrictions. Notwithstanding anything in the merger agreement to the contrary, Parent and Merger Sub will not, and will cause their respective representatives acting on their behalf not to, contact any customer, partner, vendor, supplier or employee of Avid or any Avid subsidiary in connection with the transactions contemplated by the merger agreement without Avid’s prior written consent.

Efforts to Complete the Merger

The merger agreement provides that Parent will (and will cause Merger Sub, each guarantor and each of its and their applicable affiliates to) and, subject to the ability of Board to change its recommendation, Avid will, use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable law to consummate the transactions contemplated by the merger agreement and to cause the conditions to the consummation of the merger to be satisfied as promptly as practicable after the date of the merger agreement. More specifically, Parent will (and will cause Merger Sub, each sponsor, each guarantor and each of its and their applicable affiliates, representatives, officers, directors and direct and indirect owners to) and, subject to the ability of Board to change its recommendation, Avid will (and will cause each of its subsidiaries to) use its reasonable best efforts to (i) as promptly as practicable obtain all actions or nonactions, consents, permits, waivers, approvals, authorizations and orders from governmental entities or other persons necessary or advisable in connection with the consummation of the transactions contemplated by the merger agreement, (ii) as promptly as practicable (and in any event within ten business days after the date of the merger agreement with respect to the HSR Act filings described in (A) below and within 20 business days after the date of the merger agreement with respect to the filings described in (B) below), make and not withdraw (without Avid’s prior written consent) all registrations and filings (including, where appropriate and advisable, filings in draft form) with any governmental entity or other persons necessary or advisable or as required by applicable law in connection with the consummation of the transactions contemplated by the merger agreement, including (A) the filings required of the parties to the merger agreement or their “ultimate parent entities” or “ultimate controlling persons” under the HSR Act or any other antitrust law or any investment screening law listed in the Company disclosure letter and (B) promptly make any further filings or submissions pursuant thereto that may be necessary or advisable, (iii) contest and defend all lawsuits or other legal, regulatory, administrative or other proceedings to which it or any of its affiliates is a party challenging or affecting the merger agreement or the consummation of the transactions contemplated by the merger agreement, in each case until the issuance of a final, non-appealable order with respect to each such proceeding, (iv) seek to have lifted or rescinded any injunction or restraining order that may adversely affect the ability of the parties to the merger agreement to consummate the transactions contemplated by the merger agreement, in each case until the issuance of a final, non-appealable order with respect thereto, (v) seek to resolve any objection or assertion by any governmental entity challenging the merger agreement or the transactions contemplated by the merger agreement and (vi) execute and deliver any additional instruments necessary or advisable to consummate the transactions contemplated by the merger agreement. However, Avid and the Avid subsidiaries will not be required to make any concessions in connection with the foregoing obligations that are not conditioned upon the closing.

The merger agreement also provides that (i) Parent will promptly take (and will cause its subsidiaries to take) any and all actions necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the transactions contemplated by the merger agreement and obtain all approvals and consents, including approvals and consents under any antitrust laws or investment screening laws required or advisable by any foreign or U.S. federal, state or local governmental entity, in each case with competent jurisdiction, so as to enable the parties to the merger agreement to consummate the transactions contemplated by the merger agreement as promptly as practicable, including operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of, assets or businesses of Parent, Merger Sub, Avid, the surviving corporation or their respective subsidiaries (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of the relevant governmental entity) as may be required or advisable to obtain such approvals or consents of such governmental entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any orders that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by the merger agreement and (ii) upon agreement of the parties to the merger agreement, Avid will make, subject to the condition that the closing actually occurs, any undertakings (including undertakings to accept operational restrictions or limitations or to make sales or other dispositions that are conditioned upon the consummation of the transactions contemplated by the merger agreement) as are required to obtain such approvals or consents of such governmental entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by the merger agreement. However, the foregoing will not require Parent, Merger Sub, or their respective affiliates to commit to or effect any action with respect to the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of affiliates of Parent or Merger Sub (other than Parent, Merger Sub, and, following consummation of the transactions contemplated by the merger agreement, Avid and the Avid subsidiaries).

In addition, Parent has also agreed that neither Parent nor Merger Sub, directly or indirectly, through one or more of their respective affiliates or otherwise, will take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement, including under any antitrust laws or investment screening laws.

Without limiting the generality of the obligations described above, each party to the merger agreement will:

●	give the other parties to the merger agreement prompt notice of the making or commencement of any request, inquiry, investigation or proceeding by or before any governmental Entity with respect to the transactions contemplated by the merger agreement;

●	keep the other parties to the merger agreement informed as to the status of any such request, inquiry, investigation or proceeding; and

●	promptly inform the other parties to the merger agreement of any material communication to or from the FTC, the DOJ or any other governmental entity regarding the transactions contemplated by the merger agreement.

Each party to the merger agreement agreed that it will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, submission, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or to be submitted to any governmental entity in connection with the transactions contemplated by the merger agreement. In addition, except as may be prohibited by any governmental entity or by any applicable law, in connection with any such request, inquiry, investigation, action or proceeding, each party to the merger agreement will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or proceeding and to have access to and be consulted in connection with and provided a reasonable opportunity to review in advance, any document, opinion or proposal made or submitted to any governmental entity in connection with such request, inquiry, investigation or proceeding, including any filings or submissions referred to above. No party to the merger agreement will be in violation of the merger agreement by virtue of providing information that is competitively sensitive to one another on an “outside counsel only” or other basis designed to ensure compliance with applicable law (including the HSR Act or any other antitrust law or any investment screening law listed in the Company disclosure letter).

Financing

The consummation of the merger is not conditioned upon Parent’s or Merger Sub’s receipt of financing. However, under the merger agreement, each of Parent and Merger Sub are obligated to use its commercially reasonable efforts to obtain the financing on a timely basis on the terms and subject to the conditions described in the described in the debt commitment letter and equity financing commitment letter, including using its commercially reasonable efforts to (i) comply with its obligations under the applicable debt commitment letter and equity financing commitment letter, (ii) maintain in effect the applicable debt commitment letter and equity financing commitment letter, (iii) negotiate and enter into definitive agreements with respect to the debt commitment letter and equity financing commitment letter on a timely basis on terms and conditions (including the “market flex” provisions, if applicable) contained therein or otherwise not materially less favorable to Parent in the aggregate than those contained in the debt commitment letter and equity financing commitment letter, (iv) satisfy on a timely basis (or obtain a waiver of) (and cause their affiliates to satisfy or obtain such waiver) all conditions applicable to Parent and its affiliates contained in the applicable debt commitment letter and equity financing commitment letter within its control, including the payment of any commitment, engagement or placement fees required as a condition to the financing, and (v) if all conditions to financing are satisfied (or would be satisfied if the financing were funded), cause the other parties to the merger agreement to each of the debt commitment letter and equity financing commitment letter to comply with their obligations thereunder and to fund, at or prior to the closing, the financing required to satisfy the uses for the financing set forth in the merger agreement.

Parent will not, without the prior written consent of Avid, amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the debt commitment letter and equity financing commitment letter or any other provision of, or remedies under, the debt commitment letter and equity financing commitment letter, in each case to the extent such amendment, modification, supplement or waiver would reasonably be expected to have the effect of (i) adversely affecting in any respect the ability of Parent to timely consummate the transactions contemplated by the merger agreement, (ii) amending, modifying, supplementing or waiving the existing conditions or contingencies to the financing in a manner adverse to Avid or imposing new or additional conditions precedent to the financing or (iii) delaying the closing (provided that Parent may amend any debt commitment letter related to the debt financing to add lenders, investors, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed such debt commitment letter as of the date of the merger agreement accordance with the terms thereof).

If all or any portion of the debt financing becomes unavailable, Parent has agreed to use its commercially reasonable efforts to (i) arrange to promptly obtain the debt financing or such portion of the debt financing from alternative sources, in an amount sufficient, when added to any portion of the financing that is available, to pay in cash all of the uses for the financing set forth in the merger agreement and (ii) obtain a new financing commitment letter and a new definitive agreement with respect thereto that provides for financing (A) on terms not materially less favorable (including with respect to conditionality to the availability and funding of any debt financing commitment), in the aggregate, to Parent, (B) containing conditions to draw and other terms that would reasonably be expected to adversely affect the availability thereof that (1) are not more onerous, taken as a whole, than those conditions and terms contained in the debt financing commitments as of the date of the merger agreement and (2) would not reasonably be expected to delay, impede or prevent the consummation of the transactions contemplated by the merger agreement and (C) in an amount that is sufficient, when added to any portion of the financing that is available, to pay the uses for the financing set forth in the merger agreement.

Subject to certain exceptions, prior to the closing, Avid is obligated to, and must cause each of the Avid subsidiaries to, use its commercially reasonable efforts to provide such customary cooperation with the arrangement of the financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Avid and its subsidiaries). Subject to limited exceptions, Parent has agreed to reimburse Avid for all reasonable and documented out-of-pocket costs and expenses incurred by Avid or any of its subsidiaries in connection with such cooperation, and to indemnify Avid, the Avid subsidiaries and the representatives of Avid against losses incurred in connection with the financing and any information used in connection therewith.

Directors & Officers Indemnification and Insurance Information

Pursuant to the merger agreement, from and after the effective time, the surviving corporation will, and Parent will cause the surviving corporation and its subsidiaries to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each current or former director, officer or employee of Avid or any of the Avid subsidiaries, each fiduciary under benefit plans of Avid or any of the Avid subsidiaries and each such person who performed services at the request of Avid or any of the Avid subsidiaries against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time (and whether asserted or claimed prior to, at or after the effective time) to the extent such indemnification obligations are provided pursuant to any existing organizational documents of Avid or any of the Avid subsidiaries or indemnification agreements of Avid or any of the Avid subsidiaries set forth in the Company disclosure letter, filed by Avid with the SEC or that use the same form, in all material respects, as the form of indemnification agreement filed by Avid with the SEC, and (ii) all such indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement, whether asserted or claimed prior to, at or after the effective time, and including any expenses incurred in enforcing the foregoing rights. In the event of any such indemnified liability (whether or not asserted before the effective time), the surviving corporation shall, to the extent required by the any existing organizational documents of Avid or any of the Avid subsidiaries or the aforementioned indemnification agreements, pay the reasonable fees and expenses of counsel selected by the indemnified parties promptly after statements therefor are received and otherwise advance to such indemnified party upon request, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable law).

Also, Avid has agreed to, prior to the effective time, obtain and fully pay the premium for an irrevocable “tail” insurance and indemnification policy that provides coverage for a period of six years from and after the effective time for events occurring at or prior to the effective time that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than Avid’s existing directors’ and officers’ liability insurance. The surviving corporation will not, and Parent will cause the surviving corporation not to, cancel or change such insurance in any respect for a period of at least six years from and after the effective time (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated). In satisfying the foregoing obligations, the surviving corporation will not be obligated to pay annual premiums in excess of 275% of the amount paid by Avid for coverage for its last full fiscal year and if the annual premiums of such insurance coverage exceed such amount, then the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount from an insurance carrier with the same or better credit rating as Avid’s current directors’ and officers’ liability insurance carrier.

In addition, for not less than six years from and after the effective time, Parent will, and will cause the surviving corporation to, ensure that the certificate of incorporation and the by-laws (or other similar documents) of the surviving corporation and the certificate of incorporation and by-laws (or other similar documents) of each Avid subsidiary will contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the effective time than are currently set forth in the organizational documents of Avid and the Avid subsidiaries. The contractual indemnification rights, if any, in existence on the date of the merger agreement with any of the directors, officers or employees of Avid or any Avid subsidiary will be assumed by the surviving corporation, without any further action, and will continue in full force and effect in accordance with their terms following the effective time.

Employee Matters

Under the merger agreement, for a period of at least 12 months following the closing date, Parent will, or will cause its subsidiaries (including the surviving corporation) to, provide each individual who is an employee of Avid or an Avid subsidiary immediately prior to the effective time (each, an “Avid employee”) with (i) a base salary or base hourly wage rate, as applicable, that is no less than the base salary or base hourly wage rate as in effect immediately prior to the closing, (ii) target cash incentive compensation opportunities, other than cash sales commission or incentive plans, that taken as a whole are no less favorable than the target cash incentive compensation opportunities as in effect immediately prior to the closing, (iii) severance payments and benefits that are no less than the severance payments and benefits set forth in the Company disclosure letter and (iv) employee benefits (other than severance, equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree medical benefits and other retiree health and welfare arrangements) that, in the aggregate, are no less than the greater of (A) the employee benefits (other than severance and incentive compensation opportunities) provided immediately prior to the closing and (B) the employee benefits (other than severance and incentive compensation opportunities, equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree medical benefits and other retiree health and welfare arrangements) provided by Parent and its subsidiaries to similarly situated employees under the Parent plans (as defined below). Notwithstanding the foregoing or anything in the merger agreement to the contrary, neither Parent nor any of its subsidiaries (including the surviving corporation) will be obligated to continue to employ any Avid employee for any specific period of time following the closing date, subject to applicable law.

In addition, from and after the effective time, Parent will, or will cause its subsidiaries, including the surviving corporation, to, assume, honor and continue all of Avid’s and the Avid subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements (including any such arrangements set out in employment agreements or offer letters but excluding any plans, policies, programs, agreements or arrangements relating to any equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree medical benefits and other retiree health and welfare arrangements), in each case, in accordance with their terms as in effect immediately prior to the effective time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by the merger agreement and, for a period of at least 12 months following the closing date, will do so without any amendment or modification, other than any amendment or modification required to comply with applicable law or as consented to by the parties thereto.

To the extent that service is relevant for any purpose including eligibility, benefit accrual and vesting (including, in order to calculate the amount of any paid time off and leave balance (including vacation and sick days)), gratuities, severance and similar benefits (except, unless required by applicable law, not for purposes of defined benefit pension benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its subsidiaries (including the surviving corporation) for the benefit of the Avid employees (the “Parent plans”) following the closing date, Parent will, or will cause its subsidiaries (including the surviving corporation) to credit such Avid employees for service earned on and prior to the closing date with Avid and the Avid subsidiaries and any of their predecessors in addition to service earned with Parent or any of Parent’s affiliates (including the surviving corporation) after the closing date under any relevant plan, program or arrangement. However, any such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

Limited Guarantee

To induce Avid to enter into the merger agreement, the guarantors executed a limited guaranty, dated as of August 9, 2023, in favor of Avid (the “limited guarantee”). Under the limited guarantee, subject to the limitations described therein, each guarantor has guaranteed its respective portion of the following based on its pro rata percentage of the guaranteed obligations, as set forth in the limited guarantee: the due, punctual and full performance and discharge of payment to Avid of the Parent termination fee, if, as and when it becomes payable under the merger agreement, certain reimbursement and indemnification obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement, damages for a willful breach by Parent or Merger Sub and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) paid or incurred by Avid in enforcing its rights against the guarantors under the limited guarantee; provided, however, that the obligations of the guarantors are subject to an aggregate cap on all monetary damages to which Parent and its related parties are exposed (other than pursuant to the confidentiality agreement) equal to the Parent termination fee as described in the section of this proxy statement entitled “The Agreement and Plan of Merger — Expenses; Termination Fee” below. The limited guarantee is binding on each of the guarantors and their respective successors and assigns until Parent’s guaranteed obligations under the merger agreement have been indefeasibly paid in full. The limited guarantee terminates at the earliest of:

●	the closing;

●	the payment in full and in immediately available funds to Avid of Parent’s guaranteed obligations; and

●	90 days following the valid termination of the merger agreement, unless Avid brings a claim against the guarantors pursuant to the limited guarantee prior to the expiration of the 90-day period, in which case the limited guarantee will remain in full force and effect, and will be enforceable by Avid and will only terminate upon the final, non-appealable adjudication, dismissal, settlement or other resolution of such claim and the full satisfaction by the guarantors of any obligations finally determined by a court of competent jurisdiction or otherwise agreed by the guarantors and Avid in writing to be owed by the guarantors.

In the event that Avid or any of its controlled affiliates or any of its or their directors or officers (solely in their respective capacity as such) directly or indirectly asserts in writing (A) that the provisions of the limited guarantee, including relating to any guarantor’s maximum liability, are illegal, invalid or unenforceable, (B) that any guarantor is liable in excess of such guarantor’s maximum liability pursuant to the terms of the limited guarantee, (C) that the provisions of the equity commitment letter are illegal, invalid or unenforceable or that any sponsor is liable in excess of such sponsor’s maximum commitment pursuant to the terms of the equity commitment letter or (D) certain claims against a non-recourse party, then: (i) the obligations of the guarantors under or in connection with the limited guarantee shall terminate ab initio and be null and void; (ii) if any guarantor has previously made any payments under or in connection with the limited guarantee, such guarantor will be entitled to recover and retain such payments; and (iii) neither the guarantors nor any other non-recourse parties will have any liability to Avid or any other person in any way under or in connection with the limited guarantee, the equity commitment letter, the merger agreement, any other agreement or instrument delivered in connection with the limited guarantee, the equity commitment letter, the merger agreement or the transactions contemplated thereby (other than Parent and Merger Sub under the merger agreement).

Other Covenants and Agreements

Under the merger agreement, Avid and Parent have made certain other covenants to, and agreements with, each other regarding various other matters, including:

●	operating activities of Merger Sub during the period from the date of the merger agreement to the earlier of the effective time or the date (if any) on which the merger agreement is terminated pursuant to its terms;

●	public statements and disclosure concerning the merger agreement and the transactions contemplated by the merger agreement;

●	state anti-takeover or other similar laws;

●	the costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement;

●	Avid’s taking actions as may be reasonably necessary or advisable to ensure that the dispositions of equity securities of Avid (including derivative securities) by any officer or director of Avid who is subject to Section 16 of the Exchange Act pursuant to the merger are exempt under Rule 16b-3 under the Exchange Act;

●	control of the defense of litigation brought by Avid stockholders and any other third-party litigation against Avid or its directors, officers or other representatives arising out of or relating to the merger;

●	stock exchange de-listing and de-registration matters; and

●	Avid using commercially reasonable efforts to obtain and deliver to Parent at or prior to the closing a customary payoff letter in connection with the repayment of indebtedness under Avid’s existing credit agreement.

Conditions to the Merger

Conditions to Each Party’s Obligations

The respective obligations of each of Avid, Parent and Merger Sub to effect the merger are subject to the satisfaction (or to the extent permitted by law, mutual waiver by both Avid and Parent) at or prior to the effective time of each of the following conditions:

●	The Avid stockholder approval having been obtained;

●	the waiting period (and any extensions thereof) applicable to the merger under the HSR Act having expired or been terminated and approval by the German Federal Cartel Office and any waivers, consents, agreements or approvals applicable under any investment screening law set forth in the Company disclosure letter having been obtained or the applicable waiting period having expired or been terminated; and

●	no governmental entity of competent jurisdiction having issued or entered any order, injunction or decree and no law (other than any antitrust law or investment screening law, which will be governed by the second bullet point above) having been enforced, enacted, entered or deemed applicable to the merger, in each case that is in effect and prohibits, enjoins or otherwise prevents the consummation of the merger.

Conditions to Parent’s and Merger Sub’s Obligations

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of each of the following additional conditions:

●	each of Avid’s representations and warranties contained in the merger agreement (other than the representations and warranties related to (A) the organization, qualification to do business and good standing of Avid and the Avid subsidiaries; (B) the capital structure of Avid and Avid subsidiaries that are “significant subsidiaries” (as defined in the merger agreement); (C) Avid’s authority to enter into, and, subject to the Avid stockholder approval, consummate the transactions contemplated by the merger agreement; (D) the absence of a Company material adverse effect; (E) the opinion of Avid’s financial advisor; (F) takeover statutes applicable to the merger and the transactions contemplated by the merger agreement; (G) the vote of holders of Avid common stock required to approve the merger; and (H) the absence of broker’s, finder’s or investment banker’s fees, other than those payable to Avid’s financial advisor in connection with the transactions contemplated by the merger agreement) without regard to materiality or Company material adverse effect qualifiers contained within such representations and warranties, being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties will be true and correct on and as of such other date)), other than failures to be true and correct that have not had, individually or in the aggregate, a Company material adverse effect that is continuing as of the closing date;

●	each of Avid’s representations and warranties contained in the merger agreement related to (A) the organization, qualification to do business and good standing of Avid and the Avid subsidiaries; (B) Avid’s authority to enter into, and, subject to the Avid stockholder approval, consummate the transactions contemplated by the merger agreement; (C) the opinion of Avid’s financial advisor; (D) takeover statutes applicable to the merger and the transactions contemplated by the merger agreement; (E) the vote of holders of Avid common stock required to approve the merger; and (F) the absence of broker’s, finder’s or investment banker’s fees, other than those payable to Avid’s financial advisor in connection with the transactions contemplated by the merger agreement that (x) are not qualified by materiality or Company material adverse effect being true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties will be true and correct in all material respects on and as of such other date) and (y) are qualified by materiality or Company material adverse effect being true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties will be true and correct in all material respects on and as of such other date);

●	certain of Avid’s representations and warranties contained in the merger agreement related to the capitalization of Avid being true and correct in all respects as of the closing as though made as of the closing date (except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties will be true and correct on and as of such other date)), except where the failure to be so true and correct in all respects would not in the aggregate reasonably be expected to result in the requirement of Parent to pay additional aggregate merger consideration in excess of $5,000,000 relative to the aggregate merger consideration that would have been payable had such representations and warranties been true and correct in all respects;

●	certain other of Avid’s representations and warranties contained in the merger agreement related to the capitalization of Avid being true and correct in all respects as of the closing date as though made as of the closing date (except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties will be true and correct on and as of such other date)), except for de minimis inaccuracies;

●	Avid’s representation and warranty contained in the merger agreement related to the absence of a Company material adverse effect since December 31, 2022 being true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date;

●	Avid having performed or complied with all obligations and covenants in all material respects required by the merger agreement to be performed or complied with by Avid on or before the closing date;

●	No Company material adverse effect having occurred after the date of the merger agreement that is continuing as of the closing date; and

●	Parent having received a certificate signed on behalf of Avid by an executive officer of Avid as to the satisfaction of the conditions described above.

Conditions to Avid’s Obligations

The obligations of Avid to effect the merger are also subject to the satisfaction or waiver by Avid at or prior to the effective time of each of the following additional conditions:

●	each of Parent’s and Merger Sub’s representations and warranties contained in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties will be true and correct in all material respects on and as of such other date);

●	each of Parent and Merger Sub having performed or complied with all obligations and covenants in all material respects required by the merger agreement to be performed or complied with by Parent and Merger Sub, respectively, on or before the closing date; and

●	Avid having received a certificate signed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub as to the satisfaction of the conditions described above.

The merger agreement further provides that neither Avid nor Parent or Merger Sub may rely, either as a basis for not consummating the merger or the other transactions contemplated by the merger agreement or terminating the merger agreement and abandoning the merger, on the failure of any condition described above, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of the merger agreement or if such party’s failure to comply with its obligations hereunder was the primary cause of the failure of such condition to be satisfied.

Termination of the Merger Agreement

Termination Rights Exercisable by Avid and Parent

The merger agreement may be terminated at any time prior to the effective time by ether Parent or Avid:

●	by mutual written consent of Parent and Avid;

●	if the Merger is not consummated on or before 11:59 p.m. (California time) on the outside date but, if all of the conditions to closing, other than the conditions as described in the second and third bullet points in the section of this proxy statement entitled “The Agreement and Plan of Merger — Conditions to the Merger — Conditions to Each Party’s Obligations,” having been satisfied or being be capable of being satisfied at such time, the outside date will automatically extend to 11:59 p.m. (California time) on May 9, 2024. Parent or Avid, as the case may be, is not be permitted to terminate the merger agreement pursuant to this bullet point if the material breach by Parent or Merger Sub (in the case of termination by Parent) or Avid (in the case of termination by Avid) of any of its representations, warranties, covenants or obligations contained in the merger agreement materially contributed to the failure to consummate the merger by such date;

●	if, upon a vote taken at any duly held special meeting (or any adjournment or postponement thereof) held to obtain the Avid stockholder approval, the Avid stockholder approval is not obtained. However, the right to terminate the merger agreement pursuant to this bullet point will not be available to Avid if its action or failure to act (which action or failure to act constitutes a breach by Avid of the merger agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Avid stockholder approval; and

●	if any governmental entity of competent jurisdiction issues or enters any order, injunction or decree or any law (other than with respect to antitrust laws or investment screening laws) is enforced, enacted, entered or deemed applicable to the merger, in each case that is in effect and prohibits, enjoins or otherwise prevents the consummation of the merger, and such order or law becomes final and non-appealable. However, the right to terminate the merger agreement under this bullet point will not be available to any party that has failed in any material respect to comply with its efforts obligations under the merger agreement before asserting the right to terminate under this bullet point.

Termination Rights Exercisable by Avid

In addition to the termination rights set forth above, Avid may also terminate the merger agreement:

●	at any time prior to obtaining the Avid stockholder approval, if (A) the Board (or a committee thereof) has determined that Avid has received a superior proposal, (B) the Board (or a committee thereof) has authorized Avid to enter immediately upon termination of the merger agreement into a definitive agreement to consummate the superior proposal, (C) Avid has complied in all material respects with its applicable obligations in the merger agreement in respect of such superior proposal and (D) Avid pays, or causes to be paid, the Avid termination fee;

●	at any time prior to the effective time, if: (A) Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, which breach or failure to perform would give rise to the failure of an applicable condition to the merger described above to be satisfied, (B) Avid has delivered to Parent written notice of such breach or failure to perform and (C) either such breach or failure to perform is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform has not been cured prior to the expiration of such 30 day period. However, Avid is not permitted to terminate the merger agreement pursuant to this bullet point if Avid has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, such that an applicable condition to the merger described above would not be satisfied; or

●	at any time prior to the effective time, if (A) all of the applicable conditions to the merger described above (other than those conditions that by their nature are only capable of being satisfied on the closing date, each of which is capable of being satisfied if the closing were on the date of such termination, or that have failed to be satisfied as a result of Parent’s or Merger Sub’s material breach or failure to perform any of their respective representations, warranties, covenants or agreements contained in the merger agreement) have been satisfied or waived, (B) Avid has notified Parent in writing at least three business day prior to such termination stating that Avid is ready, willing and able to consummate the closing and (C) Parent and Merger Sub have failed to consummate the closing by the end of such three business day period.

Termination Rights Exercisable by Parent

In addition to the termination rights set forth above, Parent may also terminate the merger agreement:

●	at any time prior to obtaining the Avid stockholder approval, if (A) the Board effects a change of Avid recommendation or (B) there has been a willful breach by Avid of the non-solicitation provisions under the merger agreement and such breach involved a director and/or named executive officer of Avid and had material consequences; or

●	at any time prior to the effective time, if: (A) Avid breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, which breach or failure to perform would give rise to the failure of an applicable condition to the merger described above to be satisfied, (B) Parent has delivered to Avid written notice of such breach or failure to perform and (C) either such breach or failure to perform is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to Avid and such breach or failure to perform has not been cured prior to the expiration of such 30-day period. However, Parent is not permitted to terminate the merger agreement pursuant to this bullet point if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case, such that an applicable condition to the merger described above would not be satisfied.

Effect of Termination

If the merger agreement is terminated by Avid or Parent, the merger agreement will become void and there will be no liability or obligations on the part of Parent, Merger Sub or Avid or their respective subsidiaries, officers or directors, except that the following obligations would survive such termination:

●	All information provided in connection with Parent and Merger Sub’s right in the merger agreement to access information and facilities of Avid and the Avid subsidiaries remaining subject to the terms of the confidentiality agreement;

●	Parent’s agreement to indemnify and hold harmless Avid, the Avid subsidiaries and the representatives of Avid from and against damages and expenses suffered or incurred by them in connection with the financing;

●	the parties’ agreement regarding costs and expenses incurred in connection with the merger agreement and the merger;

●	the respective obligations of Avid and Parent to pay a termination fee (as applicable);

●	the obligations under the limited guarantee, the equity commitment letter and the confidentiality agreement in accordance with their respective terms;

●	the terms of certain miscellaneous provisions; and

●	if such termination resulted, directly or indirectly, from a willful breach, then the breaching party will be fully liable for any and all damages, costs, expenses, liabilities of any kind, in each case, suffered by the party as a result of or in connection with such breach, subject to an aggregate cap on all monetary damages to which Avid or Parent (and their respective related parties) are exposed (other than pursuant to the confidentiality agreement) equal to the Avid termination fee or the Parent termination fee, as applicable, as described in the section of this proxy statement entitled “The Agreement and Plan of Merger — Expenses; Termination Fees” below.

Expenses; Termination Fees

Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expense.

Avid has agreed to pay Parent the Avid termination fee:

●	if (A) the merger agreement is validly terminated (x) by either Parent or Avid as described in the third bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Avid and Parent,” above, (y) by either Parent or Avid as described in the second bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Avid and Parent,” above and the special meeting has not been held as a result of a breach by Avid or (z) by Parent as described in the second bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Parent,” above, (B) following the execution and delivery of the merger agreement, a competing proposal was publicly disclosed or made known to Avid, and not withdrawn or abandoned, prior to such termination and (C) concurrently with or within 12 months after the date of any such termination, (x) Avid or any of the Avid subsidiaries enters into a definitive agreement to effect any competing proposal or (y) any competing proposal is consummated, then Avid will pay to Parent or its designee the Avid termination fee concurrently with the consummation of such competing proposal. For purposes of this bullet point, all references to “15%” and “85%” in the definition of “competing proposal” will be deemed to be references to “50%”;

●	if the merger agreement is validly terminated by Parent as described in the first bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Parent,” then Avid will pay to Parent or its designee the Avid termination fee within two business days after the date of such termination;

●	if the merger agreement is validly terminated by Avid as described in the first bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Avid,” then Avid will pay to Parent or its designee the Avid termination fee prior to or concurrently with, and as a condition to, such termination; or

●	if the merger agreement is validly terminated by either Parent or Avid as described in the third bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Avid and Parent,” and at the time of such termination, Parent had the right to terminate the merger agreement as described in the first clause of the first bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Parent,” then Avid will pay to Parent or its designee the Avid termination fee within two business days after the date of such termination.

Parent has agreed to pay Avid the Parent termination fee:

●	if the merger agreement is validly terminated by Avid or Parent as described in the second bullet point in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Avid and Parent,” after such time as Avid has complied with the respective requirements of, and thus had the right to terminate at such time pursuant to, the termination rights as described in the second or third bullet points in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Avid,” then Parent will pay to Avid or its designee the Parent termination fee within two business days after the date of such termination; or

●	if the merger agreement is validly terminated by Avid as described in the second or third bullet points in the section of this proxy statement entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Avid,” then Parent will pay to Avid or its designee the Parent termination fee within two business days after the date of such termination.

Other than pursuant to the confidentiality agreement, in no event will Parent or any of its related parties be entitled to seek or obtain, nor will they permit any of their representatives or any other person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Avid termination fee against Avid or any of its related parties or any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Avid termination fee against Avid or any of its related parties, in each case, for, or with respect to, the merger agreement, the merger, the other transactions contemplated by the merger agreement, the termination of the merger agreement, the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure. In the event that Parent receives full payment of the Avid termination fee pursuant to the terms of merger agreement under circumstances where an Avid termination fee was payable, the receipt of the Avid termination fee will be the sole and exclusive monetary remedy against Avid and any of its related parties for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective affiliates or any other person in connection with the merger agreement (and the termination of the merger agreement), the merger and the other transactions contemplated by the merger agreement (and the abandonment thereof) or any matter forming the basis for such termination.

Other than pursuant to the confidentiality agreement, in no event will Avid or any of its related parties be entitled to seek or obtain, nor will they permit any of their representatives or any other person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Parent termination fee against Parent or any of its related parties or any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent termination fee against Parent or any of its related parties, in each case, for, or with respect to, the merger agreement, the merger, the debt and equity commitment letters, the limited guarantee, the other transactions contemplated by the merger agreement, the termination of the merger agreement, the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure. In the event that Avid receives full payment of the Parent termination fee pursuant to the terms of the merger agreement under circumstances where a Parent termination fee was payable, the receipt of the Parent termination fee (including, without duplication, Avid’s right to enforce the limited guarantee with respect thereto and receive the Parent termination fee from the guarantors) will be the sole and exclusive monetary remedy against Parent and any of its related parties for any and all losses or damages suffered or incurred by Avid or any of its affiliates or any other person in connection with the merger agreement (and the termination of the merger agreement), the merger and the other transactions contemplated by the merger agreement (and the abandonment thereof) or any matter forming the basis for such termination.

Miscellaneous

Specific Performance

The parties to the merger agreement are entitled to an injunction, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled under law or equity, except that Avid may only cause Parent and Merger Sub to consummate the merger, and cause the equity financing under the equity commitment letter (of which Avid is an express third-party beneficiary) to be funded, if the following conditions are satisfied:

●	all of the conditions to Parent’s obligations to consummate the merger (other than those conditions that by their terms are only capable of being satisfied on the date of the closing) have been satisfied (or waived) at the time when the closing would have been required to occur pursuant to the terms of the merger agreement,

●	the debt financing has been funded or would be funded at or prior to the closing if the equity financing is funded at or prior to the closing,

●	Avid has confirmed in writing that, if specific performance is granted and if the equity financing and debt financing are funded, then it would take all actions required to be taken by Avid to consummate the closing in accordance with the terms hereof, and

●	Parent has failed to consummate the closing within three business days following the later of (i) the date on which the notice described in the third bullet point above is delivered by Avid and (ii) the time when the closing should have occurred pursuant to the terms of the merger agreement.

Amendment of the Merger Agreement

The merger agreement may be amended by the parties to the merger agreement at any time before or after obtaining the Avid stockholder approval. However, after obtaining the Avid stockholder approval, there will be made no amendment that by law requires further approval by the stockholders of Avid without the further approval of such stockholders and no amendment will be made to the merger agreement after the effective time. Except as required by applicable law, no amendment of the merger agreement by Avid will require the approval of the Avid stockholders.

Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury

The merger agreement and all legal actions and proceedings arising out of or relating to the merger agreement are governed by Delaware law. However, any legal action or proceeding against the debt commitment parties in any way relating to the merger agreement or the transactions contemplated by the merger agreement is governed by New York law. Each of the parties to the merger agreement has irrevocably agreed that any legal action or proceeding arising out of or relating to the merger agreement brought by any other party or its successors or assigns will be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless such court will decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware). Notwithstanding the foregoing, actions against the debt commitment parties must generally be brought exclusively in any federal or state court in the Borough of Manhattan, New York, New York. In addition, each of the parties to the merger agreement has irrevocably and unconditionally waived any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the merger agreement or the merger.

APPRAISAL RIGHTS

Under Delaware law, holders of shares of Avid common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. If the merger is completed, stockholders and beneficial owners who hold shares of Avid common stock, who continuously hold shares through the effective time, who did not vote in favor of the merger and who otherwise complied with the applicable statutory procedures under Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of shares of Avid common stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of the Avid common stock held either in a voting trust or by a nominee on behalf of such person and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity. Holders of Avid common stock should carefully review the full text of Section 262 of the DGCL as well as the information discussed below. Holders should assume that Avid will take no action to perfect any appraisal rights of any stockholder or beneficial owner.

Under Section 262 of the DGCL, if the merger is effected, holders of shares of Avid common stock that desire to exercise their right to appraisal must (i) properly submit a written demand to Avid prior to the stockholder vote on the adoption of the merger agreement, (ii) not vote in favor of the adoption of the merger agreement, (iii) continue to hold their shares of Avid common stock through the effective time and (iv) not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case, in accordance with the DGCL. A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of Section 262, provided that the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Avid under Section 262 and to be set forth on the verified list (defined below).

Any stockholders and beneficial owners that meet the requirements under DGCL 262 may have their shares of Avid common stock appraised by the Delaware Court of Chancery and receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by such court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of the shares of Avid common stock as determined by the Delaware Court of Chancery could be based upon considerations other than, or in addition to, the merger consideration of $27.05 per share. Stockholders and beneficial owners should recognize that the “fair value” could be greater than, less than or the same as the merger consideration of $27.05 per share and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under the DGCL.

Under Section 262 of the DGCL, Avid is required, not less than 20 days before the special meeting to vote on the adoption of the merger agreement, to notify each of the holders of Avid common stock who are entitled to appraisal rights that appraisal rights are available for any or all of such shares, and to include in such notice either a copy of Section 262 of the DGCL or information directing the stockholders and beneficial owners to a publicly available electronic resource at which Section 262 may be accessed without a subscription or cost. This proxy statement constitutes a formal notice of appraisal rights under Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any holder of shares of Avid common stock who wishes to exercise such appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL. A person who loses, his, her or its appraisal rights will still be entitled to receive the merger consideration of $27.05 per share.

Any person wishing to exercise appraisal rights should consider consulting legal counsel before attempting to exercise such rights.

To exercise appraisal rights with respect to your shares of Avid common stock, you must:

●	NOT vote your shares of Avid common stock in favor of the Merger Agreement Proposal;

●	deliver to Avid a written demand for appraisal of your shares before the taking of the vote on the Merger Agreement Proposal at the special meeting, as described further below under the subsection entitled “—Written Demand by the Record Holder or Beneficial Owner”;

●	continuously hold your shares of Avid common stock through the effective time; and

●	otherwise comply with the procedures set forth in Section 262 of the DGCL.

Written Demand by the Record Holder or Beneficial Owner

Any stockholder or beneficial owner who elects to exercise appraisal rights of his, her or its Avid common stock must deliver to Avid, before the taking of the vote on the Merger Agreement Proposal at the special meeting, a written demand for the appraisal of such person’s shares. All written demands for appraisal should be addressed to Avid Technology, Inc., 75 Blue Sky Drive, Burlington, Massachusetts 01803, Attention: Corporate Secretary. Such demand will be sufficient if it reasonably informs Avid of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of such stockholder’s shares.

Under Section 262 of the DGCL, a proxy or vote against the merger does not constitute such a demand. If the shares are owned of record in a fiduciary or a representative capacity, such as by a trustee, guardian or custodian, execution of the demand must be made on behalf of the record holder in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

A holder of record, such as a brokerage firm, bank, trust or other nominee who in turn holds Avid common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Avid common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Avid common stock as to which appraisal is sought. Where no number of shares of Avid common stock is expressly mentioned, the demand will be presumed to cover all shares of Avid common stock held in the name of the holder of record.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of Section 262, provided that the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving corporation (which, in this case, will be Avid), under Section 262 and to be set forth on the verified list. Avid reserves the right to take the position that it may require the submission of all information required of a beneficial owner pursuant to Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.

Filing a Petition for Appraisal

Within 10 days after the effective date of the merger, the surviving corporation must notify each stockholder or beneficial owner who has complied with this subsection and has not voted in favor of the merger, of the effective date of the merger. Within 120 days after the effective time, but not thereafter, the surviving corporation, or person who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on Avid in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares held by all holders who did not adopt the merger agreement and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all dissenting persons. Avid is under no obligation to, and has no present intention to, file a petition, and holders should not assume that Avid will file a petition or that it will initiate any negotiations with respect to the fair value of shares of Avid common stock. Accordingly, it is the obligation of the holders of shares of Avid common stock to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.

At any time within 60 days after the effective date of the merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger.

Within 120 days after the effective time, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares (provided that, where a beneficial owner makes a demand, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement must be given to the requesting stockholder or beneficial owner within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Upon the filing of such petition by any such holder of shares, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery of the Delaware Court of Chancery (the “Delaware Register in Chancery”) a duly verified list (a “verified list”) containing the names and addresses of all persons who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order the Delaware Register in Chancery to provide notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery. The costs of these notices are borne by the surviving corporation.

After notice to the stockholders and beneficial owners as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of Avid common stock and who hold shares represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and, if any such person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to that person. Pursuant to Section 262 of the DGCL, assuming that, immediately prior to the merger, shares of Avid common stock continue to be listed on the Nasdaq, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal rights exceeds 1% of the outstanding shares of Avid common stock eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1,000,000.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons who are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the surviving corporation pursuant to subsection (h) of Section 262 of the DGCL that have the effect of limiting the sum on which interest accrues as described above). Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders and beneficial owners considering appraisal should be aware that the fair value of their shares of Avid common stock as so determined could be more than, the same as or less than the merger consideration of $27.05 per share and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. Although Avid believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Neither Parent nor Avid anticipates offering more than the merger consideration to any stockholder exercising appraisal rights, and Parent and Avid reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the fair value of a share of Avid common stock is less than the merger consideration.

Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. The Delaware Court of Chancery will direct the payment of the fair value of the shares of Avid common stock, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.

The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares of Avid common stock entitled to appraisal. In the absence of an order, each party bears its own expenses.

Any person who has duly demanded appraisal rights for shares of Avid common stock in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote such shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Avid common stock as of a date or time prior to the effective time. At any time within 60 days after the effective time, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the terms offered in the merger; after this period, the person may withdraw such person’s demand for appraisal only with the written approval of Avid. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time, the right to appraisal with respect to all shares shall cease, and persons will be entitled to receive the merger consideration. Inasmuch as Avid has no obligation to file such a petition and has no present intention to do so, any holder of shares of Avid common stock who desires such a petition to be filed is advised to file it on a timely basis. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. Notwithstanding the foregoing, any holder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such holder’s demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time.

If you wish to exercise your appraisal rights, you must not vote your shares of Avid common stock in favor of the merger, and you must comply with the procedures set forth in Section 262 of the DGCL. If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the termination or waiver of your appraisal rights.

The foregoing summary of the rights of Avid stockholders and beneficial owners to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by Avid stockholders and beneficial owners desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL.

MARKET PRICE AND DIVIDEND DATA

Shares of Avid common stock are listed on Nasdaq and trade under the symbol “AVID.” The following table presents the high and low closing sale prices of Avid common stock for the period indicated on Nasdaq. No dividends were declared on shares of Avid common stock during any period indicated below.

		High		Low
Fiscal 2020	Quarter ended March 31, 2020		$9.24		$5.47
	Quarter ended June 30, 2020		$8.33		$4.92
	Quarter ended September 30, 2020		$9.30		$6.89
	Quarter ended December 31, 2020		$15.87		$8.36
Fiscal 2021	Quarter ended March 31, 2021		$23.94		$14.58
	Quarter ended June 30, 2021		$39.47		$19.52
	Quarter ended September 30, 2021		$39.89		$24.77
	Quarter ended December 31, 2021		$35.36		$27.25
Fiscal 2022	Quarter ended March 31, 2022		$36.77		$27.78
	Quarter ended June 30, 2022		$36.72		$21.45
	Quarter ended September 30, 2022		$29.14		$21.28
	Quarter ended December 31, 2022		$29.42		$23.57
Fiscal 2023	Quarter ended March 31, 2023		$32.44		$26.24
	Quarter ended June 30, 2023		$33.21		$20.06
	Quarter ended September 30, 2023 (through [ ], 2023)	$	[ ]	$	[ ]

The following table presents the closing per share sales price of Avid common stock, as reported on Nasdaq on May 23, 2023, the last trading day prior to the release of initial media reports that Avid may be exploring a sale; on August 2, 2023, the last trading day prior to the release of subsequent media reports that Avid may be exploring a sale; and on [       ], 2023, the latest practicable trading day before the filing of this proxy statement:

Date	Closing per Share Price
May 23, 2023	$20.47
August 2, 2023	$23.08
[ ], 2023	$[ ]

You are encouraged to obtain current market prices of Avid common stock in connection with voting your shares. Following the completion of the merger, shares of Avid common stock will no longer be listed or traded on Nasdaq or any other public market. In addition, the registration of shares of Avid common stock under the Exchange Act will be terminated.

Historically, Avid has neither declared nor paid any dividend on Avid common stock. The merger agreement prohibits Avid from declaring, setting aside, making or paying any dividend or other distribution with respect to Avid common stock, other than as between Avid and any Avid subsidiary or between Avid subsidiaries.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of Avid common stock as of [        ], 2023 (unless otherwise indicated below) for:

●	each person, or group of affiliated persons, known to Avid to own beneficially 5% or more of the outstanding shares of Avid common stock.

●	each of Avid’s directors;

●	each of Avid’s named executive officers; and

●	all of Avid’s directors and executive officers as a group.

The table is based on information Avid received from the directors and executive officers and filings made with the SEC. Avid is not aware of any other beneficial owner of more than 5% of the number of outstanding shares of Avid common stock as of [       ], 2023.

Avid has determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, Avid believes that the beneficial owners identified in this table have sole voting and investment power with respect to all shares shown below.

For the purpose of calculating the percentage of shares beneficially owned by any Avid stockholder, this table lists applicable percentage ownership based on [         ] shares of Avid common stock outstanding as of [         ], 2023.

Unless otherwise indicated below, the address for each director and named executive officer is c/o Avid Technology, Inc., 75 Blue Sky Drive, Burlington, Massachusetts 01803.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class
5% Stockholders
Impactive Capital LP(2)	7,168,370	[ ]%
BlackRock, Inc.(3)	5,543,117	[ ]%
Fidelity Management & Research Co. LLC(4)	4,796,108	[ ]%
Royce & Associates LP(5)	2,307,871	[ ]%
The Vanguard Group, Inc.(6)	2,501,518	[ ]%
STG Partners, LLC(7)	7,168,370	[ ]%

Directors and Named Executive Officers
Christian A. Asmar(2)	7,168,370	[ ]%
Robert M. Bakish(8)	711,732	[ ]%
Paula E. Boggs(9)	122,431	*
Tim Claman	78,700	*
Tom Cordiner	195,899	*
Elizabeth M. Daly	149,426	*
Kenneth L. Gayron	321,869	*
Nancy Hawthorne	121,538	*
Kevin W. Riley	33,292	*
Jeff Rosica	1,141,368	[ ]%
Daniel B. Silvers	68,800	*
John P. Wallace	86,048	*
Peter M. Westley	62,586	*
All directors and executive officers as a group (15 persons)	10,195,181	[ ]%

*	Less than 1%

(1)	The inclusion of any shares of Avid common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. The persons named in the table have, to Avid’s knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13D/A filed with the SEC by Impactive Capital LLC, Impactive Capital GP LLC, Impactive Capital LP, Lauren Taylor Wolfe and Christian Asmar on August 10, 2023. Ms. Wolfe and Mr. Asmar are each managing members of Impactive Capital LLC, Impactive Capital GP LLC and Impactive Capital LP. As of August 9, 2023, the Impactive Capital stockholders had shared voting power over 7,168,370 shares of Avid common stock and shared dispositive power over 7,168,370 shares of Avid common stock. The business address of the Impactive Capital stockholders is 152 West 57th Street, 17th Floor, New York, NY 10019. The amount of ownership listed does not include 6,203 unvested RSU awards that do not vest in 60 days or less unless the merger agreement closes during that time, in which case any unvested RSU awards will automatically be cancelled and converted solely into converted cash awards as described in more detail in the section of this proxy statement entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans” beginning on page 81.

(3)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2023. As of December 31, 2022, BlackRock, Inc. had sole voting power over 5,490,902 shares of Avid common stock and sole dispositive power over 5,543,117 shares of Avid common stock. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Fidelity Management & Research Co. LLC on February 10, 2023. As of December 31, 2022, Fidelity Management & Research Co. LLC had sole voting power over 4,795,338 shares of Avid common stock and sole dispositive power over 4,796,108 shares of Avid common stock. The business address of Fidelity Management & Research Co. LLC is 245 Summer Street Boston, MA 02210.

(5)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Royce & Associates, LP on January 23, 2023. As of December 31, 2022, Royce & Associates, LP had sole voting power over 2,307,871 shares of Avid common stock and sole dispositive power over 2,307,871 shares of Avid common stock. The business address of Royce & Associates LP is 745 Fifth Avenue New York, NY 10151.

(6)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2023. As of December 30, 2022, The Vanguard Group had sole voting power over 0 shares of Avid common stock and sole dispositive power over 2,426,505 shares of Avid common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13D filed with the SEC by (i) Artisan Topco LP, a Delaware limited partnership (“Topco”), (ii) Artisan Parent, Inc., a Delaware corporation and wholly-owned subsidiary of Topco (“AP”), (iii) Artisan Midco, Inc., a Delaware corporation and wholly-owned subsidiary of AP (“Midco”), (iv) Parent, (v) Merger Sub, (vi) STG VII, L.P., a Delaware limited partnership and general partner of Topco (“STG VII”), (vii) STG VII-A, L.P., a Delaware limited partnership (“STG VII-A”), (viii) STG VII Executive Fund, L.P., a Delaware limited partnership (“STG VII Executive Fund”), (ix) STG AV, L.P., a Delaware limited partnership (“STG AV”), (x) STG VII GP, L.P., a Delaware limited partnership (“STG VII GP”), as the general partner of STG VII, STG VII-A and STG VII Executive Fund, (xi) STG VII UGP, LLC, a Delaware limited liability company (“STG VII UGP”), as the general partner of STG AV and STG VII GP, and (xii) STG Partners, LLC, a Delaware limited liability company (“STG Partners”), as the managing member of STG VII UGP (collectively, the “STG Reporting Persons”) on August 18, 2023. As of August 9, 2023, the STG Reporting Persons had sole voting power and sole dispositive power over 0 shares of Avid common stock and shared voting power and shared dispositive power over 7,168,370 shares of Avid common stock by virtue of the voting agreement with the Impactive Capital stockholders. The amount of ownership listed does not include 6,203 unvested RSU awards held be Mr. Asmar that do not vest in 60 days or less unless the merger agreement closes during that time, in which case any unvested RSU awards will automatically be cancelled and converted solely into converted cash awards as described in more detail in the section of this proxy statement entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans” beginning on page 81.

(8)	Consists of 648,732 shares of Avid common stock held by Mr. Bakish and 27,000 shares of Avid common stock held by a family member of Mr. Bakish.

(9)	Consists of 105,931 shares of Avid common stock held by Ms. Boggs and 16,500 shares of Avid common stock held by Boggs LLC, which is managed by Ms. Boggs.

THE VOTING AGREEMENT

The summary of the material provisions of the voting agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreement, a copy of which is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the voting agreement carefully in its entirety, as well as this proxy statement in its entirety, including the annexes attached to this proxy statement and the documents and information incorporated by reference in this proxy statement, before making any decisions regarding the merger.

In connection with the execution of the merger agreement, the Impactive Capital stockholders entered into a voting agreement with Avid and Parent. The Impactive Capital stockholders in the aggregate beneficially owned approximately 16.3% of the outstanding Avid common stock as of the close of business on the record date for the special meeting. In the event any Impactive Capital stockholder acquires record ownership or beneficial ownership of any shares of Avid common stock after the execution of the voting agreement, such additional shares will automatically become subject to the restrictions under the voting agreement.

Voting Provisions

Under the voting agreement, the Impactive Capital stockholders agreed during the term of the voting agreement to vote or cause to be voted all of their shares of Avid common stock owned at the time of the voting agreement, or at any time after, as of the applicable record date (i) for the adoption of the merger agreement and any action in furtherance of the adoption of the merger agreement, (ii) against any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of Avid in the merger agreement and (iii) against any proposal involving Avid or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of the merger or any of the other transactions contemplated by the merger agreement. The Impactive Capital stockholders also agreed to not revoke or modify the proxy or other instructions granted to vote their shares of Avid common stock prior to the earlier of (x) the completion of the special meeting and (y) the expiration of the voting agreement, except as necessary to comply with the voting obligations in the voting agreement.

Restrictions on Transfer

Pursuant to the voting agreement, each Impactive Capital stockholder agreed that, during the term of the voting agreement, such Impactive Capital stockholder will not, directly or indirectly, cause or permit any transfer of such Impactive Capital stockholder ‘s shares of Avid common stock. However, the Impactive Capital stockholders may transfer their shares of Avid common stock (i) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act in effect prior to the date of the voting agreement, (ii) in connection with the payment of the exercise price or the payment or satisfaction of taxes or tax withholding obligations applicable to the exercise, vesting, settlement or conversion of any RSU awards or other equity awards granted pursuant to the Avid stock plan or the Avid stock purchase plan or (iii) to any affiliate of the Impactive Capital stockholders or to any family member (including a trust for such family member’s benefit) of the Impactive Capital stockholders, if, in each case, the assignee or transferee agrees to be bound by the terms of the voting agreement.

Waiver of Appraisal Rights; Termination

Under the voting agreement, the Impactive Capital stockholders waived and may not assert any statutory rights to demand appraisal of their shares of Avid common stock in connection with the merger.

The voting agreement terminates and expires upon the earliest of: (i) the termination of the merger agreement; (ii) the effective time; (iii) any amendment, modification or supplement to the merger agreement that (A) decreases the merger consideration (other than any such decrease in accordance with the merger consideration adjustment provisions contained in the merger agreement), (B) changes the form of the merger consideration, (C) imposes any additional material restrictions on , or additional conditions on, the payment of the merger consideration, (D) imposes any additional material restrictions or obligations on the Impactive Capital stockholders or (E) could materially affect or delay the consummation of the merger; (iv) a change of Avid recommendation; and (v) with respect to any Impactive Capital stockholder, the termination of the voting agreement by written agreement of each of Parent, Avid and such Impactive Capital stockholder.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration by Avid stockholders at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

In order for an Avid stockholder proposal to be eligible to be included in Avid’s proxy statement and proxy card for the 2024 annual meeting of Avid stockholders, the proposal must be submitted to Avid’s Corporate Secretary at Avid’s principal offices in Burlington, Massachusetts, on or before December 29, 2023, and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Exchange Act.

Under the advance notice provisions in Avid’s by-laws, Avid stockholders are required to provide notice to Avid’s Corporate Secretary at its principal offices in Burlington, Massachusetts, of the nomination of directors or to introduce an item of business at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of Avid’s prior annual meeting. However, if Avid’s annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of either the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

In addition to satisfying the applicable requirements under Avid’s by-laws, to comply with the universal proxy rules, Avid stockholders who intend to solicit proxies in support of director nominees other than Avid’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024.

Stockholder proposals and nominations should be sent to:

Avid Technology, Inc.
75 Blue Sky Drive
Burlington, Massachusetts 01803

Attention: Corporate Secretary

HOUSEHOLDING OF PROXY MATERIAL

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy statements to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of this proxy statement. If you would like to opt out of this practice for future mailings and receive separate proxy statements for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate copy of proxy statements without charge by sending a written request to Avid Technology, Inc., 75 Blue Sky Drive, Burlington, Massachusetts 01803, Attention: Corporate Secretary. Avid will promptly send additional copies of the proxy statement upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of proxy statements can request delivery of a single copy of proxy statements by contacting their broker, bank or other intermediary or sending a written request to Avid at the address above.

WHERE YOU CAN FIND MORE INFORMATION

Avid files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information Avid files with the SEC, including the documents incorporated by reference in this proxy statement, without charge through the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Avid to “incorporate by reference” into this proxy statement documents Avid files with the SEC. This means that Avid can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that Avid later files with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Avid later files with the SEC may update and supersede the information in this proxy statement. Avid also incorporates by reference the documents listed below and any documents filed by Avid pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that Avid is not incorporating by reference any information furnished to, but not filed with, the SEC):

●	Avid’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 1, 2023;

●	Avid’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed on May 4, 2023 and August 9, 2023, respectively;

●	Avid’s Definitive Proxy Statement for its 2023 annual meeting of stockholders, filed on April 28, 2023; and

●	Avid’s second Current Report on Form 8-K filed on August 9, 2023 and Avid’s Current Reports on Form 8-K filed on August 10, 2023.

Copies of any of the documents Avid files with the SEC may be obtained free of charge either on Avid’s website, by contacting Avid at 75 Blue Sky Drive, Burlington, Massachusetts 01803 or by calling (978) 275-2032. The information provided on Avid’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement.

If you would like to request documents from Avid, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. AVID HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [         ], 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2023

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PERSON
If you attend Avid Technology, Inc.'s special meeting of stockholders to be held on [TBD], 2023, you may vote in person. You will need to request a ballot at the special meeting. If you are a beneficial owner but not the stockholder of record, in order to vote in person at the special meeting, you must obtain a legal proxy from the stockholder of record that authorizes you to do so.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avid Technology, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing as only proxy cards received by us by 11:59 p.m. Eastern Time on the day prior to the special meeting will be deemed counted and valid.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23150-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVID TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR each of the following Proposals:

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the special meeting. **If no direction is made, this proxy will be voted "FOR" each of Proposals 1, 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please date this proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V23151-TBD

Avid Technology, Inc.
Special Meeting of Stockholders
[TBD], 2023 at [TBD] Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alessandra Melloni, Whit Rappole and Jacob Coffman Adams, and each of them individually, with full power of substitution, as proxies to represent and vote all shares of common stock of Avid Technology, Inc. that the undersigned would be entitled to vote, if personally present, at the special meeting of stockholders of Avid Technology, Inc., to be held at [TBD] on [TBD] at [TBD] ET, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted "FOR" each of Proposals 1, 2 and 3. The above-named proxy holders will vote such shares in their discretion on such other business as may properly come before the special meeting.

If you elect to vote by mail, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Continued and to be marked, dated and signed on reverse side.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

ARTISAN BIDCO, INC.,

ARTISAN MERGER SUB, INC.

and

AVID TECHNOLOGY, INC.

Dated as of August 9, 2023

i

ii

Annex I	Defined Terms

Exhibit A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

iii

This AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2023 (this “Agreement”), is made by and among Artisan Bidco, Inc., a Delaware corporation (“Parent”), Artisan Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Avid Technology, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Annex I and other capitalized terms used in this Agreement are defined in the Sections where such terms first appear.

RECITALS

WHEREAS, it is proposed that, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, the “Transactions”), and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Excluded Shares, will be converted into the right to receive the Merger Consideration;

WHEREAS, the board of directors (or equivalent) of Parent has (a) determined that the Transactions are in the best interests of Parent and its equityholders and (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation by Parent of the Transactions, including the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that this Agreement and the Transactions, including the Merger, are advisable and in the best interests of the Company and its stockholders, (b) approved and declared advisable the execution, delivery and performance of this Agreement and, subject to receiving the Company Stockholder Approval, the consummation by the Company of the Transactions, including the Merger, (c) directed that this Agreement be submitted to the stockholders of the Company to be adopted and (d) upon the terms and subject to the conditions of this Agreement, resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the board of directors of Merger Sub has (a) determined that this Agreement and the Transactions, including the Merger, are advisable and in the best interests of Merger Sub and its stockholder, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation by Merger Sub of the Transactions, including the Merger, (c) directed that this Agreement be submitted to the stockholder of Merger Sub to be adopted and (d) upon the terms and subject to the conditions of this Agreement, resolved to recommend adoption of this Agreement by the stockholder of Merger Sub;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, (a) STG VII, L.P., a Delaware limited partnership, STG VII-A, L.P., a Delaware limited partnership, STG VII Executive Fund, L.P., a Delaware limited partnership, and STG AV, L.P., a Delaware limited partnership (collectively, the “Guarantors”), are entering into a limited guarantee in favor of the Company pursuant to which, and upon the terms and subject to conditions contained therein, the Guarantors are guaranteeing certain of Parent’s and Merger Sub’s obligations under this Agreement (the “Guarantee”) and (b) Parent has delivered the Financing Commitments to the Company;

WHEREAS, concurrently with the execution of this Agreement, certain stockholders of the Company have entered into a voting agreement with Parent and the Company (the “Voting Agreement”), pursuant to which, among other things, such persons have agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all of such persons’ Shares in favor of the adoption of this Agreement and any action in furtherance of the adoption of this Agreement; and

WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions of this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.01        The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”), and all the property, rights, immunities, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all of the debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation, in each case, in accordance with Section 259 of the DGCL.

Section 1.02        Closing. The closing of the Merger (the “Closing”) will take place on the third Business Day after the date on which each of the conditions set forth in ARTICLE VI is satisfied, or to the extent permitted by Law, waived by the party entitled to waive such condition (other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction or, if permissible, waiver of such conditions by the party entitled to waive such conditions) by the exchange of electronic signatures and documents, at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 (or remotely via the electronic exchange of documents), or at such other date, place or time agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 1.03        Effective Time. Concurrently with the Closing, the Company shall file a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other date and time as is agreed between the parties and specified in the Certificate of Merger (such date and time, the “Effective Time”).

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Section 1.04        Organizational Documents; Directors and Officers of the Surviving Corporation.

(a)           Organizational Documents. At the Effective Time, (i) subject to Section 5.09, the Company Charter, as in effect immediately prior to the Effective Time, shall, by virtue of the Merger, be amended and restated so as to read in its entirety in the form set forth in Exhibit A, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation of the Surviving Corporation, and (ii) the Company Bylaws shall be amended and restated in their entirety to read as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and as so amended and restated, shall thereafter be the bylaws of the Surviving Corporation (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation) until thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation and the bylaws of the Surviving Corporation.

(b)           Directors. Subject to applicable Law, the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the applicable provisions of the certificate of incorporation and the bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.

(c)           Officers. From and after the Effective Time, the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the applicable provisions of the certificate of incorporation and the bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01        Conversion of Securities.

(a)           At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holders of any capital stock of the Company or Merger Sub or any other person:

(i)           Conversion of Company Common Stock. Each share of Company Common Stock (each, a “Share”) issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, shall automatically be converted into the right to receive $27.05 in cash (the “Merger Consideration”), without any interest thereon and less any required Tax withholdings as provided in Section 2.05, and all of such Shares shall cease to be outstanding and shall cease to exist, and each certificate representing a Share (a “Certificate”) or a non-certificated Share represented by book-entry (“Book-Entry Shares”) that formerly represented any of the Shares (other than Excluded Shares) shall thereafter be cancelled and cease to have any rights with respect thereto, except the right to receive the Merger Consideration without interest thereon, subject to Section 2.05.

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(ii)          Cancellation of Company-Owned Shares and Parent-Owned Shares. All Shares that are held in the treasury of the Company or owned of record by the Company or any Company Subsidiary and all Shares owned of record by Parent, Merger Sub or any of their respective Subsidiaries (other than, in each case, Shares held on behalf of a third party) shall be cancelled and shall cease to exist, with no payment being made with respect thereto.

(iii)         Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. At the Effective Time, all certificates representing common stock of Merger Sub (if any) shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b)           Merger Consideration Adjustment. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date and payment date within said period, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02        Exchange of Certificates; Payment for Shares.

(a)           Paying Agent. Prior to the Effective Time, Parent shall designate Computershare Trust Company N.A. or another nationally recognized financial institution reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the benefit of the holders of Shares to receive the Merger Consideration to which such holders shall become entitled pursuant to this Agreement. Prior to the Effective Time, Parent shall deposit with the Paying Agent, by wire transfer of immediately available funds, an amount in cash equal to the Aggregate Common Stock Consideration (the “Exchange Fund”). The Exchange Fund shall be for the benefit of the holders of Shares that are entitled to receive the Merger Consideration. For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company will perfect any right to appraisal of such stockholder’s Shares. In the event the Exchange Fund is insufficient to make the payments contemplated by this ARTICLE II, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent, by wire transfer of immediately available funds, an amount in cash such that the Exchange Fund becomes sufficient to make such payments. Funds made available to the Paying Agent shall be invested by the Paying Agent, as directed by Parent, in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than 30 days, pending payment thereof by the Paying Agent to the holders of Shares pursuant to this ARTICLE II; provided that no investment of such deposited funds shall relieve Parent, the Surviving Corporation or the Paying Agent from promptly making the payments required by this ARTICLE II, and following any losses from any such investment, Parent shall promptly deposit with the Paying Agent by wire transfer of immediately available funds, for the benefit of the holders of Shares, an amount in cash equal to the amount of such losses, which additional funds will be held and disbursed in the same manner as funds initially deposited with the Paying Agent to make the payments contemplated by this ARTICLE II. Any interest or income produced by such investments will be payable to Merger Sub or Parent, as Parent directs. Parent shall direct the Paying Agent to hold the Exchange Fund for the benefit of the persons entitled to the Merger Consideration in accordance with Section 2.01 and to make payments from the Exchange Fund in accordance with this Section 2.02. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Section 2.02, except as expressly provided for in this Agreement.

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(b)           Procedures for Surrender.

(i)           Certificated Shares. As promptly as practicable after the Effective Time (but in no event later than the second Business Day following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose Shares were converted into the right to receive the Merger Consideration pursuant to this Agreement: (A) a letter of transmittal in customary form (agreed to by Parent and the Company prior to the Effective Time), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.02(e)) to the Paying Agent and (B) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of any Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.02(e)) for cancellation to the Paying Agent, if applicable, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration into which the Shares formerly represented by such Certificates were converted pursuant to Section 2.01, and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made and Merger Consideration may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or is otherwise in proper form for transfer and the person requesting such payment either pays to the Paying Agent any transfer and other similar Taxes required by reason of the payment of the Merger Consideration or any other Merger Consideration to a person other than the registered holder of the Certificate so surrendered or establishes to the reasonable satisfaction of the Paying Agent that such Taxes either have been paid or are not required to be paid.

(ii)          Book-Entry Shares. Any holder of Book-Entry Shares converted into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this ARTICLE II. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive the Merger Consideration, and the Surviving Corporation shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (but in no event more than two Business Days thereafter), the Merger Consideration for each Book-Entry Share. Payment of the Merger Consideration (including the Merger Consideration) with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered.

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(iii)         No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) or in respect of any Book-Entry Share.

(c)           Transfer Books; No Further Ownership Rights in Shares. As of the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Shares on the records of the Company. The Merger Consideration received in accordance with the terms of this ARTICLE II shall be deemed to have been received in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, any Certificates formerly representing Shares (or affidavits of loss in lieu thereof in accordance with Section 2.02(e)) or any Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)           Termination of Exchange Fund; Abandoned Property; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) not disbursed to or claimed by holders of Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the Merger Consideration payable in respect of their Shares in accordance with the procedures set forth in Section 2.02(b), without interest. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Share for Merger Consideration properly delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law.

(e)           Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Paying Agent) of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent or the Surviving Corporation, as applicable, shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01(a)(i); provided, however, that the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of any Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to provide a bond in a customary amount.

Section 2.03        Treatment of Outstanding Equity Awards.

(a)           Treatment of Restricted Stock Units.

(i)           Vested RSU Awards. At the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holders of any capital stock of the Company or Merger Sub or any other person, each outstanding award of restricted stock units with respect to Shares (each, a “RSU”), including each award of performance-based RSUs granted pursuant to the Company Stock Plan, that is vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of the Transactions (each, a “Vested RSU Award”) shall be cancelled and, in exchange therefor, each holder of any such cancelled Vested RSU Award shall be solely entitled to receive, in consideration of the cancellation of such Vested RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (A) the number of RSUs subject to such Vested RSU Award immediately prior to the Effective Time, multiplied by (B) the Merger Consideration (the “RSU Consideration”) (less any required Tax withholdings as provided in Section 2.05).

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(ii)          Unvested RSU Awards. At the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holders of any capital stock of the Company or Merger Sub or any other person, each outstanding RSU that is not a Vested RSU Award (each, an “Unvested RSU Award” and together with Vested RSU Awards, the “RSU Awards”) will automatically be cancelled and converted solely into the contingent right to receive from Parent or the Surviving Corporation a payment in cash (without interest) equal to the product of (A) the number of RSUs subject to such Unvested RSU Award immediately prior to the Effective Time, multiplied by (B) the Merger Consideration (each, a “Converted Cash Award”) (less any required Tax withholdings as provided in Section 2.05). Each such Converted Cash Award assumed and converted pursuant to this Section 2.03 will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding RSU immediately prior to the Effective Time, with payment forfeited to the extent vesting is not satisfied; provided, however, that (x) in the event that Parent or any of its affiliates (including the Surviving Corporation) terminates the employment or service of the holder of the Converted Cash Award without Cause, the unvested portion of the holder’s Converted Cash Award will become vested upon such termination; and (y) with respect to Unvested RSU Awards with a performance-based vesting schedule, the vesting of such awards will be determined based on the current vesting schedules and performance conditions, except that the “ending Company stock price” (for purposes of determined the Company’s total shareholder return) will be equal to the value of the Merger Consideration.

(b)           Termination of Company Stock Plan; Necessary Further Actions. As of the Effective Time, the Company Stock Plan shall terminate, and no further rights with respect to Shares or any other awards shall be granted thereunder. The Company will take all action within its power and authority reasonably necessary to effect the cancellation of the Company Stock Plan as of the Effective Time and to give effect to this Section 2.03 (including satisfaction of the requirements under Rule 16b-3(e) promulgated under the Exchange Act).

(c)           Parent Funding. At the Effective Time, Parent shall deposit with the Surviving Corporation cash in the amount necessary to make the payments required under this Section 2.03, and Parent shall cause the Surviving Corporation to make the payments required under this Section 2.03 as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation of, or adverse tax consequences under, Section 409A of the Code. Except as otherwise required by applicable foreign Law or as necessary to secure favorable tax treatment under applicable foreign Law (including, for the avoidance of doubt, any requirement to deposit cash with a Section 102 Trustee pursuant to applicable Israeli Law), Parent shall cause the Surviving Corporation to pay the applicable RSU Consideration to the holders of RSUs who are current or former employees through the payroll of the Surviving Corporation or one of its affiliates and to other holders of RSUs by the Paying Agent, in each case, subject to Section 2.05. The Surviving Corporation will pay any portion of a Converted Cash Award that vests to the applicable holder thereof as promptly as practicable following the date on which such portion vests, but in any event within two payroll periods following the date on which the Converted Cash Award vested, and any portion of a holder’s Converted Cash Award that remains unvested (after giving effect to any applicable vesting acceleration terms), as of the date of his or her termination of employment or service, if any, shall be permanently forfeited by such holder and such holder shall have no further rights in or claims to any such forfeited portion of his or her Converted Cash Award.

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(d)           Employee Stock Purchase Plan. With respect to the Company Stock Purchase Plan, as promptly as reasonably practicable after the date of this Agreement and prior to the Effective Time, the Company Board (or the Compensation Committee thereof) shall adopt resolutions or take other actions as may be required to provide that (i) Offerings (as defined in the Company Stock Purchase Plan) shall be suspended as of the first Offering Commencement Date (as defined in the Company Stock Purchase Plan) scheduled to occur after the date of this Agreement, (ii) no new participants will be permitted to participate in the Company Stock Purchase Plan from and after the date of this Agreement and (iii) participants will not be permitted to increase their rate or amount of payroll deductions under the Company Stock Purchase Plan. Prior to the Effective Time, the Company will take all actions to the extent reasonably necessary to, effective as of the Effective Time: (A) cause the Exercise Date (as defined in the Company Stock Purchase Plan) with respect to any Plan Period (as defined in the Company Stock Purchase Plan) that would otherwise occur on or after the Effective Time, if any, to occur no later than the earlier of (1) five Business Days prior to the date on which the Effective Time occurs or (2) the date on which such Plan Period otherwise would end (such earlier date, the “Final Exercise Date”), (B) make any pro rata adjustments to the extent reasonably necessary to reflect the shortened Plan Period, but otherwise treat such shortened Plan Period as a fully effective and completed Plan Period for all purposes pursuant to the Company Stock Purchase Plan and (C) cause the exercise, as of the Final Exercise Date, of each outstanding purchase right pursuant to the Company Stock Purchase Plan. On the Final Exercise Date, the Company will apply the funds credited as of such date pursuant to the Company Stock Purchase Plan within each participant’s payroll withholding account to the purchase of whole Shares in accordance with the terms of the Company Stock Purchase Plan and will cause the remaining accumulated but unused payroll deductions to be distributed to the relevant participants, without interest, as promptly as reasonably practicable following the Final Exercise Date. Immediately prior to and effective as of the Effective Time, the Company will terminate the Company Stock Purchase Plan.

Section 2.04        Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person who is entitled to appraisal rights under Section 262 of the DGCL and has complied with all the provisions of the DGCL concerning the right of holders of Shares to require appraisal of such Shares (such shares, “Dissenting Shares,” and each holder of Dissenting Shares, a “Dissenting Stockholder”) shall not be converted into the right to receive the Merger Consideration as described in Section 2.01(a)(i), but shall instead become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in Section 262 of the DGCL. If such Dissenting Stockholder withdraws such Dissenting Stockholder’s demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder’s right of appraisal with respect to such Shares, in any case pursuant to the DGCL, such Shares shall be deemed not to be Dissenting Shares and shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration as described in Section 2.01(a)(i) for each such Share, without interest and subject to Section 2.05, and the Surviving Corporation shall remain liable for delivery of the Merger Consideration for such Shares. The Company shall give Parent (a) prompt notice of any written demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Section 262 of the DGCL and (b) the opportunity to participate, at Parent’s sole cost and expense, in all negotiations and Proceedings with respect to demands for appraisal pursuant to the DGCL. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. For purposes of this Section 2.04, “participate” means that Parent will be kept apprised of the proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

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Section 2.05        Withholding Taxes.

(a)           Notwithstanding anything to the contrary in this Agreement, (a) each of Parent, the Surviving Corporation, the Paying Agent and the Section 102 Trustee shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the Merger Consideration and RSU Awards cancelled in the Merger such Tax amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, any regulation promulgated thereunder by the United States Department of Treasury (a “Treasury Regulation”) or any other applicable state, local or foreign Tax Law and (b) any consideration payable in respect of the RSU Awards cancelled in the Merger or any other payment treated as compensation for income tax purposes shall be paid through the Surviving Corporation’s payroll system, except as otherwise required by applicable foreign Law or as necessary to secure favorable tax treatment under applicable foreign Law (including, for the avoidance of doubt, any requirement to deposit any cash consideration payable or otherwise deliverable to holders of Section 102 Securities under this Agreement with the Section 102 Trustee to be held in trust on behalf of the holders of Section 102 Securities after withholding any taxes pursuant to applicable Israeli Law). To the extent that Tax amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld Tax amounts (a) shall be timely remitted by the Surviving Corporation, Parent, the Paying Agent or the Section 102 Trustee, as applicable, to the applicable Governmental Entity and (b) to the extent so remitted, shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

(b)           The Company shall instruct its Israeli counsel, in coordination and cooperation with Parent’s Israeli counsel, to prepare and file an application or any written or oral submissions that may be necessary, proper or advisable to obtain any tax ruling from the Israel Tax Authority, if required, providing withholding instructions with respect to any consideration payable to holders of Section 102 Securities under this Agreement (the “Israeli Tax Ruling”). The Company shall use its best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under any applicable legal requirement to obtain the Israeli Tax Ruling, if required. The Company and its representatives shall not make any application to or conduct any negotiation with the Israel Tax Authority with respect to any matter relating to the Israeli Tax Ruling without prior coordination and consultation with Parent or its representatives and will enable the Parent’s representatives to participate in all discussions and meetings with the Israel Tax Authority relating thereto. For the avoidance of doubt, the Israeli Tax Ruling shall be approved in advance by Parent prior to being finalized, which approval shall not be unreasonably withheld, conditioned or delayed.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents publicly filed or furnished prior to the date of this Agreement and after December 31, 2018 (other than disclosures in the “Risk Factors” section of any such filings and any disclosure of risks included in any “forward-looking statements” disclaimer contained in any such filings that are predictive, cautionary or forward-looking in nature) to the extent the relevance of such disclosure as an exception to (or disclosure for the purpose of) a representation or warranty is reasonably apparent (it being acknowledged and agreed that nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.09(b)), or (b) as disclosed in the separate disclosure letter that has been delivered by the Company to Parent concurrently with or prior to the execution and delivery of this Agreement, including the documents attached to, or incorporated by reference in, such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed to be disclosed with respect to any other representation or warranty of the Company that is set forth in this Agreement to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01        Organization and Qualification; Subsidiaries.

(a)           The Company and each Company Subsidiary that constitutes a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”) is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. The Company and each Significant Subsidiary has the requisite corporate or other legal entity, as the case may be, power and authority to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Significant Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification or licensing, except where the failure to be so qualified, in good standing or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(b)           The Company has made available to Parent or filed with the SEC true and complete copies of (i) the Third Amended and Restated Certificate of Incorporation of the Company and all amendments thereto (as amended, restated, supplemented or otherwise modified, the “Company Charter”), (ii) the Amended and Restated By-Laws of the Company and all amendments thereto (as amended, restated, supplemented or otherwise modified, the “Company Bylaws”), (iii) the certificate of incorporation, bylaws and other charter and organizational documents of each Significant Subsidiary, including all amendments thereto as of the date of this Agreement, and (iv) each code of conduct or similar policy adopted by the Company Board or any committee thereof. None of the Company or any of its Significant Subsidiaries is in violation in any material respect of any of the provisions of the certificate of incorporation or bylaws (or equivalent charter and organizational documents) of such Entity.

(c)           Section 3.01(c) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each Company Subsidiary, together with its jurisdiction of incorporation or organization and the percentage of capital stock or other equity interest held by any person other than the Company or another Company Subsidiary. Neither the Company nor any of the Company Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than (i) another Company Subsidiary or (ii) equity securities of publicly-traded Entities acquired for cash management or passive investment purposes in the ordinary course of business. Neither the Company nor any Company Subsidiary is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or capital contribution to any other Entity.

(d)           The Company or a Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity securities of each of the Company Subsidiaries, free and clear of any material Liens (other than Permitted Liens or transfer and other restrictions under applicable federal and state securities Laws or applicable foreign Laws), and all of such outstanding shares of capital stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(e)           There are no outstanding, existing or other agreements to grant, extend or enter into any (i) options, warrants, calls, subscriptions, rights of first refusal, rights of first offer, agreements, convertible or exchangeable securities, restricted stock units, restricted stock, stock appreciation rights, “phantom” stock rights, performance units, equity-based compensation or other similar rights, agreements or commitments of any character to which any Company Subsidiary is a party obligating such Company Subsidiary to issue, transfer or sell any shares of capital stock or other equity interest in any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests relating to or based on the value of the equity securities of any Company Subsidiary, (ii) obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or equity securities of any Company Subsidiary or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting or registration of the capital stock of any Company Subsidiary or any other equity interest of any Company Subsidiary.

Section 3.02        Capitalization.

(a)           The authorized capital stock of the Company consists of 101,000,000 shares, consisting of (i) 100,000,000 Shares and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the close of business on August 7, 2023 (the “Specified Date”), (A) 47,147,420 Shares were issued and 44,037,720 Shares were outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, (B) no shares of Company Preferred Stock were issued and outstanding and (C) 3,109,700 Shares were held in treasury.

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(b)           As of the close of business on the Specified Date, 1,372,027 Shares were issuable in respect of outstanding RSU Awards, assuming a maximum level of performance under performance-based awards. As of the close of business on the Specified Date, the Company had no Shares or shares of Company Preferred Stock reserved for issuance, except for (i) the Shares reserved for issuance pursuant to the outstanding RSU Awards described above, (ii) an additional 854,368 Shares reserved for issuance for additional grants of awards pursuant to the Company Stock Plan and (iii) an additional 428,543 Shares reserved for issuance pursuant to the Company Stock Purchase Plan.

(c)           Section 3.02(c) of the Company Disclosure Letter accurately sets forth the following information with respect to each RSU Award outstanding as of the Specified Date: (i) the name of the holder of such RSU Award and country in which the holder resides, (ii) the number of RSUs subject to such RSU Award (including, for RSU Awards subject to performance-based vesting requirements, if any, both the target and the maximum number of RSUs), (iii) the date on which such RSU Award was granted, (iv) the dates on which RSUs subject to such RSU Award are scheduled to vest and (v) whether such RSU Award carries any accelerated vesting rights.

(d)           There are no Shares held by any Company Subsidiary. There is no Contract to which the Company is a party entitling any third party to any voting or registration rights with respect to any Shares. Except pursuant to the Company Stock Plan and the agreements evidencing outstanding RSU Awards, none of the Company Subsidiaries is under any obligation, or is bound by any Contract pursuant to which it is obligated, to repurchase, redeem or otherwise acquire any outstanding Shares or other securities of the Company or any Company Subsidiary.

(e)           As of the date of this Agreement, except with respect to the RSU Awards referred to in Section 3.02(b) and the related award agreements, there are no outstanding or existing (i) options, warrants, calls, subscriptions, rights of first refusal, rights of first offer, agreements, convertible or exchangeable securities, restricted stock units, restricted stock, stock appreciation rights, “phantom” stock rights, performance units, equity-based compensation or other similar rights, agreements or commitments of any character to which the Company is a party obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest in the Company or securities convertible into or exchangeable for such shares or equity interests relating to or based on the value of the equity securities of the Company, (ii) obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity securities of the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company. Since the close of business on the Specified Date through the date of this Agreement, the Company has not issued any Shares or other class of equity security (other than Shares in respect of RSU Awards).

(f)           As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of the Company or any Company Subsidiary may vote.

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(g)           The Company has made available to Parent accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards are outstanding as of the date of this Agreement, and the forms of all stock option, stock appreciation right, restricted stock unit, deferred stock unit and restricted stock award agreements evidencing such stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards as of the date of this Agreement.

Section 3.03        Authority.

(a)           The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and, subject to obtaining the Company Stockholder Approval and assuming the accuracy of the representations and warranties contained in Section 4.12, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company Board and, other than the Company Stockholder Approval and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions. This Agreement has been duly and validly executed and delivered by the Company and this Agreement (assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub and assuming the accuracy of the representations and warranties contained in Section 4.12) constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a Proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)           The Company Board, at a meeting duly called and held, has (i) determined that this Agreement and the Transactions, including the Merger, are advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and, subject to receiving the Company Stockholder Approval, the consummation by the Company of the Transactions, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company to be adopted and (iv) upon the terms and subject to the conditions of this Agreement, resolved to recommend adoption of this Agreement by the stockholders of the Company, in each case, by resolutions duly adopted, which resolutions, subject to Section 5.03, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

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Section 3.04        No Conflict; Required Filings and Consents.

(a)           Assuming the accuracy of the representations and warranties contained in Section 4.12 and Section 4.13, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will: (i) subject to obtaining the Company Stockholder Approval, conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational or governing documents of any Company Subsidiary, (ii) assuming that all consents, approvals and authorizations described in Section 3.04(b) have been obtained and all filings and notifications or similar actions described in Section 3.04(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to any Company Material Contract, except, with respect to clauses (ii) and (iii), as contemplated by Section 2.03 or for (A) any such consents, approvals and authorizations, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (B) any such conflicts, violations, breaches, losses, defaults, terminations, rights of termination, vesting, amendment, acceleration or cancellation or Liens that would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(b)           None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity by the Company or any Company Subsidiary or any of their respective properties or assets, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act or any other applicable U.S. or foreign competition, antitrust or merger control Laws (together with the HSR Act, “Antitrust Laws”) or Investment Screening Laws listed in Section 6.01(b) of the Company Disclosure Letter, (iii) compliance with the applicable requirements of the Securities Act or the Exchange Act, (iv) filings as may be required under the rules and regulations of Nasdaq, (v) compliance with any applicable international, federal or state securities or “blue sky” Laws, (vi) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates or Parent’s assets, revenues or turnover in any particular jurisdiction and (vii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

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Section 3.05        Permits; Compliance with Laws.

(a)           The Company and each Company Subsidiary is in possession of all authorizations, consents, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to carry on and operate its businesses as currently conducted (the “Company Permits”), and all such Company Permits are in full force and effect, and since January 1, 2021 there has occurred no violation of, default (with or without notice or lapse of time, or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Company Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the Transactions, except where the failure to possess, or the failure to be in full force and effect of, any Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)           Since January 1, 2021, the Company and each of the Company Subsidiaries has been in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and activities and with all Orders to which the Company or the Company Subsidiaries are subject, in each case, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending, nor has any Governmental Entity indicated to the Company or any Company Subsidiary in writing an intention to conduct any such investigation, except for such investigations the outcomes of which would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(c)           None of the representations and warranties contained in this Section 3.05 shall be deemed to relate to Environmental Laws or Environmental Permits (which are governed exclusively by Section 3.17) or International Trade Laws (which are governed exclusively by Section 3.24).

Section 3.06        Company SEC Documents; Financial Statements.

(a)           Since January 1, 2021, the Company has filed with or furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents and related exhibits required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC since January 1, 2021, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. None of the Company Subsidiaries is currently required to file periodic reports with the SEC. As of the date of this Agreement, there are no material outstanding or unresolved comments received from the SEC with respect to any of the reports filed by the Company with the SEC. Since December 31, 2021, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the Nasdaq. Neither the Company nor any Company Subsidiary has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Documents, the “principal executive officer” and “principal financial officer” of the Company (as such terms are defined under the Sarbanes-Oxley Act) have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act.

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(b)         The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries (including, in each case, any notes thereto) included in or incorporated by reference into the Company’s filings included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were, except as may be indicated in the notes thereto, prepared in accordance with GAAP (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis in all material respects during the periods involved except, in the case of unaudited statements, as permitted by SEC rules and regulations and (iii) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments that were not or will not be material in amount or effect). No financial statements of any person that is not the Company or a Company Subsidiary are required by GAAP to be included in the Company Financial Statements.

(c)           Since January 1, 2021, neither the Company nor any Company Subsidiary has entered into or effected any securitization transactions or any “off-balance sheet arrangements” of the type required to be disclosed pursuant to Item 303 of Regulation S-K under the Exchange Act.

(d)           Between January 1, 2021 and the date of this Agreement, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material to the Company Financial Statements (including, any related notes thereto) contained in the Company SEC Documents, except as described in the Company SEC Documents or except as may have been required or permitted by any Governmental Entity. The reserves reflected in the Company Financial Statements have been determined and established in all material respects in accordance with GAAP (as in effect in the United States on the applicable date of each such Company Financial Statement).

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Section 3.07        Information Supplied. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at any time the Proxy Statement is amended or supplemented, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to such portions thereof that relate to Parent and Merger Sub and to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub or any of their representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.

Section 3.08        Internal Controls and Disclosure Controls. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the consolidated Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) intended to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since January 1, 2021, none of the Company, the Company Board, the audit committee of the Company Board or, to the Company’s knowledge, the Company’s auditors has received any written notification of: (a) any significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (b) any fraud that involves management or any other employee who has (or has had) a significant role in the Company’s internal control over financial reporting.

Section 3.09        Absence of Certain Changes. (a) Except as otherwise contemplated by this Agreement or in connection with the Transactions, since December 31, 2022 through the date of this Agreement, (i) the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course of business and (ii) neither the Company nor any Company Subsidiary has taken any action, or authorized, approved, committed or agreed to take any action, that if taken during the Pre-Closing Period would require Parent’s consent under Section 5.01(b) (other than any such action under Section 5.01(b)(ii), (ix), (xi), (xii), (xv), (xvi), (xxii), (xxiv), (xxv) and (xxvii) (to the extent related to the foregoing actions)), and (b) since December 31, 2022, there have not been any changes, circumstances, events or effects that have had, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10        Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reserved against or provided for in the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of March 31, 2023 or in the notes thereto (the “Company Balance Sheet”), (b) incurred in the ordinary course of business since March 31, 2023, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the Transactions or otherwise disclosed in the Company Disclosure Letter, (d) that have been discharged or paid in full or (e) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.10 of the Company Disclosure Letter lists all indebtedness of the Company and the Company Subsidiaries for borrowed money outstanding as of the date of this Agreement that exceeds $1,000,000 with any single person (other than any indebtedness owed by the Company to any Company Subsidiary or by any Company Subsidiary to the Company or any other Company Subsidiary).

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Section 3.11        Litigation. There is no suit, claim, action, proceeding or arbitration (collectively, “Proceeding”) to which the Company or any Company Subsidiary is a party, either pending or, to the knowledge of the Company, threatened that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any Company Subsidiary is subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. As of the date of this Agreement, there is no pending Proceeding to which the Company or any Company Subsidiary is a party seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other Transactions that would reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 3.12        Employee Benefits.

(a)           Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and each other employee benefit plan, policy, program or arrangement, in each case, maintained by, contributed to or sponsored by the Company or any Company Subsidiary in each relevant jurisdiction, other than (i) any plan, policy, program or arrangement that is required to be maintained or contributed to by applicable Law, (ii) any employment agreement that provides for an annual base salary less than or equal to $500,000 (or the local currency equivalent thereof), (iii) any individual independent contractor or consulting agreement that provides for annual compensation less than or equal to $200,000 (or the local currency equivalent thereof) or (iv) any offer letter, individual independent contractor or consulting agreement or award agreement that does not materially differ from the standard forms used by the Company and made available to Parent. With respect to each such Company Benefit Plan included in Section 3.12(a) of the Company Disclosure Letter, other than Company Benefit Plans maintained by the Company’s non-U.S. Subsidiaries, the Company has made available to Parent a true and correct copy of, if applicable: (A) each such Company Benefit Plan that has been reduced to writing and all amendments thereto, (B) each trust agreement or insurance contract relating to each such Company Benefit Plan, (C) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA, (D) the most recent annual reports (Form 5500) filed with the Department of Labor and (E) the most recent determination or opinion letter issued by the Internal Revenue Service (“IRS”) with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code.

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(b)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) each Company Benefit Plan has been established, maintained, operated and administered in compliance with its terms and applicable Laws, including ERISA and the Code, (ii) there are no Proceedings (other than for routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan and (iii) each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or has timely filed an application for a favorable determination letter, or may rely upon an opinion letter for a prototype or volume submitter plan, and, to the knowledge of the Company, no event has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Benefit Plan.

(c)           No Company Benefit Plan provides for (except at no material cost to the Company or any Company Subsidiary) or reflects or represents any material liability of the Company and the Company Subsidiaries, taken as a whole, or any of their ERISA Affiliates to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any person for any reason, except as may be required by applicable Law or during any period of not more than two years during which the person is eligible for severance benefits.

(d)           Neither the Company nor any Company Subsidiary, and none of their respective ERISA Affiliates, has, since January 1, 2019, maintained, established, sponsored, participated in or contributed to or been obligated to contribute to, or has any liability in respect of, any: (i) Company Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA or (iii) plan described in Section 413 of the Code. No Company Benefit Plan is or has been funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Company Benefit Plan subject to ERISA holds stock issued by the Company or any of its current ERISA Affiliates as a plan asset. Each Foreign Company Plan that is intended to be funded through insurance, or the book reserve established for any Foreign Company Plan, to the extent required under the terms of such Foreign Company Plan or applicable Law are based upon the applicable reasonable actuarial assumptions and valuations, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. No Foreign Company Plan is a defined benefit pension plan.

(e)           Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in connection with any event) (i) entitle any employee or other service provider of the Company or any Company Subsidiary to any material payment or benefit, (ii) result in the acceleration of the time of payment, funding, or vesting of any such payments or benefits to any such person under any Company Benefit Plan, (iii) result in a payment to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that is reasonably expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), (iv) create any limitation or restriction on the right of the Company or any Company Subsidiary to merge, amend or terminate any Company Benefit Plan or (v) entitle any employee or individual service provider of the Company or any Company Subsidiary to terminate his or her employment or engagement and receive any severance payments or benefits. Neither the Company nor any Company Subsidiary has any obligation to compensate any employee or other individual service provider for any Taxes incurred by such individual under Section 4999 of the Code.

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(f)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) each Company Benefit Plan that is required to be registered or approved under the Laws of a jurisdiction outside the United States (“Foreign Company Plan”) has been registered or approved, as applicable, and maintained in good standing with the appropriate regulatory authorities and (ii) each Foreign Company Plan intended to qualify for special tax treatment satisfies the requirements for such treatment.

(g)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, each of the Company, the Company Subsidiaries and their respective ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Company Benefit Plan, and, to the extent not yet due, such contributions and other payments have been appropriately accrued.

(h)           As of the date of this Agreement, none of the Company or any Company Subsidiary has committed to establish or enter into any new arrangement that would constitute a material Company Benefit Plan or to materially modify any material Company Benefit Plan (except to conform any such Company Benefit Plan to the requirements of any applicable Laws).

(i)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, each Company Benefit Plan or other Contract between the Company or any Company Subsidiary and any employee or other individual service provider of the Company and the Company Subsidiaries that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”) is and has at all times been administered in documentary and operational compliance with the requirements of Section 409A. Neither the Company nor any Company Subsidiary has any obligation to gross-up or otherwise reimburse any of their respective employees or other service providers for any Tax incurred by such person pursuant to Section 409A.

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Section 3.13        Employees and Labor.

(a)           The employment of each employee of the Company and Company Subsidiary who performs services for such Company or Company Subsidiary exclusively or primarily in the United States is terminable by such Company or Company Subsidiary “at will.”

(b)           Since January 1, 2021, none of the Company or the Company Subsidiaries is or has been a party to, or is currently negotiating the terms of, any collective bargaining agreement, works council, labor, voluntary recognition or similar agreement, other than those that are not specifically directed at the Company or any Company Subsidiary or that are generally applicable to persons operating in an industry, sector, line of business or country or to a certain group or type of employee, with respect to any employee of the Company or any Company Subsidiary or other Contract with a labor organization, union, works council or similar entity representing any employee of the Company or any Company Subsidiary, and, to the knowledge of the Company, there are no labor organizations, unions, works councils or similar entities representing or seeking to represent any such employees of the Company or any Company Subsidiary. There is no union, works council, employee representative or other labor organization, which, pursuant to any applicable Law, collective bargaining agreement, works council, labor, voluntary recognition or similar agreement, must provide consent to the Company or any Company Subsidiary, or with which the Company or any Company Subsidiary must negotiate, notify or consult, in connection with any of the Transactions. Since January 1, 2021, neither the Company nor any Company Subsidiary has engaged in any material unfair labor practice as defined in the National Labor Relations Act or any other similar applicable Law (an “Unfair Labor Practice”). Since January 1, 2021, (i) there has not been any material Unfair Labor Practice complaint, charge or suit pending against the Company or any Company Subsidiary with respect to any employees of the Company or any Company Subsidiary, and (ii) to the knowledge of the Company, neither the Company or any Company Subsidiary has received any demand letter related to any matter described in clause (i) above. There are no, and since January 1, 2021 there have been no, slowdowns, strikes, pickets, boycotts, group work stoppages or labor interruptions, or, to the knowledge of the Company, formal attempts to organize or formal union organizing activity in progress or pending against the Company or any Company Subsidiary or any of their employees.

(c)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2021, to the knowledge of the Company, each natural person that renders or has rendered services to the Company or any Company Subsidiary that is or was classified as an independent contractor or as an exempt employee, is properly characterized as such, including with respect to the Fair Labor Standards Act and similar applicable Laws (the “FLSA”) and unemployment insurance and worker’s compensation obligations. Since January 1, 2021, neither the Company nor any Company Subsidiary has received any written notice from any person disputing such classification.

(d)           The Company and each Company Subsidiary is, and since January 1, 2021 has been, in compliance with all Employment Laws, in each case, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Since January 1, 2021, none of the Company or any Company Subsidiary has or have effectuated (nor currently plans to effectuate) a “plant closing” or “mass layoff” involving any employee of the Company or any Company Subsidiary as such terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, and all applicable similar foreign, state or local Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or as otherwise reflected or adequately reserved in the Company Financial Statements, neither the Company nor any Company Subsidiary has any liability for any arrears of wages, salaries, commissions, bonuses or severance pay, including pursuant to any Contract, policy, practice or applicable Law.

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Section 3.14        Tax Matters.

(a)           (i) The Company and each Company Subsidiary has timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it, (ii) all such filed Tax Returns are correct, complete and accurate and (iii) the Company has timely paid all Taxes (whether or not shown on any Tax Return) that are or were due and payable or otherwise subject to collection action by a Governmental Entity, subject in the case of clauses (i), (ii) and (iii), to such exceptions as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. All Taxes that the Company or any Company Subsidiary has been required by applicable Law to withhold or to collect for payment on or prior to the date of this Agreement have been duly withheld and collected and have been timely paid to the appropriate Governmental Entity, subject to such exceptions as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(b)           As of the date of this Agreement, there is no Proceeding or assessment pending or, to the knowledge of the Company, threatened with respect to Taxes for which the Company or any Company Subsidiary may be liable that, if determined adversely, would, individually or in the aggregate with all other such Proceedings or assessments, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. No deficiency with respect to Taxes has been assessed in writing against the Company or any Company Subsidiary that (i) would, individually or in the aggregate, expected to be material to the Company and the Company Subsidiaries, taken as a whole, if required to be paid by the Company or any Company Subsidiary and (ii) has not been fully paid or adequately reserved in the Company Financial Statements.

(c)           Neither the Company nor any of the Company Subsidiaries is party to any Tax allocation, Tax sharing, Tax distribution, Tax indemnification or Tax gross-up agreement or arrangement other than an agreement or arrangement (i) between the Company and any Company Subsidiary or between the Company Subsidiaries or (ii) entered into in the ordinary course of business the primary subject matter of which is not Tax.

(d)           There are no Liens (other than Permitted Liens) on any of the assets of the Company or any of the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(e)           Neither the Company nor any Company Subsidiary has any liability for Taxes of another person (other than the Company or a Company Subsidiary) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law) as a result of filing Tax Returns on a consolidated, combined or unitary basis with such person, which liability would, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Since December 31, 2021, neither the Company nor any Company Subsidiary constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

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(f)           The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g)           Neither the Company nor any Company Subsidiary has participated in, or is currently participating in, a “Listed Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Law.

(h)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting or use of a cash or improper method of accounting for a taxable period ending at or prior to the Effective Time with respect to the Company or any of the Company Subsidiaries; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Income Tax Law) executed at or prior to the Effective Time; (iii) intercompany transactions as described in Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign Income Tax Law) or excess loss account described in Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of state, local or foreign Income Tax Law); (iv) installment sale or open transaction disposition made at or prior to the Effective Time by the Company or any of the Company Subsidiaries; or (v) prepaid amount or deposit received at or prior to the Effective Time by the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries is required to include any amount in income pursuant to Section 965 of the Code or pay any installment of the “net tax liability” described in Section 965(h)(1) of the Code.

(i)           Neither the Company nor any Company Subsidiary has requested or received a ruling from any Governmental Entity or signed any binding agreement with any Governmental Entity that would impact the amount of Tax due from Parent or its affiliates (including following the Closing, for the avoidance of doubt, the Company and the Company Subsidiaries) after the Closing Date which Tax would, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(j)           The Company and each of the Company Subsidiaries has been resident in its jurisdiction of incorporation for Tax purposes and has not, at any time, been treated as a resident of or as having a permanent establishment or other fixed place of business in any other jurisdiction, which treatment would, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

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(k)           The Company is and has been since its inception classified as a corporation for U.S. federal, state and local income tax purposes.

Section 3.15        Properties.

(a)           As of the date of this Agreement, none of the Company or any of the Company Subsidiaries owns any real property or has any interest in real property, other than the Leased Real Property.

(b)           Section 3.15(b) of the Company Disclosure Letter sets forth a complete and correct list as of the date of this Agreement of each real property lease, sublease, license or occupancy agreement pursuant to which any of the Company or the Company Subsidiaries leases, subleases, licenses or occupies real property from any other person, other than with respect to coworking or similar communal or shared office space (collectively, the “Leased Real Property”). There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any Leased Real Property to any person other than the Company or the Company Subsidiaries, and there is no person in possession of any Leased Real Property other than the Company or the Company Subsidiaries. All leases governing the Leased Real Property are in full force and effect.

(c)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, the Company or a Company Subsidiary has (i) a valid leasehold estate in or right to use all Leased Real Property, in each case free and clear of all Liens (other than Permitted Liens), and (ii) complied with the terms of all leases governing the Leased Real Property to which it is a party.

(d)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, the occupancies and uses of the Leased Real Property by the Company (or a Company Subsidiary, as appropriate), comply in all material respects with all applicable Laws.

(e)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, all material items of equipment and other tangible assets owned by or leased to the Company and the Company Subsidiaries (including the Leased Real Property) are adequate for the uses to which they are being put and, to the knowledge of the Company, are in good condition and repair in all material respects (ordinary wear and tear excepted).

Section 3.16        Title to Tangible Assets. Except with respect to real property or Intellectual Property, the Company and the Company Subsidiaries own, and have good and valid title to, all material tangible assets purported to be owned by them, including (a) all material assets reflected on the Company Balance Sheet (except for assets sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet) and (b) all other material assets reflected in the books and records of the Company and the Company Subsidiaries as being owned by them. All such material assets are owned by the Company and the Company Subsidiaries free and clear of any Liens, except for Permitted Liens, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

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Section 3.17        Environmental Matters.

(a)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i)           the Company and each Company Subsidiary is in compliance with all applicable Environmental Laws (including possessing and complying with all material Environmental Permits required for the conduct of its respective operations as currently conducted);

(ii)          there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary and since December 31, 2021, none of the Company or any Company Subsidiary has received any written notice, in either case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law and which notice or Proceeding remains unresolved; and

(iii)         to the knowledge of the Company, there has been no Release of any Hazardous Substances by the Company or any Company Subsidiary at, on or under the Leased Real Property that would reasonably be expected to result in liability under Environmental Laws on the part of the Company or any Company Subsidiary.

(b)           Notwithstanding any other representation or warranty contained in this ARTICLE III, the representations and warranties set forth in this Section 3.17 are the Company’s sole and exclusive representations and warranties regarding environmental matters, Environmental Laws, Environmental Permits and Hazardous Substances.

Section 3.18        Intellectual Property.

(a)           Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all (i) Registered IP in which the Company and any Company Subsidiary has an ownership interest, including identification of the jurisdiction in which such item has been registered or filed, the applicable application, registration or serial number and date, the record owner and, if different, the legal owner and beneficial owner and (ii) Internet domain names, including identification of the registrant and registrar.

(b)           All Company Owned IP that is Registered IP is subsisting and, to the knowledge of the Company, valid and enforceable (other than pending applications) in all material respects. Without limiting the generality of the foregoing, no Proceeding (including any cancellation, opposition, interference, inter partes review or reexamination proceedings) is pending or, to the knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any Company Owned IP that is Registered IP is being contested or challenged, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

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(c)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries own or have the right to use all Intellectual Property that is used in the business of the Company and the Company Subsidiaries as currently conducted (the “Company Intellectual Property”).

(d)           The Company and the Company Subsidiaries exclusively own all right, title and interest in and to the Company Owned IP, free and clear of any Liens, except for Permitted Liens or as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Without limiting the generality of the foregoing: (i) each person who is or was involved in the creation, invention, contribution or development of any Intellectual Property in the course of that person’s work with or for the Company or any Company Subsidiary has assigned to the Company or any Company Subsidiary, or the Company or Company Subsidiary owns as a matter of law, all such Intellectual Property and is bound by confidentiality provisions necessary for the protection of such Intellectual Property, except where the lack of such assignment or confidentiality provisions would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and each Company Subsidiary has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential information, and to otherwise enforce the Company Owned IP, and, to the knowledge of the Company, there has been no violation, infringement or unauthorized use or disclosure of the foregoing that would reasonably be expected to have a Company Material Adverse Effect and (iii) to the knowledge of the Company, no Governmental Entity, university, college or other educational institution or research center has or purports to have any ownership in, or rights to, any Company Owned IP, in each case except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(e)           Neither the Company nor any Company Subsidiary (i) has made any submission or contribution to, or is subject to any Contract with, any patent pool or standards body (each, a “Standards Organization”) that does or would obligate the Company or any Company Subsidiary to grant or offer a material license of any Company Owned IP or (ii) has received a request in writing from any person for any material license to any Company Owned IP in connection with the activities of or any participation in any Standards Organization.

(f)           Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Transactions will, with or without notice or lapse of time, result in, or give any other person the right or option to cause or declare, any of the following (including if a consent is required to avoid any of the following): (i) a loss of the Company’s ownership of, or the creation of a Lien on, any Company Owned IP, (ii) a breach of or default under, or termination of, any Contract for any Company Intellectual Property or (iii) the license, grant, assignment or transfer to any other person of any right, immunity or interest under, in or to any Company Owned IP, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.

(g)           The conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate, and since January 1, 2021, has not infringed, misappropriated or otherwise violated, any Intellectual Property of any other person, except for any such infringement, misappropriation or other violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(h)           Since January 1, 2021, neither the Company nor any of the Company Subsidiaries is the subject of any written claim pending or, to the knowledge of the Company, threatened alleging the conduct of the business by the Company or any of the Company Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of any other person (including any cease and desists letters), except for any such infringement, misappropriation or other violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(i)           To the knowledge of the Company, since January 1, 2021, no other person has infringed, misappropriated or otherwise violated any Company Owned IP, except for any such infringement, misappropriation or other violation as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(j)           No Company Software contains, is derived from, is distributed or made available with or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed imposes a requirement that the Company or any Company Subsidiary grant a license requiring such Company Software to be: (i) disclosed, distributed or made available in source code form, (ii) licensed for the purpose of making modifications or derivative works or (iii) redistributable at no charge, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(k)           Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Transactions will, or would reasonably be expected to, with or without notice or lapse of time, result in the delivery or disclosure of (or a requirement that the Company or any Company Subsidiary or other person deliver or disclose) any Source Material for any Company Software that is material to the Company and the Company Subsidiaries, taken as a whole, to any escrow agent or other person, except to a third-party service provider or other agent obligated in writing to (i) maintain the confidentiality of, and not disclose, such Source Material and (ii) use such Source Material only in the provision of services to the Company or any of the Company Subsidiaries.

(l)           None of the Company Software or Company Products contains any bug, defect or error that adversely affects, in any material respect, the use, functionality or performance of such Company Software or Company Product, except as would not reasonably be expected to have a Company Material Adverse Effect.

(m)          The IT Systems (i) perform as necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted and (ii) to the knowledge of the Company, do not contain any viruses or other computer code intentionally designed to disrupt, disable or harm in any manner the operation of, or to provide unauthorized access to, any IT System, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.

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(n)           Since January 1, 2021, (i) there has been no failure, breakdown or continued substandard performance of any IT System that has caused a material disruption or interruption in or to the operation of the Company or any Company Subsidiary’s business and (ii) the Company and the Company Subsidiaries have taken commercially reasonable measures to implement backup, security and disaster recovery technology, plans, procedures and facilities reasonably necessary to the conduct of the business of the Company and the Company Subsidiaries as currently conducted, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.19        Company Material Contracts.

(a)           All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed, and, as of the date of this Agreement, no such Contract has been amended or modified, except as otherwise set forth therein. All such Contracts filed since January 1, 2019 shall be deemed to have been made available to Parent.

(b)           Other than any Company Benefit Plan, Section 3.19(b) of the Company Disclosure Letter sets forth a complete list, and the Company has made available to Parent true and complete copies, of each Contract to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than any of the foregoing between the Company and any of the Company Subsidiaries or between any wholly-owned Company Subsidiaries), as of the date of this Agreement, that:

(i)           is a partnership, joint venture, strategic alliance, sharing of profits or revenue or similar arrangement that is material to the Company and the Company Subsidiaries, taken as a whole;

(ii)          (A) provides for the creation, incurrence, assumption or guarantee of Indebtedness of the Company or any Company Subsidiary in an amount in excess of $1,000,000 (except for any such Indebtedness between the Company and any Company Subsidiaries or between the Company Subsidiaries, guarantees by the Company of Indebtedness of any of the Company Subsidiaries and guarantees by any of the Company Subsidiaries of Indebtedness of the Company or any other Company Subsidiary) or (B) relates to any material outstanding letters of credit, bankers’ acceptances, performance bonds, surety bonds or guarantees in an amount in excess of $500,000;

(iii)         grants any rights of first refusal, rights of first negotiation, rights of first offer or other similar rights to any person with respect to the sale of any material assets, rights or properties (including any security) of the Company and the Company Subsidiaries, taken as a whole;

(iv)         (A) expressly obligates the Company or any of the Company Subsidiaries to conduct business with any third party on an exclusive basis or (B) contains (1) “most favored nation,” “most favored customer,” “most favored supplier” or similar covenants to the counterparty of such Contract or (2) requirements provisions (committing a person to provide the quantity of goods or services required by another person);

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(v)          (A) provides for the disposition or acquisition by the Company or any Company Subsidiary of any assets (other than dispositions of inventory in the ordinary course of business consistent with past practice) or any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $5,000,000 or (B) pursuant to which the Company or any Company Subsidiary will acquire any interest, or will make an investment, in any other person for consideration in excess of $1,000,000, other than the Company or a Company Subsidiary, in each case, other than (1) this Agreement or (2) pursuant to which no material earn-out, deferred or contingent payment or indemnification obligations remain outstanding (excluding indemnification obligations in respect of representations and warranties and covenants that survive indefinitely or for periods equal to a statute of limitations and excluding obligations to indemnify directors and officers pursuant to acquisition agreements);

(vi)         provides for the settlement or conciliation of any litigation (A) that materially restricts or imposes any material obligation on the Company or any Company Subsidiary or materially disrupts the business of the Company or any Company Subsidiary as currently conducted, taken as a whole or (B) that would require the Company or any Company Subsidiary to pay consideration valued at more than $500,000 in the aggregate after the date of this Agreement other than any settlement or conciliation that is covered by insurance or indemnification (which the Company is reasonably expected to receive);

(vii)        is material to the Company and the Company Subsidiaries, taken as a whole, and imposes exclusivity or non-competition covenants on the Company or any Company Subsidiary;

(viii)       is (A) a Contract pursuant to which the Company or any Company Subsidiary is licensed by a third party to use any Intellectual Property that is material to the business of the Company and the Company Subsidiaries as conducted as of the date of this Agreement (other than any Off-the-Shelf Software and Open Source Software) or (B) a Contract pursuant to which a third party has licensed (including covenants not to sue) any Company Intellectual Property owned by the Company or any Company Subsidiary (other than non-exclusive licenses granted by the Company or any Company Subsidiary in the ordinary course of business);

(ix)          is with a Material Customer;

(x)           is with a Material Channel Partner;

(xi)          is with a Material Supplier;

(xii)         is with a Governmental Entity pursuant to which the Company (including any Company Subsidiary) has received in excess of $1,000,000 in the aggregate during the three-year period ended December 31, 2022;

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(xiii)       pursuant to which the Company or any Company Subsidiary is or may become obligated to make or provide (A) any severance, termination, change in control or similar payment or benefit to any current or former employee or service provider or (B) any bonus (paid in cash or stock) or similar payment (other than payments constituting base salary and commissions and payments made in the ordinary course of business consistent with past practice) in excess of $100,000 (or the local currency equivalent thereof);

(xiv)       would trigger or increase or accelerate the vesting of any benefits (including any benefits under any including any stock option plan, stock appreciation right plan or stock purchase plan) in connection with the execution and delivery of this Agreement or the consummation of the Transactions (either alone or in connection with a previous or subsequent termination of employment or service in combination therewith);

(xv)        provides for indemnification of any director or officer of the Company;

(xvi)       provides to another person the right to purchase, license or otherwise acquire an unlimited quantity of or unlimited usage of Company Products (based on the Company’s or any Company Subsidiary’s ordinary pricing metrics for such Company Products) for a fixed aggregate price or at no additional charge (including through “enterprise wide,” “unlimited use” or “all you can eat” provisions);

(xvii)      (A) creates any obligation under any interest rate, currency or commodity derivative or hedging transaction or (B) pursuant to which the Company or any Company Subsidiary creates or grants a material Lien, other than a Permitted Lien, on any of its properties or other assets;

(xviii)     is a collective bargaining, union or works council agreement;

(xix)       that provides for any standstill or similar obligations that are binding on and restrict any material actions of the Company; or

(xx)        is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Each Contract described in Section 3.19(a) or Section 3.19(b) is referred to in this Agreement as a “Company Material Contract.”

(c)           Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract in any material respect, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder in any material respect by the Company or any Company Subsidiary. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract in any material respect. Each Company Material Contract is a valid and binding obligation of the Company or any Company Subsidiary that is a party thereto and, to the knowledge of the Company, is in full force and effect, subject to the Bankruptcy and Equity Exception. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that with or without notice or lapse of time or both could reasonably be expected to: (i) give any person the right to accelerate the maturity or performance of any Company Material Contract or (ii) give any person the right to cancel, terminate or modify any Company Material Contract. Since January 1, 2022, neither the Company nor any Company Subsidiary has received any written notice or, to the knowledge of the Company, other communication alleging any breach of, or default under, any Company Material Contract.

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Section 3.20        Material Customers, Channel Partners and Suppliers.

(a)           Section 3.20(a) of the Company Disclosure Letter sets forth a complete and accurate list of the top ten direct customers of the Company based upon the revenue generated from such direct customer during the year ended December 31, 2022 (each, a “Material Customer”). The Company has not received any written notice or, to the knowledge of the Company, other communication from a Material Customer that it has ceased to use the Company’s services or that it intends to cease after the Closing to use such services or to otherwise terminate or materially reduce its relationship with the Company. Neither the Company nor any Company Subsidiary has any pending material dispute with any Material Customer.

(b)           Section 3.20(b) of the Company Disclosure Letter sets forth a complete and accurate list of the top ten channel partners of the Company based upon the revenue generated from such channel partners during the year ended December 31, 2022 (each, a “Material Channel Partner”). The Company has not received any written notice or, to the knowledge of the Company, other communication from a Material Channel Partner that it has ceased to use the Company’s services or that it intends to cease after the Closing to use such services or to otherwise terminate or materially reduce its relationship with the Company. Neither the Company nor any Company Subsidiary has any pending material dispute with any Material Channel Partner.

(c)           Section 3.20(c) of the Company Disclosure Letter sets forth a complete and accurate list of the top ten suppliers of the Company based upon the payments made by the Company to such supplier during the year ended December 31, 2022 (each, a “Material Supplier”). The Company has not received any written notice or, to the knowledge of the Company, other communication from a Material Supplier that it intends to cease after the Closing to provide services to the Company or to otherwise terminate or materially reduce its relationship with the Company. Neither the Company nor any Company Subsidiary has any pending material dispute with any Material Supplier.

Section 3.21        Company Products. Neither the Company nor any Company Subsidiary is obligated to (a) provide any recipient of any Company Product or prototype (or any other person) with any material upgrade, improvement or enhancement of a Company Product or prototype, except in the ordinary course of business of the Company and the Company Subsidiaries, or (b) design or develop a new product, or a customized, improved or new version of a Company Product, for any other person, except in the ordinary course of business of the Company and the Company Subsidiaries. Each Company Product sold, licensed, delivered, provided or otherwise made available by the Company or any Company Subsidiary conforms and complies in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.22        Privacy and Data Security.

(a)           The Company and the Company Subsidiaries and, to the knowledge of the Company, each vendor, processor and other third party Processing Personal Information Processed by or for the Company, solely with respect to each such third party’s Processing (collectively, “Data Partners”), complies in all material respects with, and has since January 1, 2021 have complied in all material respects with: (i) all Privacy Laws, (ii) all Privacy Policies applicable to the Company and (iii) all contractual commitments, including any terms of use, that the Company has entered into with respect to the Processing of Personal Information (collectively, the “Data Protection Requirements”). The Company and the Company Subsidiaries have a Privacy Policy regarding the collection and use of Personal Information, a true, correct and complete copy of which as in effect on the date of this Agreement has been made available to Parent prior to the date of this Agreement. The Company and the Company Subsidiaries have at all times presented an accurate Privacy Policy (which Privacy Policy the Company does not reasonably believe to be misleading or deceptive (including by omission)) to individuals prior to the collection of any Personal Information from such individuals, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)           The execution, delivery and performance of this Agreement and the Transactions do not and will not: (i) conflict with or result in a violation or breach of any Data Protection Requirements, (ii) require the consent of or provision of notice to any person concerning such person’s Personal Information, (iii) give rise to any right of termination or other right to impair or limit Parent’s or the Company’s rights to own and Process any Personal Information used in or necessary for the operation of the Company’s or each of the Company Subsidiaries’ businesses or (iv) otherwise prohibit the transfer of Personal Information to Parent, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(c)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and each of the Company Subsidiaries routinely engage in due diligence of Data Partners before allowing them to access, receive or Process Personal Information and audit such Data Partners’ compliance with their commitments with respect to the Data Protection Requirements, and (ii) to the knowledge of the Company, the Company and each Company Subsidiary has valid and enforceable agreements, subject to the Bankruptcy and Equity Exception, in place with all Data Partners that comply with applicable Data Protection Requirements.

(d)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, the Company and each of the Company Subsidiaries since January 1, 2021 have implemented and maintained administrative, technical, physical and organizational safeguards, including commercially reasonable plans, procedures, controls, programs and a written information security program designed to (i) protect and maintain the security of any Personal Information and Company Data stored in their computer systems from any accidental, unlawful or unauthorized Security Incident, or any other use by a third party that would violate the Privacy Policy or Data Protection Requirements and (ii) identify and address internal and external risks to the privacy and security of Personal Information in the Company’s possession or control.

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(e)           The Company maintains insurance coverage to respond to the risk of liability relating to any unauthorized Processing of Company Data, a Security Incident or a violation of Privacy Laws of the Company or any Company Subsidiary, and no claims have been made under such insurance policy(ies) since January 1, 2021, in each case except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(f)           Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, to the extent required, the Company and each of the Company Subsidiaries are, and since January 1, 2021 have been, in compliance with the Payment Card Industry Data Security Standards and the related card brand rules and requirements in any Contracts between the Company, and each of the Company Subsidiaries, on the one hand, and any of the Company’s payment processors and/or acquiring banks, on the other hand.

(g)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries, have not (i) to the knowledge of the Company, experienced a Security Incident, (ii) been required pursuant to any Privacy Laws to notify customers, consumers, employees, Governmental Entities, or any other person of any Security Incident, (iii) received any written notice from any Governmental Entity with respect to any inquiry or investigation of any such Governmental Entity, or been the subject of any enforcement Proceeding of any Governmental Entity, with respect to noncompliance with any Privacy Law or (iv) to the knowledge of the Company, received any written notice, request, claim, complaint, correspondence or other communication relating to any Security Incident or violation of any Privacy Law by the Company or any Company Subsidiary.

Section 3.23        Anti-Corruption.

(a)           Neither the Company nor any Company Subsidiaries, nor, to the knowledge of the Company, any of their respective officers, directors, employees or any other person authorized to act on behalf of the Company or any Company Subsidiaries, has, since January 1, 2021, directly or indirectly, taken any act that would cause the Company or any Company Subsidiaries to be in violation of applicable Anti-Corruption Laws in any material respect, including any act in furtherance of an offer, payment, promise to pay, authorization or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any person to secure any improper advantage or to obtain or retain business.

(b)           The Company and the Company Subsidiaries are, and since January 1, 2021 have been, in compliance with all applicable Anti-Corruption Laws in all material respects. Without limiting the generality of the foregoing, (a) neither the Company nor any Company Subsidiaries has violated or is in violation in any material respect of the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.), or any similar Law, and (b) there has been no use or authorization of money or anything of value relating to any unlawful payment or secret or unrecorded fund or any false or fictitious entries made in the books and records of the Company or any Company Subsidiaries relating to the same, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(c)           To the knowledge of the Company, neither the Company, nor any Company Subsidiaries, nor any of their respective affiliates, nor persons acting on their behalf has, since January 1, 2021, (i) received any written notice from any Governmental Entity that alleges violations of applicable Anti-Corruption Laws, (ii) been involved in any internal investigation involving violations of applicable Anti-Corruption Laws or (iii) received a written request for information from any Governmental Entity regarding non-compliance with respect to applicable Anti-Corruption Laws.

(d)           The Company maintains, and has maintained since January 1, 2021, compliance policies, procedures and internal controls reasonably designed to ensure compliance with applicable Anti-Corruption Laws.

Section 3.24        International Trade Laws.

(a)           Neither the Company, nor any Company Subsidiary, nor any of their respective directors, or officers, nor, to the knowledge of the Company, any of their respective affiliates, employees or agents is a Sanctioned Person.

(b)           The Company and the Company Subsidiaries are, and at all times since January 1, 2021 have been, in compliance in all material respects with applicable International Trade Laws.

(c)           Since January 1, 2021, the Company has not received written notice to the effect that a Governmental Entity claimed or alleged that the Company was not in compliance with International Trade Laws.

(d)           Since January 1, 2021, neither the Company nor any of its controlled affiliates has made any voluntary disclosures to, or has been subject to any fines, penalties or sanctions from, any Governmental Entity regarding any past violations of International Trade Laws.

Section 3.25        Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all Insurance Policies maintained by the Company and the Company Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent or as is required by applicable Law or regulation, and all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date), (b) neither the Company nor any Company Subsidiary is in material breach of or default under any of the Insurance Policies and (c) neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or material modification of any of the Insurance Policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since December 31, 2021, the Company has not received any written notice of termination or cancellation or denial of coverage with respect to any of the Insurance Policies held or maintained by the Company and the Company Subsidiaries.

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Section 3.26        Opinion of Financial Advisor. On or prior to the date of this Agreement, Goldman Sachs & Co. LLC has delivered its oral opinion to the Company Board, to be subsequently confirmed by delivery of a written opinion (the “Opinion”), that as of the date of the Opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Shares pursuant to this Agreement is fair from a financial point of view to such holders. The Company will furnish, after receipt thereof, an accurate and complete copy of the Opinion to Parent solely for informational purposes (it being understood and agreed that the Opinion is for the benefit of the Company Board and may not be relied upon by Parent, Merger Sub or any of their respective affiliates).

Section 3.27        Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.12, (a) the Company Board has taken all necessary action such that the restrictions imposed on business combinations by Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Transactions and (b) to the knowledge of the Company, no “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (a “Takeover Statute”) is applicable to this Agreement, the Company or any Company Subsidiary or the Transactions, including any Takeover Statute that would limit or restrict Parent or any of its affiliates from exercising its ownership of Shares acquired in the Merger.

Section 3.28        Vote Required. Assuming the accuracy of the representations and warranties contained in Section 4.12, the only vote of the holders of capital stock of the Company required to adopt this Agreement or approve the Transactions is the adoption of this Agreement by the holders of a majority of the outstanding Shares (the “Company Stockholder Approval”).

Section 3.29        Brokers. No broker, finder or investment banker other than Goldman Sachs & Co. LLC is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of the Company or any of the Company Subsidiaries. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable, and all indemnification and other agreements related to the engagement of Goldman Sachs & Co. LLC, in connection with the Transactions.

Section 3.30        Related Person Transactions. Except for compensation or other employment arrangements entered into in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any affiliate (including any Company Associate) thereof (but not including any Company Subsidiary), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

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Section 3.31        Government Contracts.

(a)           Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is in compliance, and since January 1, 2021 has been in compliance, with all Laws applicable and pertaining to each Government Contract and each Government Bid.

(b)           To the knowledge of the Company, the Company has not submitted any invoices or made any statements, representations, or certifications to any Governmental Entity with respect to any Government Contract or Government Bid that were not correct, current and complete in all material respects as of their submission date.

(c)           To the Company’s knowledge, since January 1, 2021, the Company has not received in writing any adverse or negative performance evaluations or ratings from any Governmental Entity in connection with any Government Contract.

(d)           Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received written notice: (i) of any termination for convenience, termination for default, cure notice or show of cause notice that is currently in effect or has been threatened since January 1, 2021 with respect to any Government Contract or Government Bid; (ii) that any cost incurred or invoice rendered pertaining to any Government Contract is currently being disallowed, questioned or challenged by any Governmental Entity; (iii) since January 1, 2021, of any pending or threatened claims or disputes against the Company by any Governmental Entity or by any prime contractor, higher tier or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid; (iv) since January 1, 2021, of any actual or proposed suspension or debarment of the Company or any of its respective managers, directors or officers, employees, consultants or agents or (v) since January 1, 2021, that any cost accounting systems or procurement systems or the associated entries reflected in the Company’s financial records with respect to any Government Contract or Government Bid are not in compliance with applicable Laws and contract obligations.

(e)           To the Company’s knowledge, the Company has no organizational conflicts of interest with respect to any Government Contract or Government Bid that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(f)           Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company is not using any Intellectual Property developed under any Government Contract for purposes outside of the scope of that Government Contract without having obtained the necessary prior permission of the relevant Governmental Entity or prime contractor, subcontractor, vendor or other authorized person and (ii) the Company has taken all steps reasonably required under any Government Contracts or applicable Laws to protect its Company Owned IP and has included, as necessary, the proper restrictive legends on all copies of any Intellectual Property delivered in connection with a Government Contract and, other than as required under any Government Contract, the Company is not obligated to provide a license to any Governmental Entity to use or disclose any of the Intellectual Property used in connection with such Government Contract.

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(g)           The Company has all permits, authorizations, and access passes or other documents required to perform each Government Contract for which such documents are required to access or provide delivery or other services in relation to any government facility, base, port or other government controlled location, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h)           No Government Contract was awarded on the basis of the Company’s status as (a) a Small Business (as defined in the regulations of the U.S. Small Business Administration at 13 C.F.R. Part 121); (b) a Small Disadvantaged Business (as defined in the regulations of the U.S. Small Business Administration at 13 C.F.R. Part 124) or (c) a Service-Disabled Veteran-Owned Small Business or a Veteran-Owned Small Business (as defined in the regulations of the U.S. Small Business Administration at 13 C.F.R. Part 125). The Company is not party to any Contract pursuant to which the Company or any of its affiliates or representatives has represented to any other person that it is a “small business,” “female owned,” “minority owned” or “military veteran owned”, nor, to the knowledge of the Company, is the Company represented as such in any report by the Company or any other person to a Governmental Entity.

Section 3.32        Acknowledgement of No Other Representations or Warranties. The Company acknowledges and agrees that, except for the representations and warranties contained in ARTICLE IV, the Financing Commitments and the Guarantee, none of Parent or Merger Sub or any of their respective affiliates or representatives makes or has made any representation or warranty, either express or implied, concerning Parent, Merger Sub or the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01        Organization. Each of Parent and Merger Sub is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of Parent and Merger Sub has the requisite corporate or other legal entity, as the case may be, power and authority to carry on its business as it is now being conducted, except where any such failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.02        Authority. Each of Parent and Merger Sub has the requisite corporate or other legal entity power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub has been and the consummation by them of the Transactions have been duly authorized by all necessary corporate or other legal entity action on the part of Parent and Merger Sub, as applicable, and, other than the adoption of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub (which adoption shall occur immediately following the execution and delivery of this Agreement), no additional corporate or other legal entity proceedings on the part of Parent or Merger Sub, as applicable, are necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and this Agreement (assuming the due authorization, execution and delivery of this Agreement by the Company) constitutes the valid and legally binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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Section 4.03        No Conflict; Required Filings and Consents.

(a)           None of the execution, delivery or performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions will: (i) subject to the adoption of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub, conflict with or violate any provision of the certificate of incorporation, bylaws or any equivalent organizational or governing documents of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations described in Section 4.03(b) have been obtained and all filings and notifications or similar actions described in Section 4.03(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party (or by which any of their respective properties or assets is bound) or any Permit held by it or them, except, with respect to clauses (ii) and (iii), for (A) any such consents and approvals, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions and (B) any such conflicts, violations, breaches, losses, defaults, terminations, rights of termination, vesting, amendment, acceleration or cancellation or creation of Liens that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.

(b)           None of the execution, delivery or performance of this Agreement by or on behalf of Parent or Merger Sub or the consummation by Parent or Merger Sub or any of their respective affiliates of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing, declaration or registration with or notification to, any Governmental Entity by Parent or Merger Sub or any of their respective proprieties or assets, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under any Antitrust Laws or Investment Screening Laws listed in Section 6.01(b) of the Company Disclosure Letter, (iii) compliance with the applicable requirements of the Securities Act or the Exchange Act, (iv) compliance with any applicable international, federal or state securities or “blue sky” Laws and (v) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.

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Section 4.04        Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their respective affiliates for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time the Proxy Statement is amended or supplemented, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.05        Litigation. As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party, either pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions. As of the date of this Agreement, none of Parent or any of its Subsidiaries is subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions. As of the date of this Agreement, there is no pending Proceeding to which Parent or any of its Subsidiaries is a party seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other Transactions that would reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.06        Capitalization and Operations of Merger Sub. The authorized share capital of Merger Sub consists of 100 shares, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to this Agreement or the Financing.

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Section 4.07        Financing. Parent has delivered to the Company true, complete and correct copies of (i) the executed equity commitment letter from STG VII, L.P., a Delaware limited partnership, STG VII-A, L.P., a Delaware limited partnership, STG VII Executive Fund, L.P., a Delaware limited partnership, and STG AV, L.P., a Delaware limited partnership (collectively, the “Sponsors”), dated as of the date of this Agreement, pursuant to which, and upon the terms and subject to conditions of which, the Sponsors have agreed to provide equity financing (the “Equity Financing”) to Parent in connection with the consummation of the Transactions (the “Equity Commitment Letter”) and that provides that the Company is a third-party beneficiary thereof, and (ii) an executed commitment letter (together with all term sheets and other exhibits, annexes and schedules attached thereto, the “Debt Commitment Letter”) and corresponding customarily redacted fee letters (which may be redacted to omit the fee amounts and any “market flex” provisions so long as no redactions cover terms that individually or in the aggregate would adversely affect the conditionality, availability or termination of the Debt Financing) from the financial institutions identified therein (the “Lenders”) to provide, upon the terms and subject to conditions therein, debt financing in the amounts set forth therein (the “Debt Financing Commitments,” as each may be amended or replaced from time to time to the extent permitted by Section 5.07(a) and, together with the Equity Commitment Letter, the “Financing Commitments”) for the purpose of funding the Transactions (being collectively referred to as the “Debt Financing”, and together with the Equity Financing, collectively referred to as the “Financing”). Each of the Financing Commitments has been duly executed by Parent, and to Parent’s knowledge, each other party thereto, and is a legal, valid and binding obligation of Parent, and to the knowledge of Parent, each other party thereto, subject to the Bankruptcy and Equity Exception. As of the date of this Agreement, each of the Financing Commitments is in full force and effect, and none of the Financing Commitments has been withdrawn, rescinded or terminated (and to Parent’s knowledge no such withdrawal, rescission or termination is presently contemplated) or otherwise amended or modified in any respect, and, to Parent’s knowledge, no such amendment or modification is contemplated (except in connection with any amendments or modifications to add commitment parties thereunder in accordance with the terms thereof or effectuate any “market flex” terms contained in the fee letters that individually or in the aggregate would not adversely affect the conditionality or availability of the Debt Financing). As of the date of this Agreement, Parent is not in breach of any of the terms or conditions set forth in any of the Financing Commitments, and as of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein on the part of Parent under the Financing Commitments, or (to the knowledge of Parent) on the part of any other party under the Financing Commitments. As of the date of this Agreement, neither any Sponsor nor any Lender has notified Parent in writing of its intention to terminate, withdraw or rescind all or any portion of the Financing Commitments or not to provide the Financing. Assuming the Financing is funded in accordance with the Financing Commitments, the aggregate net proceeds from the Financing when funded in accordance with the Financing Commitments are sufficient to fund all of the amounts required to be provided by Parent or Merger Sub for the consummation of the Transactions and are sufficient for the satisfaction when due of all of the obligations of Parent and Merger Sub under this Agreement, including the payment of the Aggregate Merger Consideration and the payment of all costs and expenses of the Transactions (including any obligations of the Surviving Corporation and the Company Subsidiaries) that become due or payable on the Closing Date by the Surviving Corporation or any Company Subsidiary in connection with, or as a result of, the Transactions and any repayment or refinancing of Indebtedness required in connection therewith or contemplated by any of the Financing Commitments (collectively, the “Financing Uses”). As of the date of this Agreement, Parent has paid in full any and all commitment or other fees required by the Financing Commitments that are due as of the date of this Agreement, and will pay, after the date of this Agreement, all such fees as they become due and payable in accordance with the terms of the Equity Commitment Letter and the Debt Commitment Letter. There are no conditions precedent or contingencies to the obligations of the parties under the Financing Commitments (including pursuant to any “flex” provisions in the related fee letter or otherwise) to make the full amount of the Financing available to Parent on the terms therein except as expressly set forth in the unredacted portion of the Financing Commitments; provided that if any portion of the Debt Financing is funded into an escrow or similar arrangement prior to the Effective Time, the parties hereto acknowledge and agree that the inclusion in any such arrangement of an Escrow Release Condition will not constitute a breach of this Agreement. There are no side letters or other agreements, understandings, contracts or arrangements (written, oral or otherwise) related to the Financing (other than the Financing Commitments and related fee letters). Subject to the Company’s compliance with this Agreement and the satisfaction of the conditions set forth in Section 6.01 and Section 6.02 (other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction of such conditions), as of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Financing, or that the Financing will not be available on the Closing Date. Parent acknowledges and agrees that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or the Company or any of their respective Subsidiaries obtain financing for or related to any of the Transactions.

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Section 4.08        Guarantee. Concurrently with the execution and delivery of this Agreement, Parent and Merger Sub have caused the Guarantors to deliver the Guarantee, dated as of the date of this Agreement, to the Company. The Guarantee is in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. The Guarantee is a legal and valid and binding obligation of the Guarantors, enforceable against each Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach on the part of any Guarantor under such Guarantee.

Section 4.09        Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger have been satisfied or waived and (b) the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC present fairly in all material respects the consolidated financial condition of the Company and the consolidated Company Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and the consolidated Company Subsidiaries for the periods covered thereby in accordance with GAAP, then at and immediately following the Effective Time and after giving effect to all of the Transactions, including the funding of the Debt Financing and the Financing Uses, Parent, the Surviving Corporation and each Subsidiary of the Surviving Corporation will be Solvent. Parent and Merger Sub are not entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, the Company, any Company Subsidiary or any affiliates thereof.

Section 4.10        Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of Parent, Merger Sub or any of their respective affiliates.

Section 4.11        Absence of Certain Arrangements. Other than this Agreement and the Voting Agreement, as of the date of this Agreement, there are no Contracts or any commitments to enter into any Contract between Parent, Merger Sub or any of their respective affiliates, on the one hand, and any director, officer, employee or stockholder of the Company, on the other hand, relating to the Transactions or the operations of the Surviving Corporation after the Effective Time. Neither Parent nor any of its affiliates has entered into any Contract or any commitments to enter into any Contract pursuant to which: (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (b) any third party has agreed to provide, directly or indirectly, any capital (other than pursuant to the Financing Commitments) to Parent or the Company to finance in whole or in part any of the Financing Uses or otherwise in connection with the Transactions or (c) any stockholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Competing Proposal.

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Section 4.12        Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or at any time during the last three years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL. Neither Parent nor Merger Sub nor any of their respective affiliates beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder or is entitled to a contractual right to beneficially own (whether or not subject to the passage of time or other contingencies)), as of the date of this Agreement, or will at any time prior to the Closing Date beneficially own (or, except pursuant to this Agreement, be entitled to a contractual right to beneficially own (whether or not subject to the passage of time or other contingencies)), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Company Subsidiary, or, other than the Voting Agreement, is a party as of the date of this Agreement, or will at any time prior to the Closing Date become a party, to any Contract, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Company Subsidiary.

Section 4.13        Foreign Ownership and Control. No non-U.S. government, agency of a foreign government or representative of a foreign government, nor business enterprise or other entity organized, chartered or incorporated under the Laws of any country other than the United States, nor any person who is not a citizen or national of the United States (each a “Foreign Interest”) (a) individually or in the aggregate with other affiliated Foreign Interests, holds or owns (or at the time of, or in connection with, the Transactions will hold or own) 10% or more (directly or indirectly) of the outstanding voting interest in Parent or any Sponsor, (b) has (or at the time of, or in connection with, the Transactions will have) the power, direct or indirect, whether or not exercised, and whether or not exercisable through the ownership of Parent or any Sponsor, by contractual arrangements or other means, to direct or decide matters affecting the management or operations of Parent or any Sponsor (or the right to acquire any such power), (c) has (or at the time of, or in connection with, the Transactions will have) membership or observer rights on Parent’s or any Sponsor’s board of directors (or equivalent) or the board of directors (or equivalent) of any person or entity that controls Parent or any Sponsor, or has the right to nominate an individual to a position on Parent’s or any Sponsor’s board of directors (or equivalent), or the board of directors (or equivalent) of any person or entity that controls Parent or any Sponsor (or has the right to acquire any such rights) or (d) holds (or at the time of, or in connection with, the Transactions will hold or acquire) ownership interests in Parent or any Sponsor other than solely for the purpose of passive investment, as that term is defined in 31 C.F.R. § 800.243.

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Section 4.14        Acknowledgement of No Other Representations or Warranties. Each of Parent and MERGER SUB acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company Subsidiaries and that it and its representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and the Company Subsidiaries that it and its representatives have desired or requested to review for such purpose and that it and its representatives have had full opportunity to meet with the management of the Company and the Company Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company Subsidiaries. Each of Parent and MERGER Sub acknowledges and agrees that, except for the representations and warranties contained in ARTICLE III, none of the Company, the Company Subsidiaries or any of their respective affiliates or Representatives makes or has made any representation or warranty, either express or implied, concerning the Company or the Company Subsidiaries or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the Transactions. Each of Parent and MERGER Sub ACKNOWLEDGES and agrees THAT NO PERSON SHALL HAVE OR BE SUBJECT TO ANY LIABILITY TO PARENT OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PARENT, OR PARENT’S USE, OF ANY SUCH INFORMATION, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO PARENT IN ANY PHYSICAL OR ELECTRONIC “DATA ROOMS,” MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, Each of Parent and MERGER Sub ACKNOWLEDGES and agrees THAT NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE FINANCIAL PROJECTIONS, FORECASTS, COST ESTIMATES AND OTHER PREDICTIONS RELATING TO THE COMPANY AND THE COMPANY SUBSIDIARIES MADE AVAILABLE TO PARENT.

ARTICLE V
COVENANTS

Section 5.01        Conduct of Business by the Company Pending the Merger.

(a)           The Company agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), except (i) as set forth in Section 5.01 of the Company Disclosure Letter, (ii) as expressly contemplated or required by any other provision of this Agreement, (iii) as required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the Nasdaq or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company will, and will cause each Company Subsidiary to, use its reasonable best efforts to conduct its operations in the ordinary course of business and, to the extent consistent therewith, the Company will, and will cause each Company Subsidiary to, use its reasonable best efforts to (A) preserve intact its material assets, properties, Company Material Contracts and business organizations, (B) keep available the services of its current officers and key employees, subject to terminations for “cause” and (C) maintain existing relations with material customers, suppliers, channel partners, distributors, lessors, licensors, licensees, creditors, contractors and other key persons with whom the Company and the Company Subsidiaries have significant relationships to the extent that the Company or one of the Company Subsidiaries has not, as of the date of this Agreement, already notified any such person of its intent to modify or terminate such relations; provided, that, no action with respect to the matters addressed by any subclause of the following Section 5.01(b) shall constitute a breach of this  Section 5.01(a) unless such action would constitute a breach of such subclause of Section 5.01(b).

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(b)           Without limiting the generality of the foregoing, except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement, as required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the Nasdaq, the Company shall not, and shall not permit any Company Subsidiary to, during the Pre-Closing Period, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(i)           amend the Company Charter or the Company Bylaws;

(ii)          except as required by any Contract or pursuant to the terms of the Company Stock Purchase Plan, issue or authorize the issuance of any equity securities in the Company or any Company Subsidiary, or securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights of any kind to acquire any such equity securities or such convertible or exchangeable securities, other than (A) grants of RSU Awards in connection with Contracts in effect on the date of this Agreement, including annual grants, new hire grants, promotion grants and retention grants (with all such Contracts being set forth in Section 5.01(b)(ii) of the Company Disclosure Letter), (B) the issuance of Shares upon the vesting of RSU Awards outstanding as of the date of this Agreement or otherwise permitted to be granted hereunder and (C) the issuance of securities by a Company Subsidiary to the Company or another Company Subsidiary;

(iii)         adjust, split, combine, recapitalize or reclassify any capital stock or other equity interest of the Company;

(iv)         other than in the ordinary course of business, sell, pledge, dispose of, transfer, lease, license or encumber any property or assets of the Company or any Company Subsidiary that are material to the Company and the Company Subsidiaries, taken as a whole, except (A) sales or dispositions made in connection with any transaction between or among the Company and any of the Company Subsidiaries or between or among the Company Subsidiaries, (B) for properties or assets not currently used in the Company’s business or (C) in the case of Liens, as required in connection with any Indebtedness permitted to be incurred pursuant to Section 5.01(b)(ix) or that constitutes a Permitted Lien;

(v)          (A) declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, other than as between the Company and any Company Subsidiary or between the Company Subsidiaries, (B) pledge or encumber any of its capital stock or other equity or voting interests (other than Permitted Liens) or (C) modify the terms of any of its capital stock or other equity or voting interests;

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(vi)         other than (A) in respect of Company Subsidiaries or (B) in connection with the payment of related withholding Taxes, by net exercise or by tendering of shares (or Tax withholdings on the vesting or payment of RSU Awards), reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s equity securities or any options, warrants, securities or other rights exercisable for or convertible into any such equity securities;

(vii)        merge or consolidate the Company or any Company Subsidiary with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, other than (A) the merger of one or more Company Subsidiaries with or into one or more other Company Subsidiaries or the Company or (B) in connection with any disposition permitted by Section 5.01(b)(iv);

(viii)       make or offer to make any acquisition of a material business (including by merger, consolidation or acquisition of stock or assets) or enter into any joint venture, partnership or similar arrangement with any third person;

(ix)          incur any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned Company Subsidiary) for borrowed money, except (A) in connection with restatements, replacements or refinancings of existing Indebtedness, (B) for borrowings (including letters of credit (and related guarantees) and surety and performance bonds) in the ordinary course of business, (C) Indebtedness between or among the Company and the Company Subsidiaries or between or among the Company Subsidiaries or any credit facility of the Company hereafter created, whether term or revolving Indebtedness, on terms substantially the same as those governing the Company’s existing credit facility as it may have been amended, restated, amended and restated, replaced, refinanced, modified or supplemented consistent with this Section 5.01(b)(ix), (D) Indebtedness under any credit facility of the Company in existence as of the date of this Agreement, (E) for any guarantee by the Company of Indebtedness of the Company Subsidiaries or any guarantee by the Company Subsidiaries of Indebtedness of the Company or any of the Company Subsidiaries or (F) with respect to any Indebtedness not in accordance with clauses (A) through (E), for any Indebtedness incurred after the date hereof to fund operations of the business in the ordinary course of business or as expressly contemplated, permitted or required by any provision of this Agreement, not to exceed $1,000,000 in the aggregate outstanding at any one time;

(x)          make any loans, advances or capital contributions to, or investments in, any other person (other than any Company Subsidiary) other than (A) loans made in the ordinary course of business consistent with past practice, (B) loans solely between the Company and a Company Subsidiary or between the Company Subsidiaries, (C) as required pursuant to the terms of any existing Contract in effect as of the date of this Agreement, (D) extended payment terms granted to customers or clients in the ordinary course of business or (E) advances for travel and other out-of-pocket expenses to officers, directors or employees of the Company or any Company Subsidiary in the ordinary course of business;

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(xi)         except to the extent required by or to comply with Law or the terms of any Company Benefit Plan, or as specifically contemplated by Section 2.03 or Section 5.11: (A) other than increases in salary and annual bonuses in the ordinary course of business consistent with past practice and changes to broad-based Company Benefit Plans in the ordinary course of business consistent with past practice, materially increase the compensation or benefits payable or to become payable to its directors, officers or employees with an annual base salary less than or equal to $300,000 (or the local currency equivalent thereof) (a “Senior Employee”), (B) other than in the ordinary course of business in connection with open enrollment periods with respect to any Company Benefit Plan or actions otherwise permitted by this Section 5.01(b)(xi), establish, adopt, enter into, terminate or amend, any material Company Benefit Plan (or any plan, policy, Contract or arrangement that would be a material Company Benefit Plan if in effect on the date of this Agreement) or take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan (or any plan, policy, agreement, Contract or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), (C) grant to any of its current or former employees or service providers any change in control, retention, transaction, stay bonus, tax gross-up, special remuneration, equity or equity-based award, bonus, severance or termination pay, (D) enter into, terminate, amend or modify any employment, consulting, change in control, retention, severance or termination agreement with any of its employees or individual service providers with annual base compensation in excess of $200,000 (or the local currency equivalent thereof) or (E) terminate, engage or hire any employee or individual service provider with an annual base compensation in excess of $200,000 (or the local currency equivalent thereof), other than terminations for cause or terminations of employment in the ordinary course of business of employees or hiring employees to fill positions that are open as of the date of this Agreement;

(xii)        other than as required by applicable Law, enter into, terminate or, other than in the ordinary course of business outside the United States, amend, in any material respect, any collective bargaining, union or works council agreement or other Contract with any employee representative body;

(xiii)       except to the extent necessary to preserve enforceability of a Contract or as otherwise required by applicable Law, intentionally waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement obligation of any employee or individual service provider of the Company or any Company Subsidiary;

(xiv)       effectuate a “plant closing” or “mass layoff” (each as defined in the Worker Adjustment and Retraining Notification Act of 1988 and all similar applicable Laws);

(xv)        (A) make any material change in accounting policies or procedures or (B) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, in each case other than as required by GAAP, applicable Law or any Governmental Entity with competent jurisdiction;

(xvi)       make any capital expenditures that in the aggregate exceed $10,000,000; provided, however, that notwithstanding the foregoing, the Company and any Company Subsidiary shall be permitted to make capital expenditures contemplated by the Company’s annual budget or forecast;

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(xvii)      except for non-exclusive licenses granted in the ordinary course of business, sell, license, sublicense, covenant not to assert, assign, transfer, abandon, allow to lapse, exclusively license, otherwise dispose of or grant any rights in any Intellectual Property material to the business of the Company and the Company Subsidiaries as currently conducted;

(xviii)     disclose or abandon any trade secret or confidential information that is Company Owned IP and material to the business of the Company and the Company Subsidiaries as currently conducted or disclose, make available or deliver any source code for any Company Software to any person except to a third-party service provider or other agent obligated in writing to (A) maintain the confidentiality of, and not disclose, such source code and (B) use such source code only in the provision of services to the Company or any of the Company Subsidiaries;

(xix)        engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would reasonably be expected to have a Company Material Adverse Effect;

(xx)         (A) make or change any Tax election or change any method of Tax accounting, (B) settle or compromise any Tax liability or claim relating to a material amount of Taxes, (C) enter into any closing agreement relating to any Tax, (D) other than as a result of extending the due date to file a tax return, agree to an extension of a statute of limitations with respect to any Tax, (E) surrender any right to claim a material Tax refund, (F) prepare any Tax Return in a manner inconsistent with the past practices of the Company or such Company Subsidiaries with respect to the treatment of items on prior Tax Returns or (G) file any Tax Return in a jurisdiction where the Company or such Company Subsidiary did not file a Tax Return of the same type in the immediately preceding Tax period (unless necessitated by new operations in such jurisdiction), in each case described in clauses (A) through (G), that would, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole;

(xxi)        commence any Proceeding that is reasonably likely to be material to the Company and the Company Subsidiaries, taken as a whole, other than a Proceeding as a result of a Proceeding commenced against the Company or any Company Subsidiary, or compromise, settle or agree to settle any Proceeding other than (i) compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of the amount set forth in Section 5.01(b)(xxi) of the Company Disclosure Letter, other than any settlement or conciliation that is covered by insurance or indemnification (which the Company is reasonably expected to receive) above such amount set forth in Section 5.01(b)(xxi) of the Company Disclosure Letter, in any case, without the imposition of any equitable relief on, or the admission of wrongdoing by, the Company or (ii) compromises, settlements or agreements of Transaction Litigation in compliance with Section 5.14;

(xxii)       except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.01(b), (A) enter into any Contract which if entered into prior to the date hereof would be a Company Material Contract of the type described in clauses (i), (iii), (iv), (v), (vii), (ix), (x), (xi), (xii), (xv), (xvi) and (xvii) of Section 3.19 or (B) modify or amend any material rights under any Company Material Contract or terminate any Company Material Contract (other than any Company Material Contract that has expired in accordance with its terms or terminations in connection with the enforcement of rights as a result of breach of such Company Material Contract by the counterparty), in each case in a manner that is adverse in any material respect to the Company or any Company Subsidiary, as applicable;

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(xxiii)     maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice, in each case, in any material respect;

(xxiv)     other than in the ordinary course of business, grant any refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor that exceed $100,000 individually;

(xxv)      other than in the ordinary course of business, make any material change to the Company’s or any of the Company Subsidiaries’ written policies or procedures with respect to their Processing of Personal Information, except (A) to remediate any privacy or security issue that the Company or any of the Company Subsidiaries reasonably believes is material, (B) to comply with applicable Privacy Laws (but with respect to Privacy Laws that consist of contractual obligations, solely those that are in effect during the Pre-Closing Period (provided that any such contractual obligations entered into after the date of this Agreement must be entered into in accordance with the terms of this Agreement)) or (C) as otherwise directed or required by a Governmental Entity;

(xxvi)     acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property; or

(xxvii)    enter into any Contract to do any of the foregoing.

Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.02        Agreements Concerning Parent and Merger Sub.

(a)           During the Pre-Closing Period, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) and the Financing or as provided in or expressly contemplated by this Agreement, and neither Parent nor Merger Sub shall take or agree to take any action that would prevent or materially delay the consummation of the Transactions.

(b)           Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Parent shall, immediately following the execution and delivery of this Agreement, approve this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

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Section 5.03        No Solicitation; Change of Company Recommendation.

(a)           Except as permitted by this Section 5.03, during the Pre-Closing Period, (i) the Company shall, and shall cause its and the Company Subsidiaries’ directors, officers, legal and financial advisors to, and shall direct and use its reasonable best efforts to cause the other Company Representatives to, cease and cause to be terminated any solicitations, discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any persons that may be ongoing as of the execution of this Agreement with respect to any Competing Proposal made by such person or any of its representatives, or that would reasonably be expected to lead to a Competing Proposal by such person or its representatives, and (ii) the Company shall not, and shall cause its and the Company Subsidiaries’ directors, officers, legal and financial advisors not to, and shall direct and use its reasonable best efforts to cause the other Company Representatives not to, (A) initiate, solicit, knowingly encourage or knowingly facilitate the submission of any Competing Proposal, (B) furnish any non-public information regarding the Company or any Company Subsidiary to any third person in connection with or in response to a Competing Proposal made, or reasonably expected to be made, by such third person, (C) participate in any discussions or negotiations with any third person with respect to any Competing Proposal made, or reasonably expected to be made, by such third person, (D) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, a Competing Proposal or (E) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to a Competing Proposal, other than, in each case, an Acceptable Confidentiality Agreement.

(b)           Notwithstanding anything in this Agreement to the contrary, if, at any time after the date of this Agreement and prior to the earlier of obtaining the Company Stockholder Approval or the termination of this Agreement in accordance with its terms, (i) the Company has received a written Competing Proposal from a third person after the date of this Agreement that did not result from a material breach of Section 5.03(a) and (ii) the Company Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company, the Company Subsidiaries and the Company Representatives may (A) furnish information (including any non-public information), including with respect to the Company and the Company Subsidiaries, to, (B) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and the Company Subsidiaries to, (C) participate or engage in discussions or negotiations with or (D) otherwise facilitate the making of a Superior Proposal by, in each case, the person making such Competing Proposal and its representatives in connection with such person’s Competing Proposal; provided, however, that the Company will not, will cause its and the Company Subsidiaries’ directors, officers, legal and financial advisors not to, and will not direct, authorize or knowingly permit other Company Representatives to, take any of the actions set forth in clauses (A) to (D) above (other than the negotiation of an Acceptable Confidentiality Agreement) until there is an Acceptable Confidentiality Agreement in place. The Company shall reasonably promptly (and, in any event, within one Business Day) provide Parent a non-redacted copy of each Acceptable Confidentiality Agreement that the Company has executed in accordance with this Section 5.03(b) and any non-public information provided to any such person and which was not previously provided to Parent. The Company shall not provide (and shall not permit any Company Representatives to provide) any non-public information that the Company’s outside counsel reasonably determines to be competitively sensitive in connection with the actions permitted by this Section 5.03(b), except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company.

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(c)           Except as set forth in Section 5.03(d) or Section 5.03(f), during the Pre-Closing Period, neither the Company Board nor any committee thereof will (i) adopt, authorize, approve or recommend any Competing Proposal, (ii) withhold, withdraw, qualify, modify or amend, or publicly propose to withhold, withdraw, amend, qualify or modify, in a manner adverse to Parent, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement (it being understood that it shall be considered a modification adverse to Parent if (A) any Competing Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the stockholders of the Company within ten Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (B) any Competing Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within ten Business Days following such public announcement providing that the Company Board reaffirms the Company Recommendation (provided that the Company Board shall not be required to make any reaffirmation more than one time with respect to any Competing Proposal unless there shall have been a publicly disclosed change to the terms and conditions of such Competing Proposal in any material respect (it being understood that any change in the consideration thereof shall be deemed such a modification in any material respect))) (any action set forth in the foregoing clause (i) or (ii), a “Change of Company Recommendation”) or (iii) allow the Company or any of the Company Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement to effect any Competing Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate or fail to consummate the Transactions.

(d)           Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board (or any committee thereof) may make a Change of Company Recommendation (and, if so desired by the Company Board (or any committee thereof), terminate this Agreement, in accordance with Section 7.01(d), in order to cause the Company to enter into a definitive agreement with respect to a Superior Proposal) if:

(i)           (A) a Competing Proposal (that did not result from a material breach of Section 5.03(a)) is made to the Company by a third person and (B) the Company Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Competing Proposal constitutes a Superior Proposal (it being agreed that such determination in itself by the Company Board (or a committee thereof) shall not constitute a Change of Company Recommendation);

(ii)          the Company provides Parent prior written notice at least five Business Days in advance (the “Notice Period”) of the intention of the Company Board (or any committee thereof) to make a Change of Company Recommendation (a “Notice of Change of Recommendation”) in response to such Superior Proposal, which notice shall include the material terms and conditions of, and the identity of the person making, such Superior Proposal, and contemporaneously furnishes copies of the substantially final proposed definitive documents setting forth such Superior Proposal and any other relevant transaction documents (subject to customary redactions to debt financing commitments) (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor any public announcement that the Company Board (or any committee thereof) is considering making a Change of Company Recommendation shall constitute a Change of Company Recommendation);

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(iii)         if requested by Parent, the Company has negotiated, and directed any applicable Company Representatives to negotiate, in good faith, with Parent and its representatives during the Notice Period to make such adjustments to the terms and conditions of this Agreement and the other transaction documents so that such Superior Proposal would cease to constitute a Superior Proposal; and

(iv)         at the end of the Notice Period, after taking into account any changes to the terms and conditions of this Agreement and the Financing Commitments proposed by Parent in a binding irrevocable written offer to the Company pursuant to clause (iii) above, the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (A) such Superior Proposal continues to constitute a Superior Proposal and (B) the failure to make a Change of Company Recommendation in response to such Superior Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law, even if such changes irrevocably offered in writing by Parent were to be given effect; provided, that any material amendment, revision, update or supplement to the terms of such Superior Proposal (whether or not in response to any changes irrevocably offered in writing by Parent pursuant to clause (iii) above) shall require a new Notice of Change of Recommendation and an additional three Business Day “Notice Period” from the date of such notice during which the terms of clause (iii) above and this clause (iv) shall apply mutatis mutandis (other than the number of days).

(e)           During the Pre-Closing Period, the Company will promptly (and, in any event, within 24 hours after the receipt thereof) notify Parent in writing if a Competing Proposal is, to the knowledge of the Company, received by the Company or any of the Company Representatives or, to the knowledge of the Company, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of the Company Representatives, which requests, discussions or negotiations would reasonably be expected to lead to a Competing Proposal. Such notice shall include (i) the identity of the person or group making such proposal or request; (ii) a copy of such proposal or request, if in writing, or a summary of the material terms and conditions of such proposal or request, if not in writing, and (iii) copies of any material agreements, documents or other written materials submitted in connection therewith. Thereafter, during the Pre-Closing Period, the Company shall keep Parent reasonably informed, on a reasonably prompt basis (and in any event within 48 hours of any material development with respect to or material amendment of such proposal or request), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing copies of any new or amended material agreements, documents or other written materials submitted in writing in connection therewith. During the Pre-Closing Period, the Company will reasonably promptly (and in any event within 48 hours) make available to Parent or its representatives any non-public information concerning the Company and the Company Subsidiaries that is provided to any such person or group or its representatives that was not previously made available to Parent or its representatives.

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(f)           Other than in connection with a Competing Proposal (which shall be subject to Section 5.03(d) and shall not be subject to this Section 5.03(f)), prior to obtaining the Company Stockholder Approval, nothing in this Agreement shall prohibit or restrict the Company Board (or any committee thereof) from effecting a Change of Company Recommendation in response to the occurrence of an Intervening Event if the Company Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to effect a Change of Company Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law (it being agreed that such determination in itself by the Company Board (or a committee thereof) shall not constitute a Change of Company Recommendation); provided, that:

(i)           the Company provides Parent with a Notice of Change of Recommendation in response to the occurrence of such Intervening Event, which notice shall describe in reasonable detail the basis for such Change of Company Recommendation and the Intervening Event (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor any public announcement that the Company Board (or any committee thereof) is considering making a Change of Company Recommendation shall constitute a Change of Company Recommendation);

(ii)          if requested by Parent, the Company has negotiated, and directed any applicable Company Representatives to negotiate, in good faith, with Parent and its representatives during the five Business Days after the date of such Notice of Change of Recommendation (the “Event Notice Period”) with respect to any changes to the terms and conditions of this Agreement and the Financing Commitments proposed by Parent in a binding irrevocable written offer to the Company; and

(iii)         following such Event Notice Period, after taking into account any changes to the terms and conditions of this Agreement and the Financing Commitments proposed by Parent in a binding irrevocable written offer to the Company pursuant to clause (ii) above, the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to make a Change of Company Recommendation in response to the occurrence of such Intervening Event would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law, even if such changes proposed by Parent were to be given effect; it being understood that each time that material modifications or developments with respect to the Intervening Event occur (as reasonably determined by the Company Board in good faith), the Company shall notify Parent of such modification and the time period set forth in the preceding clause (ii) shall recommence and last for three Business Days from the latter of (A) the delivery of such written notice to Parent or (B) the end of the original Event Notice Period.

(g)           Nothing contained in this Section 5.03 or elsewhere in this Agreement shall prohibit the Company from, other than pursuant to the proviso below, (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if the Company Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel, that (A) the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (B) such disclosure (including regarding the business, financial condition or results of operations of the Company and the Company Subsidiaries) is otherwise required by applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board (or any committee thereof) of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Company Recommendation), provided that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Change of Company Recommendation other than in accordance with this Section 5.03.

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Section 5.04        Preparation of the Proxy Statement; Company Stockholder Meeting.

(a)           As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare and file a preliminary Proxy Statement with the SEC (and the Company shall cause such filing to be made within 20 Business Days after the date of this Agreement, to the extent reasonably practicable). Subject to Section 5.03, the Proxy Statement shall include the Company Recommendation. Parent shall cooperate with the Company in the preparation of the Proxy Statement, and shall furnish all information concerning Parent, Merger Sub, the Guarantors, any of their affiliates and any transaction any of them have or are contemplating entering into in connection with this Agreement that is necessary or appropriate in connection with the preparation of the Proxy Statement, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The parties shall use their respective reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. Prior to filing or mailing the Proxy Statement or any related documents (or in each case, any amendment or supplement thereto other than filings under the Exchange Act either not related to this Agreement or that relate to a Competing Proposal) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response and shall consider in good faith any comments on such document or response reasonably proposed by Parent. The Company shall notify Parent promptly after the receipt of any comments to the Proxy Statement from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement or the Transactions. As promptly as reasonably practicable, following the (i) confirmation by the SEC that it has no further comments or (ii) expiration of the ten-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the stockholders of the Company.

(b)           If, at any time prior to the Company Stockholder Meeting, any information relating to the Company or Parent, Merger Sub, the Guarantors, any of their respective affiliates or any transaction any of them have or are contemplating entering into in connection with this Agreement, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall, as promptly as reasonably practicable, notify the other party. Following such notification, the Company shall file with the SEC an appropriate amendment or supplement describing such information as promptly as reasonably practicable after Parent has had a reasonable opportunity to review and comment thereon, and, to the extent the Company determines it is required by applicable Law, the Company shall disseminate such amendment or supplement to the stockholders of the Company.

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(c)           Subject to Section 5.03, the Company shall, as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of seeking the Company Stockholder Approval.

(d)           Notwithstanding anything in this Agreement to the contrary, the Company may, in its reasonable discretion, adjourn, recess or postpone the Company Stockholder Meeting and may change the record date thereof, (i) to the extent necessary, in the judgment of the Company Board, to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholder Meeting, (ii) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the Company Stockholder Approval to be obtained at the Company Stockholder Meeting or (iii) to the extent the Company determines in good faith that failure to do so would be inconsistent with the Company’s obligations under applicable Law. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned (A) by more than ten days at a time; or (B) with respect to Section 5.04(d)(ii), by more than 30 days after the date on which the Company Stockholder Meeting was originally scheduled or most recently convened. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law. Subject to Section 5.03, the Company Board shall recommend that the Company’s stockholders adopt this Agreement (the “Company Recommendation”), and the Company shall, unless there has been a Change of Company Recommendation or this Agreement has been terminated in accordance with its terms, use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement.

(e)           Unless this Agreement is validly terminated in accordance with ARTICLE VII prior to the Company Stockholder Meeting, the Company shall submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting, even if the Company Board has effected a Change of Company Recommendation pursuant to Section 5.03(f).

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Section 5.05        Access to Information. During the Pre-Closing Period, the Company shall, and shall cause each Company Subsidiary to: (a) provide to Parent and Merger Sub and their respective representatives reasonable access (at Parent’s sole cost and expense), upon reasonable notice, during normal business hours and in such a manner as not to unreasonably interfere with the operation of any business conducted by the Company or any Company Subsidiary, to the books, records, officers, employees, properties, offices and other facilities of the Company; and (b) furnish promptly such information concerning the business, properties, Contracts, assets and liabilities of the Company and the Company Subsidiaries as Parent or its representatives may reasonably request to the extent related to any reasonable business purpose related to the consummation of the Transactions or post-Closing integration matters; provided, however, that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes reasonably and in good faith that doing so would: (i) result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (ii) violate any confidentiality obligations of the Company or any Company Subsidiary to any third person or otherwise breach, contravene or violate any then effective Contract to which the Company or any Company Subsidiary is party, (iii) breach, contravene or violate any applicable Law (including the HSR Act or any other Antitrust Law or any Investment Screening Law) or any COVID-19 Measures or (iv) jeopardize the health and safety of any employee of the Company or the Company Subsidiaries, in light of COVID-19 or any COVID-19 Measures, it being understood that, in the case of clauses (i) through (iv) above, the Company shall give notice to Parent of the fact that it is withholding such information or documents, and use reasonable best efforts to make appropriate substitute disclosure arrangements to permit the disclosure of such information without implicating the foregoing restrictions. Notwithstanding anything in this Agreement to the contrary, Parent and Merger Sub shall not, and shall cause their respective representatives acting on their behalf not to, contact any customer, partner, vendor, supplier or employee of the Company or any Company Subsidiary in connection with the Transactions without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that such contact shall be arranged and supervised by Company Representatives. Parent shall, and shall cause each of its Subsidiaries and its and their respective representatives (and any other person subject to or bound by the terms of the Confidentiality Agreement) to, hold all information provided or furnished pursuant to this Section 5.05 confidential in accordance with the terms of the Confidentiality Agreement. During any visit to the business or property sites of the Company or any of the Company Subsidiaries, each of Parent and Merger Sub shall, and shall cause their respective representatives accessing such business or property sites to, comply with all applicable Laws and all of the Company’s and the Company Subsidiaries’ safety and security procedures, and to use reasonable best efforts to minimize any interference with the Company’s and the Company Subsidiaries’ business operations in connection with any such access. Notwithstanding anything to the contrary contained in this Section 5.05, during the Pre-Closing Period, none of Parent, Merger Sub or any of their respective affiliates shall conduct, without the prior written consent of the Company, any environmental investigation at any real property owned or leased by the Company, and in no event may any environmental investigation include any sampling or other intrusive investigation of air, surface water, groundwater, soil or anything else at or in connection with any of such real property.

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Section 5.06        Appropriate Action; Consents; Filings.

(a)           Parent shall (and shall cause Merger Sub, each Guarantor and each of its and their applicable affiliates to) and, subject to Section 5.03, the Company shall, use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Law to consummate the Transactions and to cause the conditions set forth in ARTICLE VI to be satisfied as promptly as practicable after the date of this Agreement. Without limiting the generality of the foregoing, Parent shall (and shall cause Merger Sub, each Sponsor, each Guarantor and each of its and their applicable affiliates, representatives, officers, directors and direct and indirect owners to) and, subject to Section 5.03, the Company shall (and shall cause each of the Company Subsidiaries to) use its reasonable best efforts to (i) as promptly as practicable obtain all actions or nonactions, consents, Permits, waivers, approvals, authorizations and orders from Governmental Entities or other persons necessary or advisable in connection with the consummation of the Transactions, (ii) as promptly as practicable (and in any event within ten Business Days after the date of this Agreement with respect to the HSR Act filings described in clause (A) and within 20 Business Days after the date of this Agreement with respect to the filings described in clause (B)), make and not withdraw (without the Company’s prior written consent) all registrations and filings (including, where appropriate and advisable, filings in draft form) with any Governmental Entity or other persons necessary or advisable or as required by applicable Law in connection with the consummation of the Transactions, including (A) the filings required of the parties hereto or their “ultimate parent entities” or “ultimate controlling persons” under the HSR Act or any other Antitrust Law or any Investment Screening Law listed in Section 6.01(b) of the Company Disclosure Letter and (B) promptly make any further filings or submissions pursuant thereto that may be necessary or advisable, (iii) contest and defend all lawsuits or other legal, regulatory, administrative or other Proceedings to which it or any of its affiliates is a party challenging or affecting this Agreement or the consummation of the Transactions, in each case until the issuance of a final, non-appealable Order with respect to each such Proceeding, (iv) seek to have lifted or rescinded any injunction or restraining order that may adversely affect the ability of the parties to consummate the Transactions, in each case until the issuance of a final, non-appealable Order with respect thereto, (v) seek to resolve any objection or assertion by any Governmental Entity challenging this Agreement or the Transactions and (vi) execute and deliver any additional instruments necessary or advisable to consummate the Transactions. The Company and the Company Subsidiaries shall not be required to make any concessions under this Section 5.06 that are not conditioned upon the Closing.

(b)           In furtherance of the obligations set forth in Section 5.06(a) and notwithstanding any limitations therein or elsewhere in this Agreement, (i) Parent shall promptly take (and shall cause its Subsidiaries to take) any and all actions necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the Transactions and obtain all approvals and consents, including approvals and consents under any Antitrust Laws or Investment Screening Laws required or advisable by any foreign or U.S. federal, state or local Governmental Entity, in each case with competent jurisdiction, so as to enable the parties to consummate the Transactions as promptly as practicable, including operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of, assets or businesses of Parent, Merger Sub, the Company, the Surviving Corporation or their respective Subsidiaries (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of the relevant Governmental Entity) as may be required or advisable to obtain such approvals or consents of such Governmental Entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any Orders that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions and (ii) upon agreement of the parties hereto, the Company shall make, subject to the condition that the Closing actually occurs, any undertakings (including undertakings to accept operational restrictions or limitations or to make sales or other dispositions, provided that such restrictions, limitations, sales or other dispositions are conditioned upon the consummation of the Transactions) as are required to obtain such approvals or consents of such Governmental Entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions; provided, however, that nothing in this Agreement shall require Parent, Merger Sub, or their respective affiliates to commit to or effect any action with respect to the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of affiliates of Parent or Merger Sub (other than Parent, Merger Sub, and, following consummation of the Transactions, the Company and the Company Subsidiaries).

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(c)           Notwithstanding anything in this Agreement to the contrary, neither Parent nor Merger Sub, directly or indirectly, through one or more of their respective affiliates or otherwise, shall take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to prevent or materially delay the consummation of the Transactions, including under any Antitrust Laws or Investment Screening Laws.

(d)           Without limiting the generality of anything contained in this Section 5.06, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or Proceeding by or before any Governmental Entity with respect to the Transactions, (ii) keep the other parties informed as to the status of any such request, inquiry, investigation or Proceeding and (iii) promptly inform the other parties of any material communication to or from the FTC, the Antitrust Division or any other Governmental Entity regarding the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, submission, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or to be submitted to any Governmental Entity in connection with the Transactions. In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, in connection with any such request, inquiry, investigation, action or Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Proceeding and to have access to and be consulted in connection with and provided a reasonable opportunity to review in advance, any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation or Proceeding, including any filings or submissions referred to in Section 5.06(a). Notwithstanding anything to the contrary in this Section 5.06, no party hereto shall be in violation of this Agreement by virtue of providing information that is competitively sensitive to one another on an “outside counsel only” or other basis designed to ensure compliance with applicable Law (including the HSR Act or any other Antitrust Law or any Investment Screening Law).

(e)           For the avoidance of doubt, this Section 5.06 does not govern the obligations of Parent and Merger Sub to obtain the Financing (which are instead governed by Section 5.07).

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Section 5.07      Financing.

(a)           Each of Parent and Merger Sub shall use its commercially reasonable efforts to obtain the Financing on a timely basis on the terms and subject to the conditions described in the Financing Commitments, including using its commercially reasonable efforts to (i) comply with its obligations under the applicable Financing Commitments, (ii) maintain in effect the applicable Financing Commitments, (iii) negotiate and enter into definitive agreements with respect to the Financing Commitments on a timely basis on terms and conditions (including the “market flex” provisions, if applicable) contained therein or otherwise not materially less favorable to Parent in the aggregate than those contained in the Financing Commitments, (iv) satisfy on a timely basis (or obtain a waiver of) (and cause their affiliates to satisfy or obtain such waiver) all conditions applicable to Parent and its affiliates contained in the applicable Financing Commitment within its control, including the payment of any commitment, engagement or placement fees required as a condition to the Financing, and (v) if all conditions to Financing are satisfied (or would be satisfied if the Financing were funded), cause the other parties to each of the Financing Commitments to comply with their obligations thereunder and to fund, at or prior to the Closing, the Financing required to satisfy the Financing Uses. Upon the reasonable request of the Company, Parent shall inform the Company on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Financing (including providing the Company with copies of all definitive agreements related to the Financing (if any)). Parent shall give the Company reasonably prompt notice (A) upon having knowledge of any actual breach or default by any party of any of the Financing Commitments or any termination of any of the Financing Commitments and (B) if for any reason Parent or Merger Sub believe in good faith that they will not be able to obtain all or any portion of the Financing in an amount equal to the Financing Uses on the terms, in the manner or from the sources contemplated by the Financing Commitments or the definitive agreements relating to the Financing, as the case may be. Other than as set forth in Section 5.07(b), Parent shall not, without the prior written consent of the Company, amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the Financing Commitments or any other provision of, or remedies under, the Financing Commitments, in each case to the extent such amendment, modification, supplement or waiver would reasonably be expected to have the effect of (1) adversely affecting in any respect the ability of Parent to timely consummate the Transactions, (2) amending, modifying, supplementing or waiving the existing conditions or contingencies to the Financing in a manner adverse to the Company or imposing new or additional conditions precedent to the Financing or (3) delaying the Closing (it being understood that Parent may amend any Debt Commitment Letter related to Debt Financing to add lenders, investors, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed such Debt Commitment Letter as of the date of this Agreement in accordance with the terms thereof). Any reference in this Agreement to (1) the “Financing” will include the financing contemplated by the Financing Commitments as amended or modified in compliance with this Section 5.07(a); and (2) “Financing Commitments” will include the Financing Commitments as amended or modified in compliance with this Section 5.07(a).

(b)          If all or any portion of the Debt Financing becomes unavailable, Parent shall use its commercially reasonable efforts to (i) arrange to promptly obtain the Debt Financing or such portion of the Debt Financing from alternative sources, in an amount sufficient, when added to any portion of the Financing that is available, to pay in cash all Financing Uses (“Alternative Debt Financing”) and (ii) obtain a new financing commitment letter (the “Alternative Debt Commitment Letter”) and a new definitive agreement with respect thereto that provides for financing (A) on terms not materially less favorable (including with respect to conditionality to the availability and funding of any Debt Financing Commitment), in the aggregate, to Parent, (B) containing conditions to draw and other terms that would reasonably be expected to adversely affect the availability thereof that (1) are not more onerous, taken as a whole, than those conditions and terms contained in the Debt Financing Commitments as of the date of this Agreement and (2) would not reasonably be expected to delay, impede or prevent the consummation of the Transactions and (C) in an amount that is sufficient, when added to any portion of the Financing that is available, to pay the Financing Uses. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Debt Financing (and consequently the term “Financing” shall include the Equity Financing and the Alternative Debt Financing), and the term “Debt Financing Commitments” as used in this Agreement shall be deemed to include any Alternative Debt Commitment Letter.

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(c)          Prior to the Closing, the Company shall, and shall cause each Company Subsidiary to, use its commercially reasonable efforts to provide such customary cooperation with the arrangement of the Financing as may be reasonably requested by Parent (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any Company Subsidiary), including using reasonable best efforts to:

(i)           upon reasonable notice and at reasonable times, participate in a reasonable number of meetings and drafting sessions, in each case in connection with the Debt Financing and to the extent such efforts are otherwise required by Parent under the Debt Commitment Letter;

(ii)          furnish Parent and Lenders with the financial information required in Section 6 of the Conditions Exhibit of the Debt Commitment Letter (it being understood and agreed that such material shall be deemed furnished if it is filed by the Company with the SEC and available on the SEC’s EDGAR website); provided, that in no event will the foregoing clause (ii) require the Company to include any financial information (other than the financial information required in Section 6 of the Conditions Exhibit of the Debt Commitment Letter) concerning the Company or the Company Subsidiaries that is not reasonably available to the Company or any of the Company Subsidiaries under their current reporting systems (the information in this proviso, the “Excluded Information”);

(iii)         assist Parent and its Lenders in the preparation of customary marketing materials, lender presentations, a customary bank information memorandum for any of the Debt Financing and materials for rating agency presentations (including executing and delivering customary authorization letters);

(iv)         furnish Parent for distribution to the Debt Financing Sources as promptly as practicable with such information regarding the Company and the Company Subsidiaries as is customary in connection with the Debt Financing and in connection with, and otherwise provide customary assistance with, establishing any security required thereby (and perfection thereof, but with respect to perfection, only to the extent such perfection is required, pursuant to the terms of the Debt Commitment Letter, to be accomplished at the Effective Time);

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(v)          arrange for the Payoff Letter, including customary lien terminations and instruments of discharge and release to be delivered at or prior to the Closing;

(vi)         take all reasonable actions necessary to establish bank and other accounts and blocked account agreements and lock-box arrangements to the extent necessary in connection with the Debt Financing (not to be effective prior to the Closing without the Company’s prior written consent);

(vii)       furnish Parent and the Debt Financing Sources, as promptly as reasonably practical, with, to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the Debt Financing for a financing of the type being incurred, financial and other pertinent and customary information (and supplementing such information to the extent any such information (other than information of a general economic or industry specific nature or projections or other forward-looking information) contains any material misstatement of fact or omits to state a material fact necessary to make such information not materially misleading) regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent or the Debt Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials, but in any event, excluding any Excluded Information;

(viii)      assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or of the type required by the Debt Commitment Letters related to the Debt Financing; it being agreed that nothing in this Section 5.07(c) will require the Company or the Company Subsidiaries to provide (or be deemed to require the Company to prepare) any pro forma financial statements, information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments necessary or desired to be incorporated into any information used in connection with the Debt Financing or any description of all or any portion of the Financing;

(ix)         assist in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; and

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(x)          at least four Business Days prior to the Closing Date, furnish Parent and the Debt Financing Sources with all customary documentation and other information required by U.S. regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations to the extent requested at least nine Business Days prior to the Closing Date, provided that, notwithstanding anything in this Agreement to the contrary (including this Section 5.07(c)) (1) nothing shall require any such cooperation to the extent that it would require the Company or any Company Subsidiary to enter into or approve the Debt Financing or any definitive agreement for the Debt Financing that would be effective prior to the Effective Time, or provide any solvency or other similar certificate of the chief financial officer or similar representative of the Company or any Company Subsidiary, (2) neither the Company nor any Company Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time, (3) the effectiveness of any documentation executed by the Company or any Company Subsidiary with respect to the Financing shall be subject to the occurrence of the Effective Time (and which execution and delivery shall be authorized and approved exclusively by the post-Closing directors, managers or members of the applicable governing body of such person), (4) Parent shall be solely responsible for the contents (other than historical information of the Company and the Company Subsidiaries) and determination of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (5) neither the Company Board nor any of the Company Subsidiaries’ boards of directors (or equivalent bodies) shall be required to approve or adopt any Financing or agreements related thereto (or any alternative financing) that is effective prior to the Effective Time (and which shall be authorized and approved exclusively by the post-Closing directors, managers or members of the applicable governing body of such person), (6) nothing shall require the Company to waive or amend any terms of this Agreement or conflict with the other limitations set forth in Section 5.01, (7) nothing shall require the Company or any of the Company Subsidiaries to take any action that will conflict with or violate any applicable organizational documents of the Company or any of the Company Subsidiaries or any Law or result in a violation or breach of, or default under, any Contract to which the Company or any Company Subsidiary is a party, (8) nothing shall require delivery of any opinion of internal or external counsel to the Company, (9) nothing shall require the Company to deliver any Excluded Information and (10) nothing shall require any such cooperation if the Company reasonably determined that doing so could result in the loss of the ability to successfully assert attorney-client, work product or similar legal privileges.

(d)          Any information provided to Parent or any of its representatives pursuant to Section 5.07(c) shall be subject to the Confidentiality Agreement. Parent acknowledges and agrees that none of the Company, any Company Subsidiary or any of their respective affiliates or any of their respective directors, officers, employees, representatives and advisors (including legal, financial and accounting advisors) shall have any responsibility for, and shall not be required to incur any liability (personal or otherwise) to any person under or in connection with, the arrangement of the Financing or any Alternative Debt Financing that Parent may raise in connection with the Transactions and that Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective affiliates and directors, officers, employees, representatives and advisors (including legal, financial and accounting advisors) from and against any and all losses or damages suffered or incurred by them in connection with the arrangement of the Financing or any Alternative Debt Financing (including any cooperation provided in accordance with this Section 5.07) and any information utilized in connection therewith (except to the extent that any of the foregoing arises from the gross negligence, actual fraud or willful misconduct of any such person or arises from any material misstatement of material fact in, or omission of a material fact from, information provided in writing by or on behalf of the Company or its directors, officers, employees, representatives and advisors specifically for use in connection with the Debt Financing)). Parent shall, and shall cause its affiliates to, promptly reimburse the Company for all reasonable and documented out-of-pocket costs and expenses actually incurred by the Company or any Company Subsidiary in connection with cooperation provided for in Section 5.07(c) other than (i) any ordinary course amounts payable to employees of the Company or any Company Subsidiary with respect to services provided prior to the Closing or (ii) any other amounts that would have been incurred in connection with the Transactions regardless of the Debt Financing.

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(e)          Parent and Merger Sub acknowledge and agree that the obtaining of financing is not a condition to Closing. For the avoidance of doubt, if any financing contemplated to be obtained by Parent or Merger Sub in connection with the Merger has not been obtained prior to Closing, Parent and Merger Sub shall continue to be obligated, subject to the satisfaction (or waiver) of the conditions set forth in Section 6.02, to consummate the Merger and the Transactions at the Closing in accordance with this Agreement.

(f)           Notwithstanding anything in this Agreement to the contrary, the condition set forth in Section 6.02(b), as it applies to the Company’s obligations under this Section 5.07, shall be deemed satisfied unless (x) the Debt Financing has not been obtained primarily as a result of the Company’s or the Company Subsidiaries’ material breach of their obligations under this Section 5.07 with respect to the Financing and (y) Parent has provided the Company with notice in writing of such material breach (with reasonable specificity as to the basis for any such material breach) and the Company has failed to cure such material breach within ten Business Days after receipt thereof. The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of the Company Subsidiaries, its or their respective businesses and products, or the Merger.

Section 5.08        Public Announcements. The initial press release issued by Parent and the Company concerning this Agreement and the Transactions shall be a joint press release, the contents of which have received prior approval from both such parties, and thereafter Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the restrictions set forth in this Section 5.08 shall not apply in connection with any dispute among the parties hereto regarding this Agreement or the Transactions or to any press release, public statement or other announcement issued or made, or proposed to be issued or made, by the Company, Parent or Merger Sub, as applicable, (a) in connection with a Competing Proposal, Superior Proposal, Intervening Event or Change of Company Recommendation, (b) as may be required by applicable Law, the fiduciary duties of the Company Board or by obligations pursuant to any listing agreement with any national securities exchange or (c) that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto in accordance with this Section 5.08, including investor conference calls, filings with the SEC, Q&As and other publicly disclosed documents (in each case under this clause (c) to the extent such disclosure is still accurate and Parent or the Company, as applicable, has consulted with the other party prior to making any such press release). Nothing in this Section 5.08 shall limit the ability of the Company to make any internal announcements to its employees that are consistent in all material respects with the prior public disclosures regarding the Transactions or not inconsistent with the terms of this Agreement. For the avoidance of doubt, any public filings providing notice to or seeking approval from any Governmental Entity made pursuant to Section 5.06 shall be governed by Section 5.06 and not this Section 5.08. Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub and their affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such person or any affiliates of such person, in each case who are subject to customary confidentiality restrictions no less restrictive than the Confidentiality Agreement and neither the Company nor Parent or Merger Sub will be obligated to engage in such consultation with respect to communications that are reasonably related to any dispute or Proceeding among the Parties or their respective affiliates, or with parties to the Equity Commitment Letter or the Debt Financing Commitments, related to this Agreement or other transaction documents, the Equity Financing or the Debt Financing.

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Section 5.09      Directors & Officers Indemnification and Insurance.

(a)           Indemnification. From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each current or former director, officer or employee of the Company or any of the Company Subsidiaries, each fiduciary under benefit plans of the Company or any of the Company Subsidiaries and each such person who performed services at the request of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent such indemnification obligations are provided pursuant to any existing organizational documents of the Company or any Company Subsidiary or indemnification agreements of the Company or any Company Subsidiary (the “Indemnification Agreements”) set forth on Section 5.09 of the Company Disclosure Letter, filed with the Company SEC Documents or that use the same form, in all material respects, as the form of indemnification agreement filed with the Company SEC Documents (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the Transactions, whether asserted or claimed prior to, at or after the Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.09. In the event of any such Indemnified Liability (whether or not asserted before the Effective Time), the Surviving Corporation shall, to the extent required by the any existing organizational documents of the Company or any Company Subsidiary or the Indemnification Agreements, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law).

(b)          Insurance. The Company shall, prior to the Effective Time, obtain and fully pay the premium for an irrevocable “tail” insurance and indemnification policy that provides coverage for a period of six years from and after the Effective Time for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance. The Surviving Corporation shall not, and Parent shall cause the Surviving Corporation not to, cancel or change the D&O Insurance in any respect for a period of at least six years from and after the Effective Time (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated). In satisfying its obligations pursuant to this Section 5.09(b), the Surviving Corporation will not be obligated to pay annual premiums in excess of 275% of the amount paid by the Company for coverage for its last full fiscal year (such 275% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier.

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(c)          Successors. In the event the Surviving Corporation, Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, Parent shall, and shall cause the Surviving Corporation to, require such successors, assigns or transferees of the Surviving Corporation or Parent to assume the obligations set forth in this Section 5.09.

(d)          Continuation. For not less than six years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, ensure that the certificate of incorporation and the bylaws (or other similar documents) of the Surviving Corporation and the certificate of incorporation and bylaws (or other similar documents) of each Company Subsidiary shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the Effective Time than are currently set forth in the Company Charter, the Company Bylaws or the equivalent organizational documents of any Company Subsidiary. The contractual indemnification rights, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Effective Time.

(e)           Benefit. The provisions of this Section 5.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, each Indemnified Party’s heirs, executors or administrators and each Indemnified Party’s representatives, shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation and shall not be amended in a manner that is adverse to any Indemnified Parties (including their successors, assigns and heirs) without the consent of the Indemnified Party (including the successors, assigns and heirs) affected thereby.

(f)           Non-Exclusivity. The provisions of this Section 5.09 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise. Nothing in this Agreement, including this Section 5.09, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of the Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.09 is not prior to, or in substitution for, any such claims under any such policies.

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Section 5.10        Takeover Statutes. The parties shall use all reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to restrict or prohibit the Merger or the other Transactions and (b) if any Takeover Statute is or becomes applicable to restrict or prohibit any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such Transactions.

Section 5.11        Employee Matters.

(a)           For a period of at least 12 months following the Closing Date (the “Continuation Period”), Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, provide each individual who is an employee of the Company or a Company Subsidiary immediately prior to the Effective Time (each, a “Company Employee”) with (i) a base salary or base hourly wage rate, as applicable, that is no less than the base salary or base hourly wage rate as in effect immediately prior to the Closing, (ii) target cash incentive compensation opportunities, other than cash sales commission or incentive plans, that taken as a whole are no less favorable than the target cash incentive compensation opportunities as in effect immediately prior to the Closing, (iii) severance payments and benefits that are no less than the severance payments and benefits set forth in Section 5.11(a) of the Company Disclosure Letter and (iv) employee benefits (other than severance, equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree medical benefits and other retiree health and welfare arrangements) that, in the aggregate, are no less than the greater of (A) the employee benefits (other than severance and incentive compensation opportunities) provided immediately prior to the Closing and (B) the employee benefits (other than severance and incentive compensation opportunities, equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree medical benefits and other retiree health and welfare arrangements) provided by Parent and its Subsidiaries to similarly situated employees under the Parent Plans (as defined below). Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Subsidiaries (including the Surviving Corporation) shall be obligated to continue to employ any Company Employee for any specific period of time following the Closing Date, subject to applicable Law.

(b)          Without limiting the generality of Section 5.11(a), from and after the Effective Time, Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to, assume, honor and continue all of the Company’s and the Company Subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements (including any such arrangements set out in employment agreements or offer letters but excluding any plans, policies, programs, agreements or arrangements relating to any equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree medical benefits and other retiree health and welfare arrangements), in each case, in accordance with their terms as in effect immediately prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event) and, for the duration of the Continuation Period, shall do so without any amendment or modification, other than any amendment or modification required to comply with applicable Law or as consented to by the parties thereto.

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(c)          To the extent that service is relevant for any purpose including eligibility, benefit accrual and vesting (including, in order to calculate the amount of any paid time off and leave balance (including vacation and sick days)), gratuities, severance and similar benefits (except, unless required by applicable Law, not for purposes of defined benefit pension benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its Subsidiaries (including the Surviving Corporation) for the benefit of the Company Employees (the “Parent Plans”) following the Closing Date, Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to credit such Company Employees for service earned on and prior to the Closing Date with the Company and the Company Subsidiaries and any of their predecessors in addition to service earned with Parent or any of Parent’s affiliates (including the Surviving Corporation) after the Closing Date under any relevant plan, program or arrangement; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(d)          Following the Closing Date, Parent shall use, or shall cause its Subsidiaries (including the Surviving Corporation) to use, commercially reasonable efforts to waive any waiting periods and actively at work or evidence of insurability requirements and any limitations on eligibility, enrollment and benefits relating to any preexisting medical conditions of Company Employees and their eligible dependents. Following the Closing Date, Parent shall recognize, and shall cause its Subsidiaries (including the Surviving Corporation) to also recognize, for purposes of annual deductible and out-of-pocket limits under its Parent Plans providing health benefits, any deductible, coinsurance, copayments and out-of-pocket expenses paid by such Company Employees and their respective dependents under Company Benefit Plans in the calendar year in which the Closing Date occurs to the extent such Company Employees participate in any such Parent Plans in such same calendar year.

(e)          Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, (i) maintain or establish a defined contribution plan that is intended to be tax-qualified and in which the Company Employees primarily providing services in the United States shall be eligible to participate as of the Closing Date, and (ii) take such actions as are necessary and appropriate to cause such defined contribution plan to accept eligible rollover distributions (including distributions of outstanding participant loan notes) with respect to Company Employees on and after the Closing Date.

(f)           Notwithstanding the foregoing, nothing contained herein shall (i) be treated as an amendment of any Company Benefit Plan or any other arrangement or create any rights or obligations except among the parties hereto, (ii) give any employee or former employee or any other individual associated therewith or any employee benefit plan or trustee thereof or any other third person any right to enforce the provisions of this Section 5.11 or entitle any person not a party to this Agreement to assert any claim hereunder or (iii) obligate Parent, the Surviving Corporation or any of their affiliates to (A) maintain any particular benefit plan, except in accordance with the terms of such plan or (B) retain the employment of any particular employee. No employee or other agent, nor any beneficiary or dependent thereof, shall be a third-party beneficiary of this Agreement or be entitled to bring any action or claim hereunder.

Section 5.12        Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense. Parent shall, or shall cause the Surviving Corporation, to pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in ARTICLE II, and all Transfer Taxes incurred in connection with the Transactions shall be paid when due by Parent, Merger Sub or, after the Closing, the Surviving Corporation.

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Section 5.13        Rule 16b-3 Matters. Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to take such actions as may be reasonably necessary or advisable to ensure that the dispositions of equity securities of the Company (including derivative securities) by any officer or director of the Company who is subject to Section 16 of the Exchange Act pursuant to the Transactions are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14        Defense of Litigation. The Company shall control, and to the extent reasonably practicable, notify Parent in writing of any stockholder litigation or other litigation or Proceedings brought or threatened in writing against the Company or any of its directors, officers or representatives arising out of or relating to this Agreement or the Transactions (“Transaction Litigation”). The Company shall (i) keep Parent reasonably informed with respect to any material developments regarding the defense of any Transaction Litigation, (ii) give Parent the opportunity to participate, at Parent’s sole cost and expense, in the defense, settlement or prosecution of any Transaction Litigation, (iii) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation, and (iv) consider in good faith Parent’s advice with respect to any Transaction Litigation; provided, however, that the Company shall not settle any such Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.14, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

Section 5.15        Stock Exchange Delisting and Deregistration. Prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take all actions reasonably necessary or advisable to cause the Shares to be (i) delisted from the Nasdaq as promptly as practicable after the Effective Time and (ii) deregistered under the Exchange Act as promptly as reasonably practicable following such delisting.

Section 5.16        Payoff Letter. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Closing a customary payoff letter (the “Payoff Letter”) in connection with the repayment of Indebtedness (other than secured swap obligations not yet due and payable, secured banking services obligations not yet due and payable, unliquidated obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination) and the cash collateralization or providing of backstopped letters of credit in respect of outstanding letters of credit, in each case, under that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time), by and among the Company, JPMorgan Chase Bank, N.A. and the other lenders party thereto from time to time, and Parent shall cause the obligations described in the Payoff Letter to be paid and discharged (or in the case of outstanding letters of credit, to be cash collateralized or backstopped) at the Closing in accordance with the Payoff Letter.

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ARTICLE VI
CONDITIONS TO THE MERGER

Section 6.01        Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction (or to the extent permitted by Law, mutual waiver by both the Company and Parent) at or prior to the Effective Time of each of the following conditions:

(a)           Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)          Antitrust and Governmental Entity Approvals. (i) The waiting period (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and (ii) any waivers, consents, agreements or approvals applicable under any other Antitrust Law or any Investment Screening Law set forth in Section 6.01(b) of the Company Disclosure Letter shall have been obtained or the applicable waiting period shall have expired or been terminated.

(c)           No Injunction. No Governmental Entity of competent jurisdiction shall have issued or entered any order, injunction or decree and no Law (other than an Antitrust Law or Investment Screening Law, which shall be governed by Section 6.01(b)) shall have been enforced, enacted, entered or deemed applicable to the Merger, in each case that is in effect and prohibits, enjoins or otherwise prevents the consummation of the Merger (any such order, injunction, decree or Law, a “Restraint”).

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Section 6.02        Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of each of the following additional conditions:

(a)        Representations and Warranties. (i) Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company set forth in Section 3.01(a) (Organization and Qualification; Subsidiaries), clauses (a), (b), (c), (d) and (f) of Section 3.02 (Capitalization), Section 3.03 (Authority), Section 3.09(b) (Absence of Certain Changes), Section 3.26 (Opinion of Financial Advisor), Section 3.27 (Takeover Statutes), Section 3.28 (Vote Required) and Section 3.29 (Brokers)), without regard to materiality or Company Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct on and as of such other date)), other than failures to be true and correct that have not had, individually or in the aggregate, a Company Material Adverse Effect that is continuing as of the Closing Date; (ii) the representations and warranties contained in Section 3.01(a) (Organization and Qualification; Subsidiaries), Section 3.03 (Authority), Section 3.26 (Opinion of Financial Advisor), Section 3.27 (Takeover Statutes), Section 3.28 (Vote Required) and Section 3.29 (Brokers) that (A) are not qualified by materiality or Company Material Adverse Effect shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects on and as of such other date) and (B) are qualified by materiality or Company Material Adverse Effect will be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects on and as of such other date); (iii) the representations and warranties of the Company in clauses (a), (b) and (c) of Section 3.02 (Capitalization) shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct on and as of such other date)), except where the failure to be so true and correct in all respects would not in the aggregate reasonably be expected to result in the requirement of Parent to pay additional Aggregate Merger Consideration in excess of $5,000,000 relative to the Aggregate Merger Consideration that would have been payable had the representations and warranties set forth clauses (a), (b) and (c) of Section 3.02 (Capitalization) been true and correct in all respects; (iv) the representations and warranties of the Company in clauses (d) and (f) of Section 3.02 (Capitalization) shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct on and as of such other date)), except for de minimis inaccuracies; and (v) the representations and warranties of the Company in Section 3.09(b) (Absence of Certain Changes) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date.

(b)        Agreements and Covenants. The Company shall have performed or complied with all obligations and covenants in all material respects required by this Agreement to be performed or complied with by the Company on or before the Closing Date.

(c)        Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing as of the Closing Date.

(d)        Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in Section 6.02(a), Section 6.02(b) and Section 6.02(c).

Section 6.03        Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of each of the following additional conditions:

(a)        Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects on and as of such other date).

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(b)        Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied with all obligations and covenants in all material respects required by this Agreement to be performed or complied with by Parent and Merger Sub, respectively, on or before the Closing Date.

(c)        Officers’ Certificate. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Sub as to the satisfaction of the conditions in Section 6.03(a) and Section 6.03(b).

Section 6.04        Frustration of Closing Conditions. Neither the Company nor Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other Transactions or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement or if such party’s failure to comply with its obligations hereunder was the primary cause of the failure of such condition to be satisfied.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.01        Termination. This Agreement may be terminated, in the case of clauses (a), (b), (e), (f) or (g) below, at any time prior to the Effective Time, whether before or after obtaining the Company Stockholder Approval or, in the case of clauses (c) or (d) below, at any time prior to obtaining the Company Stockholder Approval, as follows:

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company:

(i)           if the Merger is not consummated on or before 11:59 p.m. (California time) on February 9, 2024 (as such date may be extended pursuant to the terms of this Agreement, the “Outside Date”); provided, however, that if all of the conditions to Closing, other than the conditions set forth in Section 6.01(b) and Section 6.01(c), have been satisfied or shall be capable of being satisfied at such time, the Outside Date shall automatically extend to 11:59 p.m. on May 9, 2024, which date shall thereafter be deemed to be the Outside Date; provided, further, that Parent or the Company, as the case may be, shall not be permitted to terminate this Agreement pursuant to this Section 7.01(b)(i) if the material breach by Parent or Merger Sub (in the case of termination by Parent) or the Company (in the case of termination by the Company) of any of its representations, warranties, covenants or obligations contained in this Agreement materially contributed to the failure to consummate the Merger by such date;

(ii)          if, upon a vote taken at any duly held Company Stockholder Meeting (or any adjournment or postponement thereof) held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(ii) will not be available to the Company if its action or failure to act (which action or failure to act constitutes a breach by the Company of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Company Stockholder Approval;

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(iii)         if any Restraint has become final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.01(b)(iii) shall not be available to any party that has failed in any material respect to comply with its obligations under Section 5.06 before asserting the right to terminate under this Section 7.01(b)(iii);

(c)           by Parent, at any time prior to obtaining the Company Stockholder Approval, if (i) the Company Board effects a Change of Company Recommendation or (ii) there has been a Willful Breach by the Company of Section 5.03(a) and such breach involved a director and/or named executive officer of the Company and had material consequences;

(d)           by the Company, at any time prior to obtaining the Company Stockholder Approval, if (i) the Company Board (or a committee thereof) has determined that the Company has received a Superior Proposal, (ii) the Company Board (or a committee thereof) has authorized the Company to enter immediately upon termination of this Agreement into a definitive agreement to consummate the Superior Proposal, (iii) the Company has complied in all material respects with Section 5.03(d) in respect of such Superior Proposal and (iv) the Company pays, or causes to be paid, the Company Termination Fee in accordance with Section 7.02(b)(iii);

(e)           by Parent, if: (i) the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, which breach or failure to perform would give rise to the failure of a condition contained in Section 6.02(a) or Section 6.02(b) to be satisfied, (ii) Parent has delivered to the Company written notice of such breach or failure to perform and (iii) either such breach or failure to perform is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to the Company and such breach or failure to perform has not been cured prior to the expiration of such 30-day period; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.01(e) if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.03(a) or Section 6.03(b) would not be satisfied;

(f)           by the Company, if: (i) Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, which breach or failure to perform would give rise to the failure of a condition contained in Section 6.03(a) or Section 6.03(b) to be satisfied, (ii) the Company has delivered to Parent written notice of such breach or failure to perform and (iii) either such breach or failure to perform is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform has not been cured prior to the expiration of such 30 day period; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.01(f) if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.02(a) or Section 6.02(b) would not be satisfied; or

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(g)          by the Company, if (i) all of the conditions in Section 6.01 and Section 6.02 (other than those conditions that by their nature are only capable of being satisfied on the Closing Date, each of which is capable of being satisfied if the Closing were on the date of such termination, or that have failed to be satisfied as a result of Parent’s or Merger Sub’s material breach or failure to perform any of their respective representations, warranties, covenants or agreements contained in this Agreement) have been satisfied or waived, (ii) the Company has notified Parent in writing at least three Business Days prior to such termination stating that the Company is ready, willing and able to consummate the Closing and (iii) Parent and Merger Sub have failed to consummate the Closing by the end of such three Business Day period.

Section 7.02        Effect of Termination.

(a)           In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors, in either case; provided, however, that (i) no termination shall relieve any party hereto of its obligations under the third to last sentence of Section 5.05 (Access to Information), Section 5.07(d) in respect of confidentiality and Parent’s obligation to indemnify and reimburse the Company for damages and expenses, Section 5.12 (Expenses), this Section 7.02 (Effect of Termination), Section 7.03 (Amendment), Section 7.04 (Waiver), Section 7.05 (Procedure for Termination, Amendment, Extension or Waiver) and ARTICLE VIII, each of which shall survive any termination and (ii) the Guarantee, the Equity Commitment Letter and the Confidentiality Agreement shall each continue in full force and effect in accordance with their respective terms; provided further, that, subject to Section 7.02(d), if such termination resulted, directly or indirectly, from a Willful Breach, then such breaching party shall be fully liable for any and all damages, costs, expenses, liabilities of any kind, in each case, suffered by the party as a result of or in connection with such breach (“Damages”).

(b)          Company Payments.

(i)           If (A) this Agreement is validly terminated (1) by either Parent or the Company pursuant to Section 7.01(b)(ii) (Company Stockholder Approval), (2) by either Parent or the Company pursuant to Section 7.01(b)(i) (Outside Date) and the Company Stockholder Meeting has not been held as a result of a breach by the Company or (3) by Parent pursuant to Section 7.01(e) (Company Material Breach), (B) following the execution and delivery of this Agreement, a Competing Proposal was publicly disclosed or made known to the Company, and not withdrawn or abandoned, prior to such termination and (C) concurrently with or within 12 months after the date of any such termination, (1) the Company or any Company Subsidiary enters into a definitive agreement to effect any Competing Proposal or (2) any Competing Proposal is consummated, then the Company shall pay to Parent or its designee the Company Termination Fee concurrently with the consummation of such Competing Proposal. For purposes of this Section 7.02(b)(i), all references to “15%” and “85%” in the definition of “Competing Proposal” will be deemed to be references to “50%.”

(ii)          If this Agreement is validly terminated by Parent pursuant to Section 7.01(c) (Change of Company Recommendation), then the Company shall pay to Parent or its designee the Company Termination Fee within two Business Days after the date of such termination.

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(iii)         If this Agreement is validly terminated by the Company pursuant to Section 7.01(d) (Superior Proposal), then the Company shall pay to Parent or its designee the Company Termination Fee prior to or concurrently with, and as a condition to, such termination.

(iv)         If this Agreement is validly terminated by either Parent or the Company pursuant to Section 7.01(b)(ii) (Company Stockholder Approval), and at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 7.01(c)(i) (Change of Company Recommendation), then the Company shall pay to Parent or its designee the Company Termination Fee within two Business Days after the date of such termination.

(c)           Parent Termination Fee.

(i)           If this Agreement is validly terminated by the Company or Parent pursuant to Section 7.01(b)(i) (Outside Date) after such time as the Company has complied with the respective requirements of, and thus had the right to terminate at such time pursuant to, Section 7.01(f) (Parent Material Breach) or Section 7.01(g) (Failure to Close), then Parent shall pay to the Company or its designee the Parent Termination Fee within two Business Days after the date of such termination.

(ii)          If this Agreement is validly terminated by the Company pursuant to Section 7.01(g) (Failure to Close) or Section 7.01(f) (Parent Material Breach), then Parent shall pay to the Company or its designee the Parent Termination Fee within two Business Days after the date of such termination.

(d)           Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the Transactions and (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. In no event shall the Company be required to pay to Parent more than one Company Termination Fee pursuant to Section 7.02(b). In no event shall Parent be required to pay to the Company more than one Parent Termination Fee pursuant to Section 7.02(c). Other than pursuant to the Confidentiality Agreement, in no event will the Parent Related Parties be entitled to seek or obtain, nor will they permit any of their representatives or any other person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Company Termination Fee against the Company Related Parties or any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Termination Fee against the Company Related Parties, in each case, for, or with respect to, this Agreement, the Merger, the other Transactions, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure. In the event that Parent receives full payment of the Company Termination Fee pursuant to Section 7.02(b) under circumstances where a Company Termination Fee was payable, the receipt of the Company Termination Fee shall be the sole and exclusive monetary remedy against the Company Related Parties for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective affiliates or any other person in connection with this Agreement (and the termination hereof), the Merger and the other Transactions (and the abandonment thereof) or any matter forming the basis for such termination. Other than pursuant to the Confidentiality Agreement, in no event will the Company Related Parties be entitled to seek or obtain, nor will they permit any of their representatives or any other person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Parent Termination Fee against the Parent Related Parties or any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Termination Fee against the Parent Related Parties, in each case, for, or with respect to, this Agreement, the Merger, the Debt Commitment Letter, the Equity Commitment Letter, the Guarantee, the other Transactions, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure. In the event that the Company receives full payment of the Parent Termination Fee pursuant to Section 7.02(c) under circumstances where a Parent Termination Fee was payable, the receipt of the Parent Termination Fee (including, without duplication, the Company’s right to enforce the Guarantee with respect thereto and receive the Parent Termination Fee from the Guarantors) shall be the sole and exclusive monetary remedy against the Parent Related Parties for any and all losses or damages suffered or incurred by the Company or any of its affiliates or any other person in connection with this Agreement (and the termination, hereof), the Merger and the other Transactions (and the abandonment thereof) or any matter forming the basis for such termination. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that nothing in this Section 7.02 shall be deemed to affect their respective rights to specific performance under Section 8.10 in order to specifically enforce this Agreement. The parties acknowledge and agree that neither of (i) any payment of the Parent Termination Fee nor (ii) any payment of the Company Termination Fee, is a penalty but is rather liquidated damages in a reasonable amount that is intended to compensate the Company, Parent or Merger Sub, as applicable, in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.

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Section 7.03        Amendment. This Agreement may be amended by the parties at any time before or after obtaining the Company Stockholder Approval; provided, however, that (a) after obtaining the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and (b) no amendment shall be made to this Agreement after the Effective Time. Except as required by applicable Law, no amendment of this Agreement by the Company shall require the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

Section 7.04        Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach or inaccuracy of the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the covenants or conditions contained herein; provided, however, that after obtaining the Company Stockholder Approval, there shall be no amendment of or waiver under this Agreement that would require the further approval of the stockholders of the Company under the DGCL without such approval having first been obtained. Any extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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Section 7.05        Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require notice thereof to the other parties hereto as contemplated by Section 8.02. Termination of this Agreement before the Effective Time shall not require the approval of the stockholders of the Company or the equityholders of Parent or Merger Sub.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01        Non-Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Guarantee) shall survive the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants and agreements of the parties contained in this Agreement shall survive the Effective Time.

Section 8.02        Notices. All notices or other communications required or permitted hereunder shall be in writing, shall be sent by email of a .pdf attachment (provided that the sender of such email does not receive a written notification of delivery failure), by reliable overnight delivery service (with proof of service) or by hand delivery, and shall be deemed to have been duly given (a) when delivered if delivered in person or when sent if sent by email, (b) on the fifth Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to Parent or Merger Sub (or, from and after the Effective Time, the Surviving Corporation), to:

Artisan Bidco, Inc.

c/o STG Partners, LLC

1300 El Camino Real, Ste. 300

Menlo Park, CA 94025

Attn: Bill Chisholm and Patrick Fouhy

Email: bill@stgpartners.com; patrick@stgpartners.com

with a copy to (which shall not constitute notice):

Paul Hastings LLP

101 California Street, Forty-Eighth Floor

San Francisco, California 94111

Attention: Steve Camahort; Dana Kromm

Email: stevecamahort@paulhastings.com; danakromm@paulhastings.com

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If to the Company (prior to the Effective Time):

Avid Technology, Inc.

75 Blue Sky Drive

Burlington, Massachusetts 01803

Attn: CLO/General Counsel

Email: general.counsel@avid.com

with copies to (which shall not constitute notice):

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Beth Berg

Email: bberg@sidley.com

and

Sidley Austin LLP

1999 Avenue of the Stars

Los Angeles, California 90067
Attention: Daniel J. Belke

Email: dbelke@sidley.com

Section 8.03        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.04        Entire Agreement. This Agreement (together with the Annexes, Exhibits, Company Disclosure Letter and the other documents delivered pursuant hereto), the Guarantee and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.

Section 8.05        Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent and Merger Sub may assign their respective rights, obligations and benefits hereunder, in whole or in part: (a) to any of their respective affiliates or (b) to any Lender pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing; provided, that such assignment will not relieve Parent or Merger Sub of any of their obligations under this Agreement. Any assignment or transfer in violation of the preceding sentence shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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Section 8.06        Parties in Interest. Except for (a) ARTICLE II, which, after the Closing, shall be for the benefit of any person entitled to payment thereunder and (b) Section 5.09, which, after the Closing, shall be for the benefit of each Indemnified Party, such Indemnified Party’s heirs, executors or administrators and each Indemnified Party’s representatives. Parent, Merger Sub and the Company hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement; provided, that the persons named in this sentence shall be entitled to enforce their rights under this Agreement. The parties further agree that the rights of third-party beneficiaries under the preceding sentence shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 7.04 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub and the Company each hereby agree that the Debt Financing Sources (in their capacities as such) are express third-party beneficiaries of, and may enforce, this Section 8.06, Section 7.02(d) (as to the Parent Termination Fee), the last sentence of Section 8.08(b), Section 8.08(c) and the last sentence of Section 8.10(a), and such provisions (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of this provision) shall not be amended in any way adverse to any Debt Financing Sources without the prior written consent of each affected Debt Financing Source.

Section 8.07        Mutual Drafting; Interpretation; Headings. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: (a) the singular number shall include the plural, and vice versa, (b) the masculine gender shall include the feminine and neuter genders, (c) the feminine gender shall include the masculine and neuter genders and (d) the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Annexes” and “Exhibits” are intended to refer to Sections of this Agreement and the Annexes and Exhibits to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References in this Agreement to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that the Financing is the responsibility of Parent and Merger Sub and not the Company or any Company Subsidiary and that (i) except for Section 5.07, none of the covenants of the Company in this Agreement require the Company to take any action relating to the Financing and (ii) for purposes of the representations and warranties and covenants and obligations of the Company hereunder, the Transactions shall not include the Financing.

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Section 8.08        Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)           This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof that would require the application of the Laws of any other jurisdiction.

(b)           Each of the parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement or the Transactions. Each of the parties agrees not to commence any Proceeding relating to this Agreement or the Transactions except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process, and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware, as described in this Agreement, for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto, on behalf of itself and its Subsidiaries, hereby: (i) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any Debt Financing Source, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, and such Proceeding (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of New York)) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), (ii) agrees not to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iii) agrees that service of process upon the Company or its Subsidiaries in any such Proceeding shall be effective if notice is given in accordance with Section 8.02 and (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

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(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ARISE UNDER THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF, THE DEBT FINANCING CONTEMPLATED THEREBY OR INVOLVING ANY DEBT FINANCING SOURCE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR UNDER THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF, THE DEBT FINANCING CONTEMPLATED THEREBY OR INVOLVING ANY DEBT FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.08.

Section 8.09        Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

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Section 8.10        Specific Performance.

(a)           The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The foregoing right shall include the right of the Company to cause Parent to enforce the terms of the Financing Commitments (and any definitive agreements related thereto) against the Sponsors, the Lenders, any other Debt Financing Source and any other applicable party to the fullest extent permissible pursuant to such Financing (or any definitive agreements related thereto) and applicable Laws and to thereafter cause the Transactions be consummated, in each case, if the conditions set forth in Section 6.01 and Section 6.02 (other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction or, if permissible, waiver of such conditions by the party entitled to waive such conditions) have been satisfied (or waived). The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, the Company and its affiliates and their direct and indirect equityholders shall not have any rights or claims (whether in contract or in tort or otherwise) against any Debt Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Debt Financing Source.

(b)          Notwithstanding Section 8.10(a) or any other provision of this Agreement to the contrary, it is explicitly agreed that the right to an injunction or injunctions, or any other form of specific performance or other equitable relief, to enforce Parent’s obligation to cause the Equity Financing to be funded and to consummate the Merger (but not, in any event, the right to an injunction or injunctions, or any other appropriate form of specific performance or other equitable relief for obligations, in respect of any other obligation of Parent hereunder) shall be subject to, and may be granted only upon, the satisfaction of each of the following requirements: (i) all of the conditions to Closing set forth in Section 6.01 and Section 6.02 (other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction or, if permissible, waiver of such conditions by the party entitled to waive such conditions) shall have been satisfied (or waived) at the time when the Closing would have been required to occur pursuant to Section 1.02, and none of such conditions shall have ceased to have been satisfied (or waived), or capable of satisfaction in the case of any such conditions to be satisfied at the Closing, as applicable, (ii) the Debt Financing shall have been funded or would be funded at or prior to the Closing if the Equity Financing is funded at or prior to the Closing, (iii) the Company shall have confirmed in writing that, if specific performance is granted and if the Equity Financing and Debt Financing are funded, then it would take all actions required to be taken by the Company to consummate the Closing in accordance with the terms hereof and (iv) Parent shall have failed to consummate the Closing within three Business Days following the later of (A) the date on which the notice described in clause (iii) of this sentence is delivered by the Company and (B) the time when the Closing should have occurred pursuant to Section 1.02.

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(c)           Each of the parties agrees that, (i) the seeking of remedies pursuant to this Section 8.10 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.02, in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10 are not available or otherwise are not granted, (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding for (or limit a party’s right to institute any Proceeding for) specific performance under this Section 8.10 prior, or as a condition, to exercising any termination right under ARTICLE VII (and pursuing damages after such termination), nor shall the commencement of any Proceeding seeking remedies pursuant to this Section 8.10 or anything set forth in this Section 8.10 restrict or limit a party’s right to terminate this Agreement in accordance with the terms of ARTICLE VII or pursue any other remedies under this Agreement that may be available then or thereafter and (iii) no party shall require the other to post any bond or other security as a condition to institute any Proceeding for specific performance under this Section 8.10.

* * * * * * * *

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

ARTISAN BIDCO, INC.

By:	/s/ William Chisholm
Name:	William Chisholm
Title:	President

ARTISAN MERGER SUB, INC.

By:	/s/ William Chisholm
Name:	William Chisholm
Title:	President

AVID TECHNOLOGY, INC.

By:	/s/ Jeff Rosica
Name:	Jeff Rosica
Title:	Chief Executive Officer and President

[Agreement and Plan of Merger]

Annex I

Defined Terms

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality terms no less favorable to the Company than those contained in the Confidentiality Agreement, provided, however, that such agreement (a) need not contain a standstill or restriction on exclusive arrangement with financing sources and (b) shall not prohibit compliance by the Company with any of the provisions of Section 5.03.

“affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first-mentioned person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership interests, by contract or otherwise.

“Aggregate Common Stock Consideration” means the product of the Merger Consideration multiplied by the number of Shares issued and outstanding immediately prior to the Effective Time (other than Excluded Shares).

“Aggregate Merger Consideration” means the sum of the Aggregate Common Stock Consideration plus the Aggregate RSU Consideration.

“Aggregate RSU Consideration” means the aggregate amount of RSU Consideration payable pursuant to Section 2.03(a).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and any rules or regulations thereunder, the United Kingdom Bribery Act of 2010, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable Law regarding anti-bribery or illegal payments or gratuities.

“Antitrust Division” means the Antitrust Division of the Department of Justice.

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York, New York or San Francisco, California.

“Cause”  has the same meaning as set forth in any unexpired employment, service or offer letter agreement between Parent or one of its affiliates (including, without limitation, the Surviving Corporation) and the holder of a Converted Cash Award for purposes of providing severance upon a termination without “Cause” or, if no such definition for “Cause” exists, misconduct including, but not limited to: (i) indictment for, conviction of, or entry of a plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud, embezzlement or act of dishonesty to the detriment of Parent or one of its affiliates (including, without limitation, the Surviving Corporation); (iii) material breach of any policy of Parent or one of its Affiliates (including, without limitation, the Surviving Corporation); (iv) gross negligence or willful misconduct; (v) material breach of any agreement between the holder and Parent or one of its affiliates (including, without limitation, the Surviving Corporation), including the holder’s non-disclosure and invention assignment agreement and the Surviving Corporation’s Code of Business Conduct and Ethics; (vi) failure by the holder to substantially perform the holder’s duties with Parent or one of its affiliates (including, without limitation, the Surviving Corporation) (other than any such failure resulting from the holder’s incapacity due to physical or mental illness); or (vii) failing or refusing to cooperate, as reasonably requested in writing by Parent or one of its affiliates (including, without limitation, the Surviving Corporation), in any internal or external investigation of any matter in which Parent or one of its affiliates (including, without limitation, the Surviving Corporation) has a material interest (financial or otherwise) in the outcome of the investigation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Data” means all data contained in the systems, databases, files or other records of the Company and the Company Subsidiaries and all other information and data compilations used by the Company and the Company Subsidiaries, whether or not in electronic form, including Personal Information.

“Company Associate” means any current or former employee, Contract Worker, advisor, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to the Company or any Company Subsidiary or any affiliate of the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any change, circumstance, event or effect (each an “Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate together with all other Effects, a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following, and no Effect arising out of or resulting from the following shall constitute or be taken into account in determining whether there has been, a “Company Material Adverse Effect”: (i) the entry into or the announcement or pendency of this Agreement or the Transactions, the performance by the Company or any Company Subsidiary of this Agreement or the consummation of the Transactions, in each case, including (A) by reason of the identity of, or any facts or circumstances relating to, Parent, Merger Sub, the Guarantors, the Sponsors or any of their respective affiliates or any source of Financing, (B) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the Effective Time and (C) the impact of any of the foregoing on any of the Company’s or any Company Subsidiary’s relationships (contractual or otherwise) with its respective customers, suppliers, vendors, partners (including channel partners), employees or regulators; (ii) any change in or Effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates or any changes therein), or any change in or Effect generally affecting any business or industries in which the Company or any of the Company Subsidiaries operates; (iii) the suspension of trading in securities generally on the Nasdaq; (iv) any development or change in applicable Law or GAAP or the interpretation of any of the foregoing; (v) any action taken by the Company or any of the Company Subsidiaries that is expressly contemplated or required by this Agreement or with Parent’s written consent or at Parent’s request or the failure of the Company or any Company Subsidiaries to take any action resulting from Parent’s failure to grant any approval or consent requested by the Company to take any action restricted or prohibited by this Agreement, in and of itself; (vi) the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism, or any escalation or worsening of acts of terrorism, armed hostilities or war; (vii) any Transaction Litigation or actions or claims made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former stockholders) arising out of this Agreement or any of the Transactions; (viii) the existence, occurrence, continuation or escalation of any acts of God, force majeure events, any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or weather-related events or any national, international or regional calamity or any civil unrest or any disease outbreak, pandemic (including any Effect with respect to COVID-19 or any COVID-19 Measures) or epidemic; (ix) the 2023 Writers Guild of America strike or the 2023 Screen Actors Guild – American Federation of Television and Radio Artists strike; and (x) any changes in the market price or trading volume of the Shares, any changes in the ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to the Company or any of the Company Subsidiaries or any failure of the Company or any Company Subsidiary to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period ending on or after the date of this Agreement (it being understood that the exceptions in this clause (xi) shall not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (x)) from being taken into account in determining whether a Company Material Adverse Effect has occurred), provided, that this clause (xi) shall not be construed as implying that the Company is making any representation or warranty with respect to any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period; provided, that with respect to clauses (ii), (iii), (iv), (vi) and (viii) such Effects may be taken into account to the extent they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other similarly situated companies operating primarily in the same industries in which the Company and the Company Subsidiaries operate, in which case the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would be expected to occur.

“Company Owned IP” means all Company Intellectual Property owned by the Company or any Company Subsidiary.

“Company Product” means any version, release or model of any product or service (including Software) that has been since December 31, 2017, or is currently being, distributed, provided, licensed or sold by or on behalf of the Company or any Company Subsidiary.

“Company Software” means any Software owned by the Company or any Company Subsidiary.

“Company Related Parties” means, collectively, (a) the Company and the Company Subsidiaries and (b) the former, current and future holders of any equity, controlling persons, directors, officers, employees, representatives, affiliates (other than the Company and the Company Subsidiaries), members, managers, stockholders and assignees of each of the Company and the Company Subsidiaries.

“Company Representatives” means the Company’s directors, officers, consultants, employees, financial advisors, investment bankers, counsel, accountants and any other advisors, agents or representatives in each case, to the extent acting at the direction of the Company.

“Company Stock Plan” means the 2014 Stock Incentive Plan, as amended.

“Company Stock Purchase Plan” means the Company’s Second Amended and Restated 1996 Employee Stock Purchase Plan.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Termination Fee” means an amount in cash equal to $39,800,000.

“Competing Proposal” means, other than the Transactions, any indication of interest, proposal or offer from any person, persons or group (other than Parent, Merger Sub or any of their respective affiliates) relating to (a) any direct or indirect acquisition or purchase from the Company or the Company Subsidiaries, in a single transaction or a series of transactions (whether or not concurrently and whether or not in connection with a single or multiple definitive agreements with such person or persons with respect to such transaction or series of transactions), of (i) 15% or more (based on the fair market value thereof, as determined by the Company Board (or any committee thereof) in good faith) of assets (including capital stock of the Company Subsidiaries, and by means of any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction to which the Company or any Company Subsidiary is a party) of the Company and the Company Subsidiaries, taken as a whole, (ii) 15% or more of the outstanding Shares, or (iii) 15% or more (as determined by the Company Board (or any committee thereof) in good faith) of the consolidated business, revenues or net income of the Company and the Company Subsidiaries, taken as a whole, or (b) any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, 15% or more of the outstanding Shares or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction to which the Company or any Company Subsidiary is a party pursuant to which (i) any person, persons or group (or the shareholders of any such person(s)) would own, directly or indirectly, 15% or more of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions or (ii) the owners of outstanding Shares immediately prior to such transaction would own less than 85% of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions.

“Confidentiality Agreement” means the letter agreement regarding confidentiality between the Company and STG Partners, LLC, a Delaware limited liability company, dated April 2, 2023.

“Contract” means any legally binding agreement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan or evidence of Indebtedness, letter of credit, settlement agreement, franchise agreement, covenant not to compete, employment agreement, license or other legal commitment (other than any purchase, sale or work order) to which a person or entity is a party.

“Contract Worker” means any independent contractor, consultant or individual service provider who is or was hired, retained, employed or used by the Company or any Company Subsidiary and who is not: (a) classified by the Company or a Company Subsidiary as a direct employee or (b) compensated by the Company or any Company Subsidiary through wages reported on a form W-2 completed by the Company of a Company Subsidiary.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any workforce reduction, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to or in response to COVID-19, including the CARES Act and Families First Act or any disaster plan of the Company or any change in applicable Laws related to, in connection with or in response to COVID-19.

“Debt Financing Source” means each entity (including the Lenders and each agent and arranger) that has committed to provide or otherwise entered into agreements to provide Debt Financing in connection with the Transactions, together with each affiliate thereof and each officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such entity or affiliate and their respective successors and assigns.

“Employment Laws” means all applicable Laws relating to employment or labor, including those relating to labor management relations, wages, hours, overtime, pay equity, child labor, employee classification as exempt or non-exempt pursuant to the FLSA, classification of individual service providers as independent contractors and not employees, discrimination, sexual harassment, workplace harassment, civil rights, affirmative action, work authorization, background checks, drug testing, immigration, whistleblower, retaliation, leaves of absence, plant closings, mass layoffs, relocations, safety and health, information privacy and security, unemployment insurance, workers’ compensation, and the payment and withholding of employment-related Taxes.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Laws” means all Laws concerning pollution or protection of the environment (including those relating to the use, handling, transport, treatment, storage or Release of any Hazardous Substance), each as amended and in effect as of the date of this Agreement.

“Environmental Permits” means any permit, registration, license or other authorization required under any applicable Environmental Law.

“ERISA Affiliate” means any entity that, together with another entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Escrow Release Condition” means a condition imposed by an escrow agent holding all or any portion of the proceeds of the Debt Financing that the release of such funds from escrow is subject to delivery by Parent of a certificate certifying (a) that the Transactions have been, or concurrently with the release of such funds will be, consummated in accordance with the terms and conditions of this Agreement, as amended, modified or supplemented from time to time in accordance with its terms, and (b) that such funds will be applied in connection with the Transactions in the manner contemplated by the use of proceeds provisions in the definitive agreements with respect to the Debt Financing Commitments.

“Excluded Shares” means all Shares cancelled pursuant to Section 2.01(a)(ii) and Dissenting Shares.

“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Government Bid” means any bid, proposal, quote or response to a solicitation that if accepted would lead to a Government Contract.

“Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind that has been active and not closed out since January 1, 2021, between the Company or any of the Company Subsidiaries, on the one hand, and (a) any Governmental Entity, (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor or (c) any subcontractor with respect to any contract of a type described in clause (a) or (b) above, on the other hand. A task, change, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Government Official” means, collectively, any officer, employee, official, representative, or any person acting for or on behalf of any Governmental Entity or public international organization, any political party or official thereof and any candidate for political office.

“Governmental Entity” means any United States or foreign national, federal, state, county, municipal or local government, or other governmental or regulatory body or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Hazardous Substances” means any substance, material, chemical or waste that is defined as or included in the definition of “hazardous substance”, “hazardous waste”, “hazardous material”, “toxic substance”, “pollutant” or “contaminant” under any Environmental Law, including petroleum, asbestos, radioactive materials and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Income Tax Law” means any federal, state, local or foreign Law relating to Tax measured by or imposed on net income, profits, branch profits or other measures similar to net income or profits.

“Indebtedness” means all (a) indebtedness of the Company or any of the Company Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon) or with respect to unearned advances of any kind to the Company, other than indebtedness for borrowed money between the Company and any of the Company Subsidiaries or between the Company Subsidiaries (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), (b) obligations of the Company or any of the Company Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) all capitalized lease obligations of the Company and (d) obligations of the Company or any of the Company Subsidiaries to guarantee any of the foregoing types of payment obligations on behalf of any person other than the Company or any of the Company Subsidiaries.

“Insurance Policies” means all material insurance policies and arrangements held, as of the date of this Agreement, by or for the benefit of the Company, any Company Subsidiary, or the business, assets or properties owned, leased or operated by the Company or any Company Subsidiary.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks, trade names, trade dress, logos, product names, brand names, slogans, fictitious business names, Internet domain names and service marks and other designations of origin, and the goodwill associated therewith, (b) works of authorship (including Software), copyrights, mask work rights and moral rights, (c) trade secret rights, know how, databases and confidential information, (d) patents and industrial designs and applications therefor (including all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, requests for continued examination, reexaminations, continuations and continuations-in-part), (e) any other intellectual property rights, (f) registrations and applications with respect to each of the foregoing and (g) tangible embodiments of any of the foregoing items.

“International Trade Laws” means any applicable (a) Sanctions, (b) U.S. export control Laws, including the International Traffic in Arms Regulations (22 CFR §§ 120-130, as amended), the Export Administration Regulations (15 CFR §§ 730-774, as amended) and any regulation, order or directive promulgated, issued or enforced pursuant to such Laws, (c) Laws pertaining to imports and customs, including those administered by the Bureau of Customs and Border Protection in the U.S. Department of Homeland Security (and any successor thereof) and any regulation, order or directive promulgated, issued or enforced pursuant to such Laws, (d) the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury and (e) export, import and customs Laws of other countries in which the Company has conducted and/or currently conducts business.

“Intervening Event” means any occurrence, fact or development (other than a Competing Proposal) that (a) is material to the Company and the Company Subsidiaries, taken as a whole, (b) is not known or was not reasonably expected to be known to or by the Company Board as of the date of this Agreement, (c) becomes known to the Company Board prior to obtaining the Company Stockholder Approval and (d) does not relate to the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (d) may be considered and taken into account in determining whether an Intervening Event has occurred).

“Investment Screening Laws” means any applicable U.S. or foreign Laws intended to screen, prohibit or regulate investment on national security grounds.

“IT Systems” means any Software, hardware, network or information technology and computer systems, including any server, workstation, router, hub, switch, data line, database, firewall, desktop application, server-based application, mobile application or cloud service, used or maintained by the Company or any Company Subsidiary, whether or not in electronic format, used in or necessary to the conduct of the Company or any Company Subsidiary business.

“knowledge” means, (a) with respect to the Company, the actual (but not constructive or imputed) knowledge of the individuals listed in Section 1.1 of the Company Disclosure Letter and (b) with respect to Parent, the actual (but not constructive or imputed) knowledge of the directors and officers of Parent, Merger Sub or the Guarantors.

“Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree, in each case, of any Governmental Entity.

“Lien” means any lien (statutory or other), pledge or other deposit arrangement, hypothecation, charge, assessment, collateral assignment, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, lease, tenancy license, security interest, security arrangement or security agreement, executory seizure, attachment, garnishment, encumbrance (including any exception, reservation or limitation, right of way and the like), conditional sale, interference, option to purchase, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Nasdaq” means the Nasdaq Global Select Market (but if the Nasdaq Global Select Market is no longer the principal U.S. trading market for the Shares, then the “Nasdaq” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the Shares are then traded).

“Off-the-Shelf Software” means any Software product that is generally available to the public for an annual fee of less than $50,000 for each license of such Software product.

“Open Source Software” means Software that is distributed or made available under “open source” or “free software” terms, including any Software distributed or made available: (a) under any license that is approved by the Open Source Initiative and listed at https://www.opensource.org/licenses, including the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms or (b) with any license term or condition that imposes a requirement or condition that a licensee grant a license requiring its Software be (i) disclosed, distributed or made available in source code form, (ii) licensed for the purpose of making modifications or derivative works or (iii) redistributable at no charge.

“Order” means any order, verdict, decision, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Entity, whether preliminary, interlocutory or final.

“Parent Related Parties” means, collectively, (i) Parent, Merger Sub or the Guarantors and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, representatives, Debt Financing Sources, the Sponsors, affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantors.

“Parent Termination Fee” means an amount in cash equal to $84,500,000.

“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith or for which appropriate reserves have been established in accordance with GAAP, (b) statutory Liens arising under the Farm Credit Act of 1971, as amended, (c) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or that arise in the ordinary course of business, (d) Liens securing Indebtedness or that the Company or any Company Subsidiary is permitted to incur under Section 5.01, (e) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record that would be disclosed by an accurate survey, (f) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (g) rights of parties in possession, (h) Liens imposed or promulgated by Law with respect to real property and improvements, including building codes and zoning regulations, (i) easements, rights of way, restrictions, covenants or other similar matters that are not material in amount or do not materially detract from the value or materially impair the existing use of the subject real property, (j) all matters and exceptions set forth in any title insurance policies or commitments, if any, made available to Parent prior to the date of this Agreement, (k) Liens that affect the underlying fee interest of any Leased Real Property, (l) licenses of Intellectual Property granted in the ordinary course of business and (m) minor liens or encumbrances that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current purposes.

“person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including any person as defined in Section 13(d)(3) of the Exchange Act).

“Personal Information” means: (a) any data and information that, whether alone or in combination with any other data or information available to the Company or the Company Subsidiaries, identifies, relates to, describes, is reasonably capable of being associated with or could reasonably be linked with a natural person, system or device (e.g., name, street address, telephone number, e-mail address, Social Security numbers, driver’s license number, passport number, credit card number, user or account number, IP addresses, credentials, device IDs, geographic location, platform, biometric information or transaction history, etc.) or (b) data or information considered “personal information,” “personally identifiable information”, “individually identifiable health information,” “protected health information,” “user data,” “customer data,” “sensitive data,” “individual data,” “personal financial information” or “personal data” (or similar term or terminology) as defined by Privacy Laws.

“Privacy Laws” means all Laws issued by any Governmental Entity and binding industry guidance, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security or Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, Social Security number protection, Processing and security of payment card information and email, text message or telephone communications that are applicable to the Company.

“Privacy Policies” means each external or internal, past or present, written manual, policy, notice or document relating to the Processing of Personal Information that is applicable to the Company, including applicable privacy policies and terms of use.

“Process” or “Processing” means any operation or set of operations which is performed on Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such Personal Information.

“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholder Meeting.

“Registered IP” means all Intellectual Property that is registered, filed or issued with, by or under the authority of any Governmental Entity, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

“Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching of a Hazardous Substance into the environment.

“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria and the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means any person that is: (a) the subject or target of any Sanctions, (b) listed on any Sanctions-related list maintained by the U.S. Department of State, the U.S. Department of Commerce, including the Bureau of Industry and Security’s Entity List and Denied Persons List, the U.S. Department of the Treasury, including OFAC’s Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List and the Foreign Sanctions Evader List, or any similar list maintained by the United Nations Security Council, the European Union, HM Treasury of the United Kingdom or any other relevant Governmental Entity, (c) organized, resident or located in a Sanctioned Country or (d) in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clauses (a)–(c).

“Sanctions” means any applicable economic or financial sanctions or trade embargoes administered or enforced from time to time by U.S. Governmental Entities (including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, HM Treasury of the United Kingdom or any other relevant Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“Section 102 Securities” means RSUs or Shares granted or originated from grants pursuant to Section 102(b)(2) or Section 102(b)(3) of the Israeli Income Tax Ordinance.

“Section 102 Trustee” means, IBI Trust Management, the trustee appointed by the Company in accordance with the provisions of Section 102(b) of the Israeli Income Tax Ordinance and the rules and regulations promulgated in connection therewith, as amended.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any actual or reasonably suspected (a) breach of security or other unauthorized access to, or use of, or other compromise to, the integrity or availability of any IT Systems (including any of the Company’s, or the Company Subsidiaries’, IT Systems) or (b) unauthorized acquisition, interruption, modification, loss, theft, corruption, interference or unauthorized Processing of any Company Data, regardless of whether any such incident or breach triggers any notice or reporting obligations under Privacy Laws.

“Solvent” when used with respect to any person, means that, as of any date of determination, (a) (i) the “present fair saleable value” of such person’s total assets exceeds the value of such person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (ii) the amount that will be required to pay the probable liabilities of such person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage and (c) such person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

“Software” means, collectively, computer programs, software systems and firmware and other software code incorporated or embodied in hardware devices.

“Source Material” means any Software expressed in source code form.

“Subsidiary” of any person means another person, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first person or by one or more of its Subsidiaries.

“Superior Proposal” means a written Competing Proposal (with all percentages in the definition of Competing Proposal changed to 50%) made by any person or persons or group on terms that the Company Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, and considering such factors as the Company Board (or any committee thereof) considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), would result in a transaction or series of related transactions that is or are more favorable from a financial point of view to the stockholders of the Company than the Transactions (including after taking into account: (a) any applicable Company Termination Fee, and (b) any revisions to this Agreement made or proposed in a binding irrevocable written offer to the Company by Parent prior to the time of such determination).

“Tax” and “Taxes” means any and all taxes of any kind, including federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar, including FICA), alternative or add-on minimum, escheat or unclaimed property (whether or not considered a tax under applicable Law) or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

“Tax Return” means any return, report, form or similar statement filed or required to be filed with respect to any Tax including any election, information return, claim for refund, amended return or declaration of estimated Tax, including any statements, schedules or attachments thereto and including all IRS Forms 1099, FinCEN Form 114, Form TD F 90-22.1, and any predecessor or successor forms thereto.

“Transfer Taxes” means all sales, use, value added, documentary, stamp duty, gross receipts, registration, transfer, transfer gain, conveyance, excise, recording, license and other similar taxes, including any interest, penalties or additions to such taxes.

“Willful Breach” means, with respect to any agreement or covenant of a party in this Agreement, an action or omission taken or omitted to be taken by such party in material breach of such agreement or covenant that the breaching party takes (or fails to take) with the knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Debt Commitment Letter	Section 5.07(b)
Alternative Debt Financing	Section 5.07(b)
Antitrust Laws	Section 3.04(b)
Bankruptcy and Equity Exception	Section 3.03(a)
Book-Entry Shares	Section 2.01(a)(i)
Certificate	Section 2.01(a)(i)
Certificate of Merger	Section 1.03
Change of Company Recommendation	Section 5.03(c)
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Balance Sheet	Section 3.10
Company Benefit Plan	Section 3.12(a)
Company Board	Recitals
Company Bylaws	Section 3.01(b)
Company Charter	Section 3.01(b)
Company Common Stock	Recitals
Company Disclosure Letter	ARTICLE III
Company Employee	Section 5.11(a)
Company Financial Statements	Section 1.1(b)
Company Intellectual Property	Section 3.18(c)
Company Material Contract	Section 3.19(b)
Company Permits	Section 3.05(a)
Company Preferred Stock	Section 3.02(a)
Company Recommendation	Section 5.04(d)
Company SEC Documents	Section 3.06
Company Stockholder Approval	Section 3.28
Company Stockholder Meeting	Section 5.04(c)
Continuation Period	Section 5.11(a)
Converted Cash Award	Section 2.03(a)(ii)
D&O Insurance	Section 5.09(b)
Damages	Section 7.02(a)
Data Partners	Section 3.22(a)
Data Protection Requirements	Section 3.22(a)
Debt Commitment Letter	Section 4.07
Debt Financing	Section 4.07
Debt Financing Commitments	Section 4.07
DGCL	Recitals
Dissenting Shares	Section 2.04
Dissenting Stockholder	Section 2.04
Effective Time	Section 1.03
Equity Commitment Letter	Section 4.07
Equity Financing	Section 4.07
ERISA	Section 3.12(a)

Exchange Fund	Section 2.02(a)
Event Notice Period	Section 5.03(f)(ii)
Final Exercise Date	Section 2.03(d)
Financing	Section 4.07
Financing Commitments	Section 4.07
Financing Uses	Section 4.07
Foreign Company Plan	Section 3.12(f)
Foreign Interest	Section 4.13
Guarantee	Recitals
Guarantors	Recitals
Indemnification Agreements	Section 5.09(a)
Indemnified Liabilities	Section 5.09(a)
Indemnified Party	Section 5.09(a)
IRS	Section 3.12(a)
Leased Real Property	Section 3.15(b)
Lenders	Section 4.07
Guarantee	Recitals
Material Channel Partner	Section 3.20(b)
Material Customer	Section 3.20(a)
Material Supplier	Section 3.20(c)
Maximum Annual Premium	Section 5.09(b)
Merger	Recitals
Merger Consideration	Section 2.01(a)(i)
Merger Sub	Preamble
Notice of Change of Recommendation	Section 5.03(d)(ii)
Opinion	Section 3.26
Outside Date	Section 7.01(b)(i)
Parent	Preamble
Parent Plans	Section 5.11(c)
Paying Agent	Section 2.02(a)
Payoff Letter	Section 5.16
Permit	Section 3.05(a)
Pre-Closing Period	Section 5.01(a)
Proceeding	Section 3.11
RSU	Section 2.03(a)(i)
RSU Award	Section 2.03(a)(i)
RSU Consideration	Section 2.03(a)(i)
Sarbanes-Oxley Act	Section 3.06(a)
Section 409A	Section 3.12(i)
Senior Employee	Section 5.01(b)(xi)
Shares	Section 2.01(a)(i)
Significant Subsidiary	Section 3.01(a)
Specified Date	Section 3.02(a)
Sponsors	Section 4.07
Standards Organization	Section 3.18(e)
Surviving Corporation	Section 1.01

Takeover Statute	Section 3.27
Transaction Litigation	Section 5.14
Transactions	Recitals
Treasury Regulation	Section 2.05
Unfair Labor Practice	Section 3.13(b)
Unvested RSU Award	Section 2.03(a)(ii)
Vested RSU Award	Section 2.03(a)(i)
Voting Agreement	Recitals

ANNEX B

200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

August 9, 2023

Board of Directors Avid Technology, Inc. 75 Blue Sky Drive Burlington, MA 01803

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Avid Technology, Inc. (the “Company”) of the $27.05 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 9, 2023 (the “Agreement”), by and among Artisan Bidco, Inc. (“Parent”), Artisan Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Impactive Capital LP, a significant stockholder of the Company (“Impactive”) and STG Partners, LLC, an affiliate of Parent (“STG”), and any of their respective affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to STG and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to RSA Security LLC, a portfolio company of STG, in connection with its sale of a minority stake, in August 2021, and as financial advisor to Archer Integrated Risk Management, Inc., a portfolio company of STG, in connection with its sale, in April 2023. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, STG, Impactive and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with STG and Impactive and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of STG and Impactive from time to time and may do so in the future.

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Board of Directors Avid Technology, Inc.
August 9, 2023

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2022; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology, media, and telecommunications industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Board of Directors Avid Technology, Inc.
August 9, 2023

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company (including a non-binding indication of interest from a third party for a possible transaction at range of potential prices per Share that included in the upper portion of such range prices greater than the $27.05 in cash per Share to be paid to the holders of Shares pursuant to the Agreement, which non-binding indication of interest, you have advised us, you have determined not to further pursue because of risks and uncertainties concerning such non-binding indication of interest, including that the midpoint of such range of potential prices per Share was lower than the $27.05 in cash per Share to be paid to the holders of Shares pursuant to the Agreement); nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders of Shares, as of the date hereof, of the $27.05 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $27.05 in cash per Share to be paid to the holders of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent, or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $27.05 in cash per Share to be paid to the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC

ANNEX C

EXECUTION VERSION

VOTING AGREEMENT

This voting agreement (this “Agreement”) is dated August 9, 2023, and is among Artisan Bidco, Inc., a Delaware corporation (“Parent”), Avid Technology, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

Recitals

A.           The Stockholders Own certain shares of Company Common Stock.

B.            Parent, Artisan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C.            In the Merger, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Shares owned by the Company, Shares owned by Parent and Dissenting Shares, if any) will be converted into the right to receive the Merger Consideration, as provided in the Merger Agreement.

D.            The Stockholders are entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

Section	1. Certain Definitions

For purposes of this Agreement:

1.1          Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

1.2          “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

1.3          “Expiration Time” means the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) any amendment, modification or supplement to the Merger Agreement that (I) decreases the Merger Consideration (other than any such decrease in accordance with Section 2.01(b) of the Merger Agreement), (II) changes the form of the Merger Consideration, (III) imposes any additional material restrictions on or additional conditions on the payment of the Merger Consideration, (IV) imposes any additional material restrictions or obligations on the Stockholders, or (V) could materially affect or delay the consummation of the Merger, (d) a Change of Company Recommendation, and (e) with respect to any Stockholder, the termination of this Agreement by written agreement of each of Parent, the Company and such Stockholder.

1.4          A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.5          “Subject Securities” means, with respect to any Stockholder (a) all securities of the Company (including all shares of Company Common Stock and all RSU Awards and other rights to acquire shares of Company Common Stock) Owned by such Stockholder as of the date of this Agreement; and (b) all additional securities of the Company (including all additional shares of Company Common Stock and all additional RSU Awards and other rights to acquire shares of Company Common Stock) of which such Stockholder acquires Ownership during the Voting Period.

1.6          “Subject Shares” means, with respect to any Stockholder, at any time, the shares of Company Common Stock Owned by such Stockholder at such time.

1.7          A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) offers, sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) of such security or any interest in such security, in each case, other than by testamentary disposition, (ii) creates or permits to exist any Liens (other than Permitted Liens), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

1.8          “Voting Period” means the period commencing on (and including) the date of this Agreement and ending at the Expiration Time.

Section	2. Transfer of Subject Securities and Voting Rights

2.1          Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Voting Period, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected (other than in the Merger); provided, however, that a Stockholder may Transfer shares of Company Common Stock (a) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect prior to the date of this Agreement, (b) in connection with the payment of the exercise price (including on a “net settlement” basis) or the payment or satisfaction of Taxes or Tax withholding obligations applicable to the exercise, vesting, settlement or conversion of any RSU Awards or other equity awards granted pursuant to the Company Stock Plan or the Company Stock Purchase Plan, or (c) to any Affiliate of such Stockholder or to any family member (including a trust for such family member’s benefit) of such Stockholder, in each case, if and so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent.

2.2          Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by a Stockholder: (a) if such Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Entity, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) to any charitable foundation or organization, including donor advised funds, or (iv) to any affiliate of Stockholder; or (b) if such Stockholder is a partnership, limited liability company or other type of Entity, (i) to one or more partners, members or equityholders of such Stockholder, (ii) to any affiliate of such Stockholder or (iii) pursuant to any non-consensual order of a Governmental Entity, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon the death of any applicable individual; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees (for the benefit of Parent) in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

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2.3          Company Obligations. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Shares, except as permitted by, and in accordance with, this Agreement.

Section	3. Voting of Shares

3.1          Voting Covenant. Each Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, such Stockholder shall cause such Stockholder’s Subject Shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof) no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof):

(a)        in favor of: (i) the adoption of the Merger Agreement; and (ii) any action in furtherance of the adoption of the Merger Agreement;

(b)        against any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)        against any proposal involving the Company or any Company Subsidiary that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the other Transactions.

Each Stockholder shall not revoke or modify the proxy or other instructions granted pursuant to the immediately preceding sentence prior to the earlier of (i) the completion of the applicable meeting of the stockholders of the Company (or any adjournment or postponement thereof) or (ii) the expiration of the Voting Period, except, in each case, as may be necessary to comply with the voting obligations set forth in this Section 3.1.

3.2          Other Voting Agreements. During the Voting Period, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 3.1.

3.3          Voting Trusts; Proxy. Each Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to such Stockholder’s Subject Shares, in each case that is inconsistent with this Agreement, or otherwise take any other action with respect to any of such Stockholder’s Subject Securities that would in any way prevent, restrict, materially interfere with or materially impair the performance of such Stockholder’s obligations hereunder.

3.4          Other Proposals. Except as expressly set forth in this Section 3, the Stockholders shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

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3.5          Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Subject Shares Owned by such Stockholder with respect to the Merger and the transactions contemplated by the Merger Agreement.

3.6          Irrevocable Proxy. Prior to the Expiration Time, solely in the event of a failure by any Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 3.1 no later than the third business day prior to any meeting at which the stockholders of the Company will consider and vote on any of the matters described in Section 3.1, each such Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of such Stockholder, to vote the Subject Securities, or grant a consent or approval in respect of the Subject Securities, in a manner consistent with this Agreement. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may be revoked only under the circumstances set forth in the last sentence of this Section 3.6. Each Stockholder hereby ratifies and confirms that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law. Each Stockholder shall, upon written request by Parent, as promptly as practicable execute and deliver to Parent a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 3.6 and is otherwise reasonably acceptable to Parent and Stockholder. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by Stockholder, upon the Expiration Time and Parent may terminate any proxy granted pursuant to this Section 3.6 at any time at its sole discretion by written notice to Stockholder.

Section	4. Representations and Warranties of the StockholderS

Each Stockholder hereby represents and warrants as follows:

4.1          Authorization, etc. Such Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly form, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is a limited liability company, then such Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

4.2          No Conflicts or Consents.

(a)         The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) if such Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of such Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Stockholder; (ii) conflict with or violate in any material respect any Law or Order applicable to such Stockholder or by which such Stockholder or any of its properties is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Lien on any of such Stockholder’s Subject Securities pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of its affiliates or properties is or may be bound or affected.

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(b)         The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent of any Person, except where the failure to obtain such consent would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, nor will such Stockholder be, required to give any notice to any Person in connection with the execution, delivery or performance of this Agreement.

4.3         Title to Securities. As of the date of this Agreement: (a) such Stockholder Owns (free and clear of any Liens, except where such Liens would not prevent, materially interfere with, materially delay or materially impair Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Owned” on such Stockholder’s signature page of this Agreement; and (b) such Stockholder holds (free and clear of any Liens, except where such Liens would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the RSU Awards set forth under the heading “Equity Awards Owned” on such Stockholder’s signature page of this Agreement.

4.4         No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any other representations or warranties of such Stockholder (other than the representations expressly set forth in this Agreement).

Section	5. Miscellaneous

5.1          Stockholder Information. Each Stockholder hereby agrees to permit Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (or any other filing made pursuant to applicable Law) such Stockholder’s identity and ownership of shares of Company Common Stock and the nature of such Stockholder’s commitments, arrangements, understandings and obligations under this Agreement and each Stockholder shall provide Parent, Merger Sub and the Company with such information needed for them to publish and disclose such information set forth above. Nothing in this Agreement shall preclude the Stockholders from making such filings as are required by applicable Law in connection with the execution or performance of this Agreement; provided, however, that any such filing shall be provided to Parent a reasonable time prior to the filing and Parent shall be given the opportunity to review and comment on such filing (which comments shall be considered in good faith by the Stockholder making the filing).

5.2          Fiduciary Duties. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as an Owner of such Stockholder’s Subject Securities, and no Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or a Company Subsidiary, or that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company or a Company Subsidiary. Parent shall not assert any claim that any action taken in any Person’s capacity as a director or officer of the Company or any Company Subsidiary violates any provision of this Agreement.

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5.3          Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements made by any Stockholder in this Agreement shall survive the Expiration Time; provided, however, that: (a) Section 5 shall survive the Expiration Time and shall remain in full force and effect; and (b) if the Effective Time does not occur, the occurrence of the Expiration Time shall not relieve a Stockholder from any liability arising from its intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to the Expiration Time.

5.4          Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, certificates, instruments and documents, and shall take such further actions, as are reasonably necessary and as Parent or the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

5.5          Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.6          Notices. All notices or other communications required or permitted hereunder shall be in writing, shall be sent by email of a .pdf attachment (provided that the sender of such email does not receive a written notification of delivery failure), by reliable overnight delivery service (with proof of service) or by hand delivery, and shall be deemed to have been duly given (a) when delivered if delivered in person or when sent if sent by email, (b) on the fifth Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

if to a Stockholder:

at the address or email address set forth on such Stockholder’s signature page of this Agreement; and

if to Parent or the Surviving Corporation to:

Artisan Bidco, Inc.

c/o STG Partners, LLC

1300 El Camino Real, Ste. 300

Menlo Park, CA 94025

Attn:    Bill Chisholm and Patrick Fouhy

Email:   bill@stgpartners.com; patrick@stgpartners.com

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with a copy (which will not constitute notice) to:

Paul Hastings LLP

101 California Street, Suite 4800

San Francisco, CA 94111

Attn:    Steve Camahort and Dana Kromm

Email:  stevecamahort@paulhastings.com; danakromm@paulhastings.com if to the Company (prior to the Effective Time) to:

Avid Technology, Inc.

75 Blue Sky Drive

Burlington, Massachusetts 01803

Attn:    CLO/General Counsel

Email:   general.counsel@avid.com

with a copy (which will not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Beth Berg

Email: bberg@sidley.com

and

Sidley Austin LLP

1999 Avenue of the Stars

Los Angeles, California 90067
Attention: Daniel J. Belke

Email: dbelke@sidley.com

Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 5.6 as of the date of rejection, refusal or inability to deliver. From time to time, any party may provide notice to the other parties of a change in its address or any of the other details specified in or pursuant to this Section 5.6 through a notice given in accordance with this Section 5.6.

5.7         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Agreement is fulfilled to the extent possible.

5.8         Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

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5.9         Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.

5.10       Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.11       Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by any party were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The Stockholders agree that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree: (i) that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.11, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument; and (ii) not to assert that (A) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (B) a remedy of monetary damages would provide an adequate remedy.

5.12       Non-Exclusivity. The rights and remedies of Parent, the Company and the Stockholder under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.13       Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof that would require the application of the Laws of any other jurisdiction.

(b)        Each of the parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any Proceeding relating to this Agreement except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process, and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware, as described in this Agreement, for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

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(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.13.

5.14       Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.15       Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: (a) the singular number shall include the plural, and vice versa, (b) the masculine gender shall include the feminine and neuter genders, (c) the feminine gender shall include the masculine and neuter genders and (d) the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” are intended to refer to Sections of this Agreement. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References in this Agreement to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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5.16       Independence of Obligations. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other Contract among any of the Stockholders or between such Stockholder, on the one hand, and Parent or the Company, on the other hand. The existence of any claim or cause of action by a Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations of a Stockholder under any agreement between such Stockholder, on the one hand, and Parent or the Company, on the other hand; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under this Agreement.

5.17       Termination. This Agreement shall terminate upon the earlier of the Expiration Time and, with respect to any Stockholder, the mutual written agreement of Parent, the Company and such Stockholder, without any further obligation or liability of the applicable parties under this Agreement; provided, however, that: (a) this Section 5 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) if the Effective Time does not occur, the termination of this Agreement shall not relieve the applicable Stockholder from any liability arising from its Willful Breach of any covenant or obligation contained in this Agreement prior to such termination.

5.18       No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company’s board of directors has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in the Parent, the Company or any of their affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and neither Parent nor any of its affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.

5.19       No Recourse. The Stockholders and their respective Affiliates shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company.

[Signature page follows.]

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The parties have caused this Agreement to be duly executed as of the date first written above.

ARTISAN BIDCO, INC.

By:	/s/ Pat Fouhy
	Name:	Pat Fouhy
	Title:	Secretary

AVID TECHNOLOGY, INC.

By:	/s/ Jeff Rosica
	Name:	Jeff Rosica
	Title:	Chief Executive Officer and President

[Signature Page to Voting Agreement]

Impactive Capital LLC

By:	/s/ Lauren Taylor Wolfe
Name: Lauren Taylor Wolfe
Title: Managing Member

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 restricted stock units (“RSUs”). Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Impactive Capital GP LLC

By:	/s/ Lauren Taylor Wolfe
Name: Lauren Taylor Wolfe
Title: Managing Member

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Impactive Capital LP

By:	Impactive Capital LLC
its general partner

By:	/s/ Lauren Taylor Wolfe
Name: Lauren Taylor Wolfe
Title: Managing Member

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Lauren Taylor Wolfe

/s/ Lauren Taylor Wolfe

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Christian Asmar

/s/ Christian Asmar

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	casmar@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]